Exhibit 10.10

EXECUTION VERSION

CREDIT AND GUARANTY AGREEMENT

dated as of June 1, 2018

among

COVIA HOLDINGS CORPORATION,

as Borrower,

CERTAIN SUBSIDIARIES OF COVIA HOLDINGS CORPORATION,

as Guarantors,

VARIOUS LENDERS,

BARCLAYS BANK PLC and BNP PARIBAS SECURITIES CORP.,

as Joint Lead Arrangers and Joint Bookrunners,

BARCLAYS BANK PLC,

as Administrative Agent and Collateral Agent,

and

ABN AMRO CAPITAL USA LLC, HSBC BANK USA, NATIONAL ASSOCIATION,

KBC BANK N.V. and PNC BANK, NATIONAL ASSOCIATION

as Co-Syndication Agents

KEYBANK NATIONAL ASSOCIATION and WELLS FARGO BANK, N.A.

as Co-Documentation Agents

CITIZENS BANK, N.A.

as Managing Agent

$1,850,000,000 Senior Secured Credit Facilities

i

SCHEDULES:

1.01(a) – Initial Term Loan Commitments

1.01(c) – Revolving Commitments

1.01(d) – Notice Addresses

1.01(e) – Existing Letters of Credit

4.01 – Jurisdiction of Organization and Qualification

4.02 – Equity Interests and Ownership

4.12 – Real Estate Assets

5.16(a) – Closing Date Mortgaged Property

5.16(b) – Post-Closing Matters

6.01 – Certain Indebtedness

6.02 –Certain Liens

6.03 –Certain Negative Pledges

6.05 –Certain Restrictions on Subsidiary Distributions

6.06 – Certain Investments

6.11 – Certain Transactions with Affiliates

EXHIBITS:

A-1 – Form of Borrowing Notice

A-2 – Form of Conversion/Continuation Notice

A-3 – Form of Issuance Notice

B-1 – Form of Initial Term Loan Note

B-2 – Form of Revolving Loan Note

B-3– Form of Swing Line Note

C – Form of Compliance Certificate

D – Form of U.S. Tax Compliance Certificates

E – Form of Assignment Agreement

F – Form of Joinder Agreement

G-1 – Form of Closing Date Certificate

G-2 – Form of Solvency Certificate

H     – Form of Counterpart Agreement

I      – Form of Pledge and Security Agreement

J      – Form of Intercompany Note

v

CREDIT AND GUARANTY AGREEMENT

This CREDIT AND GUARANTY AGREEMENT, dated as of June 1, 2018, is entered into by and among COVIA HOLDINGS CORPORATION (formerly known as Unimin Corporation), a Delaware corporation (the “Borrower”), CERTAIN SUBSIDIARIES OF THE BORROWER, as Guarantors, the Lenders party hereto from time to time, BARCLAYS BANK PLC (“Barclays”), as Administrative Agent (together with its permitted successors in such capacity, the “Administrative Agent”) and as Collateral Agent (together with its permitted successors in such capacity, the “Collateral Agent”), ABN AMRO CAPITAL USA LLC (“ABN AMRO”), HSBC BANK USA, NATIONAL ASSOCIATION (“HSBC”), KBC BANK N.V. (“KBC”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Co-Syndication Agents (together with their permitted successors in such capacity, the “Co-Syndication Agents”), KEYBANK NATIONAL ASSOCIATION (“Keybank”) and WELLS FARGO BANK, N.A. (“Wells”), as Co-Documentation Agents (together with their permitted successors in such capacity, the “Co-Documentation Agents”) and CITIZENS BANK, N.A. (“Citizens”), as Managing Agent (together with its permitted successors in such capacity, the “Managing Agent”).

RECITALS:

WHEREAS, capitalized terms used in these Recitals have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, pursuant to that certain Merger Agreement, dated as of December 11, 2017, the Borrower has agreed to acquire (the “Acquisition”) Fairmount Santrol Holdings Inc., a Delaware Corporation (the “Target”) through a merger transaction involving Bison Merger Sub, Inc., a wholly owned Delaware subsidiary of the Borrower (“Merger Sub 1”) and Bison Merger Sub I, LLC (“Merger Sub 2”), pursuant to an Agreement and Plan of Merger dated as of December 11, 2017 (together with the schedules and exhibits thereto, the “Merger Agreement”) entered into among SCR-Sibelco N.V., the Borrower, Merger Sub 1, Merger Sub 2 and the Target. Pursuant to, and subject to the conditions set forth in, the Merger Agreement, Merger Sub 1 will merge with and into the Target (“Merger 1”) and then the Target will merge with and into Merger Sub 2 (“Merger 2” and, together with Merger 1, the “Mergers”). After giving effect to the Mergers, Merger Sub 2 will survive the Mergers as a wholly owned subsidiary of the Borrower;

WHEREAS, the Borrower has agreed to secure all of its Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of its respective assets, including a pledge of all of the Equity Interests of each of its Domestic Subsidiaries, 65.0% of all of the voting Equity Interests of each of its Foreign Subsidiaries and all of the non-voting Equity Interests of each of its Foreign Subsidiaries; and

WHEREAS, the Guarantors have agreed to guarantee the Obligations of the Borrower hereunder and to secure their respective Obligations by granting to the Collateral Agent, for the benefit of the Secured Parties, a First Priority Lien on substantially all of their respective assets, including a pledge of all of the Equity Interests of each of their respective Domestic Subsidiaries, 65.0% of all of the voting Equity Interests of each of their respective Foreign Subsidiaries and all of the non-voting Equity Interests of each of their respective Foreign Subsidiaries.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01    Definitions. The following terms used herein, including in the preamble, recitals, exhibits and schedules hereto, shall have the following meanings:

“ABN AMRO” has the meaning specified in the preamble hereto.

“Acquired EBITDA” means, with respect to any Pro Forma Entity for any period, as the amount for such period of Consolidated EBITDA of such Pro Forma Entity (determined as if references to the Borrower and the Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Pro Forma Entity and its Subsidiaries which will become Subsidiaries), all as determined on a consolidated basis for such Pro Forma Entity.

“Acquired Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Acquisition” has the meaning set forth in the recitals hereto.

“Acquisition Documents” means the Merger Agreement, together with all other instruments and agreements entered into by the Borrower or its Subsidiaries in connection therewith.

“Additional Lender” has the meaning set forth in Section 2.25(f).

“Additional Pari Passu Indebtedness” means any Indebtedness (including any Indebtedness incurred pursuant to a Permitted Refinancing, Incremental Facilities and Incremental Equivalent Debt) that is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Obligations.

“Adjusted Eurodollar Rate” means, for any Interest Period as to any Eurodollar Rate Loan, (a) (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) (the “LIBO Rate”) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, or (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i) or (ii) is less than zero, the Adjusted Eurodollar Rate will be deemed to be zero; multiplied by (b) the Applicable Reserve Requirement.

Each calculation by the Administrative Agent of Adjusted Eurodollar Rate shall be conclusive and binding for all purposes, absent manifest error.

Notwithstanding the foregoing, the Adjusted Eurodollar Rate with respect to Initial Term Loans will be deemed not to be less than 1.00% per annum.

“Adjustment Date” has the meaning set forth in the definition of “Applicable Margin”.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Adverse Proceeding” means any action, suit, proceeding, hearing (in each case, whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries.

“Affected Lender” has the meaning set forth in Section 2.18(b).

“Affected Loans” has the meaning set forth in Section 2.18(b).

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means a Lender that is an Affiliate of the Borrower (other than the Borrower and its Subsidiaries).

“Agent” means each of the Administrative Agent, the Collateral Agent, the Co- Syndication Agents, the Co-Documentation Agents and the Managing Agent.

“Agent Affiliates” has the meaning set forth in Section 10.01(b)(iii).

“Aggregate Amounts Due” has the meaning set forth in Section 2.17.

“Aggregate Payments” has the meaning set forth in Section 7.02.

“Agreement” means this Credit and Guaranty Agreement, dated as of June 1, 2018, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning set forth in Section 10.24.

“All-In Yield” shall mean, as to any Indebtedness, the yield thereof, whether in the form of interest rate, margin, original issue discount (“OID”), upfront fees, recurring periodic fees in substance equivalent to interest or Adjusted Eurodollar Rate or Base Rate “floor” (to the extent the operation of such floor would increase the yield on drawn amounts on the proposed date of incurrence thereof), or otherwise, in each case, incurred or payable by the Borrower generally to all lenders of such Indebtedness; provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity (or, if less, the stated life to maturity at the time of incurrence of the applicable Indebtedness); provided, further, that “All-In Yield” shall not include customary arrangement fees, syndication and commitment fees or other similar fees not generally paid to the providers of such Indebtedness.

“Anti-Bribery Laws” shall mean (i) the US Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, and (iii) any other law, rule, regulation, or other legally binding measure of any jurisdiction that relates to bribery or corruption, as amended, supplemented or replaced from time to time.

“Applicable Consent” means the earlier to occur of the following:

(i) affirmative consent of the Required Lenders in writing; or

(ii) failure of the Required Lenders to make written objection to the Administrative Agent within five (5) Business Days after the first date on which the Counterpart Agreement, each Security Document and any amendment to this Agreement or any other Loan Document to be entered into in connection with the applicable designation of a Foreign Subsidiary as a Foreign Guarantor are first provided to the Lenders.

“Applicable Margin” means for any day, with respect to (i) (a) Initial Term Loans that are Eurodollar Rate Loans, 3.75% per annum and (b) Initial Term Loans that are Base Rate Loans, 2.75% per annum, (ii) (a) Revolving Loans that are Eurodollar Rate Loans, 3.50% per annum and (b) Revolving Loans that are Base Rate Loans, 2.50% per annum; provided that in the case of each clause above, the Applicable Margin shall be adjusted on each Adjustment Date after the Closing Date as set forth below.

Leverage Ratio	Initial Term Loans		Revolving Loans
	Applicable Margin for Eurodollar Loans	Applicable Margin for ABR Loans	Applicable Margin for Eurodollar	Applicable Margin for ABR Loans
Greater than or equal to 2.50x	4.00%	3.00%	3.75%	2.75%
Greater than or equal to 2.0x and less than 2.50x	3.75%	2.75%	3.50%	2.50%
Greater than or equal to 1.50x and less than 2.0x	3.50%	2.50%	3.25%	2.25%
Less than 1.50x	3.25%	2.25%	3.00%	2.00%

Changes in the Applicable Margin resulting from changes in the Leverage Ratio shall become effective on the date on which quarterly or annual financial statements are delivered to the Lenders pursuant to Section 5.01 and shall remain in effect until the next change to be effected pursuant to this definition (each an “Adjustment Date”). If any financial statements referred to above are not delivered within the time periods specified in Section 5.01, then, at the option of (and upon delivery of notice (telephonic or otherwise) by) the Required Lenders, until such financial statements are delivered, the Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed to be in excess of 2.50:1.00. In the event that any financial statement or certificate delivered pursuant to Section 5.01 is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct certificate required by Section 5.01 for such Applicable Period and (ii) the Borrower shall immediately pay to the Administrative Agent the accrued additional fees owing as a result of such increased Applicable Margin for such Applicable Period.

“Applicable Reserve Requirement” means, at any time, for any Eurodollar Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors or other applicable banking regulator. A Eurodollar Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Eurodollar Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Applicable Revolving Commitment Fee Percentage” means 0.50% per annum (subject to a step-down to 0.375% per annum if and for so long as the corporate credit and/or family ratings in respect of the Borrower are BB (with a stable or better outlook) or higher and Ba2 (with a stable or better outlook) or higher from S&P and Moody’s, respectively).

“Approved Electronic Communications” means any notice, demand, communication, information, document or other material that any Loan Party provides to the Administrative Agent pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Agents or to the Lenders by means of electronic communications pursuant to Section 10.01(b).

“Arrangers” means Barclays and BNPP in their capacities as joint lead arrangers.

“Asset Sale” means a non-ordinary course sale, sale and leaseback, assignment, conveyance, transfer or other disposition to, or any exchange of property with (or any lease or sub-lease (as lessor or sublessor) or exclusive license (as licensor or sublicensor) having substantially the same effect as any of the foregoing), any Person (other than the Borrower or any Subsidiary), in one transaction or a series of transactions, of all or any part of the Borrower’s or any of its Subsidiaries’ businesses, assets or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, including the Equity Interests of any of the Borrower’s Subsidiaries, other than sales, leases, licenses or other dispositions of other assets for aggregate consideration of less than $10,000,000 with respect to any transaction or series of related transactions.

For purposes of clarity, “Asset Sale” shall not include the issuance of any Equity Interests of Borrower (including the issuance by any other Person of any warrant, right or option to purchase or other arrangements or rights to acquire any Equity Interests of Borrower).

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit E, with such amendments or modifications as may be approved by the Administrative Agent.

“Assignment Effective Date” has the meaning set forth in Section 10.06(b).

“Attributable Indebtedness” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, that if such sale and leaseback transaction results in a Capital Lease, the amount of Indebtedness represented thereby will be determined in accordance with GAAP.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, president or one of its vice presidents (or the equivalent thereof), and a Financial Officer.

“Available Amount” means, as of any date, the sum, without duplication, of:

(i) $50,000,000;

(ii) the aggregate cumulative amount of any Consolidated Excess Cash Flow to the extent not otherwise required to be applied pursuant to Section 2.14(d), beginning with the Fiscal Year ending December 31, 2019;

(iii) the net cash proceeds received after the Closing Date and on or prior to the date of such determination of the Available Amount, of any issuance of Equity Interests by, or capital contribution to, the Borrower (which, in the case of any such issuance of Equity Interests are not Disqualified Equity Interests or Equity Interests issued in connection with a transaction described in Section 6.06(w));

(iv) the principal amount of any Indebtedness or the net cash proceeds received in respect of the issuance of any Disqualified Equity Interests, in each case, to the extent such Indebtedness or Disqualified Equity Interests have been converted into or exchanged or redeemed with Equity Interests which are not Disqualified Equity Interests;

(v) an amount equal to any returns (including dividends, interest, distributions, returns on principal, profits on sale, repayments, income and similar amounts) actually received in cash and Cash Equivalents by any Loan Party in respect of any Investments made using the Available Amount (in an amount, together with amounts added pursuant to clause (vii) below, not to exceed the amount of such Investment made using the Available Amount);

(vi) an amount equal to the Investments of the Borrower and its Subsidiaries made using the Available Amount in any Unrestricted Subsidiary that has been re-designated as a Subsidiary or that has been merged or consolidated into the Borrower or any of its Subsidiaries or the fair market value (as determined in good faith by the Borrower) of the assets of any Unrestricted Subsidiary that have been transferred to the Borrower or any of its Subsidiaries (in an amount not to exceed the amount of the Investment of the Borrower and its Subsidiaries in such Unrestricted Subsidiary made using the Available Amount); and

(vii) the Net Cash Proceeds received by the Borrower and its Subsidiaries from Dispositions of Investments made using the Available Amount that are not required to be applied to repay the Loans pursuant to Section 2.14 (in an amount, together with amounts added pursuant to clause (v) above, not to exceed the amount of such Investment made using the Available Amount), less, the sum of any Available Amount used to make (x) Restricted Junior Payments pursuant to Section 6.04(g) and (y) Investments permitted by Section 6.06(n).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Barclays” has the meaning specified in the preamble hereto.

“Base Rate” means, for any day, a rate per annum equal to the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus 1•2 of 1.00%, and (iii) the Adjusted Eurodollar Rate that would be payable on such day for a Eurodollar Rate Loan with a one-month Interest Period plus 1.00%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Base Rate.

“Beneficial Ownership Certification”    means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficiary” means each Agent, Issuing Bank, Lender and Lender Counterparty.

“Benefit Plan” means any of (a) an “employee benefit plan” (as define in ERISA) that is subject to Part 4 of Subtitle B of Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code to which Section 4975 of the Internal Revenue Code applies or (c) any Person whose assets include (for within the meaning of the Plan Asset Regulations s) the assets of any such “employee benefit plan” or “plan.

“BNPP” means BNP Paribas Securities Corp.

“Board of Governors” means the Board of Governors of the United States Federal Reserve System, or any successor thereto.

“Bookrunners” means Barclays and BNPP in their capacities as joint lead arrangers and joint bookrunners.

“Borrower” has the meaning specified in the preamble hereto.

“Borrowing Notice” means a notice substantially in the form of Exhibit A-1.

“Business Day” means (i) any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (ii) with respect to all notices, determinations, fundings and payments in connection with the Adjusted Eurodollar Rate or any Eurodollar Rate Loans, the term “Business Day” means any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Expenditures” means for any period, the aggregate of all expenditures of the Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower and its Subsidiaries; provided, that Capital Expenditures shall not include any expenditures which constitute a Permitted Acquisition permitted under Section 6.06 or Section 6.08. For the avoidance of doubt, Capital Expenditures shall include, without limitation, payments with respect to mineral interests (including, without limitation, payments with respect to leasehold interests therein).

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person; provided, that notwithstanding the foregoing, in no event will any lease that would have been categorized as an operating lease as determined in accordance with GAAP as of the Closing Date, be considered a “Capital Lease” as a result of any changes in GAAP that take effect subsequent to the Closing Date.

“Cash” means money, currency or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means:

(a) Dollars;

(b) Canadian Dollars, Mexican Peso, Pounds, Japanese Yen, Euros, any national currency of any participating member state of the Economic and Monetary Union of the European Union and Swiss Franc;

(c) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 12 months or less from the date of acquisition;

(d) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $500,000,000 in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(e) repurchase obligations for underlying securities of the types described in clauses (c), (d) and (h) entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (d) above;

(f) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) and in each case maturing within 24 months after the date of creation or acquisition thereof and Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition;

(g) marketable short-term money market and similar funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency);

(h) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;

(i) readily marketable direct obligations issued by any foreign government or any political subdivision or public instrumentality thereof, in each case having an Investment Grade Rating from either Moody’s or S&P (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency) with maturities of 24 months or less from the date of acquisition;

(j) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another rating agency);

(k) other investments described in the Borrower’s investment policy provided to the Administrative Agent prior to the Closing Date; and

(l) investment funds investing at least 90.0% of their assets in securities of the types described in clauses (a) through (k) above.

In the case of Investments by any Foreign Subsidiary or Investments made in a country outside the United States of America, Cash Equivalents shall also include investments of the type and maturity described in clauses (a) through (h) and clauses (j) through (l) above of foreign obligors (including investments that are denominated in currencies other than those set forth in clauses (a) and (b) above, provided that such amounts are converted into any currency listed in clauses (a) and (b) as promptly as practicable and in any event within ten (10) Business Days following the receipt of such amounts), which Investments or obligors (or the parents of such obligors) have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

“Cash Management Products” means (a) treasury, depository, cash pooling arrangements and cash management services (including controlled disbursements, zero balance arrangements, cash sweeps, automated clearinghouse transactions, return items, overdrafts, temporary advances, interest and fees and interstate depository network services) provided to the Borrower or any Subsidiary and (b) commercial credit card, purchasing card services and related programs provided to the Borrower or any Subsidiary.

“CFC” has the meaning set forth in the definition of “Excluded Subsidiary”.

“Change in Law” has the meaning set forth in Section 2.19(a).

“Change of Control” means, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) other than the Permitted Investors shall have acquired beneficial ownership or control of 35.0% or more on a fully diluted basis of the voting interests in the Equity Interests of the Borrower; or (ii) any “change of control” (or similar event, however denominated) shall occur under and as defined in any indenture or agreement in respect of Material Indebtedness, to which the Borrower or any of its Subsidiaries is a party.

“Citizens” has the meaning specified in the preamble hereto.

“Class” means (i) with respect to Lenders, each of the following classes of Lenders: (a) Lenders having Initial Term Loan Exposure (b) Lenders having Revolving Exposure (including the Swing Line Lenders), (c) Lenders having Incremental Term Loan Exposure of each applicable Series and (d) Lenders having Extended Term Loan Exposure, and (ii) with respect to Loans, each of the following classes of Loans: (a) Initial Term Loans (b) Revolving Loans (including Swing Line Loans), (c) each Series of Incremental Term Loans and (d) Extended Term Loans.

“Closing Date” shall mean June 1, 2018.

“Closing Date Certificate” means a Closing Date Certificate in form and substance reasonably satisfactory to the Administrative Agent.

“Closing Date Mortgaged Property” has the meaning set forth in Section 5.16.

“Co-Documentation Agents” has the meaning set forth in the preamble.

“Co-Syndication Agent” has the meaning set forth in the preamble hereto.

“Collateral” means, collectively, all of the real, personal and mixed property (including Equity Interests) in which Liens are purported to be granted pursuant to the Security Documents as security for the Obligations.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Commitment” means any Revolving Commitment or Term Loan Commitment.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Current Assets” means, as at any date of determination, the total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated EBITDA” means, for any period, an amount determined for the Borrower and its Subsidiaries on a consolidated basis equal to:

(i) Consolidated Net Income for such period, plus, to the extent reducing Consolidated Net Income in such period, the sum, without duplication, of amounts for:

(a) consolidated interest expense;

(b) provisions for taxes based on income, profits or capital;

(c) total depreciation and depletion expense;

(d) total amortization expense;

(e) costs, fees and expenses incurred in connection with the Transactions and any related transactions;

(f) all extraordinary losses and unusual or non-recurring charges and expenses and restructuring costs;

(g) transaction costs, fees, losses and expenses (including rationalization, legal, tax and structuring fees, costs and expenses) incurred in connection with the incurrence of indebtedness, disposition of assets, the making of Permitted Acquisitions or other Investments or transactions permitted hereunder (in each case whether or not consummated, including any such attempted transactions which are not consummated), including any equity offering, Restricted Junior Payment, dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repurchases, repayments, refinancings, amendments, waivers or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financings costs, premiums and prepayment penalties or similar transactions) or any amendment, waiver or other modification of the Loans or other Indebtedness, including (x) such fees, expenses or charges (including rating agency fees and costs) related to the Loans and the transactions contemplated hereby and thereby, (y) letter of credit fees and (z) commissions, discounts, yield and other fees and charges;

(h) without duplication of any expenses or charges included in any other subclause of this clause (i), the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions or any other Specified Transaction, any restructuring, cost saving initiative or other initiative projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Borrower), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any Joint Venture of the Borrower or any of the Subsidiaries (whether accounted for on the financial statements of any such Joint Venture or the Borrower) (i) with respect to the Transactions, on or prior to the date that is 24 months after the Closing Date (including actions initiated prior to the

Closing Date) and (ii) with respect to any other Specified Transaction, any restructuring, cost saving initiative or other initiative whether initiated before, on or after the Closing Date, within 24 months after such Specified Transaction, restructuring, cost saving initiative or other initiative (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net of the amount of actual benefits realized from such actions; provided that such amount shall not be greater than 20% of Consolidated EBITDA for any applicable period; provided further that (A) such cost savings are reasonably identifiable and factually supportable and (B) the share of any such cost savings, expenses and charges with respect to a Joint Venture that are to be allocated to the Borrower or any of the Subsidiaries shall not exceed the total amount thereof for any such Joint Venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Test Period;

(i) other non-Cash charges reducing Consolidated Net Income for such period including (i) any write offs or write downs, (ii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iii) all losses from investments recorded using the equity method (other than to the extent funded with cash), (iv) non-cash asset impairment or goodwill write downs and (v) other non-cash charges, non- cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge, loss or expense in the current period or (B) to the extent the Borrower does decide to add back such non-cash charge, loss, or expense, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period);

(j) Public Company Costs;

(k) charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment, disposition or any casualty or similar event, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (k) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA during the next measurement period);

(l) any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature;

(m) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or net income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clauses (ii) through (iv) below for any previous period and not added back;

(n) stock option, restricted or performance stock unit and other equity-based compensation expenses, to the extent the same was deducted (and not added back) in calculating Consolidated Net Income;

(o) the amount of any expense, loss or deduction associated with any subsidiary of such Person attributable to non-controlling interests or minority interests of third parties;

(p) non-recurring transaction costs, fees and expenses in connection with equity issuances by Borrower;

(q) reasonable costs and expenses directly incurred during such period in connection with (a) the opening of any new sand processing or mining facilities or facilities relating to transportation or logistics or (b) any substantial expansions of existing sand processing or mining facilities or facilities relating to transportation or logistics, in each case, with a capital cost in excess of $5,000,000; minus

(ii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period); and minus

(iii) all extraordinary gains and non-recurring gains increasing Consolidated Net Income for such period; provided that,

(I) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Closing Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, and

(II) there shall be (A) excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders).

For the avoidance of doubt, the Consolidated EBITDA for the Borrower and its Subsidiaries (including the Target) for the fiscal quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018, was $118,675,000, $144,197,000, $130,044,000, and $151,705,000, respectively.

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to:

(a) the sum, without duplication, of the amounts for such period of:

(i) Consolidated Net Income, plus,

(ii) to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-Cash charges reducing Consolidated Net Income, including for depreciation and amortization and depletion (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period), plus

(iii) the Consolidated Working Capital Adjustment, minus

(b) the sum, without duplication, to the extent not already reducing Consolidated Net Income, the amounts for such period paid in cash from operating cash flow (for the avoidance of doubt, not from the proceeds of indebtedness), of:

(i) scheduled repayments of Indebtedness for borrowed money (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof), plus

(ii) Capital Expenditures, including Capital Expenditures which are contracted to be made during the next Fiscal Year so long as (1) such amounts are contractually committed by December 31 of the applicable Fiscal Year for which Consolidated Excess Cash Flow is being calculated (the “ECF Calculation Year”) to be utilized during the Fiscal Year immediately following such ECF Calculation Year and (2) any amounts not utilized during the Fiscal Year immediately following such ECF Calculation Year shall be included in the calculation of Consolidated Excess Cash Flow for the Fiscal Year immediately following such ECF Calculation Year, plus

(iii) other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period), plus

(iv) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower or any of its Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness, plus

(v) the aggregate amount of Restricted Junior Payments made in cash by Borrower or any of its Subsidiaries during such period pursuant to clause (d) of Section 6.04; plus

(vi) the aggregate amount of Investments or other acquisitions made in cash by Borrower or any of its Subsidiaries during such period pursuant to clauses (h), (i), (j), (o), (p), (q), (u) and (bb) of Section 6.06 (other than any intercompany Investments); plus

(vii) fees and out-of-pocket expenses paid to directors of the Borrower and its Subsidiaries.

“Consolidated Net Income” means, for any period,

(i) the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus

(ii) (a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period,

(b) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, and

(c) any after-tax non-Cash gains (or losses) attributable to Asset Sales or returned surplus assets of any Pension Plan.

Notwithstanding the foregoing, the amount of any cash dividends paid by any Unrestricted Subsidiary and received by the Borrower or the Subsidiaries during any such period shall be included, without duplication and subject to clause (b) of the proviso in the immediately preceding sentence, in the calculation of Consolidated Net Income for such period.

“Consolidated Tangible Assets” means, as of any date of determination, the consolidated total assets of the Borrower and its Subsidiaries determined in accordance with GAAP as of the end of the Borrower’s most recent Fiscal Quarter by reference to the then most recent date for which the Borrower has delivered (or was required to deliver, if such delivery has not been made) its financial statements under Section 5.01 or, if the Borrower has not yet been required to deliver financial statements under Section 5.01, determined as of December 31, 2017, less all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness) consisting of debt for borrowed money, Capital Leases and debt evidenced by bonds, notes or similar instruments determined on a consolidated basis in accordance with GAAP.

“Consolidated Working Capital” means, as at any date of determination, the excess of Consolidated Current Assets of the Borrower and its Subsidiaries over Consolidated Current Liabilities of the Borrower and its Subsidiaries.

“Consolidated Working Capital Adjustment” means, for any period on a consolidated basis, the amount (which may be a negative number) by which Consolidated Working Capital as of the beginning of such period exceeds (or is less than) Consolidated Working Capital as of the end of such period. In calculating the Consolidated Working Capital Adjustment there shall be excluded the effect of reclassification during such period of current assets to long term assets and current liabilities to long term liabilities and the effect of any Permitted Acquisition during such period; provided, that there shall be included with respect to any Permitted Acquisition during such period an amount (which may be a negative number) by which the Consolidated Working Capital acquired in such Permitted Acquisition as at the time of such acquisition exceeds (or is less than) Consolidated Working Capital at the end of such period.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Contributing Guarantors” has the meaning set forth in Section 7.02.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Converted Restricted Subsidiary” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Converted Unrestricted Subsidiary” has the meaning assigned to such term in the definition of the term “Consolidated EBITDA.”

“Counterpart Agreement” means a Counterpart Agreement substantially in the form of Exhibit H delivered by a Loan Party pursuant to Section 5.09(a).

“Covered Entity” means the Borrower and its Subsidiaries.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan or the issuing, renewal or amendment of a Letter of Credit.

“Cure Amount” has the meaning set forth in Section 8.02(a).

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” has the meaning set forth in Section 2.10.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Revolving Commitment within two (2) Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent or any Lender in writing, or has otherwise indicated through a public statement, that it does not intend to comply with its funding obligations hereunder and generally under agreements in which it commits to extend credit, (c) failed, within three (3) Business Days after receipt of a written request from the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Revolving Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, unless the subject of a good faith dispute, (e) become the subject of a Bail-In Action or (f) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, examiner, liquidator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, custodian, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof; provided, further, that if the Borrower, the Administrative Agent, the Swing Line Lenders and the Issuing Banks agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateralization of Letters of Credit and/or Swing Line Loans), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the obligations of the Swing Line Lender and/or the Issuing Bank and the funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Pro Rata Shares (without giving effect to Section 2.22), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.

“Defaulting Revolving Lender” has the meaning set forth in Section 2.22.

“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Borrower or one of its Subsidiaries in connection with a disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.08.

“Disposed EBITDA” means, with respect to any Sold Entity or Business or Converted Unrestricted Subsidiary for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary (determined as if references to the Borrower and the Subsidiaries in the definition of the term “Consolidated EBITDA” (and in the component financial definitions used therein) were references to such Sold Entity or Business and its subsidiaries or to such Converted Unrestricted Subsidiary and its subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business or Converted Unrestricted Subsidiary.

“Disposition” means the sale, transfer, lease or other disposition by the Borrower or any Subsidiary of any asset, including any Equity Interest owned by it, or the issuance of any additional Equity Interest by any Subsidiary in such Subsidiary (other than issuing directors’ qualifying shares and other than issuing Equity Interests to the Borrower or another Subsidiary in compliance with Section 6.06(c)).

“Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (i) matures or is mandatorily redeemable (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise, (ii) is redeemable at the option of the holder thereof (other than solely for Equity Interests which are not otherwise Disqualified Equity Interests), in whole or in part, (iii) provides for scheduled payments or dividends in cash or (iv) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date (at the time of issuance), except, (x) in the case of clauses (i) and (ii), if as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of such a change of control or asset sale event are subject to the prior Payment in Full of all Obligations and (y) only the portion of the Equity Interests meeting one of the foregoing clauses (i) and (ii) prior to the date that is ninety one (91) days after the Latest Maturity Date (at the time of issuance) will be deemed to be Disqualified Equity Interests. Notwithstanding the preceding sentence, if an Equity Interest in any Person is issued pursuant to any plan for the benefit of directors, officers or employees of the Borrower or any of the Subsidiaries or by any such plan to such directors, officers or employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by the Borrower (or any direct or indirect parent company thereof) or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person or as a result of such employee’s termination, death, or disability.

“Disqualified Lender” means, collectively, (i) competitors of the Borrower, the Target and their respective subsidiaries specified to the Administrative Agent by the Borrower in writing from time to time, (ii) certain banks, financial institutions, other institutional lenders and other entities that have been specified to the Administrative Agent by the Borrower in writing on or prior to December 11, 2017 and (iii) in each case of clauses (i) and (ii) above (the “Primary Disqualified Lender”), any of such Primary Disqualified Lender’s known Affiliates readily identifiable by the similarity of its name to the Primary Disqualified Lenders, but excluding any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Lender does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided, however, that the Borrower, upon reasonable notice to the Administrative Agent, shall be permitted to supplement in writing (including by email) the list of persons that are Disqualified Lenders to the extent such supplemented person is or becomes a competitor or an Affiliate of a competitor of the Borrower or the Target; it being understood that, notwithstanding anything herein to the contrary, in no event shall an update or supplement to the list of Disqualified Lenders apply retroactively to disqualify any parties that have previously acquired commitments, loans or participation interests, or entered into a trade for any of the foregoing, but upon the effectiveness of such supplement (which shall occur one Business Day following receipt by the Administrative Agent of such supplement) any such entity may not acquire any additional commitments, loans or participations.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“Domestic Subsidiary” means (i) any Subsidiary organized under the laws of the United States of America, any State thereof or the District of Columbia and (ii) any Subsidiary treated as a disregarded entity for U.S. federal income tax purposes which is directly owned by the Borrower, a Guarantor or a Subsidiary described in clause (i) or this clause (ii).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effect” has the definition set forth in the definition of “Target Material Adverse Effect”.

“Eligible Assignee” means any Person other than a natural Person that is (i) a Lender, an Affiliate of any Lender or a Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), (ii) a commercial bank, insurance company, investment or mutual fund or other entity that are “accredited investors” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business or (iii) a Permitted Investor, so long as such Permitted Investor is an “accredited investor” (as defined under Regulation D of the Securities Act); provided, that (x) no Loan Party nor any or its Subsidiaries shall be an Eligible Assignee except pursuant to Section 2.13(c) and (y) no Disqualified Lender shall be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained or contributed to by, or required to be contributed by, the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates or with respect to which the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates has or would reasonably be expected to have liability, contingent or otherwise, under ERISA.

“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, litigation, cause of action, proceeding, demand, abatement order or other order, decree or directive (conditional or otherwise) by any Governmental Authority or any other Person, directly or indirectly, arising (i) pursuant to or otherwise related to any Environmental Law, (ii) in connection with any actual or alleged violation of, or liability pursuant to, any Environmental Law, including any Governmental Authorizations issued pursuant to Environmental Law, (iii) in connection with any Hazardous Material, including the generation, use, handling, transportation, storage, treatment, disposal, presence, threatened Release or Release of, or exposure to, any Hazardous Materials and any abatement, removal, remedial, corrective or other response action related to Hazardous Materials or (iv) in connection with any actual or alleged damage, injury, threat or harm to health, safety, natural resources or the environment.

“Environmental Laws” means any and all current or future foreign or domestic, federal, state or local laws (including any common law), statutes, ordinances, orders, rules, regulations, judgments or any other requirements of Governmental Authorities relating to or imposing liability or standards of conduct with respect to (i) environmental matters, (ii) the generation, use, storage, transportation or disposal of, or exposure to, Hazardous Materials; or (iii) the use, operation, development, mining, closure or reclamation of any surface or underground mines or (iv) occupational and other human safety and health (with respect to exposure to Hazardous Materials), industrial hygiene, land use or the protection of natural resources, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.

“Equity Interests” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(b) or 414(c) of the Internal Revenue Code or Section 4001(a)(14) of ERISA of which that Person is a member or, solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, is treated as a single employer under Section 414 of the Internal Revenue Code.

“ERISA Event” means (i) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Sections 412 or 430 of the Internal Revenue Code or Sections 302 or 303 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) a determination that any Pension Plan is, or is reasonably expected to be, in “at risk” status (as defined in Section 430 of the Internal Revenue Code or Section 303 of    ERISA);    (iv) the    provision    by the    administrator    of    any Pension    Plan    pursuant    to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (v) a receipt by the Borrower from any Multiemployer Plan of notice that such Multiemployer Plan has been determined to be or is, or is reasonably expected to be, in “critical” or “endangered” status under Section 432 of the Internal Revenue Code or Section 305 of ERISA; (vi) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower, any of its Subsidiaries or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (vii) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which is reasonably expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (viii) the imposition of liability on the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (ix) the withdrawal of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (x) receipt from the Internal Revenue Service of notice of the failure of any Employee Benefit Plan to qualify under Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code; (xi) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or a violation of Section 436 of the Internal Revenue Code with respect to any Pension Plan; (xii) the failure of any foreign pension schemes sponsored or maintained by any of the Borrower or any of its Subsidiaries to be maintained in accordance with the requirements of applicable foreign law in all material respects; or (xiii) the occurrence of a non-exempt “prohibited transaction” with respect to which the Borrower or any of its Subsidiaries is a “disqualified person” or a “party of interest” (within the meaning of Section 4975 of the Internal Revenue Code or Section 406 of ERISA, respectively) which would reasonably be expected to result in material liability in to the Borrower or any of its Subsidiaries.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Eurodollar Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate.

“Event of Default” means any of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Information” shall mean any non-public information with respect to Parent, the Borrower or its Subsidiaries or any of their respective securities to the extent such information could have a material effect upon, or otherwise be material to, an assigning Lender’s decision to assign Loans or a purchasing Lender’s decision to purchase Loans.

“Excluded Subsidiary” means (i) any Subsidiary of the Borrower that (A) is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (a “CFC”), (B) is a direct or indirect Domestic Subsidiary of a Foreign Subsidiary that is a CFC or (C) has, directly or indirectly, no material assets other than Equity Interests or indebtedness of one or more direct or indirect Foreign Subsidiaries that are CFCs and (ii) Unrestricted Subsidiaries, Immaterial Subsidiaries, captive insurance subsidiaries, not-for-profit subsidiaries, special purpose vehicles and any Subsidiary where the Borrower and the Administrative Agent agree that the cost of obtaining a guarantee by such Subsidiary is excessive in relation to the practical benefit to the Lenders afforded thereby.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof or security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” means, with respect to any Recipient receiving payments on any Obligation hereunder or under any other Loan Document, (a) income or franchise taxes imposed on (or measured by) its net income or net profits as a result of a connection between such Recipient and the jurisdiction imposing such tax (or any political subdivision thereof), other than any such connection arising from such Recipient having executed, delivered or performed its obligations or received a payment under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, this Agreement or any other Loan Document, or sold or assigned an interest in any Loan or Loan Document, (b) any branch profits tax that is imposed by any jurisdiction described in clause (a) above, (c) any U.S. Federal withholding tax that is imposed on amounts payable to a recipient at the time the recipient becomes a party to this Agreement, except to the extent such recipient’s assignor was entitled, at the time of assignment, to receive additional amounts with respect to such tax pursuant to Section 2.20 hereof, (d) any withholding taxes attributable to a Lender’s failure to comply with Section 2.20(c) and (e) any U.S. Federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” means (i) the Term Loan Credit and Guaranty Agreement dated as of November 1, 2017 among Fairmount Santrol Inc., FMSA Inc., the lenders from time to time party thereto, Barclays, as administrative agent and as collateral agent and (ii) the Revolving Credit and Guaranty Agreement dated as of November 1, 2017 among Fairmount Santrol Inc., FMSA Inc., the lenders from time to time party thereto, and PNC Bank, National Association, as administrative agent and as collateral agent.

“Existing Indebtedness” means the (i) Existing Credit Agreement, (ii) Senior Notes, (iii) Silfin Credit Facility, (iv) Silfin Term Loan, (v) Silfin Overdraft Facility and (vi) Parent Intercompany Note.

“Existing Indebtedness Refinancing” means, in connection with the Mergers, the repayment, repurchase, redemption or retirement of the Existing Indebtedness and the termination of all existing commitments, obligations and security interests in respect of the Existing Indebtedness.

“Existing Letters of Credit” shall mean the Letters of Credit (as defined in the Existing Credit Agreement) outstanding on the Closing Date immediately prior to the effectiveness of this Agreement. Schedule 1.1(c) contains a list of the Existing Letters of Credit.

“Exposure” means, with respect to any Lender, such Lender’s Initial Term Loan Exposure, Revolving Exposure, Incremental Term Loan Exposure or Extended Term Loan Exposure, as applicable.

“Extended Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Extended Term Loans of such Lender.

“Extended Term Loans” means any Initial Term Loans or portion thereof extended pursuant to an amendment under Section 10.05(e).

“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Fair Share” has the meaning set forth in Section 7.02.

“Fair Share Contribution Amount” has the meaning set forth in Section 7.02.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement between a non-U.S. jurisdiction and the United States of America with respect to the foregoing and any law, regulation or practice adopted pursuant to any such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that if the Federal Funds Effective Rate for any day is less than zero, the Federal Funds Effective Rate for such day will be deemed to be zero.

“Fiduciary Rule” has the meaning set forth in Section 9.10(b)(ii).

“Financial Covenant” means the covenant set forth in Section 6.07.

“Financial Officer” means the chief financial officer, vice president of finance, principal accounting officer, treasurer or controller of, unless otherwise noted, the Borrower (or any other officer acting in substantially the same capacity of the foregoing).

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of the Borrower that such financial statements fairly present, in all material respects, the financial condition of the

Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning set forth in Section 5.01(i).

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Borrower and its Subsidiaries ending on December 31 of each calendar year.

“Flood Certificate” means a “Standard Flood Hazard Determination Form” of the Federal Emergency Management Agency and any successor Governmental Authority performing a similar function.

“Flood Program” means the National Flood Insurance Program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973, the National Flood Insurance Reform Act of 1994, the Flood Insurance Reform Act of 2004 and the Biggert-Waters Flood Insurance Reform Act of 2012, in each case as amended from time to time, and any successor statutes.

“Flood Zone” means areas having special flood hazards as described in the Flood Program.

“Foreign Guarantor” has the meaning set forth in Section 5.09(d).

“Foreign Lender” means any Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Funding Guarantor” has the meaning set forth in Section 7.02.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Governmental Acts” means any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

“Governmental Authority” means any federal, state, provincial, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity, officer or examiner exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, certification, registration, approval, plan, directive, consent order or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Pledge and Security Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 7.01.

“Guarantor” means each Subsidiary of the Borrower other than any Excluded Subsidiary (but including any Foreign Guarantor and any other Excluded Subsidiary that the Borrower has elected to make a Guarantor).

“Guaranty” means the guaranty of each Guarantor set forth in Article VII.

“Hazardous Materials” means any pollutant, contaminant, chemical, waste, material or substance, which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to human health and safety or to the indoor or outdoor environment, including petroleum, petroleum products, asbestos, urea formaldehyde, radioactive materials, and polychlorinated biphenyls.

“Hedge Agreement” means a Swap Contract entered into with a Lender Counterparty.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

“Historical Financial Statements” means (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and the Target for the Fiscal Years ending December 31, 2015, December 31, 2016 and December 31, 2017 and (b) unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of each of the Borrower and the Target for the Fiscal Quarters ending March 31, 2018.

“HSBC” has the meaning specified in the preamble hereto.

“IFRS” means International Financial Reporting Standards promulgated by the International Accounting Standards Board and interpretations issued by the International Financial Reporting Committee from time to time, and any successor standards or bodies thereto.

“Immaterial Subsidiary” means as of any date, a Subsidiary that, as of the last day of the most recent fiscal quarter of the Borrower for which consolidated financial statements have been delivered in accordance with Section 5.01 (x) did not have (a) assets with a value in excess of 5.00% of Total Assets as of such date or (b) Consolidated EBITDA representing in excess of

5.00% of Consolidated EBITDA for the four fiscal quarters ending on such last day and (y) when taken together with all other Immaterial Subsidiaries on a consolidated basis as of such date, did not have assets with a value in excess of 10.00% of Total Assets as of such date or Consolidated EBITDA representing in excess of 10.00% of Consolidated EBITDA for the four fiscal quarters ending on such date, each calculated by reference to the latest consolidated financial statements delivered to the Administrative Agent in accordance with Section 5.01. Any Immaterial Subsidiary may be designated to be a Material Subsidiary for the purposes of this Agreement and the other Loan Documents by written notice to the Administrative Agent.

“Increased Amount Date” has the meaning set forth in Section 2.24(d).

“Increased-Cost Lender” has the meaning set forth in Section 2.23.

“Incremental Dollar Amount” has the meaning set forth in Section 2.24(a).

“Incremental Equivalent Debt” has the meaning set forth in Section 2.24(c).

“Incremental Facilities” has the meaning set forth in Section 2.24(a).

“Incremental Ratio Amount” has the meaning set forth in Section 2.24(a).

“Incremental Request Notice” has the meaning set forth in Section 2.24(a).

“Incremental Revolving Commitments” has the meaning set forth in Section 2.24(a).

“Incremental Revolving Loan Lender” has the meaning set forth in Section 2.24(d).

“Incremental Revolving Loans” has the meaning set forth in Section 2.24(e).

“Incremental Term Loan Commitments” has the meaning set forth in Section 2.24(a).

“Incremental Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Incremental Term Loans of such Lender.

“Incremental Term Loan Lender” has the meaning set forth in Section 2.24(d).

“Incremental Term Loan Maturity Date” means the date on which Incremental Term Loans of a Series shall become due and payable in full hereunder, as specified in the applicable Joinder Agreement, including by acceleration or otherwise (it being understood that pursuant to Section 2.24 the applicable Incremental Term Loan Maturity Date of each Series shall be no shorter than the latest of the final maturity of the Revolving Loans and the Initial Term Loans).

“Incremental Term Loans” has the meaning set forth in Section 2.24(f).

“Indebtedness” means, as applied to any Person, without duplication, (i) all indebtedness for borrowed money; (ii) all Attributable Indebtedness and that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business and any such obligations incurred under ERISA), which purchase price is (a) due more than six (6) months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness of others secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) Disqualified Equity Interests; (viii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making or discounting with recourse by such Person of the obligation of another that would otherwise constitute Indebtedness hereunder; (ix) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Indebtedness obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (x) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (x), the primary purpose or intent thereof is as described in clause (ix) above; and (xi) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, including any Swap Contract, in each case, whether entered into for hedging or speculative purposes. In no event will obligations in respect of Equity Interests constitute Indebtedness hereunder except as provided in clause (vii) above. Notwithstanding the foregoing, the term “Indebtedness” shall not include purchase price adjustments, earnouts, holdbacks or deferred payments of a similar nature (including deferred compensation representing consideration or other contingent obligations incurred in connection with an acquisition), except in each case to the extent that such amount payable is, or becomes, reasonably determinable and contingencies have been resolved or such amount would otherwise be required to be reflected on a balance sheet prepared in accordance with GAAP. The amount of Indebtedness of any Person for purposes of clause (v) above shall (unless such Indebtedness has been assumed by such Person or such Person has otherwise become liable for the payment thereof) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims (including Environmental Claims), actions, judgments, suits, costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation or other necessary response or remedial action related to the Release or presence of any Hazardous Materials), expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and disbursements of counsel for Indemnitees in connection with any    investigative, administrative or judicial proceeding or hearing commenced or threatened by any Loan Party, its Affiliates (including Subsidiaries) or any other Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any fees or expenses incurred by

Indemnitees in enforcing this indemnity), whether direct, indirect, special or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (i) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including the Lenders’ agreement to make Credit Extensions, the syndication of the credit facilities provided for herein or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)); (ii) the fee letter (or subsequent letter agreements entered into by any of the Borrower with any of the Arrangers or Bookrunners) delivered by any Agent or any Lender to any of the Borrower with respect to the transactions contemplated by this Agreement; (iii) any Environmental Claim relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of the Borrower or any of its Subsidiaries; (iv) any Loan or the use of proceeds thereof; or (v) any of the Transactions.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning set forth in Section 10.03(a).

“Indemnitee Agent Party” has the meaning set forth in Section 9.06.

“Initial Term Loan” means an Initial Term Loan made by a Lender to the Borrower pursuant to Section 2.01(a).

“Initial Term Loan Commitment” means the commitment of a Lender to make or otherwise fund an Initial Term Loan and “Initial Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Initial Term Loan Commitment, if any, is set forth on Schedule 1.01(a) or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.     The aggregate amount of the Initial Term Loan Commitments as of the Closing Date is $1,650,000,000.

“Initial Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Initial Term Loans of such Lender; provided, that at any time prior to the making of the Initial Term Loans the Initial Term Loan Exposure of any Lender shall be equal to such Lender’s Initial Term Loan Commitment.

“Initial Term Loan Maturity Date” means the earlier of (i) the Stated Maturity Date for the Initial Term Loans and (ii) the date on which all Initial Term Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Initial Term Loan Note” means a promissory note substantially in the form of Exhibit B-1, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Installment” has the meaning set forth in Section 2.12.

“Installment Date” has the meaning set forth in Section 2.12.

“Intellectual Property” has the meaning set forth in the Pledge and Security Agreement.

“Intellectual Property Security Agreements” has the meaning set forth in the Pledge and Security Agreement.

“Intercompany Note” means a promissory note substantially in the form of Exhibit J evidencing Indebtedness owed among Loan Parties and their Subsidiaries.

“Interest Payment Date” means with respect to (i) any Loan that is a Base Rate Loan (including any Swing Line Loan), each March 31, June 30, September 30 and December 31 of each year, commencing on the first such date to occur after the Closing Date and the final maturity date of such Loan; and (ii) any Loan that is a Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided, that in the case of each Interest Period of longer than three (3) months “Interest Payment Date” shall also include each date that is three (3) months, or an integral multiple thereof, after the commencement of such Interest Period.

“Interest Period” means, in connection with a Eurodollar Rate Loan, an interest period of one-, two-, three- or six-months (or, if available to all of the Lenders, twelve months or any shorter period), as selected by the Borrower in the applicable Borrowing Notice or Conversion/Continuation     Notice,     (i) initially,     commencing     on     the     Credit     Date     or Conversion/Continuation Date thereof, as the case may be; and (ii) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clauses (c) and (d), of this definition, end on the last Business Day of a calendar month; (c) no Interest Period with respect to any portion of any Class of Term Loans shall extend beyond such Class’s applicable Stated Maturity Date; and (d) no Interest Period with respect to any portion of the Revolving Loans shall extend beyond the applicable Stated Maturity Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the Closing Date, or any successor provision of law.

“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:

(i)	the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and (ii) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, and

(iii)	each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that Loan.

“Investment” means (i) any purchase or other acquisition by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any of the Equity Interests of any other Person (other than a Guarantor); (ii) any redemption, retirement, purchase or other acquisition for value, by any Subsidiary of the Borrower from any Person (other than the Borrower or any Guarantor), of any Equity Interests of such Person; (iii) any loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by the Borrower or any of its Subsidiaries to any other Person (other than the Borrower or any Guarantor), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business and (iv) all investments consisting of any exchange traded or over the counter derivative transaction, including any Swap Contract. The amount of any Investment of the type described in clauses (i), (ii) and (iii) shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and equal to or higher than BBB- (or the equivalent) by S&P or, if the applicable instrument is not then rated by Moody’s or S&P, an equivalent rating by any other rating agency.

“Issuance Notice” means an Issuance Notice substantially in the form of Exhibit A-3.

“Issuing Bank” means Barclays, BNP Paribas and PNC or, in each case, one of their respective Affiliates, each as Issuing Bank hereunder (provided that Barclays shall only be required to issue standby letters of credit), and any other Lender that has notified the Administrative Agent that it has agreed to a request by the Borrower to become an Issuing Bank, together with its permitted successors and assigns in such capacity. Each Issuing Bank shall separately agree with the Borrower as to the portion of the Letter of Credit Sublimit that will represent the maximum Letter of Credit Usage that may be available from such Issuing Bank (it being understood that, notwithstanding any such portion of the Letter of Credit Sublimit representing the maximum Letter of Credit Usage that may be available from PNC, PNC and the Borrower agree that PNC shall remain the Issuing Bank in respect of the Existing Letters of Credit). Unless otherwise specified, in respect of any Letter of Credit, “Issuing Bank” shall refer to the Issuing Bank which has issued such Letter of Credit.

“Joinder Agreement” means an agreement substantially in the form of Exhibit F.

“Joint Venture” means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Judgment Currency” has the meaning set forth in Section 10.24.

“KBC” has the meaning specified in the preamble hereto.

“Keybank” has the meaning specified in the preamble hereto.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Term Loan.

“LCA Election” has the meaning set forth in the definition of Section 1.02(d).

“Lender” means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement or a Joinder Agreement. Unless the context clearly indicates otherwise, the term “Lenders” shall include the Swing Line Lender.

“Lender Counterparty” means each Lender, each Agent and each of their respective Affiliates counterparty to a Swap Contract or documentation governing any Cash Management Product (including any Person who is an Agent or a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Swap Contract or documentation governing any Cash Management Product, ceases to be an Agent or a Lender, as the case may be).

“Letter of Credit” means any commercial or standby letter of credit issued or to be issued by an Issuing Bank for the account of the Borrower or any of its Subsidiaries pursuant to Section 2.04(a)(i) of this Agreement.

“Letter of Credit Sublimit” means the lesser of (a) $20,000,000 and (b) the aggregate unused amount of the Revolving Commitments then in effect.

“Letter of Credit Usage” means, as at any date of determination, the sum of (i) the maximum aggregate amount which is, or at any time thereafter may become, available for drawing under all Letters of Credit then outstanding, and (ii) the aggregate amount of all drawings under Letters of Credit honored by an Issuing Bank and not theretofore reimbursed by or on behalf of the Borrower.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter of (i) Consolidated Total Debt (net of Unrestricted Cash in an aggregate amount not to exceed $150,000,000) as of such day to (ii) Consolidated EBITDA for the four-Fiscal-Quarter period most recently ended for which financial statements have been (or were required to have been) delivered.

“LIBO Rate” has the meaning set forth in the definition of “Adjusted Eurodollar Rate”.

“Lien” means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, and any lease or license in the nature thereof) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

“Limited Conditionality Transaction” means (i) any Permitted Acquisition or other permitted Investment by the Borrower or any of its Subsidiaries the consummation of which is not conditioned on the availability of, or on obtaining, third party financing and (ii) the incurrence of any Indebtedness in connection therewith.

“Loan” means a Term Loan, a Revolving Loan and a Swing Line Loan.

“Loan Document” means any of this Agreement, the Notes, if any, the Security Documents, any documents or certificates executed by the Borrower in favor of any Issuing Bank relating to Letters of Credit, and all other documents, instruments or agreements executed and delivered by a Loan Party for the benefit of any Agent, any Issuing Bank or any Lender in connection herewith on or after the Closing Date, including without limitation any other amendment to this Agreement (other than any such document, instrument or agreements that have been terminated).

“Loan Party” means the Borrower and each Guarantor.

“Managing Agent” has the meaning set forth in the preamble.

“Margin Stock” as defined in Regulation U of the Board of Governors as in effect from time to time.

“Material Adverse Effect” means any event circumstance or condition that has caused or could reasonably be expected to cause a material adverse change with respect to (i) the business, assets, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole; (ii) the ability of the Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents; or (iii) the rights and remedies of the Administrative Agent and any Lender under any Loan Document.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Borrower or any Subsidiary in an individual principal amount (or Net Mark-to-Market Exposure) of $50,000,000 or more.

“Material Real Estate Asset” means any fee-owned Real Estate Asset having a fair market value in excess of $10,000,000 as of the date of the acquisition thereof.

“Material Subsidiary” means each Subsidiary that is not an Immaterial Subsidiary.

“Merger 1” has the meaning set forth in the recitals hereto.

“Merger 2” has the meaning set forth in the recitals hereto.

“Merger Agreement” has the meaning set forth in the recitals hereto.

“Merger Sub 1” has the meaning set forth in the recitals hereto.

“Merger Sub 2” has the meaning set forth in the recitals hereto.

“Mergers” has the meaning set forth in the recitals hereto.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, deed of trust or similar instrument, in form and substance reasonably acceptable to the Administrative Agent and Borrower, as it may be amended, amended and restated, supplemented or otherwise modified from time to time, which shall be recorded against, and create a First Priority Lien in favor of Collateral Agent with respect to each Closing Date Mortgaged Property and each Mortgaged Property subsequently acquired by a Loan Party.

“Mortgaged Property” means (i) the Closing Date Mortgaged Property and (ii) any subsequently acquired Material Real Estate Asset contemplated by Section 5.11(a).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“NAIC” means The National Association of Insurance Commissioners, and any successor thereto.

“Net Cash Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received by the Borrower or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale, including (1) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale, (2) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that, in the case of a Loan Party, is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, (3) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by the Borrower or any of its Subsidiaries in connection with such Asset Sale or for any other liabilities retained by the Borrower or any of its Subsidiaries associated with such Asset Sale, (4) bona fide selling fees, costs, commissions and expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes) and (5) the Borrower’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within 180 days of such Asset Sale; provided that, to the extent such Cash proceeds are not used to make payments in respect of such unassumed liabilities within 180 days of such Asset Sale, such Cash proceeds shall constitute Net Cash Proceeds; (b) (i) any Cash payments or proceeds received by the Borrower or any of its Subsidiaries in excess of $15,000,000 (1) under any casualty insurance policy in respect of a covered loss thereunder or (2) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (1) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with the collection, adjustment or settlement of any claims of the Borrower or such Subsidiary in respect thereof, and (2) any bona fide direct costs incurred in connection with any sale of such assets as referred to in preceding clause (i)(2), including income taxes paid or payable as a result of any gain recognized in connection therewith and the costs and expenses incurred in connection with the preparation of assets for transfer upon a taking or condemnation; and (c) with respect to any issuance or incurrence of Indebtedness, the Cash proceeds thereof, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, including reasonable legal fees and expenses.

“Net Mark-to-Market Exposure” of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Swap Contracts or other Indebtedness of the type described in clause (xi) of the definition thereof. As used in this definition, “unrealized losses” means the fair market value of the cost to such Person of replacing such Swap Contract or such other Indebtedness as of the date of determination (assuming the Swap Contract or such other Indebtedness were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Swap Contract or such other Indebtedness as of the date of determination (assuming such Swap Contract or such other Indebtedness were to be terminated as of that date).

“New Refinancing Revolving Credit Commitments” has the meaning set forth in Section 2.25(a).

“New Refinancing Term Commitments” has the meaning set forth in Section 2.25(a).

“Non-Consenting Lender” has the meaning set forth in Section 2.23.

“Non-Public Information” means information which has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD.

“Non-U.S. Lender” means a Lender that is not a U.S. Person.

“Note” means an Initial Term Loan Note, a Revolving Loan Note or a Swing Line Note.

“Notice” means a Borrowing Notice, an Issuance Notice, or a Conversion/ Continuation Notice.

“Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to Agents (including former Agents), the Arrangers, the Bookrunners, Lenders or any of them and Lender Counterparties, under any Loan Document, Hedge Agreement or Cash Management Products, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Hedge Agreements, fees, expenses, indemnification or otherwise.

“Obligee Guarantor” has the meaning set forth in Section 7.07.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Offer” has the meaning set forth in Section 2.13(c)(i).

“Offer Loans” has the meaning set forth in Section 2.13(c)(i).

“OID” has the meaning set forth in the definition of “All-In Yield”.

“Optional Prepayment Notice” has the meaning set forth in Section 2.13(a)(ii).

“Organizational Documents” means with respect to any Person all formation, organizational and governing documents, instruments and agreements, including (i) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (ii) with respect to any limited partnership, its certificate of limited partnership and its partnership agreement, (iii) with respect to any general partnership, its partnership agreement and (iv) with respect to any limited liability company, its articles of organization and its operating agreement. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Taxes” means any and all present or future stamp, transfer or documentary Taxes or any other excise or property Taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) arising directly or indirectly from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document, including any such Taxes directly or indirectly imposed on or with respect to any reserve, deposit, insurance or other similar requirement that, as a result of a Change in Law, applies or is otherwise related to the Loan, this Agreement or any other Loan Document.

“Parent” means SCR-Sibelco N.V.

“Parent Intercompany Note” that certain intercompany note dated May 29, 2018 between Parent and Unimin Corporation.

“Participant” has the meaning set forth in Section 10.06(g)(i).

“Participant Register” has the meaning set forth in Section 10.06(g)(iv).

“PATRIOT Act” has the meaning set forth in Section 3.01(l).

“Payment in Full” or “Paid in Full” means the payment in full of all Obligations (other than contingent obligations not yet due and payable) and cancellation, expiration or cash collateralization of all Letters of Credit (in a manner and in an amount acceptable to the applicable Issuing Bank) and termination of all Commitments to lend under this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 or Section 430 of the Internal Revenue Code or Section 302 or Section 303 of ERISA.

“Perfection Certificate” means a certificate in form reasonably satisfactory to the Collateral Agent that provides information with respect to the personal or mixed property of each Loan Party.

“Permitted Acquisition” means any acquisition by the Borrower or any of its Subsidiaries, whether by purchase, merger or otherwise, of all or substantially all of the assets of, all of the Equity Interests of, or a business line or unit or a division of, any Person; provided, that:

(i) immediately prior to, and after giving effect thereto, no Event of Default shall have occurred and be continuing or would result therefrom;

(ii) all transactions in connection therewith shall be consummated, in all material respects, in accordance with all applicable laws and in conformity with all applicable Governmental Authorizations;

(iii) in the case of the acquisition of Equity Interests, the acquisition of such Equity Interests shall result in the applicable Person becoming a Subsidiary;

(iv) any Person or assets or division as acquired in accordance herewith shall comply with the requirements set forth in Section 6.12; and

(v) after giving effect to such acquisition as of the last date of the Fiscal Quarter most recently ended, the Borrower and its Subsidiaries shall, pro forma for such acquisition, have a Leverage Ratio (calculated on a Pro Forma Basis) not exceeding the then applicable Leverage Ratio level set forth in Section 6.07 minus 0.50:1.00; and

(vi) such Permitted Acquisitions (together with the aggregate amount of (x) any Investments by any Loan Party in any Subsidiary that is not a Loan Party pursuant to Section 6.06(c) and (y) any Investments pursuant to Section 6.06(e)(ii)) of Subsidiaries other than Guarantors shall not exceed at any time an aggregate amount equal to the greater of $250,000,000 and 7.75% of Consolidated Tangible Assets.

“Permitted Investors” SCR-Sibelco N.V. and its Controlled Affiliates.

“Permitted Junior Secured Refinancing Debt” has the meaning set forth in Section 2.25(i).

“Permitted Liens” means each of the Liens permitted pursuant to Section 6.02.

“Permitted Pari Passu Secured Refinancing Debt” has the meaning set forth in Section 2.25(i).

“Permitted Receivables Documents” shall mean all documents and agreements evidencing, relating to or otherwise governing a Permitted Receivables Financing.

“Permitted Receivables Financing” shall mean one or more transactions by the Borrower or any of its Subsidiaries pursuant to which the Borrower or such Subsidiary may sell, convey or otherwise transfer to one or more Special Purpose Receivables Subsidiaries or to any other Person, or may grant a security interest in, any Receivables Assets (whether now existing or arising in the future) of the Borrower or such Subsidiary, and any assets related thereto including all contracts and all guarantees or other obligations in each case in respect of such Receivables Assets, the proceeds of such Receivables Assets and other assets which, in each case, are customarily transferred, or in respect of which security interests are customarily granted, in connection with sales, factoring or securitizations involving Receivables Assets; provided that (a) recourse in connection with such transactions shall be limited to the extent customary for similar transactions (and in any event without any guarantee by the Borrower or any Subsidiary (other than any Special Purpose Receivables Subsidiary)) and (b) the aggregate Receivables Net Investment shall not exceed the greater of $75,000,000 and 2.25% of Consolidated Tangible Assets.

“Permitted Refinancing” means, with respect to any    Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided, that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder; (b) such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended (except by virtue of amortization of or prepayment of Indebtedness prior to such date of determination); (c) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended; (d) the original obligors in respect of such Indebtedness being modified, refinanced, refunded, renewed or extended remain the only obligors thereon; (e) if the Indebtedness being refinanced was (or was required to be) subject to an intercreditor agreement, the holders of such Permitted Refinancing (if such Indebtedness is secured) or their authorized representative on their behalf, shall become party to an equivalent intercreditor agreement; and (f) the terms and conditions of any such modification, refinancing, refunding, renewal or extension, taken as a whole, are not materially less favorable (as determined in good faith by an Authorized Officer) to the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended.

“Permitted Unsecured Refinancing Debt” has the meaning set forth in Section 2.25(i).

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and Governmental Authorities.

“Plan Asset Regulation” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

“Platform” has the meaning set forth in Section 5.01(k).

“Pledge and Security Agreement” means the Pledge and Security Agreement entered into by the Borrower and each Guarantor on the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“PNC” has the meaning specified in the preamble hereto.

“Post-Transaction Period” means, with respect to any Specified Transaction, the period beginning on the date on which such Specified Transaction is consummated and ending on the last day of the eighth full consecutive fiscal quarter of the Borrower immediately following the date on which such Specified Transaction is consummated. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).

“Principal Office” means, for each of the Administrative Agent, each Swing Line Lender and each Issuing Bank, such Person’s “Principal Office” as set forth on Schedule 1.01(d), or such other office or office of a third party or sub-agent, as appropriate, as such Person may from time to time designate in writing to the Borrower, the Administrative Agent and each Lender.

“Pro Forma Adjustment” means, for any Test Period, any adjustment to Consolidated EBITDA made in accordance with clause (h) of the definition of that term.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made shall be deemed to have occurred as of the first day of the applicable period of measurement in such test, financial ratio or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any subsidiary of the Borrower or any division, product line, or facility used for operations of the Borrower or any of the Subsidiaries, shall be excluded, and (B) in the case of a Permitted

Acquisition or Investment described in the definition of “Specified Transaction,” shall be included, (ii) any retirement of Indebtedness and (iii) any Indebtedness incurred or assumed by the Borrower or any of the Subsidiaries in connection therewith (but without giving effect to any simultaneous incurrence of any Indebtedness pursuant to any fixed dollar basket or Consolidated EBITDA grower basket) and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test, financial ratio or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” (and subject to the provisions set forth in clause (h) thereof) and give effect to events (including cost savings, operating expense reductions and synergies) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and any of the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment.” Except as otherwise specified in this Agreement, the above calculations shall be based on the most recent financial statements delivered pursuant to Sections 5.01(a) and 5.01(b).

“Pro Forma Disposal Adjustment” means, for any four-quarter period that includes all or a portion of a fiscal quarter included in any Post-Transaction Period with respect to any Sold Entity or Business, the pro forma increase or decrease in Consolidated EBITDA projected by the Borrower in good faith as a result of contractual arrangements between the Borrower or any Subsidiary entered into with such Sold Entity or Business at the time of its disposal or within the Post-Transaction Period and which represent an increase or decrease in Consolidated EBITDA which is incremental to the Disposed EBITDA of such Sold Entity or Business for the most recent four quarter period prior to its disposal.

“Pro Forma Entity” means any Acquired Entity or Business or any Converted Restricted Subsidiary.

“Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Initial Term Loan of any Lender, the percentage obtained by dividing (a) the Initial Term Loan Exposure of that Lender by (b) the aggregate Initial Term Loan Exposure of all Lenders, (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders, (iii) with respect to all payments, computations and other matters relating to the Extended Term Loans of any Lender, the percentage obtained by dividing (a) the Extended Term Loan Exposure of that Lender by (b) the aggregate Extended Term Loan Exposure of all Lenders. and (iv) with respect to all payments, computations, and other matters relating to Incremental Term Loan Commitments or Incremental Term Loans of a particular Series, the percentage obtained by dividing (a) the Incremental Term Loan Exposure of that Lender with respect to that Series by (b) the aggregate Incremental Term Loan Exposure of all Lenders with respect to that Series. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Initial Term Loan Exposure, Extended Term Loan Exposure, the Revolving Exposure and the Incremental Term Loan Exposure of that

Lender, by (B) an amount equal to the sum of the aggregate Initial Term Loan Exposure, Extended Term Loan Exposure the aggregate Revolving Exposure and the aggregate Incremental Term Loan Exposure of all Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Costs” means, as to any Person, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and costs relating to compliance with the provisions of the Securities Act and the Exchange Act or any other comparable body of laws, rules or regulations, as companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance, listing fees, other executive costs, legal and other professional fees and other expenses arising out of or incidental to an entity’s status as a reporting company.

“Real Estate Asset” means, at any time of determination, any interest then owned in fee by any Loan Party in any real property.

“Receivables Assets” shall mean accounts receivable (including bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary.

“Receivables Net Investment” means the aggregate cash amount paid by the lenders or purchasers under any Permitted Receivables Financing in connection with their purchase of, or the making of loans secured by, Receivables Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Receivables Assets or otherwise in accordance with the terms of the Permitted Receivables Documents; provided, however, that, if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Refinanced Debt” has the meaning set forth in Section 2.25(a).

“Refinanced Loan” has the meaning set forth in Section 2.25(i).

“Refinancing Amendment” has the meaning set forth in Section 2.25(f).

“Refinancing Commitments” has the meaning set forth in Section 2.25(a).

“Refinancing Debt” has the meaning set forth in Section 2.25(a).“Refinancing Equivalent Debt” has the meaning set forth in Section 2.25(i).

“Refinancing Facility Closing Date” has the meaning set forth in Section 2.25(d).

“Refinancing Lender” has the meaning set forth in Section 2.25(c).

“Refinancing Loan” has the meaning set forth in Section 2.25(b).

“Refinancing Loan Request” has the meaning set forth in Section 2.25(a).

“Refinancing Revolving Credit Commitments” has the meaning set forth in Section 2.25(a).

“Refinancing Revolving Credit Facility” means the Refinancing Revolving Credit Commitments and the extensions of credit made thereunder.

“Refinancing Revolving Credit Lender” has the meaning set forth in Section 2.25(c).

“Refinancing Revolving Credit Loan” has the meaning set forth in Section 2.25(b).

“Refinancing Term Commitments” has the meaning set forth in Section 2.25(a).

“Refinancing Term Lender” has the meaning set forth in Section 2.25(c).

“Refinancing Term Loan” has the meaning set forth in Section 2.25(b).

“Refunded Swing Line Loans” has the meaning set forth in Section 2.03(b)(iv).

“Register” means the Revolving Commitment Register or the Term Loan Register, as applicable.

“Regulation D” means Regulation D of the Board of Governors, as in effect from time to time.

“Regulation FD” means Regulation FD as promulgated by the SEC under the Securities Act and Exchange Act.

“Regulation U” means Regulation U of the Board of Governors, as in effect from time to time.

“Reimbursement Date” has the meaning set forth in Section 2.04(d).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material into the indoor or outdoor environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material), including the movement of any Hazardous Material through the air, soil, surface water or groundwater.

“Replacement Lender” has the meaning set forth in Section 2.23.

“Reportable Compliance Event” shall mean that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Sanctions Law.

“Repricing Transaction” means (a) any prepayment or repayment of Initial Term Loans with the proceeds of a concurrent incurrence of Indebtedness by the Borrower in the form of any long-term bank debt financing or any other financing similar to such Initial Term Loans in respect of which the All-In Yield is, on the date of such prepayment, lower than the All-In Yield on such Initial Term Loans (calculated in accordance with standard market practice, taking into account, in each case, the Adjusted Eurodollar Rate floor in the definition of such term herein and any interest rate floor applicable to such financing, if applicable on such date, the Applicable Margin hereunder and the interest rate spreads under such Indebtedness, and any original issue discount and upfront fees applicable to or payable in respect of such Term Loans and such Indebtedness (but excluding arrangement, structuring, underwriting, commitment, amendment or other fees regardless of whether paid in whole or in part to any or all lenders of such Indebtedness and any other fees that are not paid generally to all lenders of such Indebtedness)) or (b) any amendment, amendment and restatement or other modification to this Agreement, the primary purpose of which is to reduce the All-In Yield applicable to the Initial Term Loans. Notwithstanding the foregoing, it is understood and agreed that any such financing transaction consummated in connection with a Transformative Acquisition or Change of Control will not in any event constitute a Repricing Transaction. For purposes of this definition, original issue discount and upfront fees shall be equated to interest based on an assumed four-year life to maturity (or, if less, the actual life to maturity).

“Required Lenders” means one or more Lenders (other than Defaulting Lenders) having or holding Initial Term Loan Exposure, Extended Term Loan Exposure, Incremental Term Loan Exposure and/or Revolving Exposure and representing more than 50.0% of the sum of (i) the aggregate Initial Term Loan Exposure of all Lenders (other than Defaulting Lenders), (ii) the aggregate Revolving Exposure of all Lenders (other than Defaulting Lenders), (iii) the aggregate Extended Term Loan Exposure of all Lenders (other than Defaulting Lenders) and (iv) the aggregate Incremental Term Loan Exposure of all Lenders (other than Defaulting Lenders).

“Required Revolving Lenders” means one or more Lenders having or holding Revolving Exposure representing more than 50.0% of the aggregate Revolving Exposure of all Lenders.

“Restricted Amount” has the meaning set forth in Section 2.14(h).

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares of any Equity Interest of the Borrower or any of its Subsidiaries (or any direct or indirect parent of the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any Equity Interest of the Borrower or any of its Subsidiaries (or any direct or indirect parent thereof) now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any Equity Interest of the Borrower or any of its Subsidiaries (or any direct or indirect parent of the Borrower) now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness.

“Revolving Commitment” means the commitment of a Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Schedule 1.01(c) or in the applicable Assignment Agreement or Joinder Agreement, as applicable, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Revolving Commitments as of the Closing Date is $200,000,000.

“Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.

“Revolving Commitment Register” has the meaning set forth in Section 2.07(b).

“Revolving Commitment Termination Date” means the earliest to occur of (i) the fifth anniversary of the Closing Date, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.13(b) or 2.14 and (iii) the date of the termination of the Revolving Commitments pursuant to Section 8.01.

“Revolving Credit Facility” means the Revolving Commitment and the extensions of credit made thereunder.

“Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of an Issuing Bank, the aggregate Letter of Credit Usage in respect of all Letters of Credit issued by such Issuing Bank (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of the Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.

“Revolving Lender” means a Lender having a Revolving Commitment.

“Revolving Loan” means Loans made by a Lender in respect of its Revolving Commitment to the Borrower pursuant to Section 2.02(a)(i) and/or Section 2.24.

“Revolving Loan Note” means a promissory note substantially in the form of Exhibit B- 2, as it may be amended, restated, supplemented or otherwise modified from time to time.

“S&P” means Standard & Poor’s Financial Services LLC.

“Sanctioned Country” shall mean any country or territory subject to a general export, import, financial or investment embargo under any Sanctions Law.

“Sanctioned Person” shall mean any individual person, group, regime, entity or vessel (i) designated on an OFAC list of designated persons, including the list of Specially Designated Nationals and Blocked Persons, the Consolidated List of Persons, Groups and Entities Subject to EU Financial Sanctions, or the Consolidated List of Financial Sanctions Targets maintained by Her Majesty’s Treasury, (ii) that is, or is part of, a government of a Sanctioned Country, (iii) owned or controlled by, or acting on behalf of, any of the foregoing, (iv) located within or operating from a Sanctioned Country, or (v) otherwise targeted under any Sanctions Law.

“Sanctions Law” shall mean any economic or financial sanctions, anti-money laundering laws, terrorism laws or export controls administered by OFAC, the US State Department, any other agency of the US government, the United Nations, the United Kingdom, the European Union, or any member state thereof, Canada and Mexico.

“SEC” means the United States Securities and Exchange Commission and any successor Governmental Authority performing a similar function.

“Secured Obligations” has the meaning set forth in the Pledge and Security Agreement.

“Secured Parties” has the meaning set forth in the Pledge and Security Agreement.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Documents” means the Pledge and Security Agreement, the Mortgages, the Intellectual Property Security Agreements, and all other instruments, documents and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to the Collateral Agent, for the benefit of Secured Parties, a Lien on any assets or property of that Loan Party as security for the Obligations, including UCC financing statements and amendments thereto and filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office.

“Senior Notes” means Unimin Corporation’s 5.48% Senior Notes, Series D, due December 16, 2019 in the principal amount of $100,000,000.

“Series” has the meaning set forth in Section 2.24.

“Silfin Credit Facility” means the loan agreement dated as of February 1, 2017 between Unimin Corporation and Silfin NV.

“Silfin Overdraft Facility” means the overdraft credit facility dated as of July 2016 between Unimin Corporation and Silfin NV.

“Silfin Term Loan” means the term loan agreement dated as of July 25, 2014 between Unimin Corporation and Silfin NV.

“Sold Entity or Business” has the meaning given such term in the definition of “Consolidated EBITDA.”

“Solvency Certificate” means a Solvency Certificate substantially in the form of Exhibit G-2.

“Solvent” means, with respect to the Borrower and its Subsidiaries on a consolidated basis, that as of the date of determination, both (i) (a) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries on a consolidated basis does not exceed the present fair saleable value of the present assets of the Borrower and its Subsidiaries on a consolidated basis, which for this purpose shall include rights of contribution in respect of obligations for which the Borrower or its Subsidiaries has provided a guarantee; (b) the capital of the Borrower and its Subsidiaries on a consolidated basis is not unreasonably small in relation to its business as contemplated on the Closing Date or with respect to any transaction contemplated to be undertaken after the Closing Date; and (c) the Borrower and its Subsidiaries taken as a whole have not incurred and do not intend to incur, or believe (nor should they reasonably believe) that they will incur, debts beyond their ability to pay such debts as they become due at maturity; and (ii) such Person is “solvent” within the meaning given that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Sophisticated Investor Letter” means a letter from a Lender acknowledging that (1) an assignee may have Excluded Information, (2) the Excluded Information may not be available to such Lender, (3) such Lender has independently and without reliance on any other party made its own analysis and determined to assign Loans to such assignee pursuant to Section 10.06(c)(iv) notwithstanding its lack of knowledge of the Excluded Information and (4) such Lender waives and releases any claims it may have against the Administrative Agent, such assignee, the Borrower and the Subsidiaries of the Borrower with respect to the nondisclosure of the Excluded Information; or otherwise in form and substance reasonably satisfactory to such assignee, the Administrative Agent and assigning Lender.

“Special Purpose Receivables Subsidiary” shall mean a Subsidiary of the Borrower established in connection with a Permitted Receivables Financing for the acquisition of Receivables Assets or interests therein, and which is organized in a manner intended to reduce the likelihood that it would be substantively consolidated with the Borrower or any of its Subsidiaries (other than Special Purpose Receivables Subsidiaries) in the event the Borrower or any such Subsidiary becomes subject to a proceeding under any debtor relief law.

“Specified Equity Contribution” has the meaning set forth in Section 8.02(a).

“Specified Merger Agreement Representations” mean the representations and warranties made by the Target with respect to the Target in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that the Borrower and/or its subsidiaries has the right to terminate its obligations under the Merger Agreement or decline to consummate the Merger as a result of a breach of such representations and warranties in the Merger Agreement.

“Specified Representations” means the representations and warranties set forth in Sections 4.01(a), 4.01(b), 4.03, 4.04(a)(ii), 4.06, 4.15, 4.16, 4.19, 4.22 and 4.23 and Sections 5.4(a) and 5.4(b) of the Pledge and Security Agreement.

“Specified Transaction” means, with respect to any period, any Investment, Permitted Acquisition, Disposition, incurrence, assumption or repayment of Indebtedness (including the incurrence of Incremental Facilities), Restricted Junior Payment, designation of a Subsidiary as an Unrestricted Subsidiary or of an Unrestricted Subsidiary as a Subsidiary or other event that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Stated Maturity Date” means with respect to the Initial Term Loans, June 1, 2025, with respect to the Revolving Loans, June 1, 2023, and with respect to any Incremental Term Loans, the date specified in the applicable Joinder Agreement.

“Subordinated Indebtedness” means any Indebtedness that by its terms is subordinated in right of payment to any of the Obligations.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding; provided further, that Unrestricted Subsidiaries shall be deemed not to be Subsidiaries of the Borrower for any purpose of this Agreement or the other Loan Documents.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement, in each case for the purpose of hedging the foreign currency, interest rate or commodity risk associated with the Borrower’s and its Subsidiaries’ operations and not for speculative purposes.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any Swap Contract that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swing Line Lender” means Barclays, in its capacity as the Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means a Loan made by the Swing Line Lender to the Borrower pursuant to Section 2.03.

“Swing Line Note” means a promissory note substantially in the form of Exhibit B-3, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the lesser of (i) $10,000,000 and (ii) the aggregate unused amount of Revolving Commitments then in effect.

“Target” has the meaning set forth in the recitals hereto.

“Target Material Adverse Effect” means any fact, circumstance, effect, change, event or development (each, an “Effect”) that would, or would reasonably be expected to, materially adversely affect the business, properties, financial condition or results of operations of the Target and its Subsidiaries, in each case taken as a whole, respectively, excluding any Effect to the extent that it results from or arises out of (A) general economic or political conditions or securities, credit, financial or other capital markets conditions, in each case in the United States or any foreign jurisdiction, (B) any failure, in and of itself, by the Target to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such failure may be deemed to constitute, or be taken into account in determining whether there has been or will be, a Target Material Adverse Effect, unless otherwise excluded in this definition), (C) any change, in and of itself, in the market price or trading volume of the Target’s securities (it being understood that the facts or occurrences giving rise to or contributing to such change may be taken into account in determining whether there has been or will be, a Target Material Adverse Effect, unless otherwise excluded in this definition), (D) any change in GAAP or IFRS (or authoritative interpretation thereof), (E) geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date hereof, (F) any hurricane, tornado, flood, earthquake or other natural disaster, or (G) any action expressly required by Section 6.5 of the Merger Agreement, except in the case of clauses (A), (D), (E), (F) and (G) to the extent any such Effect affects the Target and its Subsidiaries, as applicable, in a materially disproportionate manner as compared to other companies that participate in the businesses that the Target and its Subsidiaries, operate, but, in such event, only the incremental disproportionate impact of any such Effect shall be taken into account in determining whether a Target Material Adverse Effect has occurred.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction or withholding (and interest, fines, penalties and additions related thereto) of any nature and whatever called, by any Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed. “Term Lender” has the meaning set forth in Section 2.13(c)(i).

“Term Loan” means an Initial Term Loan, any Extended Term Loan and any Incremental Term Loan.

“Term Loan Commitment” means the Initial Term Loan Commitment or any Incremental Term Loan Commitment of a Lender, and “Term Loan Commitments” means such commitments of all Lenders.

“Term Loan Maturity Date” means the Initial Term Loan Maturity Date and, if such Incremental Term Loans constitute a separate Series of Loans, the Incremental Term Loan Maturity Date of such Series of Incremental Term Loans.

“Term Loan Register” has the meaning set forth in Section 2.07(b).

“Terminated Lender” has the meaning set forth in Section 2.23.

“Test Period” means, at any time, the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period) for which financial statements have been or are required to be delivered pursuant to Section 5.01(a) or (b).

“Title Company” has the meaning set forth in Section 5.11(b)(iii).

“Title Policy” has the meaning set forth in Section 5.11(b)(iii).

“Total Assets” means, as of any date, the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered pursuant to Section 5.01(a) or Section 5.01(b), determined on a Pro Forma Basis.

“Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purposes of repaying any Refunded Swing Line Loans or reimbursing the applicable Issuing Bank for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans and (iii) the Letter of Credit Usage.

“Transaction Costs” means the fees, costs and expenses payable by the Borrower or any of its Subsidiaries on or before the Closing Date in connection with the transactions contemplated by the Loan Documents and the Acquisition Documents.

“Transactions” means (i) the borrowing of the Initial Term Loans and the Revolving Loans and obtaining the Revolving Commitments on the Closing Date, (ii) the Mergers, (iii) the Existing Indebtedness Refinancing and (iv) the payment of the Transaction Costs.

“Transformative Acquisition” means any acquisition of a majority of the Equity Interests of another Person or of a business unit, division or line of business from any other Person which is not permitted hereunder or, with respect to which and after giving effect thereto, the Borrower would not (in its good faith judgment) have sufficient flexibility to operate under the covenants in this Agreement.

“Type of Loan” means (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan, or a Eurodollar Rate Loan and (ii) with respect to Swing Line Loans, a Base Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“U.S. Lender” means any Lender that is a U.S. Person.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.

“Unrestricted Cash” means, as of any date of determination, the aggregate amount of all cash and Cash Equivalents on the consolidated balance sheet of the Borrower and its Subsidiaries that are not “restricted” for purposes of GAAP.

“Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 5.11 subsequent to the Closing Date and (b) any subsidiary of an Unrestricted Subsidiary.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the then outstanding principal amount of such Indebtedness.

“Wells” has the meaning specified in the preamble hereto.

“Wholly-Owned Subsidiary” means, with respect to any Person, any other Person all of the Equity Interests of which (other than (x) directors’ qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable law) are owned by such Person directly and/or through other wholly-owned Subsidiaries of such Person.

“Withholding Agent” means the Borrower or the Administrative Agent (as the case may be).

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02    Accounting Terms; Capital and Operating Leases; Pro Forma Calculations; Limited Conditionality Transaction. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be construed in accordance with GAAP as in effect from time to time; provided that (i) if the Borrower, by notice to the Administrative Agent, shall request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent or the Required Lenders, by notice to the Borrower, shall request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (A) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159, The Fair Value Option for Financial Assets and Financial Liabilities), or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of the Borrower or any Subsidiary at “fair value”, as defined therein and (B) any treatment of Indebtedness relating to convertible or equity-linked securities under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) requiring the valuation of any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b)    Notwithstanding any change in GAAP after the Closing Date that would require obligations that would be classified and accounted for as an operating lease (including, without limitation, any railcar operating leases) under GAAP as existing on the Closing Date to be classified and accounted for as Capital Leases or otherwise reflected on the consolidated balance sheet of the Borrower and its Subsidiaries, such obligations shall continue to be treated as operating leases for all purposes under this Agreement.

(c)    Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test contained in this Agreement (including under Section 6.07), the Leverage Ratio shall be calculated on a Pro Forma Basis to give effect to all Specified Transactions (including the Transactions) that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made.

(d)    Notwithstanding anything to the contrary herein (including in connection with any calculation made on a Pro Forma Basis), to the extent that the terms of this Agreement require (i) compliance with any financial ratio or test, (ii) accuracy of any representations or warranties or (iii) the absence of a Default or Event of Default (or any type of Default or Event of Default), in each case, as a condition to the consummation of any Limited Conditionality Transaction, the determination of whether the relevant condition is satisfied may be made, at the election of the Borrower, either (i) at the time of the execution of the definitive documentation with respect to the relevant Acquisition or other Investment (such election, an “LCA Election”) or (ii) at the time of the consummation of the relevant Acquisition or Investment, in each case, after giving effect to such Acquisition or Investment or incurrence of indebtedness and any related indebtedness on a Pro Forma Basis (it being understood that, following an LCA Election, in connection with any subsequent calculation of any ratio or basket availability on or following such date of execution of such definitive documentation and prior to the earlier of the date on which such Acquisition or Investment is consummated or such definitive documentation is terminated or expires without consummation of such Acquisition or Investment, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Acquisition or Investment (and other transactions in connection therewith, including any incurrence of indebtedness and the use of proceeds thereof) has been consummated).

Section 1.03    Interpretation, Etc. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, a Section, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The terms lease and license shall include sub-lease and sub-license, as applicable. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein or therein, any reference in this Agreement or any other Loan Document to any agreement, document or instrument shall mean such agreement, document or instrument as amended, restated, supplemented or otherwise modified from time to time, in each case, in accordance with the express terms of this Agreement or such Loan Document. For purposes of determining compliance at any time with Sections 6.01, 6.02, 6.04, 6.06, 6.08 and 6.11, in the event that any Indebtedness, Lien, Restricted Junior Payment, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01 (other than Sections 6.01(a) and (c)), 6.02 (other than Section 6.02(a) and (c)), 6.04, 6.06, 6.08 and 6.11, respectively, the Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category as so classified of each applicable covenant. It is understood and agreed that any Indebtedness, Lien, Restricted Junior Payment, Investment, Disposition or Affiliate transaction need not be permitted solely by reference to one category of permitted Indebtedness, Lien, Restricted Junior Payment, Investment, Disposition or Affiliate transaction under Sections 6.01, 6.02, 6.04, 6.06, 6.08 and 6.11, respectively, but may instead be permitted in part under any combination thereof (it being understood that compliance with each such section is separately required).

ARTICLE II

LOANS AND LETTERS OF CREDIT

Section 2.01    Term Loans. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make, on the Closing Date, a term loan (each, an “Initial Term Loan”) to the Borrower in an amount equal to such Lender’s Initial Term Loan Commitment.

The Borrower may make only one borrowing under the Initial Term Loan Commitments, which shall be on the Closing Date. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Sections 2.13(a) and 2.14, all amounts owed hereunder with respect to the Initial Term Loans shall be paid in full no later than the Initial Term Loan Maturity Date. Each Lender’s Initial Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Initial Term Loan Commitment on such date.

(b)    Borrowing Mechanics for Term Loans. Subject to the satisfaction or waiver of the conditions precedent specified herein, each Lender with an Initial Term Loan Commitment shall make its Initial Term Loan available to the Administrative Agent on the Closing Date, by wire transfer of same day funds in Dollars, at the Principal Office designated by the Administrative Agent. The Administrative Agent shall make the proceeds of the Initial Term Loans available to the Borrower on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by the Administrative Agent from Lenders to be credited to the account of the Borrower at the Principal Office designated by the Administrative Agent or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

Section 2.02    Revolving Loans.

(a) Revolving Commitments.

(i)    Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Lender severally agrees to make Revolving Loans to the Borrower in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment; provided, that after giving effect to the making of any Revolving Loans in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.02(a)(i) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

(b) Borrowing Mechanics for Revolving Loans.

(i)    Except pursuant to 2.04(d), Revolving Loans that are Base Rate Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount, Revolving Loans that are Eurodollar Rate Loans shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount. Whenever the Borrower desires that Lenders make Revolving Loans to it, the Borrower shall deliver to the Administrative Agent a fully executed Borrowing Notice no later than 1:00 p.m. (New York City time) (x) at least three (3) Business Days in advance of the proposed Credit Date in the case of a Eurodollar Rate Loan or (y) one (1) Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Borrowing Notice for a Revolving Loan that is a Eurodollar Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to make a borrowing in accordance therewith.

(ii)    Notice of receipt of each Borrowing Notice in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by the Administrative Agent to each applicable Lender by electronic transmission with reasonable promptness on the same day as the Administrative Agent’s receipt of such Borrowing Notice from the Borrower.

(iii)    Each Lender shall make the amount of its Revolving Loan available to the Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at the applicable Principal Office designated by the Administrative Agent. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by the Administrative Agent from Lenders to be credited to the account of Borrower at the Principal Office designated by Administrative Agent or such other account as may be designated in writing to the Administrative Agent by the Borrower.

Section 2.03    Swing Line Loans.

(a)    Swing Line Loans Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, the Swing Line Lender hereby agrees to make Swing Line Loans to the Borrower in Dollars in the aggregate amount up to but not exceeding the Swing Line Sublimit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.03(a) may be repaid and reborrowed during the Revolving Commitment Period. The Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans shall be paid in full on the Revolving Commitment Termination Date.

(b) Borrowing Mechanics for Swing Line Loans.

(i)    Swing Line Loans shall be made in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount.

(ii)    Whenever the Borrower desires that the Swing Line Lender make a Swing Line Loan, the Borrower shall deliver to the Administrative Agent a Borrowing Notice no later than 1:00 p.m. (New York City time) on the proposed Credit Date.

(iii)    The Swing Line Lender shall make the amount of its Swing Line Loan available to the Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds in Dollars at the Administrative Agent’s Principal Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent shall make the proceeds of such Swing Line Loans available to the Borrower promptly upon receipt from such Swing Line Lender on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Swing Line Loans received by the Administrative Agent from such Swing Line Lender to be credited to the account of the Borrower at the Administrative Agent’s applicable Principal Office, or to such other account as may be designated in writing to the Administrative Agent by the Borrower.

(iv)    With respect to any Swing Line Loans which have not been voluntarily prepaid by the Borrower pursuant to Section 2.13(a) or repaid pursuant to Section 2.03(a) above, the Swing Line Lender may at any time in its sole and absolute discretion, deliver to the Administrative Agent (with a copy to the Borrower), no later than 11:00 a.m. (New York City time) at least one (1) Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Borrowing Notice given by the Borrower) requesting that with regard to any Swing Line Loan outstanding on such date, each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to the Borrower on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) in order to repay such outstanding Swing Line Loans. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders other than the Swing Line Lender shall be immediately delivered by the Administrative Agent to the Swing Line Lender (and not to the Borrower) and applied to repay a corresponding portion of the applicable Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, the Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by the Swing Line Lender to the Borrower, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of the Swing Line Lender but shall instead constitute part of the Swing Line Lender’s outstanding Revolving Loans to the Borrower and shall be due under the applicable Revolving Loan Note issued by the Borrower to the Swing Line Lender. If any portion of any such amount paid (or deemed to be paid) to the Swing Line Lender should be recovered by or on behalf of the Borrower from the Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.17.

(v)    If for any reason Revolving Loans are not made pursuant to Section 2.03(b)(iv) in an amount sufficient to repay any amounts owed to the Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by the Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in any outstanding Swing Line Loans in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one (1) Business Day’s notice from the Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to such Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of such Swing Line Lender. In the event any Lender holding such a Revolving Commitment fails to make available to the Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, such Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by such Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate.

(vi)    Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to Section 2.03(b)(iv) and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Loan Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, that such obligations of each Lender are subject to the condition that the Swing Line Lender had not received prior notice from the Borrower or the Required Lenders that any of the conditions under Section 3.02 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans were not satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made; and (2) the Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Default or Event of Default, (B) it does not in good faith believe that all conditions under Section 3.02 to the making of such Swing Line Loan have been satisfied or waived by the Required Lenders or (C) at a time when any Lender is a Defaulting Revolving Lender, unless such Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate such Swing Line Lender’s risk with respect to the Defaulting Revolving Lender’s participation in such Swing Line Loan, including by the Borrower cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the outstanding Swing Line Loans.

Section 2.04    Issuance of Letters of Credit and Purchase of Participations Therein.

(a) Letters of Credit.

(i)    During the Revolving Commitment Period, subject to the terms and conditions hereof, each Issuing Bank agrees to issue Letters of Credit for the account of the Borrower (and, so long as the Borrower is the primary obligor, for the account of the Borrower on behalf of any of its Subsidiaries) in the aggregate amount up to but not exceeding the Letter of Credit Sublimit; provided, that (1) each Letter of Credit shall be denominated in Dollars; (2) the stated amount of each Letter of Credit shall not be less than $250,000 or such lesser amount as is acceptable to the applicable Issuing Bank; (3) after giving effect to such issuance, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect; (4) after giving effect to such issuance, in no event shall the Letter of Credit Usage exceed the Letter of Credit Sublimit then in effect; (5) unless otherwise agreed to by the applicable Issuing Bank, in no event shall any standby Letter of Credit have an expiration date later than the earlier of (x) 12 months after its date of issuance and (y) the fifth Business Day prior to the final maturity of the Revolving Credit Facility; provided that any letter of credit having a 12-month tenor may provide for the renewal of such letter of credit for additional 12-month periods (which shall, in no event, extend beyond the date referred to in clause 5(y) of this paragraph); and (6) unless otherwise agreed to by the applicable Issuing Bank, in no event shall any commercial Letter of Credit (x) have an expiration date later than the earlier of (1) 12 months after its date of issuance and (2) the fifth Business Day prior to the final maturity of the Revolving Credit Facility; provided that any Letter of Credit having a 12-month tenor may provide for the renewal of such Letter of Credit for additional 12-month periods (which shall, in no event, extend beyond the date referred to in clause 6(x)(2) of this paragraph) or (y) be issued if such commercial Letter of Credit is otherwise unacceptable to the Issuing Bank in its reasonable discretion. Except as expressly provided in Section 2.04(d) with respect to same day reimbursement of any draft on any Letter of Credit, the amount of the Borrower’s reimbursement obligations under Section 2.04(d) for any amounts paid by the Issuing Bank in connection with any such Letter of Credit, shall be determined on the date of reimbursement pursuant to Section 2.04(d).

(ii)    Subject to the foregoing, each Issuing Bank may agree that a standby Letter of Credit shall automatically be extended for one or more successive periods not to exceed one year each, unless such Issuing Bank elects not to extend for any such additional period; provided, that such Issuing Bank shall not extend any such Letter of Credit if it has received written notice that an Event of Default has occurred and is continuing at the time such Issuing Bank must elect to allow such extension; provided, further, that at any time when any Lender is a Defaulting Revolving Lender, no Issuing Bank shall be required to issue, renew or extend any Letter of Credit unless such Issuing Bank has entered into arrangements satisfactory to it and the Borrower to eliminate such Issuing Bank’s risk with respect to the participation in Letters of Credit of the Defaulting Revolving Lender, including by cash collateralizing such Defaulting Revolving Lender’s Pro Rata Share of the Letter of Credit Usage.

(iii)    No Issuing Bank shall be under any obligation to issue any Letter of Credit if:

(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such Issuing Bank in good faith deems material to it; or

(B)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank now or hereafter in effect and applicable to letters of credit generally.

(b)    Notice of Issuance. Whenever the Borrower desires the issuance of a Letter of Credit, it shall deliver to the Administrative Agent an Issuance Notice (together with a completed application for Letter of Credit executed by the Borrower in such form as the applicable Issuing Bank may specify) no later than 1:00 p.m. (New York City time) at least three (3) Business Days, or in each case such shorter period as may be agreed to by the applicable Issuing Bank in any particular instance, in advance of the proposed date of issuance. Upon satisfaction or waiver of the conditions set forth in Section 3.02, the applicable Issuing Bank shall issue the requested Letter of Credit only in accordance with such Issuing Bank’s standard operating procedures. Upon the issuance of any Letter of Credit or amendment or modification to a Letter of Credit, the applicable Issuing Bank shall promptly notify the Administrative Agent and each Lender with an applicable Revolving Commitment of such issuance, amendment or modification which notice shall be accompanied by a copy of such Letter of Credit or amendment or modification to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Section 2.04(e).

(c)    Responsibility of the Issuing Bank With Respect to Requests for Drawings and Payments. In determining whether to honor any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall be responsible only to examine the documents delivered under such Letter of Credit with reasonable care so as to ascertain whether they appear on their face to be in accordance with the terms and conditions of such Letter of Credit. As between the Borrower and the applicable Issuing Bank, the Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by the applicable Issuing Bank by, the respective beneficiaries of such Letters of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank shall not be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any such Letter of Credit to comply fully with any conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Bank, including any Governmental Acts; none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Bank’s rights or powers hereunder. Without limiting the foregoing and in furtherance thereof, no action taken or omitted by an Issuing Bank under or in connection with the Letters of Credit or any documents and certificates delivered thereunder, if taken or omitted in good faith and in the absence of gross negligence and willful misconduct (as determined by a final, non-appealable judgment of a court of competent jurisdiction), shall give rise to any liability on the part of such Issuing Bank to the Borrower.

(d)    Reimbursement by the Borrower of Amounts Drawn or Paid Under Letters of Credit. In the event an Issuing Bank has determined to honor a drawing under a Letter of Credit, it shall immediately notify the Borrower and the Administrative Agent, and the Borrower shall reimburse the Issuing Bank not later than one Business Day after such drawing is honored (the “Reimbursement Date”) in an amount in Dollars and in same day funds equal to the amount of such honored drawing;); provided, that anything contained herein to the contrary notwithstanding, (i) unless the Borrower shall have notified the Administrative Agent and the applicable Issuing Bank prior to 10:00 a.m. (New York City time) on the date such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such honored drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have given a timely Borrowing Notice to the Administrative Agent requesting or (x) with respect to any Letter of Credit, that Lenders with Revolving Commitments to make Revolving Loans that are Base Rate Loans on the Reimbursement Date in an amount in Dollars equal to the amount of such honored drawing and (ii) subject to satisfaction or waiver of the conditions specified in Section 3.02, such Lenders with Revolving Commitments shall, on the Reimbursement Date, make such Revolving Loans that are Base Rate Loans, as applicable, in the amount of such honored drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such honored drawing; provided, further, that if for any reason proceeds of Revolving Loans are not received by such Issuing Bank on the Reimbursement Date in an amount equal to the amount of such honored drawing, the Borrower shall reimburse such Issuing Bank, on demand, in an amount in same day funds equal to the excess of the amount of such honored drawing over the aggregate amount of such Revolving Loans, if any, which are so received. Nothing in this Section 2.04 shall be deemed to relieve any Lender with a Revolving Commitment from its obligation to make Revolving Loans on the terms and conditions set forth herein, and the Borrower shall retain any and all rights it may have against any such Lender resulting from the failure of such Lender to make such Revolving Loans under this Section 2.04(d).

(e)    Lenders’ Purchase of Participations in Letters of Credit. Immediately upon the issuance of each Letter of Credit, each Lender having a Revolving Commitment shall be deemed to have purchased, and hereby agrees to irrevocably purchase, from the applicable Issuing Bank a participation in such Letter of Credit and any drawings honored thereunder in an amount equal to such Lender’s Pro Rata Share (with respect to the Revolving Commitments) of the maximum amount which is or at any time may become available to be drawn thereunder. In the event that the Borrower shall fail for any reason to reimburse the applicable Issuing Bank as provided in Section 2.04(d), such Issuing Bank shall promptly notify each Lender with an applicable Revolving Commitment of the unreimbursed amount of such honored drawing and of such Lender’s respective participation therein based on such Lender’s Pro Rata Share of the applicable Revolving Commitments. Each Lender with a Revolving Commitment shall make available to the applicable Issuing Bank an amount equal to its respective participation, in Dollars and in same day funds, at the office of such Issuing Bank specified in such notice, not later than 12:00 noon (New York City time) on the first Business Day (under the laws of the jurisdiction in which such office of the Issuing Bank is located) after the date notified by such Issuing Bank. In the event that any Lender with a Revolving Commitment fails to make available to the applicable Issuing Bank on such Business Day the amount of such Lender’s participation in such Letter of Credit as provided in this Section 2.04(e), the applicable Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon for three (3) Business Days at the rate customarily used by the applicable Issuing Bank for the correction of errors among banks and thereafter, in respect of Letters of Credit, at the Base Rate. In the event the applicable Issuing Bank shall have been reimbursed by other Lenders pursuant to this Section 2.04(e) for all or any portion of any drawing honored by the Issuing Bank under a Letter of Credit, the Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under this Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share (with respect to the applicable Revolving Commitments) of all payments subsequently received by the applicable Issuing Bank from the Borrower in reimbursement of such honored drawing when such payments are received. Any such distribution shall be made to a Lender at its primary address set forth below its name on Schedule 1.01(d) or at such other address as such Lender may request.

(f)    Obligations Absolute. The obligation of the Borrower to reimburse an Issuing Bank for drawings honored under Letters of Credit issued by it and to repay any Revolving Loans made by the Lenders pursuant to Section 2.04(d) and the obligations of the Lenders under Section 2.04(e) shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms hereof under all circumstances including any of the following circumstances: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), any Issuing Bank, any Lender or any other Person or, in the case of a Lender, against the Borrower, whether in connection herewith, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Borrower or one of its Subsidiaries and the beneficiary for which any Letter of Credit was procured); (iii) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by an Issuing Bank under any Letter of Credit against presentation of a draft or other document which does not substantially comply with the terms of such Letter of Credit; (v) any adverse change in the business, general affairs, assets, liabilities, operations, management, condition (financial or otherwise), stockholders’ equity, results of operations or value of any Loan Party; (vi) any breach hereof or any other Loan Document by any party thereto; (vii) the fact that an Event of Default or a Default shall have occurred and be continuing; or (viii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

(g)    Indemnification. Without duplication of any obligation of the Borrower under Section 10.02 or 10.03, in addition to amounts payable as provided herein, the Borrower hereby agrees to protect, indemnify, pay and save harmless each applicable Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which such Issuing Bank may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit by such Issuing Bank, other than as a result of (1) the gross negligence or willful misconduct of such Issuing Bank (as determined by a final, non-appealable judgment of a court of competent jurisdiction) or (2) the wrongful dishonor by such Issuing Bank of a proper demand for payment made under any Letter of Credit issued by it or (ii) the failure of such Issuing Bank to honor a drawing under any such Letter of Credit as a result of any Governmental Act.

(h)    Resignation and Removal of an Issuing Bank. An Issuing Bank may resign as an Issuing Bank upon 60 days prior written notice to the Administrative Agent, the Lenders and the Borrower. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank (provided that no consent of the replaced Issuing Bank will be required if the replaced Issuing Bank has no Letters of Credit or reimbursement Obligations with respect thereto outstanding) and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement or resignation of such Issuing Bank. At the time any such replacement or resignation shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced or resigned Issuing Bank. From and after the effective date of any such replacement or resignation, (i) any successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term

“Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement or resignation of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto to the extent that Letters of Credit issued by it remain outstanding and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement or resignation, but shall not be required to issue additional Letters of Credit or to renew existing Letters of Credit.

(i)    Conflict with Application for Letter of Credit. In the event of any conflict between the terms of this Agreement and the terms of any application for Letter of Credit, the terms hereof shall control.

(j)    Reporting. Not later than three (3) Business Days following the last day of each month (or at such other intervals as the Administrative Agent and the applicable Issuing Bank shall agree), each Issuing Bank shall provide to the Administrative Agent a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), the expiration date, and the reference number of any Letter of Credit outstanding at any time during such month, and showing the aggregate amount (if any) payable by the Borrower to such Issuing Bank during such month.

(k)    Existing Letters of Credit. On the Closing Date, the Existing Letters of Credit will automatically, without any action on the part of any Person, be deemed to be Letters of Credit issued hereunder on the Closing Date for the account of the applicable Subsidiary of the Borrower that is the account party for such Existing Letter of Credit under the Existing Credit Agreement for all purposes of this Agreement and the other Loan Documents.

Section 2.05    Pro Rata Shares; Availability of Funds.

(a)    Pro Rata Shares. All Loans shall be made, and all participations purchased, by the Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby nor shall any Term Loan Commitment or any Revolving Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder or purchase a participation required hereby.

(b)    Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Credit Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent at the customary rate set by the Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to the Administrative Agent at the rate payable hereunder for Base Rate Loans for such Class of Loans. Nothing in this Section 2.05(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitment and Revolving Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.06    Use of Proceeds. The proceeds of the Initial Term Loans will be used by the Borrower on the Closing Date solely (i) first, to pay the Transaction Costs, (ii) second, to consummate the Existing Indebtedness Refinancing and (iii) third, together with cash on hand, to pay the consideration for the Mergers as set forth in the Merger Agreement. The proceeds of Revolving Loans and Swing Line Loans will be used by the Borrower for working capital and other general corporate purposes (including, without limitation, Permitted Acquisitions and other permitted Investments). Letters of Credit will be used to support obligations of the Borrower and its Subsidiaries incurred in the ordinary course of business. Additionally, Letters of Credit may be used on the Closing Date in order to, among other things, backstop or replace letters of credit outstanding on the Closing Date under facilities no longer available to the Borrower or its Subsidiaries as of the Closing Date. The proceeds of loans under any Incremental Term Loan Commitments will be used by the Borrower for working capital and other general corporate purposes (including, without limitation, Permitted Acquisitions and other permitted Investments).

Section 2.07    Evidence of Debt; Registers; Notes.

(a)    Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of the Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof.

(b)    Registers. The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names, addresses of, and the principal and stated interest owing to, the Lenders and the Term Loans of each Lender from time to time (the “Term Loan Register”). The Administrative Agent (or its agent or sub-agent appointed by it) shall maintain at its Principal Office a register for the recordation of the names, addresses of, and the principal and stated interest owing to, the Lenders and the Revolving Commitment and Revolving Loans of each Lender from time to time (the “Revolving Commitment Register”). The Registers shall be available for inspection by the Administrative Agent, the Borrower or any Lender (but solely with respect to any entry relating to such Lender’s Loans) at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record, or shall cause to be recorded, in the Term Loan Register or the Revolving Commitment Register, as applicable, the Revolving Commitments and the Loans in accordance with the provisions of Section 10.06, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Lender’s Revolving Commitment or the Borrower’s Obligations in respect of any Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower’s agent solely for purposes of maintaining the Term Loan Register and the Revolving Commitment Register as the case may be, as provided in this Section 2.07, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents, sub-agents and Affiliates shall constitute “Indemnitees.”

(c)    Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at least five (5) Business Days prior to the Closing Date, or at any time thereafter, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower’s receipt of such notice) a Note or Notes to evidence such Lender’s Term Loan, Revolving Loan or Swing Line Loan, as the case may be.

Section 2.08    Interest on Loans.

(a)    Except as otherwise set forth herein, each Class of Loan shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)    in the case of Term Loans and Revolving Loans:

(A)    if a Base Rate Loan, at the Base Rate plus the Applicable Margin; or

(B)    if a Eurodollar Rate Loan, at the Adjusted Eurodollar Rate plus the Applicable Margin; and

(ii)    in the case of Swing Line Loans, at the Base Rate plus the Applicable Margin for Revolving Loans.

(b)    The basis for determining the rate of interest with respect to any Loan (except a Swing Line Loan which can be made and maintained as a Base Rate Loan only), and the Interest Period with respect to any Eurodollar Rate Loan, shall be selected by the Borrower and notified to the Administrative Agent pursuant to the applicable Borrowing Notice or Conversion/Continuation Notice, as the case may be; provided, that until the date on which the Arrangers notify the Borrower that the primary syndication of the Loans and Revolving Commitments has been completed, as determined by the Arrangers, the Term Loans shall be maintained as Base Rate Loans. If on any day a Loan is outstanding with respect to which a Borrowing Notice or Conversion/Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)    In connection with (i) Term Loans that are Eurodollar Rate Loans there shall be no more than fourteen (14) Interest Periods outstanding at any time and (ii) Revolving Loans that are Eurodollar Rate Loans there shall be no more than six (6) Interest Periods outstanding at any time. In the event the Borrower fails to specify between a Base Rate Loan or a Eurodollar Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, such Loan (if outstanding as a Dollar denominated Eurodollar Rate Loan) shall be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Loan (or if outstanding as a Base Rate Loan shall remain as, or (if not then outstanding) shall be made as, a Base Rate Loan). In the event the Borrower fails to specify an Interest Period for any Eurodollar Rate Loan in the applicable Borrowing Notice or Conversion/Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the Eurodollar Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

(d)    Interest payable pursuant to Section 2.08(a) shall be computed (i) in the case of Base Rate Loans based on the Prime Rate, on the basis of a 365-day or 366-day year, as the case may be and (ii) in the case of Eurodollar Rate Loans and Base Rate Loans not based on the Prime Rate, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Term Loan, the last Interest Payment Date with respect to such Term Loan or, with respect to a Base Rate Loan being converted from a Eurodollar Rate Loan, the date of such conversion, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a Eurodollar Rate Loan, the date of such conversion, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)    Except as otherwise set forth herein, interest on each Loan (i) shall accrue on a daily basis and shall be payable in arrears on each Interest Payment Date with respect to interest accrued on and to each such payment date; (ii) shall accrue on a daily basis and shall be payable in arrears upon any prepayment of such Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid; and (iii) shall accrue on a daily basis and shall be payable in arrears at maturity of such Loan, including final maturity of such Loan; provided, that with respect to any voluntary prepayment of a Base Rate Loan, accrued interest shall instead be payable on the applicable Interest Payment Date.

(f)    The Borrower agrees to pay to the applicable Issuing Bank, with respect to drawings honored under any Letter of Credit issued by it, interest on the amount paid by such Issuing Bank in respect of each such honored drawing from the date such drawing is honored to but excluding the date such amount is reimbursed by or on behalf of the Borrower at a rate equal to (i) for the period from the date such drawing is honored to but excluding the applicable Reimbursement Date, the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans and (ii) thereafter, a rate which is 2.00% per annum in excess of the rate of interest otherwise payable hereunder with respect to Revolving Loans that are Base Rate Loans.

(g)    Interest payable pursuant to Section 2.08(f) shall be computed on the basis of a 365/366-day year for the actual number of days elapsed in the period during which it accrues, and shall be payable on demand or, if no demand is made, on the date on which the related drawing under a Letter of Credit is reimbursed in full. Promptly upon receipt by the applicable Issuing Bank of any payment of interest pursuant to Section 2.08(f), such Issuing Bank shall distribute to each applicable Lender, out of the interest received by such Issuing Bank in respect of the period from the date such drawing is honored to but excluding the date on which the Issuing Bank is reimbursed for the amount of such drawing (including any such reimbursement out of the proceeds of any Revolving Loans), the amount that such Lender would have been entitled to receive in respect of the letter of credit fee that would have been payable in respect of such Letter of Credit for such period if no drawing had been honored under such Letter of Credit. In the event an Issuing Bank shall have been reimbursed by the applicable Lenders for all or any portion of such honored drawing, such Issuing Bank shall distribute to each Lender which has paid all amounts payable by it under Section 2.04(e) with respect to such honored drawing such Lender’s Pro Rata Share of any interest received by such Issuing Bank in respect of that portion of such honored drawing so reimbursed by the applicable Lenders for the period from the date on which such Issuing Bank was so reimbursed by the applicable Lenders to but excluding the date on which such portion of such honored drawing is reimbursed by the Borrower.

Section 2.09    Conversion/Continuation.

(a)    Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:

(i)    to convert at any time all or any part of any Term Loan or Revolving Loan equal to $1,000,000 (or, in the case of a conversion to a Base Rate Loan, $500,000) and integral multiples of $1,000,000 (or, in the case of a conversion to a Base Rate Loan, $100,000) in excess of that amount from one Type of Loan to another Type of Loan; provided, that a Eurodollar Rate Loan may only be converted on the expiration of the Interest Period applicable to such Eurodollar Rate Loan unless the Borrower shall pay all amounts due under Section 2.18 in connection with any such conversion; or

(ii)    upon the expiration of any Interest Period applicable to any Eurodollar Rate Loan, to continue all or any portion of such Loan equal to $1,000,000 and integral multiples of $1,000,000 in excess of that amount as a Eurodollar Rate Loan.

(b)    The Borrower shall deliver a Conversion/Continuation Notice to the Administrative Agent no later than 1:00 p.m. (New York City time) at least one (1) Business Day in advance of the proposed conversion date (in the case of a conversion to and from a Base Rate Loan) and at least three (3) Business Days in advance of the proposed Conversion/Continuation Date (in the case of a conversion to or from, or a continuation of, a Eurodollar Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any Eurodollar Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.10    Default Interest. Upon the occurrence and during the continuance of an Event of Default under Section 8.01(a), (f) or (g), amounts not paid when due (which, in the case of interest payments, will be to the extent permitted by applicable law) shall thereafter bear interest (including post-petition interest in any proceeding under the Bankruptcy Code or other applicable bankruptcy laws) payable on demand at a rate (the “Default Rate”) that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans that are Revolving Loans); provided, that in the case of Eurodollar Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Eurodollar Rate Loans shall thereupon become Base Rate Loans, as applicable, and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.10 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent or any Lender.

Section 2.11    Fees.

(a)    The Borrower agrees to pay to Lenders (other than Defaulting Lenders) having Revolving Exposure:

(i)    commitment fees equal to (1) the average of the daily difference between (a) the Revolving Commitments and (b) the aggregate principal amount of (x) all outstanding Revolving Loans plus (y) the Letter of Credit Usage, times (2) the Applicable Revolving Commitment Fee Percentage; and

(ii)    letter of credit fees equal to (1) the Applicable Margin for Revolving Loans that are Eurodollar Rate Loans, times (2) the average aggregate daily maximum amount available to be drawn under all such Letters of Credit (regardless of whether any conditions for drawing could then be met and determined as of the close of business on any date of determination).

All fees referred to in this Section 2.11(a) shall be paid to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender that has Revolving Exposure its Pro Rata Share thereof. Notwithstanding the foregoing, the aggregate outstanding principal amount of all Swing Line Loans of all Lenders shall be disregarded for purposes of calculating the commitment fee.

All fees referred to in this Section 2.11(b) shall be paid in Dollars to the Administrative Agent at its Principal Office and upon receipt, the Administrative Agent shall promptly distribute to each Lender that has Revolving Exposure its Pro Rata Share thereof.

(b)    The Borrower agrees to pay directly to each Issuing Bank, for its own account, the following fees:

(i)    a fronting fee equal to 0.25%, per annum, times the average aggregate daily maximum amount available to be drawn under all Letters of Credit issued by it (determined as of the close of business on any date of determination); and

(ii)    such documentary and processing charges for any issuance, amendment, transfer or payment of a Letter of Credit as are in accordance with the Issuing Bank’s standard schedule for such charges and as in effect at the time of such issuance, amendment, transfer or payment, as the case may be.

(c)    All fees referred to in Section 2.11(a), 2.11(b) and 2.11(c) shall be calculated on the basis of a 360-day year and the actual number of days elapsed and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year during the Revolving Commitment Period, commencing on the first such date to occur after the Closing Date, and on the Revolving Commitment Termination Date.

(d)    In addition to any of the foregoing fees, the Borrower agrees to pay to Agents such other fees in the amounts and at the times separately agreed upon.

Section 2.12    Scheduled Payments. The principal amounts of the Initial Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in the aggregate amounts set forth below on the dates set forth below (each, an “Installment Date”), commencing September 30, 2018:

Amortization Date	Initial Term Loan Installments
September 30, 2018	$4,125,000
December 31, 2018	$4,125,000
March 31, 2019	$4,125,000
June 30, 2019	$4,125,000
September 30, 2019	$4,125,000
December 31, 2019	$4,125,000
March 31, 2020	$4,125,000
June 30, 2020	$4,125,000
September 30, 2020	$4,125,000
December 31, 2020	$4,125,000
March 31, 2021	$4,125,000
June 30, 2021	$4,125,000
September 30, 2021	$4,125,000
December 31, 2021	$4,125,000
March 31, 2022	$4,125,000
June 30, 2022	$4,125,000
September 30, 2022	$4,125,000
December 31, 2022	$4,125,000
March 31, 2023	$4,125,000
June 30, 2023	$4,125,000
September 30, 2023	$4,125,000
December 31, 2023	$4,125,000
March 31, 2024	$4,125,000
June 30, 2024	$4,125,000
September 30, 2024	$4,125,000
December 31, 2024	$4,125,000
March 31, 2025	$4,125,000

Amortization Date	Initial Term Loan Installments
Initial Term Loan Maturity Date	Remaining outstanding principal amount of the Initial Term Loans provided, that in the event any Incremental Term Loans are made, such Incremental Term Loans shall be repaid on each Installment Date occurring on or after the applicable Increased Amount Date as set forth in the applicable Joinder Agreement (including, if such Incremental Term Loans are documented as an increase in an existing Class of Term Loans) and, in connection with any such Incremental Term Loans, the foregoing amortization (and any other relevant Class of Term Loans) may be increased to enable the Initial Term Loans and any Incremental Term Loans which are to be an increase to an existing Class of Term Loans, as applicable, to be fungible for tax purposes.

Notwithstanding the foregoing, (x) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Initial Term Loans in accordance with Sections 2.13, 2.14 and 2.15, as applicable; (y) the Initial Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Initial Term Loan Maturity Date; and (z) Incremental Term Loans, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the applicable Incremental Term Loan Maturity Date.

Section 2.13    Voluntary Prepayments/Commitment Reductions.

(a)    Voluntary Prepayments.

(i)    Any time and from time to time (1) with respect to Base Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $500,000 and integral multiples of $100,000 in excess of that amount; (2) with respect to Eurodollar Rate Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $1,000,000 and integral multiples of $500,000 in excess of that amount and (3) with respect to Swing Line Loans, the Borrower may prepay any such Loans on any Business Day in whole or in part in an aggregate minimum amount of $100,000, and in integral multiples of $100,000 in excess of that amount.

(ii)    All such prepayments shall be made (1) upon not less than one (1) Business Day’s prior written notice in the case of Base Rate Loans; (2) upon not less than three (3) Business Days’ prior written notice in the case of Eurodollar Rate Loans; and (3) upon written notice on the date of prepayment, in the case of Swing Line Loans, in each case given to the Administrative Agent or Swing Line Lender, as the case may be, by 12:00 noon (New York City time) on the date required (and the Administrative Agent or Swing Line Lender, as the case may be, shall promptly transmit such original notice for Term Loans, Revolving Loans or Swing Line Loans, as the case may be, by electronic transmission or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.15(a). Any notice in respect of a prepayment of the Term Loans (an “Optional Prepayment Notice”) may be conditioned upon the effectiveness of other transactions, in which case such notice may be revoked by the Borrower by providing notice to the Administrative Agent on or prior to the date of prepayment as specified in such Optional Prepayment Notice, and the failure to make a prepayment pursuant to such an Optional Prepayment Notice shall not constitute an Event of Default under Section 8.01(a).

(b)    Voluntary Commitment Reductions.

(i)    The Borrower may, upon not less than three (3) Business Days’ prior written notice confirmed in writing to the Administrative Agent (which original written notice the Administrative Agent shall promptly transmit by electronic transmission or telephone to each applicable Lender), at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Revolving Commitments in an amount up to the amount by which the Revolving Commitments exceed the Total Utilization of Revolving Commitments at the time of such proposed termination or reduction; provided, that any such partial reduction of the Revolving Commitments shall be in an aggregate minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess of that amount.

(ii)    The Borrower’s notice to the Administrative Agent shall designate the date (which shall be a Business Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Revolving Commitments shall be effective on the date specified in the Borrower’s notice and shall reduce the Revolving Commitment of each Lender proportionately to its Pro Rata Share thereof.

(c)    Below-Par Purchases. Notwithstanding anything to the contrary contained in this Section 2.13 or any other provision of this Agreement and without otherwise limiting the rights in respect of prepayments of the Loans of the Borrower and its Subsidiaries or the rights of any Term Lender (as defined below) to receive payments of the Term Loans at par value, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may repurchase outstanding Term Loans pursuant to this Section 2.13(c) on the following basis:

(i)    The Borrower may make one or more offers (each, an “Offer”) to repurchase all or any portion of the Term Loans (such Term Loans, the “Offer Loans”), provided that, (A) the Borrower delivers notice of its intent to make such Offer to the Administrative Agent at least five (5) Business Days in advance of the launch of any proposed Offer, (B) upon the launch of such proposed Offer, the Borrower delivers an irrevocable notice of such Offer to the Administrative Agent (and upon receipt by the Administrative Agent of such notice, the Administrative Agent shall promptly notify each Lender holding a Term Loan (each such Lender, a “Term Lender”) thereof) indicating (1) the last date on which such Offer may be accepted, (2) the maximum Dollar amount of such Offer and (3) the repurchase price per Dollar of principal amount of such Offer

Loans at which the Borrower is willing to repurchase such Offer Loans (which price shall be below par), (C) the maximum Dollar amount of each Offer shall be an amount reasonably determined by the Borrower in consultation with the Administrative Agent prior to the making of any such Offer; (D) the Borrower shall hold such Offer open for a minimum period of days to be reasonably determined by the Administrative Agent and the Borrower prior to the making of any such Offer; (E) a Term Lender who elects to participate in the Offer may choose to sell all or part of such Term Lender’s Offer Loans; (F) such Offer shall be made to all Term Lenders holding the Offer Loans on a pro rata basis in accordance with the respective principal amount then due and owing to the Term Lenders; provided, further that, if any Term Lender elects not to participate in the Offer, either in whole or in part, the amount of such Term Lender’s Offer Loans not being tendered shall be excluded in calculating the pro rata amount applicable to the balance of such Offer Loans; and (G) such Offer shall be conducted pursuant to such procedures the Administrative Agent may establish in consultation with the Borrower (which shall be consistent with this Section 2.13(c)) and that a Lender must follow in order to have its Offer Loans repurchased;

(ii)    With respect to all repurchases made by the Borrower such repurchases shall be deemed to be voluntary prepayments pursuant to this Section 2.13 in an amount equal to the aggregate principal amount of such Term Loans, provided that such repurchases shall not be subject to the provisions of paragraphs (a) and (b) of this Section 2.13 or Section 2.17;

(iii)    Upon the purchase by the Borrower of any Term Loans, (A) automatically and without the necessity of any notice or any other action, all principal and accrued and unpaid interest on the Term Loans so repurchased shall be deemed to have been paid for all purposes and shall be cancelled and no longer outstanding for all purposes of this Agreement and all other Loan Documents (and in connection with any Term Loan purchased pursuant to this Section 2.13(c), the Administrative Agent is authorized to make appropriate entries in the Term Loan Register to reflect such cancellation) and (B) the Borrower will promptly advise the Administrative Agent of the total amount of Offer Loans that were repurchased from each Lender who elected to participate in the Offer;

(iv)    Failure by the Borrower to make any payment to a Lender required by an agreement permitted by this Section 2.13(c) shall not constitute an Event of Default under Section 8.01(a);

(v)    No proceeds of any Revolving Loans may be used to purchase any Offer Loans; and

(vi)    The amount of such repurchases (based on the face value of the Term Loans purchased thereby) shall be applied on a pro rata basis to reduce the remaining Installments on the applicable Class of Term Loans pursuant to Section 2.12.

(d)    Initial Term Loan Call Protection. All (i) voluntary prepayments of Initial Term Loans pursuant to Section 2.13(a) effected on or prior to the date that is six months after the Closing Date with the proceeds of a Repricing Transaction and (ii) amendments, amendments and restatements or other modifications of this Agreement on or prior to the date that is six months after the Closing Date constituting a Repricing Transaction, shall in each case be accompanied by a fee payable to the Term Lenders in an amount equal to 1.00% of the aggregate principal amount of the Initial Term Loan borrowings so prepaid, in the case of a transaction described in clause (i) of this paragraph, or 1.00% of the aggregate principal amount of Initial Term Loans affected by such amendment, amendment and restatement or other modification (including any such Loans assigned in connection with the replacement of a Term Lender not consenting thereto), in the case of a transaction described in clause (ii) of this sentence. Such fee shall be paid by the Borrower to the Administrative Agent, for the account of the Lenders in respect of the Initial Term Loans, on the date of such prepayment.

Section 2.14    Mandatory Prepayments.

(a)    Asset Sales. No later than the third Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds in respect of any Asset Sale pursuant to Section 6.08(d), (p), (t)(i) or (t)(iii), the Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Cash Proceeds; provided that the Borrower may exclude such Net Cash Proceeds in an aggregate amount not exceeding $10,000,000 in any fiscal year (which amount shall be increased by any unused portion of such $10,000,000 exclusion from the immediately preceding fiscal year) from the prepayment required by this Section 2.14(a); provided, further, that the Borrower shall have the option directly or through one or more of its Subsidiaries, to invest such Net Cash Proceeds within twelve (12) months of receipt thereof in assets used in the business of the Loan Parties and their Subsidiaries (provided that if, prior to the expiration of such twelve (12) month period, the Borrower, directly or through its Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the date that is six (6) months after the expiration of such twelve (12) month period, such twelve (12) month period shall be extended to an eighteen (18) month period).

(b)    Insurance/Condemnation Proceeds. No later than the third Business Day following the date of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds of the type described in clause (b) of the definition thereof, the Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to such Net Cash Proceeds; provided, that the Borrower shall have the option directly or through one or more of its Subsidiaries to invest such Net Cash Proceeds within twelve (12) months of receipt thereof, in assets used in the business of the Borrower and its Subsidiaries, which investment may include the repair, restoration or replacement of the applicable assets thereof (provided that if, prior to the expiration of such twelve (12) month period, the Borrower, directly or through its Subsidiaries, shall have entered into a binding agreement providing for such investment on or prior to the date that is six (6) months after the expiration of such twelve (12) month period, such twelve (12) month period shall be extended to an eighteen (18) month period).

(c)    Issuance or Incurrence of Debt. On the date of receipt by the Borrower or any of its Subsidiaries of any Net Cash Proceeds from the issuance or incurrence of any Indebtedness of the Borrower or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01), the Borrower shall prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to 100.0% of such Net Cash Proceeds.

(d)    Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with the Fiscal Year ending December 31, 2019), the Borrower shall, no later than ten Business Days after delivery of the annual audited financial statements delivered in connection with such Fiscal Year, prepay the Term Loans as set forth in Section 2.15(b) in an aggregate amount equal to (i) 50% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans during the applicable Fiscal Year or after year-end and prior to the time such Consolidated Excess Cash Flow prepayment is due (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments and including the actual amount paid by the Borrower in connection with any repurchase of Term Loans described in Section 2.13(c)), other than any such repayments of Loans funded with the proceeds of Indebtedness; provided, that if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(c) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 3.00:1.00 and greater than 2.00:1.00, the Borrower shall only be required to make the prepayments required hereby in an amount equal to (i) 25% of such Consolidated Excess Cash Flow minus (ii) voluntary repayments of the Loans during the applicable Fiscal Year or after year-end and prior to the time such Consolidated Excess Cash Flow prepayment is due (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments and including the actual amount paid by the Borrower in connection with any repurchase of Term Loans described in Section 2.13(c)), other than any such repayments of Loans funded with the proceeds of Indebtedness; provided further that if, as of the last day of the most recently ended Fiscal Year, the Leverage Ratio (determined for any such period by reference to the Compliance Certificate delivered pursuant to Section 5.01(c) calculating the Leverage Ratio as of the last day of such Fiscal Year) shall be less than or equal to 2.00:1.00, the Borrower shall not be required to make a prepayment of such Consolidated Excess Cash Flow; provided that no prepayment will be made under this clause (d) for such fiscal year if the aggregate amount of such prepayment would not exceed $10,000,000.

(e) [Reserved].

(f)    Revolving Loans, Swing Loans and Letters of Credit. The Borrower shall from time to time prepay first, Swing Line Loans, second, its Revolving Loans and third cash collateralize its outstanding Letters of Credit, to the extent necessary so that the Total Utilization of Revolving Commitments shall not at any time exceed the Revolving Commitments then in effect.

(g) [Reserved].

(h)    Restricted Amount. If the Borrower determines in good faith that it would incur a material tax liability, including a deemed dividend pursuant to Section 956 of the Internal Revenue Code, if all or a portion of the funds required to make a mandatory prepayment from the proceeds of an Asset Sale, insurance proceeds or other disposition or with respect to Consolidated

Excess Cash Flow were up-streamed or transferred from a Foreign Subsidiary as a distribution or dividend (a “Restricted Amount”), the amount the Borrower will be required to mandatorily prepay shall be reduced by the Restricted Amount until such time as the Borrower determines that the Borrower and its Subsidiaries may upstream or transfer such Restricted Amount without incurring such material tax liability. Prepayment from Consolidated Excess Cash Flow attributable to Foreign Subsidiaries or from Net Cash Proceeds of their Asset Sales, insurance proceeds or other dispositions will not be required to the extent such prepayments (including the repatriation of cash in connection therewith) would be restricted by applicable law, rule or regulation. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute an Event of Default.

(i)    Additional Pari Passu Indebtedness. Additional Pari Passu Indebtedness may share in any mandatory prepayment under this Section on a ratable basis (but, for the avoidance of doubt, not on a greater than pro rata basis) to the extent such prepayment is required under the terms of such Additional Pari Passu Indebtedness and such prepayment shall reduce, without duplication, the amount of any prepayment of Term Loans otherwise required under this Section 2.14.

Section 2.15    Application of Prepayments/Reductions.

(a)    Application of Voluntary Prepayments by Type of Loans. Any prepayment of any Loan pursuant to Section 2.13(a) shall be applied as specified by or on behalf of the Borrower in the applicable notice of prepayment; provided that any voluntary prepayment pursuant to this Section 2.15(a) must be applied pro rata to all Term Loans of the same Class (but may be applied to (x) any Class of Term Loans (and, for the avoidance of doubt, prepayments of the Term Loans do not have to be applied to all Classes of Term Loan) and (y) the Installments thereof, in each case as specified by the Borrower); and provided further, that in the event the Borrower fails to specify the Loans (including, in the case of the Term Loans, the Class) to which any such prepayment shall be applied, such prepayment shall be applied as follows:

first, to repay outstanding Swing Line Loans of the Borrower to the full extent thereof;

second, to repay outstanding Revolving Loans of the Borrower to the full extent thereof; and

third, if such prepayment is made by (or on behalf of) the Borrower, to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof); and further applied to prepay to the next eight (8) scheduled Installments of such Term Loans in direct order of maturity and thereafter applied on a pro rata basis to the remaining scheduled Installments of principal of such Term Loans on a pro rata basis (in accordance with respective outstanding principal amounts thereof).

(b)    Application of Mandatory Prepayments by Type of Loans. Any amount required to be paid pursuant to Sections 2.14(a) through 2.14(e) shall be applied to prepay to the next eight (8) scheduled Installments of the Term Loans in direct order of maturity and thereafter applied on a pro rata basis to the remaining scheduled Installments of principal of the Term Loans on a pro rata basis (in accordance with respective outstanding principal amounts thereof).

(c)    Application of Prepayments of Loans to Base Rate Loans and Eurodollar Rate Loans. Considering each Class of Loans being prepaid separately, any prepayment thereof shall be applied first to Base Rate Loans to the full extent thereof before application to Eurodollar Rate Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.18(c).

Section 2.16    General Provisions Regarding Payments.

(a)    All payments by the Borrower of principal, interest, fees and other Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 12:00 noon (New York City time) on the date due at the Principal Office designated by the Administrative Agent for the account of the applicable Lenders. For purposes of computing interest and fees, funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day.

(b)    All payments in respect of the principal amount of any Loan (other than voluntary prepayments of Revolving Loans and Base Rate Loans) shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Loan on a date when interest is due and payable with respect to such Loan) shall be applied to the payment of interest then due and payable before application to principal.

(c)    The Administrative Agent (or its agent or sub-agent appointed by it) shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due thereto, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

(d)    Notwithstanding the foregoing provisions hereof, if any Conversion/ Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any Eurodollar Rate Loans, the Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)    Subject to the provisos set forth in the definition of “Interest Period” as they may apply to Revolving Loans, whenever any payment to be made hereunder with respect to any Loan shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and, with respect to Revolving Loans only, such extension of time shall be included in the computation of the payment of interest hereunder or of the Revolving Commitment fees hereunder.

(f)    The Borrower hereby authorizes the Administrative Agent to charge the Borrower’s respective accounts, with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (subject to sufficient funds being available in its accounts for that purpose).

(g)    The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 12:00 noon (New York City time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and (ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate from the date such amount was due and payable until the date such amount is paid in full.

(h)    If an Event of Default shall have occurred and not otherwise been waived, and the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by Agents hereunder in respect of any of the Obligations, shall be applied in accordance with the application arrangements described in Section 9.2 of the Pledge and Security Agreement.

Section 2.17    Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross-action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, amounts payable in respect of Letters of Credit, fees and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder. The provisions of this Section 2.17 shall not be construed to apply to (a) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.

Section 2.18    Making or Maintaining Eurodollar Rate Loans.

(a)    Inability to Determine Applicable Interest Rate.

(i)    In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any Eurodollar Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Loans on the basis provided for in the definition of Adjusted Eurodollar Rate, the Administrative Agent shall on such date give notice (by electronic transmission or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (A) no Loans may be made as, or converted to, Eurodollar Rate Loans until such time as the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist and (B) any Borrowing Notice or Conversion/Continuation Notice given by the Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

(ii)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) the circumstances set forth in Section 2.18(a)(i) have arisen and such circumstances are unlikely to be temporary or (B) the circumstances set forth in Section 2.18(a)(i) have not arisen but the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 10.05, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(b)    Illegality or Impracticability of Eurodollar Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto) that the making, maintaining or continuation of its Eurodollar Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline or order (or would conflict with any such treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful) or (ii) has become impracticable, as a result of contingencies occurring after the Closing Date which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender” and it shall on that day give notice (by electronic transmission or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other applicable Lender). If the Administrative Agent receives a notice from (x) any Lender pursuant to clause (i) of the preceding sentence or (y) a notice from Lenders constituting the Required Lenders pursuant to clause (ii) of the preceding sentence, then (1) the obligation of the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) to make Loans as, or to convert Loans to, Eurodollar Rate Loans shall be suspended until such notice shall be withdrawn by each Affected Lender, (2) to the extent such determination by the Affected Lender relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Lenders (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender) shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (3) the Lenders’ (or, in the case of any notice pursuant to clause (i) of the preceding sentence, such Lender’s) obligations to maintain their respective outstanding Eurodollar Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law and (4) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a Eurodollar Rate Loan then being requested by the Borrower pursuant to a Borrowing Notice or a Conversion/Continuation Notice, the Borrower shall have the option, subject to the provisions of Section 2.18(c), to rescind such Borrowing Notice or Conversion/Continuation Notice as to all Lenders by giving notice (by electronic transmission) to the Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission the Administrative Agent shall promptly transmit to each other Lender).

(c)    Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to Lenders of funds borrowed by it to make or carry its Eurodollar Rate Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any Eurodollar Rate Loan does not occur on a date specified therefor in a Borrowing Notice, or a conversion to or continuation of any Eurodollar Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice; (ii) if any prepayment or other principal payment of, or any conversion of, any of its Eurodollar Rate Loans occurs on a date prior to the last day of an Interest Period applicable to that Loan; or (iii) if any prepayment of any of its Eurodollar Rate Loans is not made on any date specified in a notice of prepayment given by the Borrower. Such Lender shall deliver to the Borrower a written statement setting forth in reasonable detail any amount or amounts such Lender is entitled to receive under this Section 2.18(c), which statement shall be conclusive and binding absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such statement within five (5) Business Days after the Borrower’s receipt of such statement.

(d)    Booking of Eurodollar Rate Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans at, to or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)    Assumptions Concerning Funding of Eurodollar Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.18 and under Section 2.19 shall be made as though such Lender had actually funded each of its relevant Eurodollar Rate Loans through the purchase of a Eurodollar deposit bearing interest at the rate obtained pursuant to clause (a)(i) of the definition of Adjusted Eurodollar Rate in an amount equal to the amount of such Eurodollar Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, that each Lender may fund each of its Eurodollar Rate Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.18 and under Section 2.19.

Section 2.19    Increased Costs; Capital Adequacy.

(a)    Compensation For Increased Costs and Taxes. In the event that any Lender (which term shall include the Issuing Banks for purposes of this Section 2.19(a)) shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty or governmental rule, regulation or order, or any change therein or in the interpretation, administration, implementation or application thereof (including the introduction of any new law, treaty or governmental rule, regulation or order), or the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any court or Governmental Authority, in each case is adopted or becomes effective after the Closing Date (a “Change in Law”), or compliance by such Lender with any guideline, request or directive issued or made after the Closing Date by any central bank or other Governmental Authority or quasi-Governmental Authority (whether or not having the force of law): (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to Eurodollar Rate Loans that are reflected in the definition of Adjusted Eurodollar Rate); (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits reserves, other liabilities or capital attributable thereto; or (iii) imposes any other condition, cost or expense (other than Taxes) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan or to reduce the amount of any sum received or receivable by such Lender (or its applicable lending office) with respect thereto (whether of principal, interest or any other amount); then, in any such case, the Borrower shall within five (5) Business Days after receipt of the statement referred to in the next sentence, pay such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost incurred or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.19(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Any demand for compensation made by any Lender pursuant to this Section 2.19(a) shall be made only to the extent such Lender is making similar demand with respect to its similarly situated commercial borrowers.

(b)    Capital Adequacy Adjustment. In the event that any Lender (which term shall include the Issuing Banks for purposes of this Section 2.19(b)) shall have determined that a Change in Law after the Closing Date regarding capital adequacy, liquidity requirements, or any change therein or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy or liquidity requirements (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, in each case, after the Closing Date, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender’s Loans or Revolving Commitment or Letters of Credit, or participations therein or other obligations hereunder with respect to the Loans or the Letters of Credit, to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy or liquidity requirements), then from time to time, within five (5) Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to Lender under this Section 2.19(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error. Any demand for compensation made by any Lender pursuant to this Section 2.19(b) shall be made only to the extent such Lender is making similar demand with respect to its similarly situated commercial borrowers.

(c)    Delay in Requests. Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section 2.19 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to the foregoing provisions of this Section 2.19 for any increased costs incurred or reductions suffered more than six (6) months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six (6)-month period referred to above shall be extended to include the period of retroactive effect thereof).

(d)    Dodd-Frank Act. Notwithstanding anything herein to the contrary, the Dodd- Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith shall be deemed to have been adopted and gone into effect after the Closing Date regardless of when adopted, enacted or issued.

(e)    Basel III. Notwithstanding anything herein to the contrary, all requests, rules, publications, orders, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to have been adopted and gone into effect after the Closing Date regardless of when adopted, enacted or issued.

Section 2.20    Taxes; Withholding, Etc.

(a)    Defined Terms. For purposes of this Section 2.20, the term “Lender” includes any Issuing Bank and “applicable law” includes FATCA.

(b)    Payments to Be Free and Clear. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax and if the applicable Lender has not exercised its discretion under the final sentence of Section 2.20(c)(i) by choosing not to complete, execute, or submit the relevant documentation, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(c)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (c)(ii)(A), (ii)(B) and (ii)(D) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A)    any U.S. Lender shall deliver to the Borrower and the Administrative Agent on or about the date on which such U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)    executed copies of IRS Form W-8ECI;

(3)    in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4)    to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W- 8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W- 9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)    any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non- U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this agreement.

(d)    Without limiting the provisions of Section 2.20(b), the Borrower shall timely pay all Other Taxes to the relevant Governmental Authorities in accordance with applicable law. The Borrower shall deliver to the Administrative Agent official receipts or other evidence of such payment reasonably satisfactory to the Administrative Agent in respect of any Other Taxes payable hereunder promptly after payment of such Other Taxes.

(e)    The Borrower shall indemnify the Administrative Agent and any Lender for the full amount of Indemnified Taxes, in each case arising in connection with payments made under, or otherwise with respect to, this Agreement or any other Loan Document (including any such Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.20) paid by the Administrative Agent or Lender or any of their respective Affiliates and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party shall be conclusive absent manifest error. Such payment shall be due within thirty (30) days of such Loan Party’s receipt of such certificate.

(f)    Each Lender shall severally indemnify the Administrative Agent within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(g) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g)    If a Lender, the Administrative Agent, in good faith and in its sole discretion, receives a refund of any Indemnified Taxes (including any additions to tax, interest and penalties) with respect to which the Borrower has paid additional amounts under this Section 2.20, it shall pay over such refund to the Borrower (including any additions to tax, interest or penalties received with respect thereto), but only to the extent of additional amounts paid by the Borrower under this Section 2.20 with respect to the Indemnified Taxes giving rise to such refund, and net of all reasonable out-of-pocket expenses of such Lender or Agent (including any Taxes imposed with respect to such refund); provided that the Borrower, upon the request of such Lender or Agent, agrees to repay as soon as reasonably practicable the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Lender or Agent in the event such Lender or Agent is required to repay such refund to a Governmental Authority. This Section 2.20(f) shall not be construed to require any Lender or Agent to make available its tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower or any other Person.

Section 2.21    Obligation to Mitigate. Each Lender (which term shall include the Issuing Banks for purposes of this Section 2.21) agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans or Letters of Credit, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.18, 2.19 or 2.20, it shall, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.18, 2.19 or 2.20 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, issuing, funding or maintaining of such Revolving Commitments, Loans or Letters of Credit through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Revolving Commitments, Loans or Letters of Credit or the interests of such Lender; provided, that such Lender shall not be obligated to utilize such other office pursuant to this Section 2.21 unless the Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by the Borrower pursuant to this Section 2.21 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive absent manifest error.

Section 2.22    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any obligations of any Lender to purchase participations in or otherwise refinance or support any Swing Line Loans or Letters of Credit exist at the time any Revolving Lender becomes a Defaulting Lender (such Lender, a “Defaulting Revolving Lender”) then:

(a)    all obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support such Swing Line Loans and Letters of Credit shall be reallocated among the non-Defaulting Revolving Lenders of the applicable Class in accordance with their respective Pro Rata Share thereof, but only to the extent (i) with respect to Swing Line Loans and Letters of Credit, the sum of the non-Defaulting Revolving Lenders’ Pro Rata Shares of the Total Utilization of Revolving Commitments plus such Defaulting Revolving Lender’s Pro Rata Share of Revolving Exposure do not exceed the total of all non-Defaulting Revolving Lenders’ Revolving Commitments, and (ii) in each case, the conditions set forth in Section 3.02 are satisfied at such time;

(b)    if the reallocation described in clause (a) above cannot, or can only partially, be effected, the Borrower shall (i) first, within one (1) Business Day following notice by the Administrative Agent, prepay any outstanding Swing Line Loans to the extent the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Swing Line Loans have not been reallocated pursuant to clause (a) above and (ii) second, within three (3) Business Days following notice by the Administrative Agent, cash collateralize such Defaulting Revolving Lender’s Pro Rata Share of the obligations to purchase participations in or otherwise refinance or support Letters of Credit (after giving effect to any partial reallocation pursuant to clause (a) above) for so long as such obligations are outstanding; and

(c)    if the obligations of the applicable Defaulting Revolving Lender to purchase participations in or otherwise refinance or support Letters of Credit are reallocated among the non-Defaulting Revolving Lenders pursuant to clause (a) above, then the fees payable to the Lenders pursuant to Section 2.11 shall be adjusted in accordance with such non-Defaulting Revolving Lenders’ Pro Rata Shares.

Section 2.23    Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) is or becomes an Affected Lender or is or becomes entitled to receive payments under Section 2.18, 2.19 or 2.20 and (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect; or (b) (i) any

Lender shall become a Defaulting Lender, (ii) such Defaulting Lender’s default shall remain in effect and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five (5) Business Days thereafter; or (c) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b), the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.06 and the Borrower shall pay the fees, if any, payable thereunder in connection with any such assignment from an Increased-Cost Lender, a Non-Consenting Lender or a Defaulting Lender shall pay the fees, if any, payable thereunder in connection with any such assignment from such Defaulting Lender; provided, that (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.11; (2) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.13(c), 2.18(c), 2.19 or 2.20; or otherwise as if it were a prepayment, (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender and (4) in the case of any such assignment resulting from a claim for compensation under Section 2.20 or payments required to be made pursuant to Section 2.19, such assignment will result in a reduction in such compensation or payments thereafter; provided, that the Borrower may not make such election with respect to any Terminated Lender that is also an Issuing Bank unless, prior to the effectiveness of such election, the Borrower shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitment, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender. Each Lender agrees that if the Borrower exercises its option hereunder to cause an assignment by such Lender as a Non-Consenting Lender or Terminated Lender, such Lender shall, promptly after receipt of written notice of such election, execute and deliver all documentation necessary to effectuate such assignment in accordance with Section 10.06. In the event that a Lender does not comply with the requirements of the immediately preceding sentence within one (1) Business Day after receipt of such notice, each Lender hereby authorizes and directs the Administrative Agent to execute and deliver such documentation as may be required to give effect to an assignment in accordance with Section 10.06 on behalf of a Non-Consenting Lender, Defaulting Lender or Terminated Lender and any such documentation so executed by the Administrative Agent shall be effective for purposes of documenting an assignment pursuant to Section 10.06.

Section 2.24    Incremental Facilities. (a) The Borrower may by written notice (an “Incremental Request Notice”) to the Administrative Agent elect to request (i) prior to the Revolving Commitment Termination Date, an increase to the existing Revolving Commitments (any such increase, the “Incremental Revolving Commitments”) and/or (ii) the increase in or the establishment of one or more new term loan commitments (the “Incremental Term Loan Commitments” and, together with the Incremental Revolving Commitments, the “Incremental Facilities”), by an aggregate principal amount not to exceed for all such increases and Incremental Facilities the sum of (x) $250,000,000 (the “Incremental Dollar Amount”); (y) the maximum aggregate principal amount that can be incurred such that, after giving effect to the incurrence or establishment, as applicable, of any Incremental Facility or Incremental Equivalent Debt pursuant to this clause (y) on a Pro Forma Basis (but excluding the cash proceeds of such incurrence and assuming, in the case of any Incremental Revolving Commitments, that the commitments in respect thereof are fully drawn) the Leverage Ratio would not exceed 2.75:1.00 (the “Incremental Ratio Amount”) for the most recent Test Period then ended; and (z) the aggregate principal amount of all voluntary prepayments of the Initial Term Loans and any pari passu Incremental Term Loan Commitments originally incurred under the Incremental Dollar Amount (including all prepayments or purchases made at a discount to par) prior to the date of any such incurrence (it being understood that (I) the Borrower shall be deemed to have used amounts under clause (y), if available at the time of determination, prior to utilization of amounts under clause (x) or (z) and (II) loans may be incurred under clause (y) and one or both of clauses (x) and (z), and proceeds from any such incurrence under such multiple clauses may be utilized in a single transaction by first calculating the incurrence under clause (y) above and then calculating the incurrence under clause (x) and/or (z), as applicable, and, for avoidance of doubt, any such incurrence under clause (x) or (z) above shall not be given Pro Forma Effect for purposes of determining the Leverage Ratio for purposes of effectuating the incurrence under clause (y) in such single transaction); provided that both immediately before and immediately after the effectiveness of any Incremental Facility (or, in the case of any Limited Conditionality Transaction, at the option of the Borrower, at the time of an LCA Election or at the time of the consummation of the relevant Acquisition or Investment) no Default or Event of Default exists or would exist after giving effect to such Incremental Facility (or in connection with any Limited Conditionality Transaction, no Event of Default under Section 8.01(a), (f) or (g) exists or would exist after giving effect to such Incremental Facility), (b) all fees and expenses owing in respect of such Incremental Facility to the Administrative Agent have been paid and (c) no Lender shall be required to participate in any such Incremental Facility; provided further that the loans under any Incremental Term Loan Commitments (i) will rank pari passu or junior in right of payment and security with the other Term Loans and Revolving Loans or be unsecured, (ii) will mature no earlier than the final maturity of the Initial Term Loans and (iii) will have a Weighted Average Life to Maturity no shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans.

(b)    If the All-In Yield applicable to any Incremental Term Loan Commitments exceeds the All-In Yield applicable to the Initial Term Loans by more than 0.50%, then Applicable Margin applicable to the Initial Term Loans shall be increased so that the All-In Yield on the Initial Term Loans is equal to the All-In Yield applicable to such Incremental Term Loan Commitments less 0.50%. Any Incremental Term Loan Commitments will have terms as shall be agreed to between the Borrower and the Lenders providing such Incremental Term Loan Commitments; provided that to the extent such terms are not substantially consistent with the Initial Term Loans (other than with respect to pricing, amortization and maturity), such terms shall, as determined in good faith by the Borrower, not be more favorable, taken as a whole, to the Lenders providing such Incremental Term Loans than the terms of the existing Initial Term Loans (except for covenants or other provisions that are applicable only to periods after the latest final maturity date of the Initial Term Loans existing under this Agreement at the time of incurrence of such Incremental Term Loan Commitments); provided further that any Incremental Term Loans may be provided the right to ratable or less than ratable (with the Initial Term Loans and any other Incremental Term Loan Commitments) prepayment in connection with any voluntary or mandatory prepayments.

(c)    Incremental Facilities may be in the form of (in addition to Incremental Term Loan Commitments and Incremental Revolving Commitments and subject to the satisfaction of the requirements in Section 2.24(a)) (a) senior unsecured notes or loans (subject to a Leverage Ratio that, on a Pro Forma Basis, would not exceed 3.75:1.00), (b) senior secured notes or loans that are secured by the Collateral on a junior basis (subject to a Leverage Ratio that, on a Pro Forma Basis, would not exceed 3.25:1.00) or (c) senior secured notes that are secured by the Collateral on a pari passu basis (subject to a Leverage Ratio that, on a Pro Forma Basis, would not exceed 2.75:1.00) (“Incremental Equivalent Debt”); provided that, in addition to the requirements with respect to the amount, incurrence and maturity of any such Incremental Facilities set forth above, (a) in the case of any such Incremental Equivalent Debt in the form of notes, such Incremental Equivalent Debt is not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an Event of Default, a change in control, an event of loss or an asset disposition) prior to the date that is 91 days after the latest maturity date of the Initial Term Loans at such time, (b) if such Incremental Equivalent Debt is secured, (i) such indebtedness shall not be secured by any assets or property other than the Collateral and (ii) all security therefor shall be granted pursuant to documentation substantially similar to the applicable Security Documents, and the secured parties thereunder, or a trustee or collateral agent on their behalf, shall have become a party to a first lien intercreditor agreement or a junior lien intercreditor agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent, (c) such Incremental Equivalent Debt is not guaranteed by any subsidiaries of the Borrower other than the Guarantors, (d) any Incremental Equivalent Debt does not have a shorter Weighted Average Life to Maturity than the remaining Weighted Average Life to Maturity of the Initial Term Loans and (e) the other terms and conditions of such Incremental Equivalent Debt (excluding pricing) are, as determined in good faith by the Borrower, no more favorable, taken as a whole, to the investors providing such Incremental Equivalent Debt than those applicable to the Initial Term Loans (except for covenants or other provisions that are applicable only to periods after the latest final maturity date of the Initial Term Loans existing under this Agreement at the time of incurrence of such Incremental Equivalent Debt).

(d)    Each Incremental Request Notice shall specify (A) the date (each, an “Increased Amount Date”) on which the Borrower proposes that the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent and (B) the identity of each Lender or other Person that is an Eligible Assignee (each, an “Incremental Revolving Loan Lender” or “Incremental Term Loan Lender”, as applicable) to whom the Borrower proposes any portion of such Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, be allocated and the amounts of such allocations and any Lender approached to provide all or a portion of the Incremental Revolving Commitments or Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide an Incremental Revolving Commitment or an Incremental Term Loan Commitment, as applicable. Such Incremental Revolving Commitments or Incremental Term Loan Commitments shall become effective as of such Increased Amount Date (or, in the case of a Permitted Acquisition or Investment, at the time of an LCA Election or at the time of the consummation of the relevant Acquisition or Investment); provided that (1) the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable, shall be effected pursuant to one or more Joinder Agreements executed and delivered by the Borrower, the Incremental Revolving Loan Lender or Incremental Term Loan Lender, as applicable, and the Administrative Agent, and each of which shall be recorded in the Revolving Commitment Register or the Term Loan Register, as applicable, and each Incremental Revolving Loan Lender and Incremental Term Loan Lender shall be subject to the requirements set forth in Section 2.20(c); (2) the Borrower shall make (or cause to be made) any payments required pursuant to Section 2.18(c) in connection with the Incremental Revolving Commitments or Incremental Term Loan Commitments, as applicable; and (3) the Borrower shall deliver or cause to be delivered any legal opinions or other documents (including modifications of Mortgages and title insurance endorsements or policies) reasonably requested by the Administrative Agent in connection with any such transaction. Any Incremental Term Loans made on an Increased Amount Date may be designated a separate series (a “Series”) of Incremental Term Loans for all purposes of this Agreement or may be designated as an increase to an existing Class of Term Loans. If such Incremental Term Loans are designated as an increase to an existing Class of Term Loans, the terms and provisions of such Incremental Term Loans shall be identical to the Class of Term Loans so increased.

(e)    On any Increased Amount Date on which Incremental Revolving Commitments are effected, subject to the satisfaction of the foregoing terms and conditions, (a) each of the applicable Revolving Lenders shall assign to each of the Incremental Revolving Loan Lenders, and each of the Incremental Revolving Loan Lenders shall purchase from each of the applicable Revolving Loan Lenders, at the principal amount thereof (together with accrued interest), such interests in the applicable Revolving Loans outstanding on such Increased Amount Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans will be held by existing applicable Revolving Loan Lenders and Incremental Revolving Loan Lenders ratably in accordance with their Revolving Commitments after giving effect to the addition of such Incremental Revolving Commitments to the Revolving Commitments, (b) each Incremental Revolving Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder (an “Incremental Revolving Loan”) shall be deemed, for all purposes, a Revolving Loan and (c) each Incremental Revolving Loan Lender shall become a Lender with respect to the Incremental Revolving Commitment and all matters relating thereto.

(f)    On any Increased Amount Date on which any Incremental Term Loan Commitments are effective, subject to the satisfaction of the foregoing terms and conditions, (i) each Incremental Term Loan Lender shall make a Loan to the Borrower (an “Incremental Term Loan”) in an amount equal to its Incremental Term Loan Commitment and (ii) each Incremental Term Loan Lender shall become a Lender hereunder with respect to the Incremental Term Loan Commitment and the Incremental Term Loans made pursuant thereto.

(g)    The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of each Increased Amount Date and in respect thereof (y) the Incremental Revolving Commitments and the Incremental Revolving Loan Lenders or the Series of Incremental Term Loan Commitments and the Incremental Term Loan Lenders of such Series, as applicable and (z) in the case of each notice to any applicable Revolving Loan Lender, the respective interests in such Revolving Loan Lender’s Revolving Loans, in each case subject to the assignments contemplated by this Section.

Section 2.25    Refinancing Amendments. (a) The Borrower may, at any time or from time to time after the Closing Date, with the consent of the Borrower and the lenders providing the refinancing term loans or refinancing revolving credit commitments, by notice to the Administrative Agent (a “Refinancing Loan Request”), request (A) (i) the establishment of one or more new Classes of term loans under this Agreement (any such new Class, “New Refinancing Term Commitments”) or (ii) increases to one or more existing Classes of Term Loans under this Agreement (provided that the loans under such new commitments shall be fungible for U.S. federal income tax purposes with the existing Class of Term Loans proposed to be increased on the Refinancing Facility Closing Date for such increase) (any such increase to an existing Class, collectively with New Refinancing Term Commitments, “Refinancing Term Commitments”), or (B) (i) the establishment of one or more new Classes of revolving credit commitments under this Agreement (any such new Class, “New Refinancing Revolving Credit Commitments”) or (ii) increases to one or more existing Classes of revolving credit commitments (any such increase to an existing Class, collectively with the New Refinancing Revolving Credit Commitments, “Refinancing Revolving Credit Commitments”, and collectively with any Refinancing Term Commitments, “Refinancing Commitments”), in each case, established in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, as selected by the Borrower, any one or more then existing Class or Classes of Loans or Commitments (with respect to a particular Refinancing Commitment or Refinancing Loan, such existing Loans or Commitments, “Refinanced Debt”), whereupon the Administrative Agent shall promptly deliver a copy of each such notice to each of the Lenders.

(b)    Any Refinancing Term Loans made pursuant to New Refinancing Term Commitments or any New Refinancing Revolving Credit Commitments made on a Refinancing Facility Closing Date shall be designated a separate Class of Refinancing Term Loans or Refinancing Revolving Credit Commitments, as applicable, for all purposes of this Agreement. On any Refinancing Facility Closing Date on which any Refinancing Term Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.25, (i) each Refinancing Term Lender of such Class shall make a Term Loan to the Borrower (a “Refinancing Term Loan”) in an amount equal to its Refinancing Term Commitment of such Class and (ii) each Refinancing Term Lender of such Class shall become a Lender hereunder with respect to the Refinancing Term Commitment of such Class and the Refinancing Term Loans of such Class made pursuant thereto. On any Refinancing Facility Closing Date on which any Refinancing Revolving Credit Commitments of any Class are effected, subject to the satisfaction of the terms and conditions in this Section 2.25, (i) each Refinancing Revolving Credit Lender of such Class shall make its Refinancing Revolving Credit Commitment available to the Borrower (when borrowed, (a “Refinancing Revolving Credit Loan” and collectively with any Refinancing Term Loan, a “Refinancing Loan” and, together with the Refinancing Commitments, the “Refinancing Debt”) and (ii) each Refinancing Revolving Credit Lender of such Class shall become a Lender hereunder with respect to the Refinancing Revolving Credit Commitment of such Class and the Refinancing Revolving Credit Loans of such Class made pursuant thereto.

(c) Each Refinancing Loan Request from the Borrower pursuant to this Section 2.25 shall set forth the requested amount and proposed terms of the relevant Refinancing Term Loans or Refinancing Revolving Credit Commitments and identify the Refinanced Debt with respect thereto. Refinancing Term Loans may be made, and Refinancing Revolving Credit Commitments may be provided, by any existing Lender (but each existing Term Lender shall not have an obligation to make a portion of any Refinancing Term Loan, and each existing Revolving Lender shall not have an obligation to provide a portion of any Refinancing Revolving Credit Commitments, in each case on terms permitted in this Section 2.25) or by any Additional Lender; provided that the Administrative Agent shall have consented (not to be unreasonably conditioned, withheld or delayed) to such Lenders or Additional Lenders making such Refinancing Term Loans or providing such Refinancing Revolving Credit Commitments if such consent would be required under Section 10.06(c) for an assignment of Loans or Revolving Commitments, as applicable, to such Lender or Additional Lender (each such existing Lender or Additional Lender providing such Commitment or Loan, a “Refinancing Revolving Credit Lender” or “Refinancing Term Lender,” as applicable, and, collectively, “Refinancing Lenders”).

(d)    The effectiveness of any Refinancing Amendment, and the Refinancing Commitments thereunder, shall be subject to the satisfaction on the date thereof (a “Refinancing Facility Closing Date”) of each of the following conditions, together with any other conditions set forth in the Refinancing Amendment:

(i)    after giving effect to such Refinancing Commitments, the conditions of Sections 3.02(a) and (b) shall be satisfied (it being understood that all references to “the date of such Credit Extension” or similar language in such Section 3.02 shall be deemed to refer to the applicable Refinancing Facility Closing Date),

(ii)    each Refinancing Commitment shall be in an aggregate principal amount that is not less than $10,000,000 and shall be in an increment of $1,000,000 (provided that such amount may be less than $10,000,000 and not in an increment of $1,000,000 if such amount is equal to (x) the entire outstanding principal amount of Refinanced Debt that is in the form of Term Loans or (y) the entire outstanding principal amount of Refinanced Debt (or commitments) that is in the form of Revolving Commitments),

(iii)    to the extent reasonably requested by the Administrative Agent, the receipt by the Administrative Agent (A) (I) customary officer’s certificates and board resolutions and (II) customary opinions of counsel to the Loan Parties, in each case, consistent with those delivered on the Closing Date (conformed as appropriate) other than changes to such legal opinions resulting from a Change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent) and (B) supplemental or reaffirmation agreements and/or such amendments to the Security Documents as may be reasonably requested by the Administrative Agent (including Mortgage amendments, if applicable) in order to ensure that any Refinancing Term Commitment or Refinancing Revolving Credit Commitments (as applicable) are provided with the benefit of the applicable Loan Documents, and

(iv)    the Refinancing Term Loans made pursuant to any increase in any existing Class of Term Loans shall be added to (and form part of) each borrowing of outstanding Term Loans under the respective Class so incurred on a pro rata basis (based on the principal amount of each borrowing) so that each Lender under such Class will participate proportionately in each then outstanding borrowing of Term Loans under such Class.

(e)    The terms and provisions of the Refinancing Term Commitments or Refinancing Revolving Credit Commitments, as the case may be (and the Loans in respect of the foregoing), of any Class shall be as agreed between the Borrower and the lenders providing such Refinancing Term Commitments or Refinancing Revolving Credit Commitment; provided, that:

(i)    such Refinancing Term Commitments and Refinancing Revolving Credit Commitments shall (x) rank pari passu in right of payment and of security with the Revolving Loans and the Term Loans made on the Closing Date and (y) may not be (I) secured by any assets other than Collateral or (II) guaranteed by any Person other than a Guarantor,

(ii)    Refinancing Term Loans shall not mature earlier than the Stated Maturity Date of the applicable Refinanced Debt (prior to any extension thereto), except with respect to customary bridge loans which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Stated Maturity Date of the applicable Refinanced Debt (prior to any extension thereto),

(iii)    Refinancing Term Loans shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the applicable Refinanced Debt (prior to any extension thereto), except with respect to customary bridge loans which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing which has a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the applicable Refinanced Debt (prior to any extension thereto),

(iv)    (x) the discounts, premiums, fees, optional prepayment and redemptions terms and, subject to clauses (ii) and (iii) above, the amortization schedule applicable to any Refinancing Term Loans shall be determined by the Borrower and the Lenders thereunder, and (y) the discounts, premiums, fees and optional prepayment and redemptions terms applicable to any Refinancing Revolving Credit Commitments shall be determined by the Borrower and the Lenders thereunder,

(v)    the interest rate (including margin and floors) applicable to any Refinancing Term Loans or Refinancing Revolving Credit Commitments will be determined by the Borrower and the Lenders providing such Refinancing Term Loans or such Refinancing Revolving Credit Commitments,

(vi)    the Refinancing Term Loans may provide for the ability to participate on a pro rata basis or less than pro rata basis (but not greater than a pro rata basis) in any voluntary repayments or prepayments of principal of Term Loans hereunder and on a pro rata basis or less than a pro rata basis (but not greater than a pro rata basis) in any mandatory repayments or prepayments of principal of Term Loans hereunder,

(vii)    the maturity date of any Class of Refinancing Revolving Credit Commitments shall be no earlier than the Stated Maturity Date of the applicable Refinanced Debt and will require no scheduled amortization or mandatory commitment reduction prior to the maturity of the applicable Refinanced Debt, with respect to any New Refinancing Revolving Credit Commitments, (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Refinancing Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Revolving Commitment Termination Date of any Revolving Commitments and (C) repayments made in connection with a permanent repayment and termination of commitments (subject to clause (3) below)) of Revolving Loans with respect to Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis with all other Revolving Commitments, (2) subject to the provisions of Section 2.13(b) and 2.14 to the extent dealing with Letters of Credit which mature or expire after a Stated Maturity Date when there exist Revolving Commitments with a longer Stated Maturity Date, all Letters of Credit shall be participated on a pro rata basis by all Lenders with Commitments in accordance with their percentage of the Revolving Commitments (and except as provided in Section 2.13(b) and 2.14, without giving effect to changes thereto on an earlier Stated Maturity Date with respect to Letters of Credit theretofore issued) and (3) the permanent repayment of Revolving Loans with respect to, and termination of, Refinancing Revolving Credit Commitments after the associated Refinancing Facility Closing Date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted, in its sole discretion, to permanently repay and terminate commitments of any such Class on better than a pro rata basis (x) as compared to any other Class with a later Stated Maturity Date than such Class and (y) as compared to any other Class in connection with the refinancing thereof with Refinancing Revolving Credit Commitments,

(viii)    Refinancing Term Loans shall not have a greater principal amount than the principal amount of the applicable Refinanced Debt plus any accrued but unpaid interest and fees on such Refinanced Debt plus existing commitments unutilized under such Refinanced Debt to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any reasonable fees and expenses (including OID, upfront fees or similar fees) incurred in connection with the issuance of such Refinancing Term Loans,

(ix)    Refinancing Revolving Credit Commitments shall not have a greater principal amount of Commitments than the principal amount of the utilized Commitments of the applicable Refinanced Debt plus any accrued but unpaid interest and fees on such Refinanced Debt plus existing commitments unutilized under such Refinanced Debt to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any defeasance costs and any reasonable fees and expenses (including OID, upfront fees or similar fees) incurred in connection with the issuance of such Refinancing Revolving Credit Commitments or Refinancing Revolving Credit Loans, and

(x)    except as set forth above, the material terms and conditions of any such Refinancing Term Commitments or Refinancing Revolving Credit Commitments (and the Loans in respect thereof) shall be (taken as a whole) no more favorable (as reasonably determined by the Borrower in good faith) to the Refinancing Lenders or investors, as the case may be, providing such Refinancing Term Commitments or Refinancing Revolving Credit

Commitments, as applicable, than those applicable to the applicable Refinanced Debt (except for (A) covenants or other provisions applicable only to periods after either (i) the latest final maturity date of the Term Loans and Revolving Commitments existing under this Agreement at the time of such refinancing or (ii) after the Borrower and all Guarantors have been released from all obligations with respect to such Refinancing Debt and/or Refinancing Commitments and such Refinancing Debt and/or Refinancing Commitments have been assumed in full by a new borrower or borrowers as agreed by the applicable Lenders at the time of the incurrence of such Refinancing Debt and (B) pricing, fees, rate floors, premiums, optional prepayment or redemption terms); provided that except as provided in preceding clauses (i) through (x) above, the terms and conditions applicable to such Refinancing Term Commitments, Refinancing Term Loans and Refinancing Revolving Credit Commitments may be materially different from those of the applicable Refinanced Debt to the extent such differences are reflective of market terms and conditions at the time of incurrence or issuance thereof, in each case, as determined by the Borrower; provided, that no financial maintenance covenant applicable to the Borrower may be added to such Refinancing Term Commitments or Refinancing Revolving Credit Commitments (and the Loans in respect thereof) pursuant to this proviso without also being included in the Revolving Credit Facility and the Term Loans (which may be achieved by an amendment solely among the Borrower and the Administrative Agent, and, for the avoidance of doubt, it being understood that if such financial covenant is a “springing” financial maintenance covenant applicable only to Refinancing Revolving Credit Commitments, such financial maintenance covenant shall be automatically included in the Revolving Credit Facility only for the benefit of the Revolving Credit Facility and any Refinancing Revolving Credit Facility and not for the benefit of the Term Loans, any Refinancing Term Loans or any Refinancing Term Commitments).

(f) Commitments in respect of Refinancing Term Loans and Refinancing Revolving Credit Commitments shall become Commitments under this Agreement pursuant to an amendment (a “Refinancing Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, each existing Lender agreeing to provide such Commitment, if any, each additional Lender agreeing to provide such Commitment (each, an “Additional Lender”), if any, and the Administrative Agent. The Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.25. The Borrower will, on or prior to the date which is five (5) Business Days after the receipt of such proceeds, use the proceeds, if any, of the Refinancing Term Loans and Refinancing Revolving Credit Commitments in exchange for, or to extend, renew, replace, repurchase, retire or refinance, and shall permanently terminate applicable commitments under, the applicable Refinanced Debt.

(g) Upon any Refinancing Facility Closing Date on which Refinancing Revolving Credit Commitments are effected through the establishment of a new Class of revolving credit commitments pursuant to this Section 2.25, (a) if, on such date, there are any revolving loans under any Revolving Credit Facility then outstanding, such revolving loans shall be prepaid from the proceeds of a new borrowing of the Refinancing Revolving Credit Loans under such new Class of Refinancing Revolving Credit Commitments in such amounts as shall be necessary in order that, after giving effect to such borrowing and all such related prepayments, all revolving credit loans under all Revolving Credit Facilities will be held by all Lenders under the Revolving Credit Facilities (including Lenders providing such Refinancing Revolving Credit Commitments) ratably in accordance with their revolving credit commitments under all Revolving Credit

Facilities (after giving effect to the establishment of such Refinancing Revolving Credit Commitments), (b) in the case of a Revolving Commitment, there shall be an automatic adjustment to the participations hereunder in Letters of Credit by each Lender under the Revolving Credit Facilities so that each such Lender shares ratably in such participations in accordance with their revolving credit commitments under all Revolving Commitments (after giving effect to the establishment of such Refinancing Revolving Credit Commitments), (c) each Refinancing Revolving Credit Commitment shall be deemed for all purposes a Revolving Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Loan and (d) each Refinancing Revolving Credit Lender shall become a Lender with respect to the Refinancing Revolving Credit Commitments and all matters relating thereto. Upon any Refinancing Facility Closing Date on which Refinancing Revolving Credit Commitments are effected through the increase to any existing Class of Revolving Commitments pursuant to this Section 2.25, if, on the date of such increase, there are any Revolving Loans outstanding, each of the Revolving Lenders under such Class shall be deemed to assign to each of the Refinancing Revolving Credit Lenders, and each of the Refinancing Revolving Credit Lenders shall purchase from each of the Revolving Lenders under such Class, at par, such interests in the Revolving Loans outstanding on such Refinancing Facility Closing Date as shall be necessary in order that, after giving effect to all such assignments and purchases, such Revolving Loans under such Class will be held by existing Revolving Lenders under such Class and Refinancing Revolving Credit Lenders ratably in accordance with their Revolving Commitments under such Class after giving effect to the addition of such Refinancing Revolving Credit Commitments to the Revolving Commitments under such Class. The Administrative Agent and the Lenders hereby agree that the minimum borrowing and prepayment requirements in Section 2.09 and 2.13(a) of this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

(h) Any Refinancing Term Commitment or Refinancing Revolving Credit Commitment may be designated a separate Class of Term Loans or Revolving Commitments, as applicable, for all purposes of this Agreement.

(i) In lieu of incurring any Refinancing Term Loans, the Borrower may, upon notice to the Administrative Agent, at any time or from time to time after the Closing Date issue, incur or otherwise obtain (A) secured Indebtedness in the form of one or more series of senior secured notes that are secured on a pari passu basis with the Obligations (but without regard to the control of remedies) (such notes, “Permitted Pari Passu Secured Refinancing Debt”), (B) secured Indebtedness in the form of one or more series of second lien (or other junior lien) secured notes or second lien (or other junior lien) secured loans (such notes or loans, “Permitted Junior Secured Refinancing Debt”) and (C) unsecured or subordinated Indebtedness in the form of one or more series of unsecured or subordinated notes or loans (such notes or loans, “Permitted Unsecured Refinancing Debt” and together with Permitted Pari Passu Secured Refinancing Debt and Permitted Junior Secured Refinancing Debt, “Refinancing Equivalent Debt”), in each case, in exchange for, or to extend, renew, replace, repurchase, retire or refinance, in whole or in part, any existing Class or Classes of Loans (such Loans, “Refinanced Loans”).

(i)    Any Refinancing Equivalent Debt:

(A)    (1) shall not have a final scheduled maturity date earlier than the Stated Maturity Date of the Refinanced Loans, except with respect to customary bridge loans which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing which does not mature earlier than the Stated Maturity Date of the Refinanced Loans, (2) shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Loans (prior to any extension thereto), except with respect to customary bridge loans which, subject to customary conditions, would either automatically be converted into or required to be exchanged for permanent refinancing which does not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Refinanced Loans (prior to any extension thereto), (3) shall not be guaranteed by Persons other than Guarantors, (4) if in the form of subordinated Permitted Unsecured Refinancing Debt, shall be subject to a subordination agreement or provisions as reasonably agreed by the Administrative Agent, (5) shall not have a greater principal amount than the principal amount of the Refinanced Loans plus any accrued but unpaid interest and fees on such Refinanced Loans plus existing commitments unutilized under such Refinanced Loans to the extent permanently terminated at the time of incurrence of such new Indebtedness plus the amount of any tender premium or penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Loans and any defeasance costs and any reasonable fees and expenses (including OID, upfront fees or similar fees) incurred in connection with the issuance of such Refinancing Equivalent Debt, and (6) the covenants and events of default applicable to such Refinancing Equivalent Debt shall not be, when taken as a whole, materially more favorable, to the holders of such Indebtedness than those applicable to the Refinanced Loans unless such terms and conditions for such Refinancing Equivalent Debt are reflective of market terms and conditions for the type of Indebtedness incurred or issued at the time of incurrence or issuance thereof, in each case, as determined by the Borrower in good faith (it being understood that terms applicable only after the Stated Maturity Date of the applicable Refinanced Debt are acceptable in any event); provided, that no financial maintenance covenant applicable to the Borrower may be added to such Refinancing Equivalent Debt pursuant to this proviso without also being included in the Revolving Credit Facility and the Term Loans (which may be achieved by an amendment solely among the Borrower and the Administrative Agent, and, for the avoidance of doubt, it being understood that if such financial covenant is a “springing” financial maintenance covenant applicable only to Refinancing Revolving Credit Commitments, such financial maintenance covenant shall be automatically included in the Revolving Credit Facility only for the benefit of the Revolving Credit Facility and any Refinancing Revolving Credit Facility and not for the benefit of the Term Loans, any Refinancing Term Loans or any Refinancing Term Commitments).

(B)    (1) if either Permitted Pari Passu Secured Refinancing Debt or Permitted Junior Secured Refinancing Debt, shall be subject to security agreements substantially the same as the Security Documents (with such differences as are appropriate to reflect the nature of such Refinancing Equivalent Debt and are otherwise reasonably satisfactory to the Administrative Agent), (2) if Permitted Pari Passu Secured Refinancing Debt, (x) shall be secured by the Collateral on a pari passu basis (but without regard to control of remedies) with the Obligations and shall not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, and (y) shall be subject to a first lien intercreditor agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent, and (3) if Permitted Junior Secured Refinancing Debt, (x) shall be secured by the Collateral on a second priority (or other junior priority) basis to the Liens securing the Obligations and shall not be secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, and (y) shall be subject to a second lien intercreditor agreement or to other customary intercreditor agreements or arrangements reasonably acceptable to the Borrower and the Administrative Agent.

(C) shall be incurred, and the proceeds thereof used, solely to repay, repurchase, retire or refinance the Refinanced Loans and terminate all commitments thereunder within five (5) Business Days after the receipt by the Borrower of such proceeds.

(j)    This Section 2.25 shall supersede any provisions in Section 2.13, 2.14, 2.15, Section 2.16, Section 2.17, Section 8.01 or Section 10.05 to the contrary.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Closing Date. The obligation of each Lender to make an Initial Term Loans on the Closing Date and the effectiveness of the Revolving Commitments hereunder are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions on or before the Closing Date:

(a) Loan Documents. The Administrative Agent shall have received this Agreement and each other Loan Document identified by it to be delivered on the Closing Date, duly executed and delivered by each applicable Loan Party.

(b) Organizational Documents; Incumbency. The Administrative Agent shall have received (1) copies of the Organizational Documents of each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto; (2) signature and incumbency certificates of each such Person of each Loan Party executing the Loan Documents to which it is a party; (3) resolutions of the board of directors or similar governing body of each Loan Party approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment; and (4) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation, each dated a recent date prior to the Closing Date.

(c) Consummation of the Acquisition.

(i) The Borrower shall have consummated Merger 1 prior to or substantially simultaneously with the closing of the Initial Term Loans and Revolving Loans in all material respects in accordance with the terms of the Merger Agreement (without giving effect to any amendments, consents or waivers to or of such documents that are materially adverse to the Lenders in their capacities as such and not consented to by the Arrangers (such consent not to be unreasonably withheld, delayed or conditioned)).

(ii) Since June 30, 2017, there shall not have been any occurrence, event, change, effect or development that has had or would reasonably be expected to have, individually or in the aggregate, a Target Material Adverse Effect.

(iii) The Existing Indebtedness Refinancing shall have occurred or shall occur simultaneously with the closing of the Initial Term Loans and Revolving Loans.

(d) Personal Property Collateral. In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in the personal property Collateral, each Loan Party shall have delivered to the Collateral Agent a completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby and all documents and instruments required to create or perfect the Collateral Agent’s security interest, on behalf of the Lenders and the other Secured Parties, in the Collateral (in proper form for filing) (it being understood that, to the extent any security interest in any Collateral is not or cannot be provided and/or perfected on the Closing Date (other than the creation of and perfection (including by delivery of stock or other equity certificates, if any) of security interests (i) in the Equity Interests in any Material Subsidiaries which are Domestic Subsidiaries (to the extent constituting Collateral under this Agreement and other than in respect of the Target or its Subsidiaries, which shall be delivered to the extent made available by the Target on the Closing Date) and (ii) in other assets located in the United States with respect to which a lien may be perfected by the filing of a financing statement under the UCC) after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of a security interest in such Collateral shall not constitute a condition precedent to the availability of the Initial Term Loans and Revolving Loans on the Closing Date, but instead shall be required to be provided or delivered after the Closing Date pursuant to arrangements to be mutually agreed by the Administrative Agent and the Borrower acting reasonably, but at least 90 days after the Closing Date with respect to personal property and 120 days after the Closing Date with respect to real property (or, in each case, such longer period as the Administrative Agent may determine in its reasonable discretion)).

(e) Financial Statements. The Administrative Agent shall have received the Historical Financial Statements from the Borrower and the Target; provided that the filing of the required financial statements on Form 10-K, Form S-4 or Form 10-Q by the Borrower and the Target, as applicable, will satisfy the requirements of this clause (e).

(f) Balance Sheet. The Lenders shall have received a pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of the most recent fiscal period for which financial statements were delivered under Section 3.01(e), prepared after giving effect to the Transactions and the other transactions contemplated hereby.

(g) Opinions of Counsel to Loan Parties. The Agents and the Lenders and their respective counsel shall have received originally executed copies of the favorable written opinions of (i) Freshfields Bruckhaus Deringer US LLP, as counsel for the Loan Parties, and (ii) Calfee, Halter & Griswold LLP, as Ohio counsel for the Loan Parties, and in each case otherwise in form and substance reasonably satisfactory to the Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to the Agents and the Lenders).

(h) [Reserved].

(i) Solvency; Solvency Certificate. The Administrative Agent shall have received a certificate from a Financial Officer of the Borrower in substantially the form of Exhibit G-2 hereto confirming the solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transactions and the other transactions contemplated hereby.

(j) Specified Merger Agreement Representations and the Specified Representations. The Specified Merger Agreement Representations and the Specified Representations shall be true and correct in all material respects.

(k) Closing Date Certificate. The Borrower shall have delivered to the Administrative Agent a Closing Date Certificate, together with all attachments thereto, and which shall include certifications to the effect that each of the conditions precedent described in this Section 3.01 and Section 3.02 will be satisfied on the Closing Date (except that no opinion need be expressed as to Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter).

(l)    Bank Regulatory Information.

(i) At least three (3) Business Days prior to the Closing Date, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, supplemented or modified from time to time, the “PATRIOT Act”), in each case requested at least ten (10) Business Days prior to the Closing Date.

(ii) To the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least five days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least 10 days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower shall have received such Beneficial Ownership Certification (provided that, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(m) Lien and Judgment Searches. The Collateral Agent shall have received the results of recent lien and judgment searches in each of the jurisdictions in which Uniform Commercial Code financing statements or other filings or recordations should be made to evidence or perfect security interests in all assets of the Loan Parties, and such search shall reveal no liens on any of the assets of the Loan Party, except for Permitted Liens or liens to be discharged on or prior to the Closing Date.

(n) Borrowing Notice. The Borrower shall have delivered to the Administrative Agent a fully executed Borrowing Notice no later than one (1) Business Day prior to the Closing Date. Promptly upon receipt by the Administrative Agent of such Borrowing Notice, the Administrative Agent shall notify each Lender of the proposed borrowing.

(o) Fees. All fees required to be paid by the Borrower on the Closing Date and reasonable out-of-pocket expenses required to be reimbursed by the Borrower on the Closing Date, shall, upon the initial borrowing under the Initial Term Loans and Revolving Loans, have been paid (which amounts may be offset against the proceeds of the Initial Term Loans and Revolving Loans) to the extent invoiced at least three (3) Business Days prior to the Closing Date.

Section 3.02    Conditions to Each Credit Extension.

(a) Conditions Precedent. The obligation of each Lender to make any Loan, or the Issuing Bank to issue any Letter of Credit, on any Credit Date, including the Closing Date, are subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

(i) the Administrative Agent shall have received a fully executed and delivered Borrowing Notice or Issuance Notice, as the case may be;

(ii) as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects; provided, further, that for purposes of the initial extensions of credit on the Closing Date and in the case of any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, the representations and warranties for purposes of this Section 3.02(a)(ii) shall be limited to the Specified Representations and the applicable Specified Merger Agreement Representations (or, with respect to any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, the equivalent representations under the applicable definitive document with respect to such Limited Conditionality Transaction); and

(iii) as of such Credit Date (other than the Credit Date occurring on the Closing Date), no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default (provided that both immediately before and immediately after the effectiveness of any Incremental Facility (or, in the case of any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, at the option of the Borrower if agreed by the lenders providing such Incremental Facility, at the time of an LCA Election or at the time of the consummation of the relevant Acquisition or Investment) no Default or Event of Default exists or would exist after giving effect to such Incremental Facility (or, in the case of any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, if agreed by the lenders providing such Incremental Facility, no Event of Default under Section 8.01(a), (f) or (g) exists or would exist after giving effect to such Incremental Facility).

(b) Notices. Any Notice shall be executed by an Authorized Officer in a writing delivered to the Administrative Agent.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders and the Issuing Bank to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to each Lender and the Issuing Bank, on the Closing Date and on each Credit Date that the following statements are true and correct (it being understood and agreed that the representations and warranties made on the Closing Date are deemed to be made concurrently with the consummation of the Transactions contemplated hereby):

Section 4.01 Organization; Requisite Power and Authority; Qualification. Each of the Borrower and its Subsidiaries (a) is duly organized, validly existing and, to the extent such concept is applicable in the relevant jurisdiction, in good standing under the laws of its jurisdiction of organization (which jurisdictions, as of the Closing Date are identified on Schedule 4.01), (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, (c) has all requisite power and authority to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and (d) to the extent such concept is applicable in the relevant jurisdiction, is qualified to do business and in good standing in every jurisdiction where any material portion of its assets are located and wherever necessary to carry out its material business and operations, except in the case of clause (a) (other than with respect to any Loan Party), clause (b) (other than with respect to the Borrower) and clause (d), where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.02 Equity Interests and Ownership. The outstanding Equity Interests of each of the Borrower and its Subsidiaries has been duly authorized and validly issued and is fully paid and, to the extent applicable, non-assessable. Schedule 4.02 correctly sets forth the ownership interest of the Borrower and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date after giving effect to the Transactions.

Section 4.03 Due Authorization. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary corporate or other organizational action on the part of each Loan Party that is a party thereto.

Section 4.04 No Conflict. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries except with respect to performance of the Loan Documents only, as would not be material to the operation of the Loan Parties or the rights of the Secured Parties, (ii) any of the Organizational Documents of the Borrower or any of its Subsidiaries or (iii) any order, judgment or decree of any court or other agency of government binding on the Borrower or any of its Subsidiaries except, with respect to clauses (i) and (iii), to the extent such violation could not reasonably be expected to have a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Borrower or any of its Subsidiaries except to the extent such conflict, breach or default could not reasonably be expected to have a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of the Collateral Agent on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Borrower or any of its Subsidiaries, except for such approvals or consents which have been obtained on or before the Closing Date and disclosed in writing to the Lenders and except for any such approvals or consents the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect.

Section 4.05 Governmental Consents. The execution, delivery and performance by the Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except (i) as otherwise set forth in the Merger Agreement, (ii) for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date, (iii) for those approvals, consents, exemptions, registrations, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and (iv) with respect to performance only, approvals, consents, exemptions, registrations, authorizations, actions, notices or filings, which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the operation of the Loan Parties or the rights of the Secured Parties.

Section 4.06 Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.07 Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither the Borrower nor any of its Subsidiaries has any contingent liability or liability for Taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the Historical Financial Statements or the notes thereto but should have been reflected in such statements or the notes thereto in accordance with GAAP and which in any such case is material in relation to the Borrower and its Subsidiaries taken as a whole.

Section 4.08    [Reserved].

Section 4.09 No Material Adverse Change. Since December 31, 2017, no event, circumstance or change has occurred that has caused, either individually or in the aggregate, a Material Adverse Effect.

Section 4.10 Adverse Proceedings, Etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect.

Section 4.11 Payment of Taxes. Except for any failure that would not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, all Tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all Taxes shown on such Tax returns to be due and payable and all material assessments, fees, Taxes and other governmental charges upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable except for Taxes that are being contested in accordance with the terms of Section 5.03. To the knowledge of the Borrower, there is no proposed material Tax assessment against the Borrower or any of its Subsidiaries which is not being actively contested by the Borrower or such Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.12    Properties.

(a) Title. Subject to Permitted Liens, each of the Borrower and its Subsidiaries (as applicable) has (i) valid and legal title to (in the case of fee interests in each parcel of land, including the Closing Date Mortgaged Property, that is material to the operation of the business), (ii) valid leasehold interests in (in the case of leasehold interests in real property or personal property that is material to the operation of the business), (iii) valid licensed rights in (in the case of licensed interests in intellectual property) and (iv) good title to (in the case of all other material personal property) all of their respective properties and assets reflected in their respective Historical Financial Statements referred to in Section 4.07 and in the most recent financial statements delivered pursuant to Section 5.01, in each case (1) except which would not, individually or in the aggregate, be reasonably expected to result in a Material Adverse Effect and (2) except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.08. Except as permitted by this Agreement, including Permitted Liens, all such properties and assets are free and clear of Liens.

(b) Real Estate. As of the Closing Date, Schedule 4.12 contains a true, accurate and complete list of all Material Real Estate Assets.

(c) Mortgages. Each of the Mortgages shall be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid, binding and enforceable Lien on the Mortgaged Properties described therein; and when the Mortgages are filed or recorded in the offices designated by the Borrower, each Mortgage shall constitute a fully perfected First Priority Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Properties described therein, as security for the Obligations, subject only to Permitted Liens.

(d) Flood Zone Properties. As of the Closing Date, no Closing Date Mortgaged Property is located in a Flood Zone (except any such property as to which flood insurance has been obtained and is in full force and effect as required by this Agreement).

Section 4.13 Environmental Matters. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (a) the Borrower and each of its Subsidiaries is in compliance with, and have no liability under, any Environmental Law, and any past noncompliance has been fully resolved without any pending, on-going or future obligation or cost; (b) the Borrower and each of its Subsidiaries has obtained and maintained in full force and effect all Governmental Authorizations required pursuant to any Environmental Law for the current and reasonably anticipated future operation of their respective business and to own, lease, mine or operate their respective assets; (c) there are and, to the Borrower’s knowledge, are, and have been, no conditions, circumstances, activities, occurrences, violations of Environmental Law, or presence or Releases of, or exposure to, Hazardous Materials which could reasonably be expected to form the basis of an Environmental Claim against, or require any investigation, remediation, remedial action or cleanup by, the Borrower or any of its Subsidiaries or related to any Real Estate Assets; (d) there are no pending or, to the Borrower’s knowledge, threatened Environmental Claims against the Borrower or any of its Subsidiaries, and neither the Borrower nor any of its Subsidiaries has received any written notification of any alleged violation of, or liability pursuant to, any Environmental Law or responsibility for the Release or threatened Release of, or exposure to, any Hazardous Materials; (e) the Borrower and each of its Subsidiaries possess all bonds, guarantees, surety or other financial assurances or security requirements required pursuant to any Environmental Law or by any Governmental Authority to own, lease, mine or operate their respective assets; (f) neither the Borrower nor any of its Subsidiaries is conducting, funding or otherwise responsible for any investigation, remediation, remedial action or cleanup of any Hazardous Materials and (g) no Lien imposed pursuant to any Environmental Law has attached to any Collateral and, to the knowledge of the Borrower, no conditions exist that would reasonably be expected to result in the imposition of such a Lien on any Collateral.

Section 4.14 No Defaults. Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement governing its Material Indebtedness, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 4.15 Governmental Regulation. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable. Neither the Borrower nor any of its Subsidiaries is an “investment company” as such term is defined in the Investment Company Act of 1940.

Section 4.16 Margin Stock. None of the Borrower or any Subsidiary is engaged, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying Margin Stock. No part of the proceeds of any Loan will be used, directly or indirectly, to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that would entail a violation of Regulation U or Regulation X of the Board of Governors.

Section 4.17 Employee Matters. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries, or to the best knowledge of the Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against the Borrower or any of its Subsidiaries or to the best knowledge of the Borrower, threatened against any of them, (b) no strike or work stoppage in existence or threatened involving the Borrower or any of its Subsidiaries and (c) to the best knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of its Subsidiaries and, to the best knowledge of the Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b) or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

Section 4.18 Employee Benefit Plans. Except as would not reasonably be expected to have a Material Adverse Effect, the Borrower, each of its Subsidiaries and, to the knowledge of the Borrower, each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed in all material respects all their obligations under each Employee Benefit Plan. No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to have a Material Adverse Effect. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no liability exists under any Employee Benefit Plan that provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates except for liabilities that would not reasonably be expected to have a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained or contributed to by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan) did not exceed the aggregate current fair market value of the assets of such Pension Plan except when such excess would not reasonably be expected to have a Material Adverse Effect. As of the most recent valuation date for each Multiemployer Plan, the potential liability of the Borrower, its Subsidiaries and their respective ERISA Affiliates for a complete or partial withdrawal from such Multiemployer Plan (within the meaning of Section 4203 or Section 4205 of ERISA), when aggregated with such potential liability for a complete or partial withdrawal from all Multiemployer Plans would not reasonably be expected to result in a Material Adverse Effect. Except for instances of non-compliance or default which would not reasonably be expected to result in a Material Adverse Effect, the Borrower, each of its Subsidiaries and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

Section 4.19 Solvency. The Borrower and its Subsidiaries are and, upon the incurrence of any Obligation by any Loan Party on any date on which this representation and warranty is made, shall be, Solvent on a consolidated basis.

Section 4.20 Compliance with Law. Each of the Borrower and its Subsidiaries is in compliance with all applicable laws, statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, applicable to it or its property, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.21    Disclosure.

(a) No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates or written statements furnished to any Agent or Lender by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the transactions contemplated hereby, other than projections and information of a general economic or general industry nature, contains any untrue statement of a material fact or omits to state a material fact (known to the Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading, in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material.

(b) As of the Closing Date, to the best knowledge of the Borrower, the information included in the Beneficial Ownership Certification provided on or prior to the Closing Date to any Lender in connection with this Agreement is true and correct.

Section 4.22    PATRIOT Act and Anti-Bribery.

(a) To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the PATRIOT Act. No part of the proceeds of the Loans shall be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(b) No Loan Party or any Subsidiary of such Loan Party, is (i) a person on the list of “Specially Designated Nationals and Blocked Persons” or (ii) currently the subject of any U.S. sanctions administered by OFAC. The proceeds of the Loans or the Letters of Credit will not be used directly or, to the knowledge of any Loan Party, indirectly for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC or located within or operating from a Sanctioned Country, or for any payments that would constitute a violation of any Anti-Bribery Law.

Section 4.23    Sanctions.

(a) The Borrower represents and warrants that (i) no Covered Entity, or, to the knowledge of the Borrower, any officer or director thereof, is a Sanctioned Person and (ii) no Covered Entity, either in its own right or through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Sanctions Law; (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Sanctions Law; or (C) engages in any dealings or transactions prohibited by any Sanctions Law.

(b) The Borrower represents and warrants that no Covered Entity, either in its own right or through any third party, will use any Loans or Letters of Credit to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Sanctions Law.

Section 4.24 Intellectual Property. Except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) each of the Loan Parties owns, or is licensed to use, all Intellectual Property necessary for or used in the conduct of its business as currently conducted and (ii) the use of Intellectual Property by each of the Loan Parties does not infringe on the rights of the other Person and, to the knowledge of the Loan Parties, the intellectual property owned by any Loan Party is not being infringed by any other Person.

Section 4.25    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

Section 4.26 Use of Proceeds. The proceeds of the Loans and Letters of Credit shall be used solely for the respective purposes set forth in Section 2.06.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, such Loan Party shall, and shall cause each of its Subsidiaries to:

Section 5.01 Financial Statements and Other Reports. In the case of the Borrower, deliver to the Administrative Agent (which shall furnish to each Lender):

(a) Quarterly Financial Statements. Within 45 days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (or 60 days in the case of the first three Fiscal Quarters ended after the Closing Date), commencing with the Fiscal Quarter in which the Closing

Date occurs, (i) the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and (ii) a discussion and analysis by management with respect to the financial statements of such fiscal quarter and year to date results compared to the same periods in the prior year;

(b) Annual Financial Statements. Within 90 days after the end of each Fiscal Year (or 120 days in the case of the first Fiscal Year ended after the Closing Date), commencing with the Fiscal Year in which the Closing Date occurs, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification; (ii) a discussion and analysis by management with respect to the financial statements of such fiscal year compared to the financial statements of the prior fiscal year; and (iii) with respect to such consolidated financial statements of such Fiscal Year a report thereon of Ernst & Young, LLP, or other independent certified public accountants of recognized national standing selected by the Borrower, and reasonably satisfactory to the Administrative Agent, (which report and/or the accompanying financial statements shall be unqualified as to going concern and scope of audit (except for any such qualification pertaining to impending debt maturities of any Indebtedness occurring within 12 months of such audit or any breach of any financial covenant), and shall state that such consolidated financial statements of such Fiscal Year fairly present, in all material respects, the consolidated financial position of the Borrower and its Subsidiaries as at the date(s) indicated and the results of their operations and their cash flows for the period(s) indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards);

(c) Unrestricted Subsidiary Designation. Simultaneously with the delivery of each set of consolidated financial statements referred to in Section 5.01(a) and Section 5.01(b) above, the related consolidating financial information (which may be unaudited) reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements;

(d) Compliance Certificate. Together with each delivery of financial statements of the Borrower and its Subsidiaries pursuant to Sections 5.01(a) and 5.01(b), a duly executed and completed Compliance Certificate; provided that if any change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under Section 5.01(a) or Section 5.01(b) above (or, prior to the first such delivery, referred to in Section 4.07) that has had, or would reasonably be expected to have, a material effect on the calculation of the Leverage Ratio, the Compliance Certificate shall specify the nature of such change and the effect thereof on such calculation;

(e) [Reserved];

(f) Notice of Default and Material Adverse Effect. Promptly upon any officer of the Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or (ii) of the occurrence of any event or change that has caused, either individually or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event or change and any action taken or proposed to be taken by the Borrower with respect thereto. The Borrower shall deliver to the applicable Lender prompt written notice, upon any officer of the Borrower obtaining knowledge of, any change in the information provided in the Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification.

(g) Notice of Litigation. Promptly upon any officer of the Borrower obtaining knowledge of (i) any Adverse Proceeding not previously disclosed in writing by the Borrower to the Lenders or (ii) any development in any Adverse Proceeding that, in the case of either clause (i) or (ii), could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, or the exercise of rights or performance of obligations under any Loan Document written notice thereof together with such other information as may be reasonably available to the Borrower to enable the Lenders and their counsel to evaluate such matters;

(h) ERISA. (i) Promptly upon the occurrence of or upon any officer of the Borrower becoming aware of the forthcoming occurrence of any ERISA Event other than any ERISA Event which would not reasonably be expected to result in a Material Adverse Effect; and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan as the Administrative Agent shall reasonably request; (B) all notices received by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as the Administrative Agent shall reasonably request;

(i) Financial Plan. As soon as practicable and in any event no later than thirty (30) days after the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year (a “Financial Plan”), including (1) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, and an explanation of the assumptions on which such forecasts are based and (2) forecasted consolidated statements of income and cash flows of the Borrower and its Subsidiaries for each fiscal quarter of such Fiscal Year;

(j)    [Reserved].

(k) Certification of Public Information. The Borrower and each Lender acknowledge that certain of the Lenders may be “public-side” Lenders (Lenders that do not wish to receive material non-public information with respect to the Borrower, its Subsidiaries or their securities) and, if documents or notices required to be delivered pursuant to this Section 5.01 or otherwise are being distributed through IntraLinks/IntraAgency, SyndTrak or another relevant website or other information platform (the “Platform”), any document or notice that the Borrower has indicated contains Non-Public Information shall not be posted on that portion of the Platform designated for such public-side Lenders. The Borrower agrees to clearly designate all information provided to the Administrative Agent by or on behalf of the Loan Parties which is suitable to make available to Public Lenders. If the Borrower has not indicated whether a document or notice delivered pursuant to this Section 5.01 contains Non-Public Information, the Administrative Agent reserves the right to post such document or notice solely on that portion of the Platform designated for Lenders who wish to receive material non-public information with respect to the Borrower, its Subsidiaries and their securities; and

(l) Other Information. (A) Promptly upon their becoming available, copies of all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower with any securities exchange or with the SEC or any governmental or private regulatory authority, (B) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act and other applicable anti-money laundering laws and (C) such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Administrative Agent or any Lender; provided that such other information is of a type customarily provided to lenders in similar syndicated credit facilities.

Documents required to be delivered pursuant to Sections 5.01(a), (b), (d) or (l) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto, on its website as provided to the Administrative Agent; (ii) on which such documents are available on the website of the SEC at http://www.sec.gov; or (iii) on which such documents are posted on the Borrower’s behalf on a website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent). The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.02 Existence. Except as otherwise permitted under Section 6.08, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits material to its business; provided, that no Loan Party (other than the Borrower with respect to existence) or any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if failure to do so could not reasonably be expected to result in a Material Adverse Effect.

Section 5.03 Payment of Taxes and Claims. Except for failures that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, pay all (x) Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and (y) claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, that no such Tax or claim need be paid to the extent it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor and (b) in the case of a Tax or claim which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or claim.

Section 5.04 Maintenance of Properties. Maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all properties used or useful in the business of the Borrower and its Subsidiaries except to the extent failure to do so could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

Section 5.05    Insurance.

(a) In the case of the Borrower, maintain or cause to be maintained, with financially sound and reputable (in the good faith judgment of its management) insurance in respect of the assets, properties and businesses of the Borrower and its Subsidiaries in at least such amounts and against such risks as are customarily maintained by companies engaged in the same or similar business operating in the same or similar locations.

(b) Without limiting the generality of clause (a), the Borrower shall maintain or cause to be maintained (i) flood insurance that covers each Material Real Estate Asset subject to a Mortgage in favor of Collateral Agent for the benefit of the Secured Parties that is located in a Flood Zone in each case, in compliance with the Flood Program and otherwise in form and substance reasonably acceptable to the Collateral Agent and (ii) replacement value property damage insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses in the same or similar locations. Each such policy of insurance shall (i) name the Collateral Agent, on behalf of the Secured Parties, as an additional insured thereunder as its interests may appear and (ii) in the case of each property damage insurance policy, contain a mortgagee and lender loss payable clause or endorsement, reasonably satisfactory in form and substance to the Collateral Agent, that names the Collateral Agent of the benefit of the Secured Parties as the mortgagee and lender loss payee thereunder and provides, to the extent agreed to by the applicable insurance provider after commercially reasonable efforts on the part of the Borrower to obtain such agreement, for at least thirty (30) days’ prior written notice (or ten (10) days’ prior written notice in the case of cancellation due to non-payment of premium) to the Collateral Agent of any modification or cancellation of such policy.

Section 5.06    Books and Records; Inspections. Maintain proper books of record and accounts in which full, true and correct entries shall be made of all material financial transactions and matters involving its assets and business, in a form in which financial statements conforming with GAAP can be generated. Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any authorized representation designated by the Administrative Agent or any Lender to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries, to inspect, copy and take extracts from its and their financial and accounting records and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested; provided, that in the case of any meeting with any independent public accountants, representatives of the Loan Parties shall have an opportunity to be present; provided, further, that in the absence of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.06 and no more than one such visit will be permitted in any Fiscal Year. The Lenders will use commercially reasonable efforts to coordinate any visits or inspections made pursuant to this Section 5.06 so as to minimize inconvenience to the Loan Parties. Notwithstanding anything to the contrary in this Section 5.06, none of the Borrower or any of its Subsidiaries will be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (a) constitutes non-financial trade secrets or non-financial proprietary information, (b) in respect of which disclosure is prohibited by law or any binding agreement or (c) is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 5.07    Compliance with Laws.

(a) Comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws), except to the extent noncompliance with which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with all applicable Anti-Bribery Laws and Sanctions Laws.

(b) The Borrower covenants and agrees that (i) no Covered Entity will become a Sanctioned Person, (ii) no Covered Entity, either in its own right or, to the knowledge of the Borrower, through any third party, will (A) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Sanctions Law; (B) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Sanctions Law; (C) engage in any dealings or transactions prohibited by any Sanctions Law or (D) use any Loans or Letters of Credit to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Sanctions Law, (iii) the funds used to repay the Obligations will not be derived from any unlawful activity, (iv) each Covered Entity shall comply with all applicable Sanctions Laws and Anti-Bribery Laws and (v) the Borrower shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

Section 5.08    Environmental.

(a) In the case of the Borrower, deliver to the Administrative Agent:

(i) as soon as practicable following receipt thereof, copies of all written environmental assessments, audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Subsidiaries or by any independent consultants, Governmental Authorities or any Persons with respect to any matters or with respect to any Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(ii) promptly upon the occurrence or receipt thereof, written notice relating to (1) any Release of Hazardous Materials which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (2) any remedial action taken by the Borrower or any other Person in response to (A) any Hazardous Materials the existence of which could reasonably be expected to result in one or more Environmental Claims having, individually or in the aggregate, a Material Adverse Effect or (B) any Environmental Claim that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (3) the Borrower’s discovery of any occurrence or condition on any real property adjoining or in the vicinity of any Facility that could cause such Facility or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Law that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect;

(iii) as soon as practicable following the sending or receipt thereof by the Borrower or any of its Subsidiaries, a copy of any and all written communications with respect to any Release of Hazardous Materials or any actual or threatened Environmental Claims that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(iv) prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or other property by the Borrower or any of its Subsidiaries that could reasonably be expected to (1) expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) adversely affect the ability of the Borrower or any of its Subsidiaries to maintain compliance with Environmental Laws to a degree that could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect and (B) any proposed actions to be taken by the Borrower or any of its Subsidiaries to modify current operations in a manner that could reasonably be expected to subject Borrower or any of its Subsidiaries to any additional obligations or requirements under any Environmental Law, to the extent any such obligation or requirement could reasonably be expected to result in a Material Adverse Effect; and

(v) with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).

(b) Promptly take any and all actions necessary to (i) cure any violation of any Environmental Law by such Loan Party or any of its Subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) conduct any investigative or remedial action that may be required pursuant to any Environmental Law by such Loan Party or any of its Subsidiaries in response to any Hazardous Materials the existence of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and (iii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder where failure to do so could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, except in each case to the extent such Loan Party or Subsidiary is contesting such violation, action, Environmental Claim or obligation in good faith by proper proceedings promptly instituted and diligently conducted and appropriate reserves are being maintained in accordance with GAAP.

(c) Use and operate all of its Facilities in compliance with all Environmental Laws, obtain and maintain in full force and effect all necessary Governmental Authorizations required pursuant to any Environmental Laws, and cause all lessees, contractors and other Persons that are agents or invitees of a Loan Party operating or occupying any property owned or leased by any Loan Party to comply in all material respects, with all Environmental Law, in each case except where the failure to comply, obtain or maintain could not reasonably be expected to have a Material Adverse Effect.

Section 5.09    Subsidiaries.

(a) In the case of the Borrower, in the event that any Person becomes a Subsidiary of the Borrower (other than an Excluded Subsidiary) after the Closing Date or ceases to be an Excluded Subsidiary after the Closing Date, within 60 days (or such longer period as the Administrative Agent may determine in its discretion) after the occurrence thereof (a) cause such Subsidiary to become a Guarantor hereunder and a Grantor under the Pledge and Security Agreement by executing and delivering to the Administrative Agent and the Collateral Agent a Counterpart Agreement, and (b) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b), 3.01(g), 3.01(i), 3.01(l), Section 5.11(b) (if applicable) and Section 5.13.

(b) In the case of the Borrower, with respect to any new Subsidiary created or acquired, as the case may be, after the Closing Date by the Borrower or any of its Subsidiaries, within 60 days (or such longer period as the Administrative Agent may determine in its discretion) after the creation or acquisition thereof, execute deliver, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b)(1), and the Borrower shall take all of the actions referred to in Section 5.13 necessary to grant and to perfect a First Priority Lien in favor of the Collateral Agent, for the benefit of Secured Parties, under the Pledge and Security Agreement in the Equity Interests (other than Excluded Equity Interests (as defined in the Pledge and Security Agreement)) of such new Subsidiary that is owned by the Borrower or any of its Subsidiaries (provided that in no event shall more than 65.0% of the voting Equity Interests and 100% of the non-voting Equity Interests of any new Excluded Subsidiary described in clause (i) of the definition thereof be required to be so pledged).

(c) With respect to each new Subsidiary, within 60 days (or such longer period as the Administrative Agent may determine in its discretion) after the formation or acquisition thereof, the Borrower shall send to the Collateral Agent written notice setting forth with respect to such Subsidiary (i) the date on which such Person became a Subsidiary of the Borrower and (ii) all of the data required to be set forth in Schedules 4.01 and 4.02 with respect to such Subsidiary; and such written notice shall be deemed to supplement Schedule 4.01 and 4.02 for all purposes hereof.

(d) Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, the Borrower may cause any Foreign Subsidiary organized under the laws of Canada, Mexico or any other jurisdiction approved by the Administrative Agent and with the Applicable Consent of the Required Lenders (each such Foreign Subsidiary, a “Foreign Guarantor”) to become a Guarantor hereunder by executing and delivering to the Administrative Agent a Counterpart Agreement and to grant Liens on substantially all of its assets (subject to exclusions and limitations similar to those afforded to the Domestic Subsidiaries under the Loan Documents) to secure the Obligations by executing and delivering to the Collateral Agent a security, pledge or similar agreement governed by the laws of its jurisdiction of organization in form and substance reasonably satisfactory to the Collateral Agent; provided that, in connection with any such designation of any such Foreign Subsidiary as a Foreign Guarantor, this Agreement and the other Loan Documents may be amended with the written consent of the Borrower and the Administrative Agent solely to the extent necessary or advisable to effect such Guaranty and Liens to be provided by such Foreign Guarantor; provided further that the designation of any such Foreign Subsidiary as a Foreign Guarantor shall be subject to the following conditions: (i) such Foreign Guarantor shall take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are similar to those described in Section 3.01(b), 3.01(g), 3.01(i), 3.01(l), Section 5.11(b) (if applicable) and Section 5.13 (which, for the avoidance of doubt and notwithstanding anything to the contrary in any Loan Document, shall include documents and actions governed by, required by or advisable under the local laws of such Foreign Guarantor’s jurisdiction of organization in order to effect fully the purposes of the Loan Documents or to perfect the security interest of the Administrative Agent or the Lenders with respect to the Collateral owned by such Foreign Guarantor) and (ii) the Counterpart Agreement, each Security Document and any amendment to this Agreement or any other Loan Document to be entered into in connection with such designation shall have been provided to the Lenders and, to the extent applicable, the Applicable Consent of the Required Lenders shall have been received.

Section 5.10 Designation of Subsidiaries. The Borrower may at any time designate any Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary by delivering to the Administrative Agent a certificate of an Authorized Officer of the Borrower specifying such designation and certifying that the conditions to such designation set forth in this Section 5.10 are satisfied; provided that:

(i)    both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing or would result therefrom;

(ii)    if the Financial Covenant is then in effect, the Borrower shall be in Pro Forma Compliance with the Financial Covenant, recomputed as of the last day of the most recently ended Test Period for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the last day of the fiscal quarter ending December 31, 2017); and

(iii)    in the case of a designation of a Subsidiary as an Unrestricted Subsidiary, each subsidiary of such Subsidiary has been, or concurrently therewith will be, designated as an Unrestricted Subsidiary in accordance with this Section 5.10.

The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower in such Subsidiary on the date of designation in an amount equal to the fair market value of the Borrower’s or its Subsidiary’s (as applicable) Investment therein (as determined reasonably and in good faith by a Financial Officer of the Borrower). The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Permitted Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Borrower in such Unrestricted Subsidiary pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower’s or its Subsidiary’s (as applicable) Investment in such Subsidiary.

Section 5.11    Additional Material Real Estate Assets.

(a) In the event that any Loan Party subsequently acquires a Real Estate Asset that constitutes a Material Real Estate Asset, and such interest has not otherwise been made subject to the Lien of the Security Documents in favor of the Collateral Agent, for the benefit of Secured Parties, at the time of the acquisition thereof (or within a reasonable time after the completion of the construction of the improvement), such Loan Party shall within 120 days thereafter (or such later date as the Collateral Agent may agree in its reasonable discretion) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents in the manner contemplated by Section 5.11(b) with respect to each such subsequently acquired Material Real Estate Asset, that the Collateral Agent shall reasonably request to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority Lien in such subsequently acquired Material Real Estate Assets. In addition to the foregoing, at the reasonable request of the Collateral Agent, deliver, from time to time, to the Collateral Agent such appraisals as are required by law or regulation with respect to Material Real Estate Assets for which the Collateral Agent has been granted a Lien.

(b) In order to create in favor of the Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in a Material Real Estate Asset as required by Section 5.11(a), the applicable Loan Party shall promptly take such actions, and execute and deliver, or cause to be executed and delivered the following, in each case, to the extent reasonably requested by the Administrative Agent:

(i) a fully executed and notarized Mortgage, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering such Material Real Estate Asset;

(ii) an opinion of counsel (which counsel shall be reasonably satisfactory to the Collateral Agent) in each jurisdiction in which such Material Real Estate Asset is located with respect to the enforceability of the form(s) of Mortgages to be recorded in such jurisdiction and such other matters of local law as the Collateral Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(iii) ALTA mortgagee title insurance policies or unconditional commitments therefor issued by Chicago Title Insurance Company, First American Title Insurance Company or another title company reasonably acceptable to the Collateral Agent (the “Title Company”) with respect to each such Material Real Estate Asset (each, a “Title Policy”), in amounts as reasonably agreed by the Collateral Agent and the Borrower insuring the fee simple title to each of the Material Real Estate Assets vested in the applicable Loan Party and insuring the Collateral Agent that the relevant Mortgage creates a valid and enforceable First Priority mortgage Lien on such Material Real Estate Asset encumbered thereby, each which Title Policy shall include endorsements reasonably requested by the Collateral Agent to the extent available in each jurisdiction at commercially reasonably rates, together with evidence satisfactory to the Collateral Agent that the applicable Loan Party has (i) delivered to the Title Company such affidavits as reasonably and customarily required by the Title Company in connection with the issuance of the applicable Title Policy and (ii) has paid to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company and all other sums required in connection with the issuance of the Title Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages with respect to such Material Real Estate Asset in the applicable real property records, it being agreed that the Collateral Agent shall reasonably cooperate with the applicable Loan Party in order to minimize all such taxes; together with a title commitment issued by a title company with respect thereto, dated not more than thirty (30) days prior to the date of the creation of the Mortgage on such Material Real Estate Asset and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to the Collateral Agent;

(iv) (A) a completed Flood Certificate with respect to each such Material Real Estate Asset, which Flood Certificate shall (i) be addressed to the Collateral Agent, (ii) be completed by a company which has guaranteed the accuracy of the information contained therein, and (iii) otherwise comply with the Flood Program; (B) evidence describing whether the community in which each such Material Real Estate Asset is located participates in the Flood Program; (C) if any Flood Certificate states that such Material Real Estate Asset is located in a Flood Zone, the Borrower’s written acknowledgement of receipt of written notification from the Collateral Agent (i) as to the existence of each such Material Real Estate Asset, and (ii) as to whether the community in which each such Material Real Estate Asset is located is participating in the Flood

Program; and (D) if any such Material Real Estate Asset is located in a Flood Zone and is located in a community that participates in the Flood Program, evidence that the applicable Loan Party has obtained a policy of flood insurance that is in compliance with the Flood Program; and

(v) to the extent requested by the Administrative Agent, either a new ALTA survey or express map of each Mortgaged Property or an existing survey or express map together with an “affidavit of no change” sufficient for such Title Company to remove all standard survey exceptions from the Title Policy relating to such Mortgaged Property and issue the survey related endorsements or otherwise reasonably acceptable to the Administrative Agent; provided that the Collateral Agent will only require new ALTA surveys or express maps to the extent the benefit to the Lenders of such new ALTA surveys or express maps outweigh the cost of obtaining such new ALTA surveys or express maps or are required by applicable law or regulation.

Notwithstanding anything to the contrary contained herein, no Loan Party shall be required to execute and deliver a Mortgage on any Mortgaged Property until the Borrower receives confirmation from the Administrative Agent that flood insurance due diligence and flood insurance compliance as required by this Section 5.11(b) has been completed.

Section 5.12 [Reserved].

Section 5.13 Further Assurances. At any time or from time to time upon the reasonable request of the Administrative Agent, at the expense of the Loan Parties, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Administrative Agent or the Collateral Agent may reasonably request in order to effect fully the purposes of the Loan Documents or to more fully perfect (subject to limitations contained in the Loan Documents) or renew the rights of the Administrative Agent or the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof or with respect to any other property or assets hereafter acquired by the Borrower or any Subsidiary which may be deemed to be part of the Collateral). In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as the Administrative Agent or the Collateral Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of the Borrower and its Subsidiaries (subject to limitations contained herein and in the other Loan Documents).

Section 5.14 Maintenance of Ratings. At all times, Borrower shall use commercially reasonable efforts to maintain (x) (i) a corporate family rating (but not any specific rating), in the case of Moody’s and (ii) an issuer credit rating (but not any specific rating), in the case of S&P and (y) credit ratings (but not any specific rating) issued by Moody’s and S&P with respect to the credit facilities hereunder.

Section 5.15 Lender Calls. In the case of the Borrower, upon the request of the Administrative Agent, participate in an annual telephonic conference call with the Administrative Agent and the Lenders, such telephonic conference call to be held at such time as may be agreed to by the Borrower and the Administrative Agent but in any event no later than ninety (90) days after the end of any Fiscal Year (or 120 days in the case of the first Fiscal Year ended after the Closing Date); provided that no such call shall be required for any year in which the Borrower conducts a public earnings call.

Section 5.16    Post-Closing Date Obligations.

(a) Within 120 days following the Closing Date (or such later date as the Collateral Agent may agree in its reasonable discretion), the Borrower and each applicable Guarantor shall comply with each of the requirements set forth in Section 5.11(b) in the case of each Material Real Estate Asset listed on Schedule 5.16(a) (each, a “Closing Date Mortgaged Property”).

(b) The Borrower and each applicable Guarantor shall comply with each requirement set forth on Schedule 5.16(b) on or before the date specified for such requirement (or such later date as the Administrative Agent may agree in its reasonable discretion).

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until Payment in Full of all Obligations, such Loan Party shall not, nor shall it cause or permit any of its Subsidiaries to:

Section 6.01 Indebtedness. Create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:

(a) the Obligations (including, without limitation, with respect to Refinancing Debt, Incremental Term Loans and Incremental Revolving Loans);

(b) Indebtedness of any Subsidiary owed to the Borrower or to any other Subsidiary, or of the Borrower owed to any Subsidiary; provided, that (i) all such Indebtedness shall be evidenced by the Intercompany Note, and, if owed to a Loan Party, shall be subject to a First Priority Lien pursuant to the Pledge and Security Agreement, (ii) all such Indebtedness shall be unsecured and all such Indebtedness owing by any Loan Party to a Subsidiary which is not a Loan Party shall be subordinated in right of payment to the Payment in Full of the Obligations pursuant to the terms of the Intercompany Note and (iii) in respect of any Indebtedness owing by a Subsidiary that is not a Loan Party to a Loan Party, such Indebtedness is permitted as an Investment under the proviso to Section 6.06(e);

(c) Incremental Equivalent Debt and any Permitted Refinancing thereof;

(d) Refinancing Equivalent Debt and any Permitted Refinancing thereof;

(e) obligations of the Borrower or any of its Subsidiaries in connection with any Permitted Receivables Financing, to the extent such obligations constitute Indebtedness;

(f) Indebtedness in respect of Swap Contracts not entered into for speculative purposes;

(g) Subordinated Indebtedness that (i) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the maturity date of the Term Loans in existence as of the date of such issuance (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (ii) hereof), (ii) has terms and conditions that (other than interest rate, redemption premiums and subordination terms), as determined in good faith by the Borrower, taken as a whole, are not materially less favorable to the Borrower than the terms and conditions customary at the time for high-yield debt securities issued in a public offering (or if applicable, high-yield subordinated debt securities so issues) and (iii) is incurred by the Borrower or a Guarantor; provided, that (x) both immediately prior and after giving effect to the incurrence thereof, no Default or Event of Default shall exist or result therefrom and (y) at the time of incurrence of such Indebtedness, the Borrower shall be in compliance with a Leverage Ratio (calculated on a Pro Forma Basis) not exceeding (I) prior to December 31, 2018, 4.50:1.00 and (II) on or after December 31, 2018, 4.00:1.00;

(h) Indebtedness incurred by the Borrower or any of its Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including Indebtedness consisting of the deferred purchase price of assets or property acquired in a Permitted Acquisition), or from guaranties or letters of credit, surety bonds or performance bonds or similar obligations securing the performance of the Borrower or any such Subsidiary pursuant to such agreements, in connection with any Permitted Acquisitions, permitted Investments or permitted Dispositions;

(i) Indebtedness which may be deemed to exist pursuant to any workers’ compensation claims, health, disability or other employee benefits, unemployment insurance or other social security laws or regulations or property, casualty or liability insurance and premiums related thereto, self-insurance obligations, obligations in respect of bankers’ acceptances, bids, tenders, trade contracts, governmental contracts and leases, customs, guaranties, performance, surety, stay, statutory, appeal or similar obligations in each case incurred in the ordinary course of business;

(j) cash management obligations and Indebtedness incurred by the Borrower or any Subsidiary in respect of netting services, overdraft protections, commercial credit cards, stored value cards, purchasing cards and treasury management services, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate deposit network services, dealer incentive, supplier finance or similar programs, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management and similar arrangements, in each case entered into in the ordinary course of business in connection with Deposit Accounts;

(k) to the extent constituting Indebtedness, guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries;

(l) guaranties by the Borrower of Indebtedness of a Subsidiary or guaranties by a Subsidiary of Indebtedness of the Borrower or any other Subsidiary, in each case with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01; provided, that (i) if the Indebtedness that is being guarantied is unsecured and/or subordinated to the Obligations, the guaranty shall also be unsecured and/or subordinated to the Obligations to the same extent and (ii) in respect of any guaranty by a Loan Party of Indebtedness of a Subsidiary that is not a Loan Party, such guaranty is permitted as an Investment pursuant to Section 6.06(c);

(m) Indebtedness described in Schedule 6.01 and any Permitted Refinancing thereof;

(n) Indebtedness of the Borrower and its Subsidiaries incurred to finance the acquisition, lease, construction, replacement, repair or improvement of any assets or other Investments permitted hereunder (including rolling stock), including (i) Capital Leases and (ii) purchase money Indebtedness (including any industrial revenue bonds, industrial development bonds and similar financings); provided that the aggregate principal amount at any time outstanding of Indebtedness under this clause (n) shall not exceed the greater of $75,000,000 and 2.25% of Consolidated Tangible Assets; provided, further, that such Indebtedness shall be secured only by the asset acquired in connection with the incurrence of such Indebtedness;

(o) Indebtedness of Subsidiaries that are not Guarantors in an aggregate principal amount at any time outstanding not to exceed the greater of $100,000,000 and 3.00% of Consolidated Tangible Assets;

(p) (i) Indebtedness of a Person or Indebtedness attaching to assets of a Person that, in either case, becomes a Subsidiary or Indebtedness attaching to assets that are acquired by the Borrower or any of its Subsidiaries, in each case after the Closing Date as the result of a Permitted Acquisition or other Investment permitted under Section 6.06, provided, that (x) such Indebtedness existed at the time such Person became a Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof (y) such Indebtedness is not guaranteed in any respect by the Borrower or any of its Subsidiaries (other than by any such person that so becomes a Subsidiary) and (z) the Borrower shall be in compliance with a Leverage Ratio (calculated on a Pro Forma Basis) not exceeding the then applicable Leverage Ratio level set forth in Section 6.07 minus 0.50:1.00 and (ii) any Permitted Refinancing thereof;

(q) Capital Leases resulting from any sale and leaseback transaction that is permitted pursuant to Section 6.08(t)(iii);

(r) (i) Indebtedness incurred by the Borrower or any of its Subsidiaries owing to any insurance company in connection with the financing of any insurance premiums and (ii) take-or-pay obligations constituting Indebtedness of the Borrower or any Subsidiary, in each case, in the ordinary course of business;

(s) Indebtedness consisting of customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased, or otherwise in connection with services rendered, in the ordinary course of business;

(t) to the extent constituting Indebtedness, contingent obligations arising under indemnity agreements to title insurance companies to cause such title insurers to issue title insurance policies in the ordinary course of business with respect to the real property of the Borrower or any Subsidiary;

(u) to the extent constituting Indebtedness, unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law;

(v) to the extent constituting Indebtedness, deferred compensation or similar arrangements payable to future, present or former directors, officers, employees, members of management or consultants of the Borrower and the Subsidiaries to the extent incurred in the ordinary course of business;

(w) Indebtedness consisting of unsecured promissory notes issued by the Borrower or any Subsidiary to future, present or former directors, officers, members of management, employees or consultants of the Borrower or any of its Subsidiaries or their respective estates, executors, administrators, heirs, family members, legatees, distributes, spouses or former spouses, domestic partners or former domestic partners to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 6.04;

(x) unsecured Indebtedness in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money;

(y) Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank to support any Defaulting Lender’s participation in Letters of Credit pursuant to Section 2.22(b);

(z) Indebtedness of Borrower or any Subsidiary supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(aa) any Attributable Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $75,000,000 and 2.25% of Consolidated Tangible Assets; provided that Dispositions pursuant to Section 6.08(t)(ii) shall not be included in calculating the foregoing basket or otherwise constitute Attributable Indebtedness for the purposes of this Agreement;

(bb) [Reserved];

(cc) other Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the greater of $175,000,000 and 5.50% of Consolidated Tangible Assets; and

(dd) without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted hereunder.

Section 6.02    Liens. Create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired or licensed, or any income, profits or royalties therefrom, except:

(a) Liens in favor of the Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document; and (ii) Liens on cash or deposits to cash collateralize any Letters of Credit contemplated hereunder;

(b) Liens securing any Permitted Junior Secured Refinancing Debt or any Permitted Pari Passu Secured Refinancing Debt;

(c) Liens securing any Incremental Equivalent Debt that is permitted to be secured in accordance with Section 2.24(c) and any Permitted Refinancing thereof;

(d) Liens for Taxes to the extent obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted so long as adequate reserves or other appropriate provisions as shall be required in conformity with GAAP shall have been made therefor;

(e) statutory Liens of landlords, banks (and rights of set-off), of carriers, warehousemen, mechanics, repairmen, workmen and materialmen, and other Liens imposed by law and securing obligations, in each case incurred in the ordinary course of business that are not yet overdue by more than sixty (60) days or, if more than sixty (60) days overdue are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

(f) Liens incurred in the ordinary course of business in connection with (i) workers’ compensation, health, disability or other employee benefits, unemployment insurance and other types of social security laws or regulations, property, casualty or liability insurance or premiums related thereto or self-regulation obligations, or (ii) to secure the performance of contracts, customs, tenders, statutory obligations, surety, stay and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds, performance and completion guarantees and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), in each case including letters of credit, bank guarantees or similar instruments posted to support payment of items set forth in the foregoing clause (f); provided that such letters of credit (other than Letters of Credit), bank guarantees or similar instruments are issued in compliance with Section 6.01;

(g) easements, rights-of-way, restrictions, encroachments, protrusions and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries and that, in the aggregate, do not materially detract from the value of the property subject thereto;

(h) any interest or title of a lessor, lessee, sublessor or sublessee under any lease or sublease permitted hereunder and any interest of a licensor, licensee, sublicensor or sublicensee under any license or sublicense permitted hereunder and covering only the assets so leased;

(i) Liens solely on any cash earnest money deposits, escrow arrangements or similar arrangements made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(j) purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property, consignments and similar arrangements entered into in the ordinary course of business;

(k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods that (a) are not overdue more than thirty (30) days or, if more than thirty (30) days overdue, are being contested in a manner consistent with Section 5.03 or (b) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(l) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(m) leases, licenses, subleases or sublicenses (including with respect to software, patents, copyrights, trademarks and other intellectual property rights) granted by the Borrower or any of its Subsidiaries in the ordinary course of business;

(n) Liens described in Schedule 6.02 and any refinancings, renewals or extensions thereof; provided that (i) no additional property is covered thereby (other than proceeds of products thereof and accessions and improvements thereto), (ii) the amount secured or benefitted thereby is not increased (except, in connection with any refinancing, refunding, renewal or extension thereof, by an amount equal to accrued interest, a reasonable premium paid in connection with such renewal, replacement, extension or refinancing, as applicable, and fees and expenses reasonably incurred in connection therewith) and (iii) if such Lien secures Indebtedness, such Indebtedness is permitted by Section 6.01;

(o) Liens securing Indebtedness permitted pursuant to Section 6.01(n) and any Permitted Refinancing in respect thereof; provided, that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness;

(p) Liens securing Indebtedness permitted by Section 6.01(p) and any Permitted Refinancing in respect thereof, provided, that any such Lien shall encumber only those assets which secured such Indebtedness at the time such assets were acquired by the Borrower or its Subsidiaries;

(q) Liens arising from judgments, writs or warrants of attachment or similar process in circumstances not constituting an Event of Default under Section 8.01(h);

(r) Liens arising in the ordinary course of business by virtue of any contractual, statutory or common law provisions, banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary;

(s) Liens of a collection bank arising under Section 4-208 of the UCC or other similar provisions of applicable laws on items in the course of collection;

(t) Liens on specific items of inventory or other goods arising under Article 2 of the UCC in the ordinary course of business securing such Person’s obligations in respect of bankers’ acceptances and letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, in any case covering only goods actually sold;

(u) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto to the extent permitted hereunder;

(v) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by any Loan Party in the ordinary course of business and consistent with the past practices of such Loan Party;

(w) Liens on repurchase agreements constituting Cash Equivalents pursuant to clause (e) of the definition thereof;

(x) Liens securing Indebtedness permitted pursuant to Section 6.01(o); provided, that any such Lien shall encumber only the assets of the Subsidiary that incurred the Indebtedness secured by such Lien;

(y) Liens in respect of Permitted Receivables Financings that extend only to the receivables subject thereto, the agreements governing the receivables included in such Permitted Receivables Financings, the rights under any such agreements, the proceeds thereof and the accounts into which such proceeds are paid;

(z) Liens (A) on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 6.06 or 6.08 to be applied against the purchase price for such Investment, and (B) consisting of an agreement to dispose of any property in a disposition permitted under Section 6.08, in each case, solely to the extent such Investment or disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(aa) Liens (i) consisting of customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-wholly owned Subsidiaries and (ii) consisting of any encumbrances or restriction (including put and call arrangements) in favor of a joint venture party with respect to Equity Interests of, or assets owned by, any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(bb) Liens on cash or Cash Equivalents used for a defeasance, discharge or redemption of Indebtedness; provided such defeasance, discharge or redemption is permitted hereunder;

(cc) Liens constituting customary cash collateral arrangements in relation to obligations under Swap Contracts permitted by Section 6.01(f);

(dd) (i) deposits of cash with the owner or lessor of premises leased or operated by the Borrower or any of the Subsidiaries and (ii) cash collateral on deposit with banks or other financial institutions issuing letters of credit (or backstopping such letters of credit) or other equivalent bank guarantees issued naming as beneficiaries the owners or lessors of premises leased or operated by the Borrower or any of the Subsidiaries, in each case in the ordinary course of business of the Borrower and such Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(ee) Liens securing obligations under any Attributable Indebtedness of the Borrower and any Subsidiary; provided that any such Lien shall encumber only the property interest subject to such sale and leaseback transaction;

(ff) other Liens on assets securing obligations in an aggregate principal amount at any time outstanding not to exceed the greater of $75,000,000 and 2.25% of Consolidated Tangible Assets (it being understood that, for purposes of this Section 6.02(ee), the amount of any such Lien shall be the lesser of (x) the fair market value of the assets subject to such Lien and (y) the aggregate amount of the obligations secured by such Lien);

(gg) Liens and other interests of lessor in respect of rental obligations under mining leases entered into by the Borrower and its Subsidiaries in the ordinary course of business; and

(hh) Liens arising in the ordinary course of business under sand leases, division orders, contracts for the sale, transportation or exchange of sand, marketing agreements, processing agreements, net profits agreements, development agreements, sand balancing or deferred production agreements and other agreements that are usual and customary for dispositions of mineral rights in respect of the sand business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this Section 6.2(hh) does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Subsidiary or materially impair the value of such property subject thereto.

Section 6.03 No Further Negative Pledges. Enter into any agreement prohibiting the creation or assumption by any Loan Party of any Lien upon any of its properties or assets, whether now owned or hereafter acquired, to secure the Obligations, except with respect to (a) Indebtedness permitted by this Agreement and the other Loan Documents, (b) specific assets or property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to a permitted Asset Sale or other sale or disposition permitted by Section 6.08, (c) Liens permitted by Section 6.02 (g), (o), (p), (x), (y) and (z) or any document or agreement governing such Liens; provided that such restrictions are limited by the assets and/or property securing such Lien, (d) restrictions and conditions imposed by law, rule, regulation or order, (e) restrictions identified on Schedule 6.03 and any refinancings, renewals or extensions thereof, except to the extent any such refinancing, renewal or extension expands the scope of any such restriction, (f) customary provisions in joint venture agreements and other similar agreements applicable to joint ventures and non-wholly owned Subsidiaries permitted under Section 6.06 and applicable solely to such Person entered into in the ordinary course of business and (g) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the assets or property secured by such Liens or the assets or property subject to such leases, licenses or similar agreements, as the case may be).

Section 6.04    Restricted Junior Payments. Directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Junior Payment except that:

(a) any Subsidiary of the Borrower may declare and pay dividends or make other distributions ratably with respect to its Equity Interests; provided that if such Subsidiary is not a Wholly-Owned Subsidiary of the Borrower, such dividends must be made on a pro rata basis to the holders of its Equity Interests or on a greater than ratable basis to the extent such greater payments are made solely to the Borrower or a Subsidiary;

(b) the Borrower or any Subsidiary may make regularly scheduled payments of interest and principal in respect of any Subordinated Indebtedness in accordance with the terms of, and only to the extent required by, and subject to any subordination provisions contained in, the agreement pursuant to which such Indebtedness was issued;

(c) [Reserved];

(d) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, the Borrower may make Restricted Junior Payments in an aggregate amount not to exceed the greater of $50,000,000 and 1.50% of Consolidated Tangible Assets to purchase common stock or common stock options from shareholders (including, without limitation, present or former officers, directors or employees of the Borrower or any of the Borrower’s Subsidiaries (x) upon the death, disability or termination of employment of such officer, director or employee or (y) pursuant to any employee, management or director profit interests or equity plan, employee, management or director stock option plan or any other employee, management, or director benefit plan or any agreement with any employee, director or officer);

(e) [Reserved];

(f) the Borrower may make payments in cash, in lieu of the issuance of fractional shares, upon the exercise of warrants or upon the conversion or exchange of Equity Interests of any such Person;

(g) so long as no Event of Default shall have occurred and be continuing (in the case of clause (i) of the definition of “Restricted Junior Payments”, on the date of declaration), other Restricted Junior Payments in an aggregate amount not to exceed, if the Leverage Ratio (calculated on a Pro Forma Basis) is less than 3.50:1.00, an amount equal to the Available Amount;

(h) so long as no Event of Default shall have occurred and be continuing (in the case of clause (i) of the definition of “Restricted Junior Payments”, on the date of declaration), other Restricted Junior Payments in an aggregate amount such that the Leverage Ratio (calculated on a Pro Forma Basis) shall not exceed 2.75:1.00;

(i) other Restricted Junior Payments in an aggregate amount not to exceed the greater of $50,000,000 and 1.50% of Consolidated Tangible Assets; and

(j) refinancings, replacements, substitutions, extensions, restructurings, exchanges and renewals of Subordinated Indebtedness for Subordinated Indebtedness to the extent such refinancing, replacement, exchange or renewed Subordinated Indebtedness is permitted by Section 6.01;

provided that the proceeds of any Specified Equity Contribution shall not be used to make payments otherwise permitted pursuant to this Section 6.04.

Section 6.05 Restrictions on Subsidiary Distributions. Except as provided herein, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Equity Interests owned by the Borrower or any other Subsidiary of the Borrower or (b) make or repay loans or advances to any Loan Party, other than restrictions:

(a) imposed by law or by any Loan Document;

(b) in agreements evidencing Indebtedness permitted by Section 6.01(e), (n) and (p) that impose restrictions on the property so acquired or the property securing such Permitted Receivables Financing, as applicable, and any amendments, modifications, extensions or renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition) that does not expand the scope of any such restriction or condition in any material respect;

(c)    in agreements evidencing Indebtedness permitted by Section 6.01(o);

(d) by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(e) that are or were created by virtue of any transfer of, agreement to transfer or option or right with respect to any property, assets or Equity Interests not otherwise prohibited under this Agreement;

(f) in the case of any Subsidiary that is not a Wholly-Owned Subsidiary of the Borrower, restrictions and conditions imposed by its Organizational Documents or any related joint venture, shareholders’ or similar agreement; provided that such restrictions and conditions apply only to such Subsidiary and to any Equity Interests in such Subsidiary;

(g) identified on Schedule 6.05 and any amendments, modifications, extensions or renewals thereof (including any such extension or renewal arising as a result of an extension, renewal or refinancing of any Indebtedness containing such restriction or condition) that does not expand the scope of any such restriction or condition in any material respect; or

(h) that are customary restrictions in any Incremental Equivalent Debt, any Refinancing Equivalent Debt or any Indebtedness permitted by Section 6.01(cc), in each case, so long as such restrictions shall not conflict with this Agreement.

Section 6.06    Investments. Make or own any Investment in any Person, including any Joint Venture, except:

(a) Investments in cash and Cash Equivalents;

(b) equity Investments owned as of the Closing Date in any Subsidiary and

Investments made after the Closing Date in any Loan Party;

(c) (i) additional Investments by the Borrower in any Guarantor and by any Guarantor in the Borrower or in another Guarantor, and (ii) Investments (including by way of capital contributions or guaranties of their obligations) by the Borrower and the Subsidiaries in any Subsidiary; provided, in the case of clause (ii), the aggregate amount of Investments by any Loan Party in any Subsidiary that is not a Loan Party (together with the aggregate amount of (x) any Investments pursuant to Section 6.06(e)(ii) and (y) Permitted Acquisitions of Subsidiaries that do not become Guarantors) at any one time outstanding shall not exceed the greater of $250,000,000 and 7.75% of Consolidated Tangible Assets;

(d) Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors and (ii) consisting of accounts receivables, deposits, prepayments and other trade credits to suppliers created, acquired or made in the ordinary course of business consistent with the past practices of the Borrower and its Subsidiaries;

(e) intercompany loans to the extent permitted under Section 6.01(b) and other Investments (i) in (including guarantees of obligations of) any Loan Party, (ii) by any Loan Party in (including (without duplication for purposes of the proviso in this clause (ii)) guarantees of obligations of) Subsidiaries of Borrower which are not Guarantors; provided that the aggregate amount of such Investments under this clause (ii) (together with the aggregate amount of (x) any Investments by any Loan Party in any Subsidiary that is not a Loan Party pursuant to Section 6.06(c) and (y) the aggregate amount of Permitted Acquisitions of Subsidiaries other than Guarantors) at any one time outstanding shall not exceed the greater of $250,000,000 and 7.75% of Consolidated Tangible Assets and (iii) by any Subsidiary of the Borrower that is not a Guarantor in (including guarantees of obligations of) any other Subsidiary of the Borrower that is not a Guarantor;

(f)    Investments (if any) arising as a result of Permitted Receivables Financings;

(g) loans and advances to future, present or former employees, officers, members of management, consultants and directors of the Borrower and its Subsidiaries made (i) in the ordinary course of business for travel and entertainment expenses, relocation costs and similar purposes or consistent with past practices and (ii) for any other purposes in an aggregate principal amount at any time outstanding not to exceed $5,000,000;

(h) Permitted Acquisitions permitted pursuant to Section 6.08;

(i)    Investments described in Schedule 6.06;

(j)    Swap Contracts of the type permitted under Section 6.01;

(k) loans by the Borrower or any of its Subsidiaries to the employees, officers or directors of the Borrower or any of their respective Subsidiaries in connection with any non-qualified retirement plan or similar compensation or management incentive plans; provided that such loans represent cashless transactions pursuant to which such employees, officers or directors directly invest the proceeds of such loans in Equity Interests issued by the Borrower;

(l)    [Reserved];

(m) Investments arising directly out of the receipt by the Borrower or any Subsidiary of non-cash consideration that is permitted to be received for any sale of assets permitted under Section 6.08(d);

(n)    Investments in an aggregate amount equal to the Available Amount;

(o) Investments in Unrestricted Subsidiaries and similar businesses in an aggregate amount at any time outstanding not to exceed the greater of $25,000,000 and 0.75% of Consolidated Tangible Assets;

(p) Investments in Joint Ventures in an aggregate amount at any time outstanding not to exceed the greater of $25,000,000 and 0.75% of Consolidated Tangible Assets;

(q) so long as no Event of Default shall have occurred and be continuing or shall be caused thereby, other Investments in an aggregate principal amount such that, as of the last day of the most recent Fiscal Quarter for which financial statements are available, the Borrower shall be in compliance with a Leverage Ratio (calculated on a Pro Forma Basis) not exceeding the then applicable Leverage Ratio level set forth in Section 6.07 minus 0.75:1.00;

(r) Investments received (i) upon the foreclosure with respect to any secured Investment, (ii) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes or (iii) in settlement of debt created in the ordinary course of business;

(s) Investments consisting of advances or extensions of trade credit in the ordinary course of business;

(t)    Investments consisting of Restricted Junior Payments permitted under Section 6.04;

(u) Investments consisting of advances of payroll payments to employees in the ordinary course of business;

(v) any Investments in any Subsidiary or Joint Venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business; provided that any entity that serves to hold cash balances for the purposes of making such advances to Subsidiaries or Joint Ventures is a Loan Party;

(w) any acquisition of assets or Equity Interests solely in exchange for the substantially contemporaneous issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(x) Investments in the ordinary course of business consisting of endorsements for collection or deposit;

(y) non-cash Investments in Subsidiaries in connection with reorganizations or other activities related to Tax planning; provided that, after giving effect to any such reorganization or other activity related to Tax planning, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired;

(z) Investments held by any Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with the Borrower or any Subsidiary after the Closing Date, in each case as part of an Investment otherwise permitted by this Section 6.06 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of the relevant acquisition, merger, amalgamation or consolidation;

(aa) Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business; and

(bb) other Investments in an aggregate amount at any time outstanding not to exceed the sum of (i) the greater of $50,000,000 and 1.50% of Consolidated Tangible Assets and (ii) the amount of any cash returns actually received by the Borrower or any Guarantor with regard to any such Investments made pursuant to this clause (bb) during the term of this Agreement; provided that the amount of cash returns included in this clause (ii) with respect to each Investment shall not exceed the amount of such related Investment made pursuant to this clause (bb)).

Section 6.07 Financial Covenant. Solely with respect to the Revolving Credit Facility, the Borrower covenants and agrees that it shall not (a) as of the last day of any Fiscal Quarter ending on or after September 30, 2018 and before December 31, 2018, permit the Leverage Ratio to exceed 4.50:1.00, or (b) in the case of any Fiscal Quarter ending on or after December 31, 2018, permit the Leverage Ratio to exceed 4.00:1.00.

Section 6.08 Fundamental Changes; Disposition of Assets; Acquisitions. (i) Merge, or consolidate, or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), or (ii) convey, sell, lease or license, exchange, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets or property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, whether now owned or hereafter acquired, leased or licensed, or (iii) acquire by purchase or otherwise (other than purchases or other acquisitions of inventory, materials and equipment and capital expenditures in the ordinary course of business) all or substantially all assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a) (i) any Subsidiary of the Borrower may be merged with or into the Borrower or any Subsidiary or be liquidated, wound up or dissolved, or all or any part of its business, assets or property may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any Subsidiary; provided, that in the case of such a transaction involving the Borrower or a Guarantor, the Borrower or such Guarantor shall, as applicable, be the continuing or surviving Person or the Person to whom the applicable business, assets and/or property are conveyed, sold, leased, transferred or otherwise disposed; (ii) any Person may merge into the Borrower in an Investment permitted by Section 6.06 in which the Borrower is the surviving Person; and (iii) any Person may merge with a Subsidiary in an Investment permitted by Section 6.06 in which the surviving person is a Subsidiary so long as if any party to such merger is a Loan Party, the surviving entity is a Loan Party (or the surviving Person is a Domestic Subsidiary that, simultaneously with the consummation of such merger, becomes a Loan Party and assumes the Obligations of such non-surviving Loan Party in a manner reasonably acceptable to the Administrative Agent);

(b) any Subsidiary may liquidate or dissolve or change in legal form if the Borrower determines in good faith that such liquidation or dissolution or change in legal form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(c) sales or other Dispositions of assets that do not constitute Asset Sales;

(d) Asset Sales; provided, that (1) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by the Borrower), (2) no less than 75% of the consideration for such asset sale shall be paid in Cash or Designated Non-Cash Consideration to the extent that all Designated Non-Cash Consideration at such time does not exceed $50,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value), (3) no Event of Default is continuing or would exist after giving effect thereto and (4) the Net Cash Proceeds thereof shall be applied as required by Section 2.14(a);

(e) (i) disposals of damaged, obsolete, used, worn out or surplus assets or property no longer useful to the business of such Person or economically impracticable to maintain and (ii) dispositions of inventory (including on an intercompany basis) and vehicles in the ordinary course of business consistent with past practice;

(f) (i) the Acquisition and any merger, amalgamation, consolidation, liquidation or dissolution by the Borrower or its Subsidiaries expressly contemplated pursuant to the Merger Agreement shall be permitted and (ii) Permitted Acquisitions;

(g) sales or other Dispositions of property (including like-kind exchanges) to the extent that (x) such property is exchanged for credit (on a fair market value basis) against the purchase price of similar replacement property or (y) such property is sold or otherwise disposed of for fair market value and the proceeds of such sale or Disposition are promptly applied to the purchase price of similar replacement property;

(h) any Disposition of real property to a Governmental Authority that results in Net Cash Proceeds applied in accordance with Section 2.14(b);

(i) the abandonment, cancellation or other Disposition of Intellectual Property that is not material or is no longer used or useful in any material respect in the operation of the Borrower and its Subsidiaries;

(j) the sale or discount, in each case without recourse and in the ordinary course of business, of overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof (and not as part of any bulk sale or financing of receivables);

(k) Dispositions to effect (or which constitute) Liens permitted by Sections 6.02, Restricted Junior Payments permitted by 6.04 and Investments permitted by Section 6.06, in each case, other than by reference to this Section 6.08(k);

(l) Disposition of property subject to or resulting from casualty losses and condemnation proceedings (including in lieu thereof or any similar proceedings);

(m) any surrender or waiver of contract rights pursuant to a settlement, release, recovery on or surrender of contract, tort or other claims of any kind;

(n) Dispositions of residential real property and related assets in the ordinary course of business in connection with relocation activities for directors, officers, members of management, employees or consultants of the Loan Parties;

(o) unwinding of Swap Contracts;

(p) Dispositions of Investments in Joint Ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in the joint venture agreement or similar binding agreements entered into with respect to such Investment in such Joint Venture;

(q) the expiration of any option agreement with respect to real or personal property;

(r) leases, subleases, non-exclusive licenses or sublicenses of property or intellectual property in the ordinary course of business;

(s) Dispositions of non-core assets (which may include real property) acquired in an acquisition permitted under this Agreement to the extent such Disposition is consummated within two (2) years of such acquisition;

(t) (i) Dispositions in connection with Attributable Indebtedness permitted under Section 6.01(aa), (ii) Dispositions of fixed or capital assets (including, without limitation, equipment and railcars) that have been owned by the Borrower or its Subsidiaries for less than six months at the time of such Disposition pursuant to a sale and leaseback transaction with respect to which the resulting lease is an operating lease and (iii) Dispositions of railcars and related assets pursuant to a sale and leaseback transaction to the extent such railcars and related assets were owned by the Borrower or its Subsidiaries on the Closing Date; and

(u) the purchase and sale or other transfer (including capital contribution) of Receivables Assets pursuant to Permitted Receivables Financings.

Section 6.09 [Reserved.]

Section 6.10 [Reserved.]

Section 6.11 Transactions with Affiliates. Directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, the rendering of any service or the payment of any management, advisory or similar fees) with any Affiliate of the Borrower on terms that are less favorable to the Borrower or that Subsidiary, as the case may be, than those that might be obtained in a comparable arm’s length transaction at the time from a Person who is not such a holder or Affiliate; provided, that the foregoing restriction shall not apply to:

(a) any transaction between or among the Borrower or any Subsidiary (or any Person that becomes a Subsidiary as a result of, or in connection with, such transaction, so long as neither such Person nor the selling entity was an Affiliate of the Borrower or any Subsidiary prior to such transaction);

(b) any Restricted Junior Payment permitted by Section 6.04; (c) the consummation of the Transactions;

(d) transactions described in Schedule 6.11;

(e) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by or merged into the Borrower or its Subsidiaries pursuant to the terms of this Agreement to the extent such agreement was not made in contemplation of or in connection with such acquisition or merger;

(f) payments to or from, and transactions with, Joint Ventures (to the extent any such Joint Venture is only an Affiliate as a result of Investments by the Borrower and its Subsidiaries in such Joint Venture), non-Wholly Owned Subsidiaries and Unrestricted Subsidiaries in the ordinary course of business to the extent otherwise permitted under Section 6.06;

(g) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Subsidiaries, in the reasonable determination of the board of directors of the Borrower;

(h) the formation and maintenance of any consolidated group or subgroup for Tax, accounting or cash pooling or management purposes in the ordinary course of business;

(i) transactions undertaken in good faith (as certified by an Authorized Officer of the Borrower) for the purpose of improving the consolidated Tax efficiency of the Borrower and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Agreement;

(j) reasonable and customary fees paid to officers, employees, consultants and members of the board of directors (or similar governing body) of the Borrower and its Subsidiaries;

(k) employment and severance arrangements between the Borrower and any Subsidiary and their respective directors, officers, employees, members of management and consultants in the ordinary course of business;

(l) compensation arrangements for officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business; and

(m) transactions pursuant to any Permitted Receivables Financing.

Section 6.12 Conduct of Business. Engage in any business other than the businesses engaged in by the Borrower and its Subsidiaries on the Closing Date and businesses which are reasonably related, ancillary or complementary thereto or are reasonable extensions thereof and, in the case of a Special Purposes Receivables Subsidiary, Permitted Receivables Financings.

Section 6.13 Amendments or Waivers of Organizational Documents, Related Documents and Certain Indebtedness. Agree to any material amendment, restatement, supplement or other modification to, waiver of or termination of (other than in accordance with the regularly scheduled termination date) any of its Organizational Documents, any Subordinated Indebtedness or any Acquisition Document if such amendment, restatement, supplement or other modification or termination would be materially adverse to the Lenders without the consent of the Administrative Agent; provided that it is understood and agreed that the foregoing shall not prohibit any Permitted Refinancing in respect of any Subordinated Indebtedness that is otherwise permitted by Section 6.01.

Section 6.14 Fiscal Year. Change its Fiscal Year-end from December 31.

ARTICLE VII

GUARANTY

Section 7.01 Guaranty of the Obligations. Subject to the provisions of Section 7.02, Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Administrative Agent for the ratable benefit of the Beneficiaries the due and punctual Payment in Full of all Obligations other than any Excluded Swap Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) (collectively, the “Guaranteed

Obligations”). For the avoidance of doubt, in no event shall any Excluded Subsidiary described in clause (i) of the definition thereof, except any Foreign Guarantor, guaranty the Obligations of the Borrower or of any other Domestic Subsidiary that is a Loan Party.

Section 7.02 Contribution by Guarantors. All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty in respect of the Guaranteed Obligations. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Section 7.02, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty (including in respect of this Section 7.02), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

Section 7.03 Payment by Guarantors. Subject to Section 7.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)), Guarantors shall upon demand pay, or cause to be paid, in Cash, to the Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all

Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.04 Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than Payment in Full of the Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability;

(b) this Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(c) the Administrative Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between the Borrower and any Beneficiary with respect to the existence of such Event of Default;

(d) the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(e) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if the Administrative Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(f) any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith or the applicable Hedge Agreements and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Loan Documents or any Hedge Agreements; and

(g) this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than Payment in Full of the Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Loan Documents or any Hedge Agreements, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Loan Documents, any of the Hedge Agreements or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document, such Hedge Agreement or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or any of the Hedge Agreements or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for indebtedness other than the Guaranteed Obligations) to the payment of indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations; (v) any Beneficiary’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (vi) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; (vii) any defenses, set-offs or counterclaims which the Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury; and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.05 Waivers by Guarantors. To the fullest extent permitted by applicable law, each Guarantor hereby waives, for the benefit of the Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than Payment in Full of the Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith; (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any Beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, the Hedge Agreements or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

Section 7.06 Guarantors’ Rights of Subrogation, Contribution, Etc. Until the Obligations shall have been Paid in Full, each Guarantor hereby waives, to the fullest extent permitted by applicable law, any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including (a) any right of subrogation, reimbursement, contribution or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that any Beneficiary now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Obligations shall have been Paid in Full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against the Borrower, to all right, title and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Obligations shall not have been Paid in Full, such amount shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.07 Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such Indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Administrative Agent on behalf of Beneficiaries and shall forthwith be paid over to the Administrative Agent for the benefit of Beneficiaries to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

Section 7.08 Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Obligations shall have been Paid in Full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.09 Authority of Guarantors or the Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

Section 7.10 Financial Condition of the Borrower. Any Credit Extension may be made to the Borrower or continued from time to time, and any Hedge Agreements may be entered into from time to time, in each case without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation or at the time such Hedge Agreement is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower. Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Loan Documents and Hedge Agreements, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by any Beneficiary.

Section 7.11    Bankruptcy, Etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of the Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations. Guarantors shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar Person to pay the Administrative Agent, or allow the claim of the Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12 Discharge of Guaranty Upon Sale of Guarantor. If all of the Equity Interests of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger, amalgamation or consolidation) to a Person other than the Borrower and its Subsidiaries in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01 Events of Default. If any one or more of the following conditions or events occur:

(a) Failure to Make Payments When Due. Failure by the Borrower to pay (i) when due, any principal of any Loan; (ii) when due, any reimbursement of any drawing under a Letter of Credit; or (iii) within three (3) Business Days after the date due, any interest on any Loan or any fee or any other amount due hereunder; or

(b) Default Under Other Agreements.

(i) Failure of any Loan Party or any of their respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) in an individual principal amount (or Net Mark-to-Market Exposure) of $50,000,000 or more beyond the grace period, if any, provided therefor; or

(ii) breach or default by any Loan Party with respect to any other material term of (1) Indebtedness in the individual or aggregate principal amounts (or Net Mark-to-Market Exposure) referred to in clause (i) above or (2) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders), to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided, that clause (ii) of this Section 8.01(b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary disposition of the property or assets securing such Indebtedness, if such disposition is permitted hereunder and such Indebtedness that becomes due is paid upon such disposition; or

(c) Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.06, Section 5.01(f)(i), Section 5.02 (with respect to the Borrower), or Article VI; provided that, to the extent that such financial covenant is in effect, failure to comply with the financial covenant set forth in Section 6.07 will not constitute an Event of Default for purposes of any Term Loan, and no Term Lender will be permitted to exercise any remedies with respect to an Event of Default in respect of the financial covenant set forth in Section 6.07 until the date, if any, on which the Revolving Commitments have been terminated and the Revolving Loans have been accelerated as a result of such breach of the covenant set forth in Section 6.07; or

(d) Breach of Representations, Etc. Any representation, warranty, certification or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made or, to the extent that any such representation, warranty, certification or other statement is already qualified by materiality or material adverse effect in the text thereof, such representation, warranty, certification or other statement shall be false in any respect as of the date made or deemed made; or

(e) Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.01, and such default shall not have been remedied or waived within thirty (30) days after an Authorized Officer of such Loan Party becoming aware of such default; or

(f) Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower, any Guarantor or any of the Borrower’s Material Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrower, any Guarantor or any of the Borrower’s Material Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, conservator, custodian or other officer having similar powers over the Borrower, any Guarantor or any of the Borrower’s Material Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee, conservator or other custodian of the Borrower, any Guarantor or any of the Borrower’s Material Subsidiaries for all or a substantial part of its property; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower, any Guarantor or any of the Borrower’s Material Subsidiaries, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g) Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) the Borrower, any Guarantor or any of the Borrower’s Material Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, conservator or other custodian for all or a substantial part of its property; or the Borrower, any Guarantor or any of the Borrower’s Material Subsidiaries shall make any assignment for the benefit of creditors; or (ii) the Borrower, any Guarantor or any of the Borrower’s Material Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Borrower, any Guarantor or any of the Borrower’s Material Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f); or

(h) Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of $50,000,000 or (ii) in the aggregate at any time an amount in excess of $50,000,000 (in either case to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied its obligation) shall be entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets (other than any such judgment, writ or warrant of attachment or similar process entered or filed against a dormant or inactive Subsidiary that has no assets or de minimis assets, to the extent there is no recourse against the Borrower or any other Subsidiary or any of their respective assets as a result of such judgment, writ or warrant of attachment or similar process) and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days; or

(i) [Reserved.]

(j) Employee Benefit Plans. There shall occur one or more ERISA Events which individually or in the aggregate results in or would reasonably be expected to result in a Material Adverse Effect; or

(k) Change of Control. A Change of Control occurs; or

(l) Guaranties, Security Documents and other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of the Obligations being Paid in Full, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate in writing its obligations thereunder, (ii) this Agreement or any Security Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the Obligations being Paid in Full) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any material portion of the Collateral purported to be covered by the Security Documents with the priority required by the relevant Security Document, in each case for any reason other than the failure of the Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party or shall contest in writing the validity or perfection of any Lien in any Collateral purported to be covered by the Security Documents;

THEN, (x) (1) upon the occurrence of any Event of Default described in Section 8.01(f) or 8.01(g), automatically, and (2) upon the occurrence and during the continuance of any other Event of Default (other than any Event of Default under Section 8.01(c) arising from failure to comply with the financial covenant set forth in Section 6.07, which has not been accelerated in accordance with clause (y) below), at the request of or with the consent of the Required Lenders, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments, the obligation of any Issuing Bank to issue any Letter of Credit and the obligation of any Swing Line Lender to make any Swing Line Loan shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations; provided, that the foregoing shall not affect in any way the obligations of Lenders under Section 2.03(b)(v) or Section 2.04(e); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents; (D) the Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.01(f) and (g) to pay) to the Administrative Agent such additional amounts of cash as reasonable requested by any Issuing Bank, to be held as security for the Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding; and (E) the Administrative Agent and the Collateral Agent may exercise on behalf of themselves, the Lenders, each Issuing Bank and the other Secured Parties all rights and remedies available to the Administrative Agent, the Collateral Agent, the Lenders and any Issuing Bank under the Loan Documents or under applicable law or in equity and (y) upon the occurrence and during the continuance of an Event of Default described in Section 8.01(c) arising from failure to comply with the financial covenant set forth in Section 6.07, at the request of or with the consent of the Required Revolving Lenders, (A) the Revolving Commitments, if any, of each Lender having such Revolving Commitments, the obligation of any Issuing Bank to issue any Letter of Credit and the obligation of any Swing Line Lender to make any Swing Line Loan shall immediately terminate; (B) each of the following shall immediately become due and payable, in each case without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (I) the unpaid principal amount of and accrued interest on the Revolving Loans and Swing Line Loans, (II) an amount equal to the maximum amount that may at any time be drawn under all Letters of Credit then outstanding (regardless of whether any beneficiary under any such Letter of Credit shall have presented, or shall be entitled at such time to present, the drafts or other documents or certificates required to draw under such Letters of Credit), and (III) all other Obligations in respect of the Revolving Loans, Revolving Commitments, Swing Line Loans and Letters of Credit; provided, that the foregoing shall not affect in any way the obligations of Lenders under Section 2.03(b)(v) or Section 2.04(e); (C) the Administrative Agent may cause the Collateral Agent to enforce any and all Liens and security interests created pursuant to Security Documents; (D) the Administrative Agent shall direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Sections 8.01(f) and (g) to pay) to the Administrative Agent such additional amounts of cash as reasonable requested by any Issuing Bank, to be held as security for the Borrower’s reimbursement Obligations in respect of Letters of Credit then outstanding; and (E) the Administrative Agent and the Collateral Agent may exercise on behalf of themselves, the Lenders, each Issuing Bank and the other Secured Parties all rights and remedies available to the Administrative Agent, the Collateral Agent, the Lenders and any Issuing Bank under the Loan Documents or under applicable law or in equity.

Section 8.02    Right to Cure.

(a)    In the event that the Borrower fails to comply with the covenant set forth in Section 6.07 and, after the last day of the applicable Fiscal Quarter with respect to which covenant in Section 6.07 is being tested and on or prior to the day that is 15 Business Days after the day on which financial statements are required to be delivered for such Fiscal Quarter if (i) the Borrower issues Equity Interests (other than Disqualified Equity Interests) for cash or otherwise receive cash contributions on account of its existing Equity Interests (the “Specified Equity Contribution”) and the net cash proceeds from such issuance or contribution (the “Cure Amount”) are contributed to the Borrower) and (ii) upon the receipt by the Borrower of such Cure Amount, then, the covenant set forth in such Section 6.07 shall be recalculated, giving effect to a pro forma increase to Consolidated EBITDA for such four Fiscal Quarter period in an amount equal to the Cure Amount.

(b)    If, after the exercise of the Specified Equity Contribution and the recalculations pursuant to clause (a) above, the Borrower shall then be in compliance with the requirements of the covenant set forth in Section 6.07 during such four Fiscal Quarter period, the Borrower shall be deemed to have satisfied the requirements of such covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable Default or Event of Default under Section 8.01 that had occurred shall be deemed cured; provided that during the term of this Agreement (i) in each consecutive four Fiscal Quarter period there will be at least two Fiscal Quarters in which no Specified Equity Contribution is made, (ii) the amount of any Specified Equity Contribution will be no greater than the amount required to cause the Borrower to be in compliance with the Financial Covenant, (iii) each Specified Equity Contribution will be disregarded for purposes of the calculation of Consolidated EBITDA for all other purposes, including calculating basket levels, pricing, determining compliance with incurrence based or pro forma calculations or conditions, and other items governed by reference to Consolidated EBITDA, (iv) there shall be no more than five Specified Equity Contributions made in the aggregate after the Closing Date and (v) there shall be no reduction in indebtedness, through either the netting of cash or prepayment of Loans or other indebtedness, in connection with any Specified Equity Contribution for purposes of determining compliance with the Financial Covenant for the current fiscal quarter.

ARTICLE IX

AGENTS

Section 9.01    Appointment of Agents. Barclays is hereby appointed the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and each Lender hereby authorizes Barclays to act as the Administrative Agent and the Collateral Agent in accordance with the terms hereof and the other Loan Documents. ABN AMRO, HSBC, KBC and PNC are hereby appointed the Co-Syndication Agents hereunder, and each Lender hereby authorizes ABN AMRO, HSBC, KBC and PNC to act as the Co-Syndication Agents in accordance with the terms hereof and the other Loan Documents. Keybank and Wells are hereby appointed the Co-Documentation Agents hereunder, and each Lender hereby authorizes Keybank and Wells to act as the Co-Documentation Agents in accordance with the terms hereof and the other Loan Documents. Citizens is hereby appointed the Managing Agent hereunder, and each Lender hereby authorizes Citizens to act as the Managing Agent in accordance with the terms hereof and the other Loan Documents. Each Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX (other than as expressly provided herein) are solely for the benefit of the Agents and the Lenders and no Loan Party shall have any rights as a third party beneficiary of any of the provisions of this Article IX (other than as expressly provided herein). In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. The Co- Syndication Agents, each of the Co-Documentation Agents and the Managing Agent, without consent of or notice to any party hereto, may assign any and all of their respective rights or obligations hereunder to any of their respective Affiliates. Notwithstanding any other provision of this Agreement or any provision of any other Loan Document, each of the Arrangers, the Bookrunners, the Co-Syndication Agents, the Co-Documentation Agents and the Managing Agent are named as such for recognition purposes only, and in their respective capacities as such shall have no duties, responsibilities or liabilities with respect to this Agreement or any other Loan Document; it being understood and agreed that each of the Arrangers, the Bookrunners, Co-Syndication Agents, the Co-Documentation Agents and the Managing Agent shall be entitled to all indemnification and reimbursement rights in favor of the Agents provided herein and in the other Loan Documents and all of the other benefits of this Article IX. Without limitation of the foregoing, none of the Arrangers, the Bookrunners, the Co-Syndication Agents, the Co- Documentation Agents nor the Managing Agent in their respective capacities as such shall, by reason of this Agreement or any other Loan Document, have any fiduciary relationship in respect of any Lender, Loan Party or any other Person.

Section 9.02    Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. In the event that any obligations (other than the Obligations) are permitted to be incurred hereunder and secured by Liens permitted to be incurred hereunder on all or a portion of the Collateral, each Lender authorizes the Administrative Agent to enter into intercreditor agreements, subordination agreements and amendments to the Security Documents to reflect such arrangements on terms acceptable to the Administrative Agent. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship or other implied duties in respect of any Lender; and nothing herein or any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under the agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

Section 9.03    General Immunity.

(a)    No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency hereof or any other Loan Document, or for the creation, perfection or priority of any Lien, or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Loan Party or to any Agent or Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or as to the value or sufficiency of any Collateral or as to the satisfaction of any condition set forth in Article III or elsewhere herein (other than confirm receipt of items expressly required to be delivered to such Agent) or to inspect the properties, books or records of the Borrower or any of its Subsidiaries or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans or the Letter of Credit Usage or the component amounts thereof.

(b)    Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders (i) for any action taken or omitted by any Agent (A) under or in connection with any of the Loan Documents or (B) with the consent or at the request of the Required Lenders (or, if so specified by this Agreement, all Lenders or any other instructing group of Lenders specified by this Agreement) except to the extent caused by such Agent’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction or (ii) for any failure of any Loan Party to perform its obligations under this Agreement or any other Loan Document. No Agent shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose or be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by such Agent or any of its Affiliates in any capacity. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such instructions and shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).

(c)    Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by it. Each of the Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.03 and of Section 9.06 shall apply to any of the Affiliates of the Administrative Agent or the Collateral Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities of the Administrative Agent or

Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.03 and of Section 9.06 shall apply to any such sub-agent and to the Affiliates of any such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of Loan Parties and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to the Administrative Agent and not to any Loan Party, Lender or any other Person and no Loan Party, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

(d)    Notice of Default or Event of Default. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is given to such Agent by a Loan Party or a Lender. In the event that the Administrative Agent shall receive such a notice, the Administrative Agent shall give notice thereof to the Lenders; provided that failure to give such notice shall not result in any liability on the part of the Administrative Agent.

Section 9.04    Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans and the Letters of Credit, each Agent shall have the same rights and powers hereunder in its capacity as a Lender as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to Lenders. The Lenders acknowledge that pursuant to such activities, the Agents or their Affiliates may receive information regarding any Loan Party or any Affiliate of any Loan Party (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Agents and their Affiliates shall be under no obligation to provide such information to them.

Section 9.05    Lenders’ Representations, Warranties and Acknowledgment.

(a)    Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the Borrower and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to Lenders.

(b)    Each Lender, by delivering its signature page to this Agreement, an Assignment Agreement or a Joinder Agreement and funding its Loans on the Closing Date or by the funding of any Incremental Term Loans or Incremental Revolving Loans, as the case may be, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders or Lenders, as applicable on the Closing Date or as of the date of funding of such Loans.

Section 9.06    Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each (a) Agent, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Agent and (b) Issuing Bank, their Affiliates and their respective officers, partners, directors, trustees, employees and agents of each Issuing Bank (each Person described in the foregoing clauses (a) and (b), an “Indemnitee Agent Party”), to the extent that such Indemnitee Agent Party shall not have been reimbursed by any Loan Party (and without limiting its obligation to do so), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Indemnitee Agent Party in exercising its powers, rights and remedies or performing its duties hereunder or under the other Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Loan Documents, in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of such Indemnitee Agent Party; provided, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnitee Agent Party’s gross negligence or willful misconduct, as determined by a final, non-appealable judgment of a court of competent jurisdiction. If any indemnity furnished to any Indemnitee Agent Party for any purpose shall, in the opinion of such Indemnitee Agent Party, be insufficient or become impaired, such Indemnitee Agent Party may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, that in no event shall this sentence require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s Pro Rata Share thereof; and provided, further, that this sentence shall not be deemed to require any Lender to indemnify any Indemnitee Agent Party against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

Section 9.07    Successor Administrative Agent, Collateral Agent and Swing Line Lender.

(a)    The Administrative Agent shall have the right to resign at any time by giving prior written notice thereof to the Lenders and the Borrower, and, if the Administrative Agent is deemed insolvent or becomes the subject of an insolvency, bankruptcy, dissolution, liquidation or reorganization proceeding, or if the Administrative Agent or any substantial part of its property becomes the subject of an appointment of a receiver, intervenor or conservator, or a trustee or similar officer becomes the subject of a bankruptcy under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, the Administrative Agent may be removed at any time thereafter by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and signed by Required Lenders. The Administrative Agent shall have the right to appoint a financial institution to act as the Administrative Agent and/or the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders, and the Administrative Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor the Administrative Agent by the Borrower and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation or any such removal, if a successor the Administrative Agent has not already been appointed by the retiring the Administrative Agent, the Required Lenders shall have the right, upon five (5) Business Days’ notice to the Borrower, to appoint a successor the Administrative Agent; provided that so long as no Default or Event of Default exists, such appointment shall be reasonably satisfactory to the Borrower. If neither Required Lenders nor the Administrative Agent have appointed a successor Administrative Agent, then the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring the Administrative Agent; provided, that until a successor the Administrative Agent is so appointed by Required Lenders or the Administrative Agent, the Administrative Agent, by notice to the Borrower and Required Lenders, may retain its role as the Collateral Agent under any Security Document. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor the Administrative Agent, that successor the Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed the Administrative Agent and the retiring or removed the Administrative Agent shall promptly (i) transfer to such successor the Administrative Agent all sums, Securities and other items of Collateral held under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor the Administrative Agent under the Loan Documents, and (ii) execute and deliver to such successor the Administrative Agent such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor the Administrative Agent of the security interests created under the Security Documents, whereupon such retiring or removed the Administrative Agent shall be discharged from its duties and obligations hereunder. Except as provided above, any resignation or removal of Barclays or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation or removal of Barclays or its successor as the Collateral Agent. After any retiring or removed the Administrative Agent’s resignation or removal hereunder as the Administrative Agent, the provisions of this Section 9.07 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent hereunder. Any successor the Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor the Collateral Agent for all purposes hereunder. If Barclays or its successor as the Administrative Agent pursuant to this Section has resigned as the Administrative Agent but retained its role as the Collateral Agent and no successor the Collateral Agent has become the Collateral Agent pursuant to the immediately preceding sentence, Barclays or its successor may resign as the Collateral Agent upon notice to the Borrower and Required Lenders at any time.

(b)    In addition to the foregoing, the Collateral Agent may resign at any time by giving thirty (30) days’ prior written notice thereof to Lenders and the Borrower. The Administrative Agent shall have the right to appoint a financial institution as the Collateral Agent hereunder, subject to the reasonable satisfaction of the Borrower and the Required Lenders and the Collateral Agent’s resignation shall become effective on the earlier of (i) the acceptance of such successor Collateral Agent by the Borrower and the Required Lenders or (ii) the thirtieth day after such notice of resignation. Upon any such notice of resignation, Required Lenders shall have the right, upon five (5) Business Days’ notice to the Administrative Agent, to appoint a successor Collateral Agent provided that so long as no Default or Event of Default exists, such appointment shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as the Collateral Agent hereunder by a successor Collateral Agent, that the successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement and the Security Documents, and the retiring Collateral Agent under this Agreement shall promptly (i) transfer to such successor Collateral Agent all sums, Securities and other items of Collateral held hereunder or under the Security Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Collateral Agent under this Agreement and the Security Documents, and (ii) execute and deliver to such successor Collateral Agent or otherwise authorize the filing of such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Collateral Agent of the security interests created under the Security Documents, whereupon such retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement and the Security Documents. After any retiring Collateral Agent’s resignation hereunder as the Collateral Agent, the provisions of this Agreement and the Security Documents shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement or the Security Documents while it was the Collateral Agent hereunder.

(c)    Any resignation or removal of Barclays or its successor as the Administrative Agent pursuant to this Section shall also constitute the resignation or removal of Barclays or its successor as the Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (i) the Borrower shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (ii) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Borrower for cancellation and (iii)    the Borrower shall issue, if so requested by the successor Administrative Agent and the Swing Line Lender, a new Swing Line Note to the successor Administrative Agent and the Swing Line Lender, in the principal amount of the Swing Line Sublimit then in effect and with other appropriate insertions.

Section 9.08    Security Documents and Guaranty.

(a)    Agents under Security Documents and Guaranty. Each Secured Party hereby further authorizes the Administrative Agent or the Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of Secured Parties with respect to the Guaranty, the Collateral and the Security Documents; provided, that neither the Administrative Agent nor the Collateral Agent shall owe any fiduciary duty, duty of loyalty, duty of care, duty of disclosure or any other obligation whatsoever to any holder of Obligations with respect to any Hedge Agreement.

(b)    Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, the Borrower, the Administrative Agent, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

(c)    Rights under Swap Contracts and Cash Management Products. No Swap Contract nor any document governing any Cash Management Product shall create (or be deemed to create) in favor of any Lender Counterparty that is a party thereto any rights in connection with the management or release of any Collateral or of the obligations of any Guarantor under the Loan Documents except as expressly provided in Section 10.05(c)(v) of this Agreement and Section 9.2 of the Pledge and Security Agreement. By accepting the benefits of the Collateral, such Lender Counterparty shall be deemed to have appointed the Collateral Agent as its agent and agreed to be bound by the Loan Documents as a Secured Party, subject to the limitations set forth in this clause (c).

(d)    Release of Collateral and Guarantees, Termination of Loan Documents. Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations have been Paid in Full, upon request of the Borrower, (i) the Administrative Agent and the Collateral Agent shall (without notice to, or vote or consent of, any Lender or any Lender Counterparty) take such actions as shall be required to release its security interest in all Collateral and (ii) the Administrative Agent shall (without notice to, or the vote or consent of, any Lender or any Lender Counterparty) take such actions as shall be required to release all guarantee obligations provided for in any Loan Document. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made. In addition (without notice to, or vote or consent of, any Lender or any Lender Counterparty), upon (x) any Disposition of Collateral (A) permitted by this Agreement or (B) to which Required Lenders (or such other Lenders as may be required to give consent under Section 10.05) have otherwise consented, the Liens granted thereon shall be deemed to be automatically released and such assets shall automatically revert to the applicable Grantor with no further action on the part of any Person and (y) the consummation of any transaction permitted by the Loan Documents as a result of which a Guarantor ceases to be a Subsidiary of the Borrower (including as a result of the designation of any Subsidiary as an Unrestricted Subsidiary in accordance with this Agreement), such Guarantor shall automatically be released from its obligations hereunder and under the Security Documents and the guaranty and security interest in the Collateral of such Guarantor shall automatically be released. To the extent the Collateral Agent or the Administrative Agent, as applicable, is required to execute any release documents in accordance with this Section 9.08, the Collateral Agent or the Administrative Agent, as applicable, shall do so promptly upon request of the Borrower without the consent or further agreement of any Secured Party.

Section 9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under the Bankruptcy Code or other applicable law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the other Secured Parties (including fees, disbursements and other expenses of counsel) allowed in such judicial proceeding and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same. Any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and other Secured Party to make such payments to the Administrative Agent. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or other Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or other Secured Party to authorize the Administrative Agent to vote in respect of the claim of such Person or in any such proceeding.

Section 9.10    ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, Letter of Credit or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), and the conditions for exemptive relief thereunder will be satisfied in connection with respect to, such Lender’s entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments,

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, Letter of Credit or the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to, and the conditions for exemptive relief under PTE 84-14 will be satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Agreement, or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender to the effect that such Lender’s entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Agreement will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates that:

(i)    none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),

(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time (the “Fiduciary Rule”)) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, within the meaning of the Fiduciary Rule,

(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, Letter of Credit or the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, Letter of Credit or the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)    no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, Letter of Credit or the Commitments or this Agreement.

(c)    The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, Letter of Credit or the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, Letter of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, Letter of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices.

(a)    Notices Generally. Any notice or other communication herein required or permitted to be given to a Loan Party, the Collateral Agent, the Administrative Agent, the Swing Line Lender or an Issuing Bank, shall be sent to such Person’s address as set forth on Schedule 1.01(d) or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Schedule 1.01(d) or otherwise indicated to the Administrative Agent in writing. Except as otherwise set forth in paragraph (b) below, each notice hereunder shall be in writing and may be personally served, telexed or sent by electronic transmission or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of electronic transmission, ordinary or registered post, or three (3) Business Days after depositing it in ordinary or prepaid post or United States mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent; provided, further, that any such notice or other communication shall at the request of the Administrative Agent be provided to any sub-agent appointed pursuant to Section 9.03(c) hereto as designated by the Administrative Agent from time to time.

(b) Electronic Communications.

(i)    Notices and other communications to the Administrative Agent, the Swing Line Lender, Lenders and any Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites, including the Platform) pursuant to procedures approved by the Administrative Agent or, in the case of notices to the Swing Line Lender or any Issuing Bank, approved by such Person; provided, that the foregoing shall not apply to notices to any Lender or an Issuing Bank pursuant to Article II if such Lender or such Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, further, that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(ii)    Each Loan Party understands that the distribution of material through an electronic medium by the Administrative Agent, a Lender or Issuing Bank is not necessarily secure and that there are confidentiality and other risks associated with such distribution and agrees and assumes the risks associated with such electronic distribution, except to the extent caused by the willful misconduct or gross negligence of such Administrative Agent, Lender or Issuing Bank, as applicable, as determined by a final, non-appealable judgment of a court of competent jurisdiction.

(iii)    The Platform and any Approved Electronic Communications are provided “as is” and “as available”. None of the Agents nor any of their respective officers, directors, employees, agents, advisors or representatives (the “Agent Affiliates”) warrant the accuracy, adequacy, or completeness of the Approved Electronic Communications or the Platform and each expressly disclaims liability for errors or omissions in the Platform and the Approved Electronic Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects is made by the Agent Affiliates in connection with the Platform and the Approved Electronic Communications. Each party hereto agrees that no Agent has any responsibility for maintaining or providing any equipment, software, services or any testing required in connection with any Approved Electronic Communication or otherwise required for the Platform. In no event shall any Agent nor any of the Agent Affiliates have any liability to any Loan Party, any Lender or any other Person for damages of any kind, whether or not based on strict liability and including (A) direct or damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or any Agent’s transmission of communications through the internet, except to the extent the liability of any such Person if found in a final ruling by a court of competent jurisdiction to have resulted from such Person’s gross negligence or willful misconduct or (B) indirect, special, incidental or consequential damages. No Agent or Agent Affiliate shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent same resulted primarily from the gross negligence or willful misconduct of such Agent or Agent Affiliate (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

(iv)    Each Loan Party, each Lender, the Issuing Bank and each Agent agrees that the Administrative Agent may, but shall not be obligated to, store any Approved Electronic Communications on the Platform in accordance with the Administrative Agent’s customary document retention procedures and policies.

(v)    All uses of the Platform shall be governed by and subject to, in addition to this Section 10.01, separate terms and conditions posted or referenced in such Platform and related agreements executed by the Lenders and their Affiliates in connection with the use of such Platform.

(vi)    Any notice of Default or Event of Default may be provided by telephonic notice if confirmed promptly thereafter by delivery of written notice thereof.

(c)    Change of Address. Any party hereto may changes its address or telecopy number for notices and other communications hereunder by written notice to the other parties hereto.

Section 10.02 Expenses.    Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay promptly (and without duplication) (a) all the documented and reasonable out-of-pocket expenses incurred by the Agents and their respective Affiliates in connection with the negotiation, preparation, execution, delivery and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto; (b) all the costs of furnishing all opinions by counsel for the Borrower and the other Loan Parties; (c) the actual, reasonable and documented fees and out-of-pocket expenses and disbursements of counsel to the Agents (in each case limited to a single outside counsel for such persons and one local counsel in each jurisdiction as the Administrative Agent shall deem advisable in connection with the creation and perfection of security interests in the Collateral) in connection with the negotiation, preparation, execution and administration of the Loan Documents and any consents, amendments, supplements, waivers or other modifications thereto and any other documents or matters requested by the Borrower; (d) all the documented costs and reasonable out-of-pocket expenses of creating, perfecting, recording, maintaining and preserving Liens in favor of the Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and Taxes, stamp or documentary Taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of outside counsel to each Agent and of outside counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents; (e) all the documented costs and reasonable out-of-pocket expenses (including the reasonable fees, expenses and disbursements of any agents employed or retained by the Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral; (f) all other documented and reasonable costs and out-of-pocket expenses incurred by each Agent in connection with the syndication of the Loans and Commitments; (g) all the documented and reasonable costs and out-of-pocket expenses incurred by the Issuing Banks in connection with the negotiation, preparation and execution of the letters of credit or any demand for payment thereunder and (h) all documented costs and reasonable out-of-pocket expenses and costs of settlement, incurred by the Administrative Agent, the Issuing Banks and the Lenders (including the fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Banks and the Lenders) in enforcing any Obligations of or in collecting any payments due from any Loan Party hereunder or under the other Loan Documents.

Section 10.03 Indemnity.

(a)    In addition to the payment of expenses pursuant to Section 10.02, whether or not the transactions contemplated hereby are consummated, each Loan Party agrees to defend (subject to Indemnitees’ rights to selection of counsel), indemnify, pay and hold harmless, the Administrative Agent, the Arrangers, the Issuing Banks, and Lenders and their respective Affiliates and each of their and the officers, directors, employees, agents, advisors, representatives and controlling persons of each of the Administrative Agent, the Arrangers, the Issuing Banks, and Lenders, as well as the respective heirs, successors and assigns of the foregoing (each, an “Indemnitee”), from and against any and all Indemnified Liabilities; provided, that no Loan Party shall have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise (i) from the gross negligence, bad faith or willful misconduct of that Indemnitee, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) from a claim brought by the Borrower or any of its subsidiaries against such indemnified person for material breach of such indemnified person’s obligations hereunder if the Borrower or such subsidiary has obtained a final and non-appealable judgment in its or its subsidiary’s favor on such claim as determined by a court of competent jurisdiction or (iii) from or out of any dispute among Indemnitees (other than a dispute involving claims against the Administrative Agent, the Collateral Agent, the Arrangers, the Bookrunners or any other agent or co-agent (if any) designated by the Arrangers with respect to the credit facilities hereunder, in each case in their respective capacities as such, or the Arrangers or any Bookrunner, solely in connection with its syndication activities as contemplated hereunder) that did not involve an act or omission of the Loan Parties. Without limiting the foregoing, and to the extent permitted by applicable law, each Loan Party agrees not to assert and hereby waives all rights for contribution or any other rights of recovery against any Indemnitee with respect to all Indemnified Liabilities relating to or arising out of any Environmental Claim or related to any actual or alleged presence, release of, or exposure to, any Hazardous Materials; provided, that any Loan Party (i) shall not have any obligation to any Indemnitee hereunder and (ii) may assert and does not waive any rights for contribution or recovery with respect to any Indemnified Liabilities or Environmental Claim arising from or related to any Release of Hazardous Materials to the extent such Indemnified Liabilities or Environmental Claims arise and are incurred as a result of any Indemnitee’s gross negligence or willful misconduct following foreclosure or deed in lieu or other similar transfer of such real property and are attributable to acts of such Indemnitee. To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 10.03 may be unenforceable in whole or in part because they are violative of any law or public policy, the applicable Loan Party shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

(b)    To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against each Agent, the Arrangers, the Bookrunners, the Issuing Bank, the Swing Line Lender and Lender and their respective Affiliates, officers, partners, members, directors, trustees, shareholders, advisors, employees, representatives, attorneys, controlling persons, agents and sub-agents on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of or in any way related to this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Loan Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, electronic, telecommunications or other information transmission systems, except to the extent same resulted primarily from the gross negligence or willful misconduct of such Indemnitee (to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)    All amounts due under this Section 10.03 shall be due and payable within thirty (30) days after demand therefor.

Section 10.04 Set-Off.    In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, during the continuance of any Event of Default each Lender (other than a Defaulting Lender, to the fullest extent permitted by law) is hereby authorized at any time or from time to time subject to the consent of the Administrative Agent, to set off and to apply any and all deposits (time or demand, provisional or final, general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower or any other Loan Party against and on account of the obligations and liabilities of the Borrower or any other Loan Party to such Lender hereunder, the Letters of Credit and participations therein and under the other Loan Documents, including all claims of any nature or description arising out of or connected hereto, the Letters of Credit and participations therein or with any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder. Each Lender agrees to notify the Borrower promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 10.05 Amendments and Waivers.

(a)    Required Lenders’ Consent. Subject to the additional requirements of Sections 10.05(b) and 10.05(c) and except as provided in Section 2.24 and Sections 10.05(d) and (e), no amendment, supplement, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall in any event be effective without the written concurrence of the Required Lenders and the Borrower (delivery of an executed counterpart of a signature page to the applicable amendment, supplement, modification, termination or waiver by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof); provided that all Loans held by an Affiliated Lender shall be disregarded for purposes of this Section 10.05(a).

(b)    Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be directly and adversely affected thereby, no amendment, supplement, modification, termination, or consent shall be effective if the effect thereof would:

(i)     [Reserved];

(ii)    extend the scheduled amortization, final maturity of any Loan or Note;

(iii)    waive, reduce or postpone any scheduled repayment (but not prepayment) of principal (it being understood that a waiver of any condition precedent or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute a reduction in principal);

(iv)    reduce the rate of interest on any Loan or any fee or any premium payable hereunder (it being understood that (i) only the consent of the Required Lenders shall be necessary to amend the Default Rate in Section 2.10 or to waive any obligation of the Borrower to pay interest at the Default Rate and (ii) any change to the definition of “Leverage Ratio” or in the component definitions thereof shall not constitute a reduction of interest or fees);

(v) waive or postpone the time for payment of any such interest, fees or premiums;

(vi)    reduce or forgive the principal amount of any Loan or any reimbursement obligation in respect of any Letter of Credit;

(vii)    amend, modify, terminate or waive Section 2.16(c), Section 2.17, this Section 10.05(b), Section 10.05(c) or Section 9.2 of the Pledge and Security Agreement;

(viii)    amend the definition of “Required Lenders” or amend Section 10.05(a) in a manner that has the same effect as an amendment to such definition or the definition of “Pro Rata Share”; provided that with the consent of Required Lenders, additional extensions of credit pursuant hereto may be included in the determination of “Required Lenders” or “Pro Rata Share” on substantially the same basis as the Term Loan Commitments, the Term Loans, the Revolving Commitments and the Revolving Loans are included on the Closing Date;

(ix)    release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents;

(x)    consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document except as expressly provided in any Loan Document; or

(xi)    change the stated currency in which the Borrower is required to make payments of principal, interest, fees or other amounts hereunder or under any other Loan Document; provided that, for the avoidance of doubt, all Lenders shall be deemed directly and adversely affected thereby with respect to any amendment described in clauses (vii), (viii), (ix) and (x).

(c)    Other Consents. No amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

(i)    increase any Commitment of any Lender over the amount thereof then in effect or extend the outside date for such Commitment without the consent of such Lender; provided that no amendment, modification or waiver of any condition precedent, covenant, Default or Event of Default shall be deemed to constitute an increase in any Commitment of any Lender;

(ii)    amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender;

(iii)    alter the required application of any repayments or prepayments as between Classes pursuant to Section 2.15 without the consent of Lenders holding more than 50.0% of the aggregate Exposure of all Lenders, as applicable, of each Class which is being allocated a lesser repayment or prepayment as a result thereof; provided, that Required Lenders may waive, in whole or in part, any prepayment so long as the application, as between Classes, of any portion of such prepayment which is still required to be made is not altered;

(iv)    amend, modify, terminate or waive any obligation of Lenders relating to the purchase of participations in Letters of Credit as provided in Section 2.04(e) without the written consent of the Administrative Agent and of the applicable Issuing Banks;

(v)    amend, modify or waive this Agreement, the Pledge and Security Agreement or any Security Document so as to alter the ratable treatment of Obligations arising under the Loan Documents and Obligations arising under Hedge Agreements or the definition of “Lender Counterparty,” “Obligations,” “Hedge Agreement” or “Secured Obligations” (as defined in any applicable Security Document) in each case in a manner adverse to any Lender Counterparty with Obligations then outstanding without the written consent of any such Lender Counterparty or release all or substantially all of the Collateral or all or substantially all of the Guarantors from the Guaranty except as expressly provided in the Loan Documents without the written consent of each Lender Counterparty with Obligations then outstanding;

(vi)    amend, modify, terminate or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent or the Administrative Agent, as applicable;

(vii)    (x) increase or extend the Commitment or Loan of any Defaulting Lender, nor may the principal of any Loan of a Defaulting Lender be reduced, in each case without the consent of such Lender and (y) in the case of any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms, affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of each such Defaulting Lender; or

(viii)    amend any condition for any Credit Extensions set forth in Section 3.02 without the consent of the Required Revolving Lenders (it being understood that the waiver of a Default or Event of Default shall not be deemed to be an amendment to the conditions set forth in Section 3.02);

provided that, notwithstanding the foregoing, any waiver, amendment, supplement or other modification with respect to Section 6.07 (or, for purposes of the financial covenant set forth in Section 6.07, the definition of “Leverage Ratio” or any defined terms set forth in the definition of “Leverage Ratio” or any defined term used therein) shall require the written consent only of the Borrower and the Required Revolving Lenders.

(d)    Refinancing Amendments. In addition, notwithstanding Sections 10.05(a), (b) and (c), this Agreement may be amended with the written consent of the Administrative Agent, the Borrower and the Lenders providing the Replacement Term Loans (as defined below) to permit the refinancing of all outstanding Term Loans of a tranche (“Refinanced Term Loans”) with a replacement term loan (“Replacement Term Loans”) hereunder; provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (ii) the Applicable Margin with respect to such Replacement Term Loans (or similar interest rate spread applicable to such Replacement Term Loans) shall not be higher than the Applicable Margin for such Refinanced Term Loans (or similar interest rate spread applicable to such Refinanced Term Loans) immediately prior to such refinancing, (iii) the Weighted Average Life to Maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity of such Refinanced Term Loans at the time of such refinancing (except to the extent of nominal amortization for periods where amortization has been eliminated as a result of prepayment of the Term Loans) and (iv) all other terms applicable to such Replacement Term Loans shall, as determined in good faith by the Borrower, be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans in effect immediately prior to such refinancing (and, without limiting the foregoing, the Administrative Agent and Collateral Agent are authorized to amend any Security Document to the extent necessary to ensure that all such Term Loans or Revolving Commitments are provided with the benefit of the applicable Security Documents on a pari passu basis with the other Obligations).

(e) Extensions of Maturity. In addition and notwithstanding Sections 10.05(a), (b) and (c), the Agreement may be amended to extend the maturity date of any Term Loan or Revolving Commitments hereunder; in each case with the consent solely of the Administrative Agent, Collateral Agent and Lenders providing such extended Term Loans or extended Revolving Commitments as applicable; provided that such extended Term Loans or Revolving Commitments otherwise meet the requirements set forth in clauses (i), (iii) (with respect to Term Loans only) and (iv) of the preceding clause (d) (and, without limiting the foregoing, the Administrative Agent and the Collateral Agent are authorized to amend any Security Document to the extent necessary to ensure that all such Term Loans or Revolving Commitments (including as so extended) are provided with the benefit of the applicable Security Documents on a pari passu basis with the other Obligations). For the avoidance of doubt, the Applicable Margin with respect to any such extended Term Loans or Revolving Commitments may be greater than the Applicable Margin applicable to non-extended Term Loans or Revolving Commitments and such extended Term Loans or Revolving Commitments may be deemed to constitute a separate Class of Term Loans or Revolving Commitments.

(f)    Limitation on Rights of Affiliated Lenders. No Affiliated Lender shall have any right, (i) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document except with respect to any amendment, modification, waiver, consent or other action to (w) increase the commitment of the relevant Affiliated Lender, (x) extend or postpone the Term Loan Maturity Date, (y) reduce the principal, interest or fees applicable to the Term Loans held by such Affiliated Lender or (z) release all or substantially all of the Guarantors from the Guaranty or release Liens on all or substantially all of the Collateral, in each case, except as expressly provided in the Loan Documents, (ii) to require any Agent or other Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document, (iii) to otherwise vote on any matter related to this Agreement or any other Loan Document, (iv) to attend any meeting with any Agent or Lender or receive any information from any Agent or Lender or (v) to make or bring any claim, in its capacity as a Lender, against the Agent or any Lender with respect to the duties and obligations of such Persons under the Loan Documents, but no amendment, modification or waiver shall deprive such Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis or disproportionately affects such Affiliated Lender more adversely than any other Lender of the same Class.

(g)    Execution of Amendments, Etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, supplements, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver, the parties hereto shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by a Loan Party, on such Loan Party.

Notwithstanding anything to the contrary contained in this Section 10.05, if the Administrative Agent and the Borrower shall have jointly identified an obvious or manifest error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof. In addition, notwithstanding anything to the contrary provided herein, no consent of any Lender shall be required in connection with the marking of any amendment to any Loan Document of the type described in Section 2.24 hereof which states in such Section that no consent of any Lender, other than the applicable Incremental Revolving Loan Lender or Incremental Term Loan Lender, is required.

Section 10.06 Successors and Assigns; Participations.

(a)    Generally. This Agreement shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of Lenders. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders (and any purported assignment or delegation without such consent shall be null and void).

(b)    Register. The Borrower, the Administrative Agent and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and notwithstanding anything else herein, no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until recorded in the Register following receipt of a fully executed Assignment Agreement effecting the assignment or transfer thereof, together with the required forms and certificates regarding Tax matters and any fees payable in connection with such assignment, in each case, as provided in Section 10.06(d). Each assignment shall be recorded in the Register promptly following receipt by the Administrative Agent of the fully executed Assignment Agreement and all other necessary documents and approvals, prompt notice thereof shall be provided to the Borrower and a copy of such Assignment Agreement shall be maintained, as applicable. The date of such recordation of a transfer shall be referred to herein as the “Assignment Effective Date.” Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Commitments or Loans.

(c)    Right to Assign. Each Lender shall have the right at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Commitment or Loans owing to it or other Obligations:

(i)    to any Person meeting the criteria of clause (i) of the definition of the term of “Eligible Assignee” upon the giving of notice to the Administrative Agent and, if such Eligible Assignee is not, or is not an Affiliate of, a Revolving Lender, the applicable Issuing Bank and Swing Line Lender;

(ii)    to any Person meeting the criteria of clause (ii) or (iii) of the definition of the term of “Eligible Assignee” upon giving of notice to the Borrower and the Administrative Agent and consented to by each of the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof), the Administrative Agent and (unless such assignment is an assignment of Term Loans) the applicable Issuing Banks and the Swing Line Lender (such consents not to be (x) unreasonably withheld or delayed or (y) in the case of the Borrower, required at any time an Event of Default has occurred and is continuing); provided, that further each such assignment pursuant to this Section 10.6(c)(ii) shall be in an aggregate amount of not less than (A) $5,000,000 (or such lesser amount as may be agreed to by the Borrower (unless an Event of Default has occurred and is continuing) and the Administrative Agent) or as shall constitute the aggregate amount of the Revolving Commitments and Revolving Loans of the assigning Lender) with respect to the assignment of the Revolving Commitments and Revolving Loans and (B) $1,000,000 (or such lesser amount as may be agreed to by the Borrower (unless an Event of Default has occurred and is continuing) and the Administrative Agent or as shall constitute the aggregate amount of the Initial Term Loans or with respect to Incremental Term Loans constituting a separate Series, such Incremental Term Loans of such Series of the assigning Lender) with respect to the assignment of Term Loans; provided, that the Related Funds of any individual Lender may aggregate their Loans for purposes of determining compliance with such minimum assignment amounts;

(iii)    if the Eligible Assignee is an Affiliated Lender, such assignment may be of Term Loans only and (1) after giving effect to such assignment, to all other assignments and participations with all Affiliated Lenders and to all Offer Loans purchased and cancelled pursuant to Section 2.13(c), the aggregate principal amount of all Term Loans then held by all Affiliated Lenders (whether by assignment, participation, or other derivative transaction) shall not at any time exceed 25% of the aggregate unpaid principal amount of the Term Loans then outstanding, (2) no Affiliated Lender may purchase any Term Loans if any Default or Event of Default is then existing or would result therefrom; and (3) such Affiliated Lender shall execute a waiver in form and substance satisfactory to the Administrative Agent that it shall have no right whatsoever, so long as such Person is an Affiliated Lender (A) to consent to any amendment, modification, waiver, consent or other such action with respect to any of the terms of this Agreement or any other Loan Document except to the extent set forth in Section 10.05(f), (B) to require any Agent or other Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Loan Document, (C) to attend or participate in (or receive any notice of) any meeting, conference call or correspondence with any Agent or Lender or receive any information from any Agent or Lender (other than administrative notices), (D) to have access to the Platform (including, without limitation, that portion of the Platform that has been designated for “private-side” Lenders) or (E) to make or bring any claim, in its capacity as Lender, against the Agent or any Lender with respect to the duties and obligations of such Persons under the Loan Documents, but no amendment, modification or waiver shall deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder or disproportionately affect such Affiliated Lender more adversely than any other Lender of the same Class. By purchasing or being assigned the Loans and by its acceptance of the benefits of this Agreement, each Affiliated Lender acknowledges and agrees that the Loans owned by it shall be non-voting under sections 1126 and 1129 of the Bankruptcy Code in the event that any proceeding thereunder shall be instituted by or against the Borrower or any other Loan Party;

(iv)    with respect to Tem Loans only, to the Borrower on a non-pro rata basis pursuant to open market purchases, subject to the following limitations:

(A)    immediately and automatically, without any further action on the part of the Borrower, any Lender, the Administrative Agent or any other Person, upon the effectiveness of such assignment of Term Loans from a Lender to the Borrower, such Term Loans and all rights and obligations as a Lender related thereto shall, for all purposes under this Agreement, the other Loan Documents and otherwise, be deemed to be irrevocably prepaid, terminated, extinguished, cancelled and of no further force and effect and the Borrower shall neither obtain nor have any rights as a Lender hereunder or under the other Loan Documents by virtue of such assignment;

(B)    no Default or Event of Default shall have occurred and be continuing before or immediately after giving effect to such assignment;

(C)    each Lender that assigns any Loans to the Borrower pursuant to this clause (iv) shall deliver to the Administrative Agent and the Borrower a customary Sophisticated Investor Letter; and

(D)    purchases of Term Loans pursuant to this Section 10.06(c)(iv) shall not be funded with the proceeds of Revolving Loans.

(d)    Mechanics. Assignments and assumptions of Loans and Commitments by Lenders shall be effected by manual execution and delivery to the Administrative Agent of an Assignment Agreement. Assignments made pursuant to the foregoing provision shall be effective as of the Assignment Effective Date. In connection with all assignments there shall be delivered to the Administrative Agent such forms, certificates or other evidence, if any, with respect to United States federal income Tax withholding matters as the assignee under such Assignment Agreement may be required to deliver pursuant to Section 2.20(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable (y) in connection with an assignment by or to Barclays or any Affiliate thereof or (z) in the case of an assignee which is already a Lender or is an Affiliate or Related Fund of a Lender or a Person under common management with a Lender).

(e)    Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Commitments and Loans, as the case may be, represents and warrants as of the Closing Date or as of the Assignment Effective Date, as applicable, that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Commitments or Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Commitments or Loans or any interests therein shall at all times remain within its exclusive control).

(f)    Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the “Assignment Effective Date” (i) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent of its interest in the Loans and Commitments as reflected in the applicable Register(s) and shall thereafter be a party hereto and a “Lender” for all purposes hereof; (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned to the assignee, relinquish its rights (other than any rights which survive the termination hereof, including under Section 10.08) and be released from its obligations hereunder (and, in the case of an assignment covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto on the Assignment Effective Date; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, (y) the Issuing Bank shall continue to have all rights and obligations thereof with respect to such Letters of Credit until the cancellation or expiration of such Letters of Credit and the reimbursement of any amounts drawn thereunder and (z) such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder); (iii) the Commitments shall be modified to reflect any Commitment of such assignee and any Revolving Commitment of such assigning Lender, if any; and (iv) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Revolving Commitments and/or outstanding Loans of the assignee and/or the assigning Lender. Subject to Section 10.06(b), any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply the requirements of this Section 10.06 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.06(g).

(g) Participations.

(i)    Each Lender shall have the right at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, to sell one or more participations to any Person (other than Borrower, any of its Subsidiaries or any of its Affiliates) (a “Participant”) in all or any part of its Commitments, Loans or in any other Obligation; provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents, the Lenders and the Issuing Banks shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ii)    The holder of any such participation, other than an Affiliate of the Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would (A) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Commitment Termination Date) in which such Participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (C) release all or substantially all of the Guarantors or the Collateral under the Security Documents (except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such Participant is participating.

(iii)    The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18(c), 2.19 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.20(c) (it being understood that the documentation required under Section 2.20(c) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, that a Participant shall not be entitled to receive any greater payment under Section 2.18(c), 2.19 or 2.20 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation ; provided, further, that, except as specifically set forth in this sentence, nothing herein shall require any notice to the Borrower or any other Person in connection with the sale of any participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender; provided, that such Participant agrees to be subject to Section 2.17 as though it were a Lender.

(iv)    Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Credit Extensions or other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that any such Commitment, Credit Extension or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(h)    Certain Other Assignments and Participations. In addition to any other assignment or participation permitted pursuant to this Section 10.06 any Lender may assign and/or pledge (without the consent of the Borrower or any Agent) all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender including any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors and any operating circular issued by such Federal Reserve Bank; provided, that no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided, further, that in no event shall the applicable Federal Reserve Bank, pledgee or trustee, be considered to be a “Lender” or be entitled to require the assigning Lender to take or omit to take any action hereunder.

(i)    No Responsibility or Liability. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Lenders or Affiliated Lenders. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Lender or Affiliated Lender or (y) have any liability with respect to or arising out of any assignment or participation of loans or commitments, or disclosure of confidential information, to any Disqualified Lender or Affiliated Lender. Upon the request of any Lender, the Administrative Agent may and the Borrower will make the list of Disqualified Lenders available to such Lender so long as such Lender agrees to keep the list of Disqualified Lenders confidential in accordance with the terms hereof.

Section 10.07 Independence of Covenants, Etc. All covenants, conditions and other terms hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, conditions or other terms, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant, condition or other term shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.08 Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension as long as the Obligations shall not have been Paid in Full. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.18(c), 2.19, 2.20, 10.02 and 10.03 and the agreements of Lenders set forth in Sections 2.17, 9.03(b), 9.06, 9.09 and 10.04 shall survive the payment of the Loans, the cancellation or expiration of the Letters of Credit and the reimbursement of any amounts drawn thereunder, and the termination hereof.

Section 10.09 No Waiver; Remedies Cumulative. No failure or delay or course of dealing on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents or any of the Hedge Agreements. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy. Without limiting the generality of the foregoing, the making of any Credit Extension shall not be construed as a waiver of any Default or Event of Default, regardless of whether any Agent, Issuing Bank or Lender may have had notice or knowledge of such Default or Event of Default at the time of the making of any such Credit Extension.

Section 10.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Administrative Agent or Lenders (or to the Administrative Agent on behalf of Lenders), or any Agent or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11 Severability. In case any provision in or obligation hereunder or under any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby (it being understood that the invalidity, illegality or unenforceability of a particular provision in a particular jurisdiction shall not in and of itself affect the validity, legality or enforceability of such provision in any other jurisdiction). The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid, legal and enforceable provisions the economic effect of which comes as close as reasonably possible to that of the invalid, illegal or unenforceable provisions.

Section 10.12 Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

Section 10.13 Table of Contents and Headings. The Table of Contents hereof and Article and Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose, modify or amend the terms or conditions hereof, be used in connection with the interpretation of any term or condition hereof or be given any substantive effect.

Section 10.14 APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. UNLESS OTHERWISE EXPRESSLY AGREED BY THE ISSUING BANK AND THE BORROWER WHEN A LETTER OF CREDIT IS ISSUED, (A) EACH STANDBY LETTER OF CREDIT ISSUED UNDER THIS AGREEMENT SHALL BE SUBJECT EITHER TO THE RULES OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS, AS MOST RECENTLY PUBLISHED BY THE INTERNATIONAL CHAMBER OF COMMERCE AT THE TIME OF ISSUANCE (“UCP”) OR THE RULES OF THE INTERNATIONAL

STANDBY PRACTICES (ICC PUBLICATION NUMBER 590), AS DETERMINED BY THE ISSUING BANK, AND (B) EACH COMMERCIAL LETTER OF CREDIT SHALL BE SUBJECT TO UCP, AND IN EACH CASE TO THE EXTENT NOT INCONSISTENT HEREWITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

Section 10.15 CONSENT TO JURISDICTION. SUBJECT TO CLAUSE (E) OF THE FOLLOWING SENTENCE, ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, HEREBY EXPRESSLY AND IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS (OTHER THAN WITH RESPECT TO ACTIONS BY ANY AGENT IN RESPECT OF RIGHTS UNDER ANY SECURITY DOCUMENT GOVERNED BY A LAWS OTHER THAN THE LAWS OF THE STATE OF NEW YORK OR WITH RESPECT TO ANY COLLATERAL SUBJECT THERETO); (B) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (I) JURISDICTION AND VENUE OF COURTS IN ANY OTHER JURISDICTION IN WHICH IT MAY BE ENTITLED TO BRING SUIT BY REASON OF ITS PRESENT OR FUTURE DOMICILE OR OTHERWISE AND (II) ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT.

Section 10.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE

TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17 Confidentiality. Each Agent and each Lender (which term shall for the purposes of this Section 10.17 include the Issuing Bank) shall hold all non-public information regarding the Loan Parties and their Subsidiaries and their businesses identified as such by the Borrower and obtained by such Agent or such Lender pursuant to the requirements hereof in accordance with such Agent’s and such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, the Administrative Agent may disclose such information to the Lenders and each Agent and each Lender may make (i) disclosures of such information to Affiliates or Related Funds of such Lender or Agent and to their respective officers, directors, employees, representatives, agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17); provided that prior to any disclosure, such Affiliates, Related Funds, officers, directors, employees, representatives, agents and advisors and other persons are instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any Lender, (ii) disclosures of such information reasonably required by (A) any pledgee referred to in Section 10.06(h), (B) any bona fide or potential assignee, transferee or Participant in connection with the contemplated assignment, transfer or participation of any Loans or any participations therein, (C) any bona fide or potential direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations or (D) any direct or indirect investor or prospective investor in a Related Fund; provided, that such pledgees, assignees, transferees, Participants, counterparties, advisors and investors are advised of and agree to be bound by either the provisions of this Section 10.17 or other provisions at least as restrictive as this Section 10.17, (iii) disclosure to any rating agency when required by it; provided, that, prior to any disclosure, such rating agency be instructed to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any Agent or any

Lender, (iv) disclosures in connection with the exercise of any remedies hereunder or under any other Loan Document, (v) disclosures required or requested by any governmental agency or representative thereof or by the NAIC or pursuant to legal or judicial process (in which case the disclosing Agent or Lender agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to such disclosure) and (vi) disclosure to the extent requested or required by regulatory authorities (in which case the disclosing Agent or Lender agrees, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to such disclosure); provided, that unless specifically prohibited by applicable law or court order, each Lender and each Agent shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Agent and each Lender may disclose the existence of this Agreement and the information about this Agreement to market data collectors, similar services providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement and the other Loan Documents.

Notwithstanding anything to the contrary set forth herein, each party (and each of their respective employees, representatives or other agents) may disclose to any and all persons without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions and other tax analyses) that are provided to any such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties hereto, their respective Affiliates, and their respective Affiliates’ directors and employees to comply with applicable securities laws. For this purpose, “tax structure” means any facts relevant to the federal income tax treatment of the transactions contemplated by this Agreement but does not include information relating to the identity of any of the parties hereto or any of their respective Affiliates.

Section 10.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law, shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent, an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower.

Section 10.19 Counterparts.    This Agreement may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

Section 10.20 Effectiveness; Entire Agreement; No Third Party Beneficiaries.    This Agreement, the other Loan Documents and any fee letter or commitment letter entered into in connection with this Agreement, represent the entire agreement of the Borrower and its Subsidiaries, the Agents, the Issuing Bank, the Swing Line Lender, the Arrangers, the Bookrunners and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Agent, Issuing Bank, Swing Line Lender, the Arrangers or any of the Bookrunners or Lender relative to the subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, express or implied, shall be construed to confer upon any Person (other than the parties hereto and thereto, their respective successors and assigns permitted hereunder and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and Lenders, holders of participations in all or any part of a Lender’s Commitments, Loans or in any other Obligations, and the Indemnitees) any rights, remedies, obligations, claims or liabilities under or by reason of this Agreement or the other Loan Documents. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of any Agent, the Issuing Bank or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement.

Section 10.21 PATRIOT Act. Each Lender, the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that shall allow such Lender, the Administrative Agent to identify such Loan Party in accordance with the PATRIOT Act.

Section 10.22 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.23 No Fiduciary Duty.    Each Agent, each Lender, the Arrangers, the Bookrunners, the Issuing Bank, the Swing Line Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, their respective stockholders and/or their respective Affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its respective stockholders or their respective Affiliates, on the other. The Loan Parties acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that the Borrower have consulted its own legal and financial advisors to the extent each deemed appropriate and that each is responsible for making its own respective independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.

Section 10.24 Judgment Currency.    If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment in given. The obligation of the Borrower in respect of such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable Law).

Section 10.25 Acknowledgement and Consent to Bail-In of EEA Financial Institution.

Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

COVIA HOLDINGS CORPORATION,
as Borrower

By:	/s/ Jenniffer D. Deckard
Name:	Jenniffer D. Deckard
Title:	President and Chief Executive Officer

[Signature Page to Covia Credit Agreement]

BISON MERGER SUB I, LLC,
as Guarantor

By:	/s/ Kurt Decat
Name:	Kurt Decat
Title:	President and Secretary

[Signature Page to Covia Credit Agreement]

AQUILA MINERAL COMPANY
POLYMORPHOUS MINERAL INVESTMENT
CORPORATION
TINACO FELDSPAR COMPANY LLC
UNIMIN FINANCE COMPANY L.L.C.
UNIMIN LIME LLC
UNIMIN PATRIOT HOLDINGS LLC
UNIMIN SPECIALTY MINERALS INC.
UNIMIN WISCONSIN EQUIPMENT CORPORATION
WINCHESTER AND WESTERN RAILROAD COMPANY,
each as Guarantor

By:	/s/ Andrew D. Eich
Name:	Andrew D. Eich
Title:	Senior Vice President and Chief Commercial Officer of each of the entities set forth above

[Signature Page to Covia Credit Agreement]

ALPHA RESINS, LLC
BEST SAND CORPORATION
BEST SAND OF PENNSYLVANIA, INC.
BLACK LAB LLC
CHEYENNE SAND CORP.
CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC.
FAIRMOUNT LOGISTICS LLC
FAIRMOUNT MINERALS, LLC
FAIRMOUNT SANTROL INC.
FAIRMOUNT WATER SOLUTIONS, LLC
FML ALABAMA RESIN, INC.
FML RESIN, LLC
FML SAND, LLC
FML TERMINAL LOGISTICS, LLC
FMSA INC.
MINERAL VISIONS INC.
SELF-SUSPENDING PROPPANT LLC
SHAKOPEE SAND LLC
SPECIALTY SANDS, INC.
STANDARD SAND CORPORATION
TECHNISAND, INC.
WEDRON SILICA COMPANY
WEST TEXAS HOUSING LLC
WEXFORD SAND CO.
WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C.
WISCONSIN SPECIALTY SANDS, INC.,
each as Guarantor

By:	/s/ Jenniffer D. Deckard
Name:	Jenniffer D. Deckard
Title:	President and Chief Executive Officer
of each of the entities set forth above

[Signature Page to Covia Credit Agreement]

DEWEY RESOURCES, LLC,
as Guarantor

By:	/s/ Matthew I. Pollack
Name:	Matthew I. Pollack
Title:	Vice President

[Signature Page to Covia Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent and a Lender

By:	/s/ Craig Molson
Name:	Craig Molson
Title:	Managing Director

[Signature Page to Covia Credit Agreement]

BNP PARIBAS, as a Lender

By:	/s/ Julien Pecoud-Bouvet
Name:	Julien Pecoud-Bouvet
Title:	Vice President

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Director

[Signature Page to Covia Credit Agreement]

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Jamie Matos
Name:	Jamie Matos
Title:	Vice President

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ John Sullivan
Name:	John Sullivan
Title:	Managing Director

[Signature Page to Covia Credit Agreement]

HSBC Bank USA N.A, as a Lender

By:	/s/ Marie Alava
Name:	Marie Alava
Title:	Vice President

[Signature Page to Covia Credit Agreement]

KBC Bank N.V., New York Branch, as a Lender

By:	/s/ Francis X. Payne
Name:	Francis X. Payne
Title:	Managing Director

By:	/s/ Wei-Chun Wang
Name:	Wei-Chun Wang
Title:	Director

[Signature Page to Covia Credit Agreement]

PNC Bank, NA, as a Lender

By:	/s/ Keven Larkin
Name:	Keven Larkin
Title:	Vice President

[Signature Page to Covia Credit Agreement]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Brian P. Fox
Name:	Brian P. Fox
Title:	Senior Vice President

[Signature Page to Covia Credit Agreement]

Wells Fargo Bank, N.A., as a Lender

By:	/s/ Corbin M. Womac
Name:	Corbin M. Womac
Title:	Director

[Signature Page to Covia Credit Agreement]

Citizens Bank, N.A., as a Lender

By:	/s/ Nicholas Christofer
Name:	Nicholas Christofer
Title:	Vice President

[Signature Page to Covia Credit Agreement]

SCHEDULE 1.01(a)

TO CREDIT AND GUARANTY AGREEMENT

Initial Term Loan Commitments

Lender	Initial Term Loan Commitment
Barclays Bank PLC	$1,650,000,000
Total:	$1,650,000,000

SCHEDULE 1.01(c)

TO CREDIT AND GUARANTY AGREEMENT

Revolving Commitments

Lender	Revolving Commitment
BNP Paribas	$26,000,000
Barclays Bank PLC	$26,000,000
ABN AMRO Capital USA LLC	$24,000,000
HSBC Bank USA, National Association	$24,000,000
KBC Bank, N.V.	$24,000,000
PNC Bank, National Association	$24,000,000
Keybank National Association	$18,000,000
Wells Fargo Bank, N.A.	$18,000,000
Citizens Bank, N.A.	$16,000,000

Total:	$200,000,000

SCHEDULE 1.01(d)

TO CREDIT AND GUARANTY AGREEMENT

Notice Addresses

If to any Loan Party:

Covia Holdings Corporation

8834 Mayfield Road

Chesterland, Ohio 44026

Attn: Mark Barrus

Facsimile: 440-729-0265

in each case, with a copy to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

Attn: David Almroth

Facsimile: (646) 521 5670

If to the Administrative Agent:

Barclays Bank PLC

Attention: Matthew Martins

700 Prides Crossing

Newark, Delaware 19713

Telephone: 302-286-1988

Fax: 917 522-0569

Email: 12145455230@tls.ldsprod.com/matthew.martins@barclays.com

If to the Collateral Agent:

Barclays Bank PLC

Attention: Amy Ehlen

745 7th Avenue

New York, NY 10019

Telephone: + 1 212 526 8527

Fax: + 1 212 526 5115

Email: amy.ehlen@barclays.com/ltmny@barclays.com

If to the Swing Line Lender:

Barclays Bank PLC

Attention: Matthew Martins

700 Prides Crossing

Newark, Delaware 19713

Telephone: 302-286-1988

Fax: 917 522-0569

Email: 12145455230@tls.ldsprod.com/matthew.martins@barclays.com

If to an Issuing Bank:

Barclays Bank PLC, New York Branch

Letter of Credit Department

745 Seventh Avenue

New York, NY 10019

Attn: Letters of Credit Dept / Dawn Townsend

Phone: (212) 320-7534

Fax: (212) 412-5011

Email: Dawn.Townsend@barclays.com/xraLetterofCredit@barclays.com

BNP Paribas RCC, Inc., as agent for BNP Paribas

525 Washington Blvd.

Jersey City, NJ 07310

Attn: Trade Finance Operations

Facsimile: (201) 616-7911

Email: dl.nytfstandby@us.bnpparibas.com

PNC Bank, National Association

Attn: Toni Edwards; Loan Support Analyst

Facsimile: (877) 736-6417

Email: ParticipationLA1BRV@pnc.com

If to a Lender, as set forth in the administrative questionnaire delivered to the Administrative Agent by such Lender.

SCHEDULE 1.01(e)

TO CREDIT AND GUARANTY AGREEMENT

Existing Letters of Credit

Account Party	Letter of Credit Number	Amount	Expiration Date	Beneficiary
Fairmount Santrol, Inc.	12500188	$10,095,891.00	9/16/2018	U.S. Bank National Association

Shakopee Sand LLC	18120594	$783,348.09	12/12/2018	Scott County Community Services

Fairmount Santrol, Inc.	18126488	$400,000.00	9/23/2019	Wells Fargo Bank, N.A.

Fairmount Santrol, Inc.	18126951	$200,000.00	9/1/2019	Enterprise FM Trust

Fairmount Santrol, Inc.	18127152	$2,695,835.00	2/2/2019	Aspen American Insurance Company

Fairmount Santrol, Inc.	18127773	$715,000.00	6/19/2018	Twin Eagle Resource Management, LLC

Shakopee Sand LLC	18128694	$400,000.00	11/15/2018	Quincunx Mining LLC

SCHEDULE 4.01

TO CREDIT AND GUARANTY AGREEMENT

Jurisdictions of Organization and Qualification

Name of Entity	Jurisdiction of Organization
Covia Holdings Corporation (f/k/a Unimin Corporation)	Delaware
Bison Merger Sub I, LLC	Delaware
FMSA Inc. (f/k/a Fairmount Minerals Holdings, Inc.)	Delaware
Fairmount Santrol Inc. (f/k/a Fairmount Minerals, Ltd.)	Delaware
Unimin Patriot Holdings LLC	Delaware
Patriot Proppants Arkansas LLC	Delaware
Aquila Mineral Company	Delaware
Unimin Wisconsin Equipment Corporation	Delaware
Blue Earth Properties LLC	Illinois
Polymorphous Mineral Investment Corporation	Delaware
Tinaco Feldspar Company LLC	Delaware
Unisil Corporation	New Jersey
Unimin Lime LLC (d/b/a Southern Lime)	Delaware
Unimin Specialty Minerals Inc.	Delaware
Unimin Finance Company LLC	Delaware
Winchester and Western Railroad Company	Virginia
Grupo Materias Primas S. de R.L. de C.V.	Mexico
Materias Primas Minerales de Ahuazotepec S. de R.L. de C.V.	Mexico
Materias Primas Monterrey S. de R.L. de C.V.	Mexico
Servicios Integrales Lampazos S. de R.L. de C.V.	Mexico
909273 Ontario, Inc.	Ontario, Canada
Unimin Canada Ltd.	Ontario, Canada
Wexford Sand Co.	Michigan
Cheyenne Sand Corp.	Michigan
Wedron Silica Company	Ohio
Shakopee Sand LLC	Minnesota
Mineral Visions Inc.	Ohio
Fairmount Water Solutions, LLC	Ohio
Black Lab LLC	Ohio
TechniSand, Inc.	Delaware
Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.	Mexico
Santrol de Mexico, S. de R.L. de C.V.	Mexico
Fairmount Logistics LLC	Texas
Self-Suspending Proppant LLC	Delaware
Fairmount Minerals, LLC	Ohio
Best Sand Corporation	Ohio
Best Sand of Pennsylvania, Inc.	Ohio
FML Sand, LLC	Ohio
FML Resin, LLC	Ohio
FML Terminal Logistics, LLC	Ohio
FML Alabama Resin, Inc.	Ohio
Dewey Resources, LLC	Delaware

West Texas Housing LLC	Delaware
Construction Aggregates Corporation of Michigan, Inc.	Michigan
Standard Sand Corporation	Michigan
Specialty Sands, Inc.	Michigan
Lake Shore Sand Company (Ontario) Ltd.	Ontario, Canada
Wisconsin Industrial Sand Company, L.L.C.	Delaware
Wisconsin Specialty Sands, Inc.	Texas
Alpha Resins, LLC	Ohio
Technimat LLC	Ohio
Santrol (Yixing) Proppant Co., Ltd.	China
Santrol Europe ApS	Denmark
Technisand Canada Sales Ltd.	British Columbia, Canada

SCHEDULE 4.02

TO CREDIT AND GUARANTY AGREEMENT

Equity Interests and Ownership

Ownership Interests:

Covia Holdings Corporation (f/k/a Unimin Corporation):

Shareholder	Ownership Percentage
SCR-Sibelco N.V.	65%
Fairmount Santrol Holdings Inc. Shareholders	35%

Unimin Patriot Holdings LLC:

Member	Membership Interests
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Patriot Proppants Arkansas LLC:

Member	Membership Interests
Unimin Patriot Holdings LLC	100%

Blue Earth Properties LLC:

Member	Membership Interests
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Aquila Mineral Company:

Shareholder	Ownership Percentage
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Unimin Specialty Minerals Inc.:

Shareholder	Ownership Percentage
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Unimin Wisconsin Equipment Corporation:

Shareholder	Ownership Percentage
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Unimin Lime LLC (d/b/a Southern Lime):

Member	Membership Interests
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Polymorphous Mineral Investment Corporation:

Shareholder	Ownership Percentage
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Tinaco Feldspar Company LLC:

Member	Membership Interests
Polymorphous Mineral Investment Corporation	100%

Winchester and Western Railroad Company:

Shareholder	Ownership Percentage
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Unisil Corporation:

Shareholder	Ownership Percentage
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Unimin Canada Ltd.:

Shareholder	Ownership Percentage
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Unimin Finance Company LLC:

Member	Membership Interests
Unimin Canada Ltd.	100%

909273 Ontario, Inc.:

Shareholder	Ownership Percentage
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

Grupo Materias Primas S. de R L de C. V.:

Shareholder	Quota in the Capital
Unimin Finance Company LLC	50.01%
Unimin Canada Ltd.	49.99%

Materias Primas Monterrey S. de R L de C. V.:

Shareholder	Quota in the Capital
Unimin Finance Company LLC	0.001%
Grupo Materias Primas S. de R L de C. V.	99.999%

Materias Primas Minerales de Ahuazotepec S. de R L de C. V.:

Shareholder	Quota in the Capital
Unimin Finance Company LLC	0.001%
Grupo Materias Primas S. de R L de C. V.	99.999%

Servicios Integrales Lampazos S. de R L de C. V.:

Shareholder	Quota in the Capital
Unimin Finance Company LLC	0.001%
Grupo Materias Primas S. de R L de C. V.	99.999%

Bison Merger Sub I, LLC:

Member	Membership Interests
Covia Holdings Corporation (f/k/a Unimin Corporation)	100%

FMSA Inc.:

Shareholder	Ownership Percentage
Bison Merger Sub I, LLC	100%

Fairmount Santrol Inc.:

Shareholder	Ownership Percentage
FMSA Inc.	100%

Lake Shore Sand Company (Ontario) Ltd.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Best Sand Corporation:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Best Sand of Pennsylvania, Inc.:

Shareholder	Ownership Percentage
Best Sand Corporation	100%

Cheyenne Sand Corp.:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Standard Sand Corporation:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Construction Aggregates Corporation of Michigan, Inc.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Fairmount Logistics LLC:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Specialty Sands, Inc.:

Shareholder	Ownership Percentage
Cheyenne Sand Corp.	100%

Wedron Silica Company:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Wexford Sand Co.:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Mineral Visions Inc.:

Shareholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Fairmount Water Solutions, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

TechniSand, Inc.:

Stockholder	Ownership Percentage
Fairmount Santrol Inc.	100%

Wisconsin Industrial Sand Company, L.L.C.:

Member	Membership Interests
TechniSand, Inc.	100%

Wisconsin Specialty Sands, Inc.:

Shareholder	Ownership Percentage
Wisconsin Industrial Sand Company, L.L.C.	100%

Technimat LLC:

Member	Membership Interests
TechniSand, Inc.	90%

Fairmount Minerals, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

Alpha Resins, LLC:

Member	Membership Interests
Technisand, Inc.	100%

Black Lab LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

Self-Suspending Proppant LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100	%***

***	Fairmount Santrol Inc.’s share ownership could be reduced in the event certain earn-out calculation thresholds are not met in the future.

Shakopee Sand LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

FML Sand, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

Dewey Resources LLC:

Member	Membership Interests
FML Sand, LLC	100%

West Texas Housing LLC:

Member	Membership Interests
FML Sand, LLC	100%

FML Resin, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

FML Terminal Logistics, LLC:

Member	Membership Interests
Fairmount Santrol Inc.	100%

FML Alabama Resin, Inc.:

Member	Ownership Percentage
Fairmount Santrol Inc.	100%

Santrol (Yixing) Proppant Company, Ltd.:

Shareholder	Interests
Technimat LLC	70%

Fairmount Minerals Sales de Mexico, S. de R.L. de C.V. :

Shareholder	Quota in the Capital
Fairmount Santrol Inc.	99.67%
TechniSand, Inc.	0.33%

Santrol de Mexico, S. de R.L. de C.V. :

Shareholder	Series A Equity Quota (fixed and variable)	Series B Equity Quota (fixed)
Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.	99.985%	—
Fairmount Santrol Inc.	—	0.015%

Santrol Europe ApS:

Shareholder	Interests
Technisand, Inc.	100%

Technisand Canada Sales Ltd.:

Shareholder	Ownership Percentage
Technisand, Inc.	100%

SCHEDULE 4.12

TO CREDIT AND GUARANTY AGREEMENT

Real Estate Assets

	PROPERTY	COUNTY	STATE	APN/LEGAL DESCRIPTION

1.	Wedron Plant 3450 E. 2056 Road Wedron, IL	LaSalle	Illinois	See attached

2.	Chardon Plant 12100 Claridon Troy Road Chardon, OH	Geauga	Ohio	See attached

3.	Maiden Rock Plant Maiden Rock, WI	Pierce	Wisconsin	See attached

4.	Voca Plant Voca, TX	Mason; McCulloch	Texas	See attached

5.	Katemcy Plant Mason, TX	Mason	Texas	See attached

6.	Dividing Creek Plant Haleyville Road Dividing Creek, NJ	Cumberland	New Jersey	See attached

7.	Kasota Plant 35496 468 Street Kasota, MN	Blue Earth; LeSueur	Minnesota	See attached

8.	Ottawa Plant 39770 Ottawa Road Le Sueur, MN	LeSueur	Minnesota	See attached

9.	Tunnel City Plant 20319 St. Hwy 21 Tomah, WI	Monroe	Wisconsin	See attached

10.	Utica Plant 402 Mill Street Utica, IL	LaSalle	Illinois	See attached

SCHEDULE 5.16(b)

TO CREDIT AND GUARANTY AGREEMENT

Post-Closing Matters

1.	To the extent required by Section 6.01(b) of the Credit Agreement, no later than thirty (30) days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received signature pages to the Intercompany Note executed by each of the following Subsidiaries:

a.	Grupo Materias Primas S. de R.L. de C.V.

b.	Materias Primas Minerales de Ahuazotepec S. de R.L. de C.V.

c.	Materias Primas Monterrey S. de R.L. de C.V.

d.	Servicios Integrales Lampazos S. de R.L. de C.V.

e.	909273 Ontario, Inc.

f.	Unimin Canada Ltd.

g.	Fairmount Minerals Sales de Mexico, S. de R.L. de C.V.

h.	Santrol de Mexico, S. de R.L. de C.V.

i.	Lake Shore Sand Company (Ontario) Ltd.

j.	Santrol (Yixing) Proppant Co., Ltd.

k.	Santrol Europe ApS

l.	Technisand Canada Sales Ltd.

m.	Technimat LLC.

2.	Subject to Section 5.05(b) of the Credit Agreement, no later than thirty (30) days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent or the Collateral Agent (as applicable) shall have received insurance certificates and endorsements naming the Administrative Agent or the Collateral Agent (as applicable), for the benefit of the Secured Parties, as additional insured or loss payee (as applicable) under the general commercial liability and property insurance policies of the Borrower.

3.	No later than ten (10) Business Days after the Closing Date (or such longer period as agreed to by the Administrative Agent in its sole discretion), the Administrative Agent shall have received:

a.	an original stock power relating to Bison Merger Sub I, LLC’s Equity Interests in FMSA Inc.

b.	an original stock certificate and stock power relating to Covia Holdings Corporation’s Equity Interests in Unimin Canada Ltd.

c.	an original stock certificate and stock power relating to Covia Holdings Corporation’s Equity Interests in 909273 Ontario, Inc.

SCHEDULE 6.01

TO CREDIT AND GUARANTY AGREEMENT

Certain Indebtedness

1.	Loan Agreement, dated as of September 1, 2007, between Town of Red Cedar, Wisconsin (the “Issuer”) and Wisconsin Industrial Sand Company, L.L.C. relating to the Issuer’s Variable Rate Demand Industrial Development Revenue Bonds (Fairmount Santrol Inc. Project), Series 2007, in the aggregate principal amount of $10,000,000.

2.	Stock Purchase Agreement, dated as of March 20, 2001, among Fairmount Santrol Inc., Jack Goldfarb and David Sensibar, pursuant to which there is a deferred purchase price to be paid in 20 annual installments, together with a contingent purchase amount to be paid in 20 annual installments based on the tonnage of industrial sand mined and sold. The current outstanding amount of the deferred purchase price is $56,093.

3.	Equipment Lease Agreement 002, dated as of November 25, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and Fairmount Santrol Inc, as lessee, for the lease of a Rosco RB50 Broom/Serial No. 166103 in the original amount of $69,280.

4.	Equipment Lease Agreement 001, dated as of November 25, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and Fairmount Santrol Inc, as lessee, for the lease of a GD 655-6 Motor Grader/Serial No. 60240 in the original amount of $274,144.

5.	Security Agreement 94843 dated as of December 31, 2017, by and between Komatsu Financial Limited Partnership, as seller, and Fairmount Santrol Inc, as buyer for the purchase of a D155AX-8 Crawler Dozer/Serial No. 100175 in the original amount of $530,341.

6.	Security Agreement 94845 dated as of December 31, 2017, by and between Komatsu Financial Limited Partnership, as seller, and Fairmount Santrol Inc, as buyer, for the purchase of a D155AX-8 Crawler Dozer/Serial No. 100176 in the original amount of $530,341.

7.	Security Agreement 94847 dated as of December 31, 2017, by and between Komatsu Financial Limited Partnership, as seller, and Fairmount Santrol Inc, as buyer, for the purchase of a HM300-5 Haul Truck/Serial No. 10623 in the original amount of $410,258.

8.	Security Agreement 94848 dated as of December 31, 2017, by and between Komatsu Financial Limited Partnership, as seller, and Fairmount Santrol Inc, as buyer, for the purchase of a HM300-5 Haul Truck/Serial No. 10624 in the original amount of $410,258.

9.	Equipment Lease Agreement 000 dated as of November 25, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and Fairmount Santrol Inc, as lessee, for the lease of a HM300-5 Haul Truck/Serial No. 10509 in the original amount of $410,719.

10.	Acceptance Certificate and Financing Lease Schedule No. 098 to Master Lease Agreement No. 1184, dated as of November 30, 2015, by and between The Huntington National Bank, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a DPI I HD Jumbo Drill in the original amount of $427,182.

11.	Equipment Lease Agreement 777-0089619-000, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a PC490LC-11 Excavator/Serial No. A41388 in the original amount of $384,685.

12.	Equipment Lease Agreement 777-0089619-001, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a WA500-8 Front End Loader/Serial No. A96255 in the original amount of $393,855.

13.	Equipment Lease Agreement 777-0089619-002, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a WA500-8 Front End Loader/Serial No. A96256 in the original amount of $406,707.

14.	Equipment Lease Agreement 777-0089619-003, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a WA500-8 Front End Loader/Serial No. A96257 in the original amount of $406,707.

15.	Equipment Lease Agreement 777-0089619-004, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3356 in the original amount of $314,200.

16.	Equipment Lease Agreement 777-0089619-005, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3357 in the original amount of $318,565.

17.	Equipment Lease Agreement 777-0089619-006, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3360 in the original amount of $332,533.

18.	Equipment Lease Agreement 777-0081709-000, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of a HM300-5 Articulated Truck/Serial No. 10453 in the original amount of $407,626.

19.	Equipment Lease Agreement 777-0089619-007, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3222 in the original amount of $275,400.

20.	Equipment Lease Agreement 777-0089619-008, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM400-3 Haul Truck/Serial No. 3221 in the original amount of $265,700.

21.	Equipment Lease Agreement 777-0089619-009, dated as of March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM300-5 Articulated Truck/Serial No. 10140 in the original amount of $340,450.

22.	Equipment Lease Agreement 777-0089619-010, dated March 15, 2017, by and between Komatsu Financial Limited Partnership, as lessor, and FML Sand, LLC, as lessee, for the lease of a HM300-3 Water Wagon / Serial No. 3167 in the original amount of $328,750.

23.	Finance Lease Transaction Number 3044401, dated April 17, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and FML Sand, LLC, as lessee, for the lease of a D8T Dozer / Serial No. FMC00456 in the original amount of $621,210.

24.	Finance Lease Transaction Number 3063974, dated April 20, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and Best Sand Corporation, as lessee, for the lease of a 980M Wheel Loader/Serial No. KRS01703 in the original amount of $344,400.

25.	Finance Lease Transaction Number 3074360, dated May 18, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and Wedron Silica Company, as lessee, for the lease of a D9T Dozer/Serial No. REX00502 in the original amount of $756,003.

26.	Finance Lease Transaction Number 3045563, dated April 17, 2017, by and between Caterpillar Financial Services Corporation, as lessor, and Wisconsin Industrial Sand LLC, as lessee, for the lease of two 982M Wheel Loaders, one TL 1055C Telehandler, and one 226D Skid Steer in the original total amount of $1,100,701.

27.	Rental Agreement (with Purchase Option) Number 9907576001, dated March 14, 2017, by and between Wells Fargo Vendor Financial Services, as lessor, and Fairmount Santrol Inc, as lessee, for the lease of a Tennant Sentinel Diesel Sweeper in the original amount of $187,156.

28.	Master Lease Agreement (MLA) and Schedule No. 1 to the MLA, dated May 12, 2017, by and between Varilease Finance Inc., as lessor, and Fairmount Santrol Inc, Wisconsin Industrial Sand Company, L.L.C., and FML Sand, LLC, as co-lessees, for the lease of a Genie SX-135 Boom Lift, JD 672G Motor Grader, JD 232E Skid Steer, two JD XUV 825I Gators, Cornell Diesel Pump, JD 200/DLC Excavator, Titan Trackmobile, and JD 316GR Skid Steer in the original total amount of $1,114,296.

29.	Promissory Note No. 002, dated October 27, 2014, issued pursuant to Master Locomotive Loan and Security Agreement No. 1184-A, by and between The Huntington National Bank, as lender, and Technisand, Inc., as borrower for the purchase of a LEAF Locomotive with Remote Control System (Railcar No. RSSX 575) in the original amount of $1,010,812.

30.	Equipment Lease Agreement, dated 30 April 2018, by and between Covia Holdings Corporation (f/k/a Unimin Corporation) as lessee and United Rentals, Inc. as lessor, for the lease of a JLG 2646ES Scissor Lift in the original total amount of $17,001.75 with $1 buyout at the end of the lease.

31.	Equipment Lease Agreement, dated 30 April 2018, by and between Covia Holdings Corporation (f/k/a Unimin Corporation) as lessee and United Rentals, Inc. as lessor, for the lease of a Doosan D25S-7 Forklift in the original total amount of $30,063.23 with $1 buyout at the end of the lease.

32.	Equipment Lease Agreement, dated 30 April 2018, by and between Covia Holdings Corporation (f/k/a Unimin Corporation) as lessee and United Rentals, Inc. as lessor, for the lease of a JLG 600AJ AWD Boom Lift in the original total amount of $104,357.99 $1 buyout at the end of the lease.

33.	2,000,000 Canadian dollar overdraft facility by and between Unimin Canada, Limited and Bank of Montreal dated June 6, 2003.

34.	Promissory Note, dated January 17, 2011, by and between Winchester and Western Railroad Company and Argos USA LLC in a principal outstanding amount of $1,790,000.

35.	The following Letters of Credit:

Issuing Bank	Beneficiary	Amount
Bank of America	Ace American Insurance Company	$1,330,500
Bank of America	Zurich Insurance Company	$200,000
Bank of America	National Union Fire Insurance	$345,000
Bank of Montreal	Her Majesty the Queen/	$80,817
	Ministry of Environment

SCHEDULE 6.03

TO CREDIT AND GUARANTY AGREEMENT

Certain Negative Pledges

None.

SCHEDULE 6.05

TO CREDIT AND GUARANTY AGREEMENT

Certain Restrictions on Subsidiary Distributions

None.

SCHEDULE 6.06

TO CREDIT AND GUARANTY AGREEMENT

Certain Investments

1.	An Investment-Rabbi Trust-SERP maintained at Huntington Bank in the name of Fairmount Santrol Inc.

2.	Pursuant to a subscription agreement between Covia Holdings Corporation (f/k/a Unimin Corporation) and CSL Energy Opportunities Fund I, L.P., acting by is general partner, CSL Energy Opportunity GP I, LLC, Covia Holdings Corporation (f/k/a Unimin Corporation) made a capital commitment to CSL Energy Opportunities Fund I, L.P. of $5,000,000. The corresponding limited partnership agreement between Covia Holdings Corporation (f/k/a Unimin Corporation), CSL Energy Opportunity GP I, LLC, and the limited partners, pursuant to which Covia Holdings Corporation (f/k/a Unimin Corporation) became a limited partner of CSL Energy Opportunities Fund I, L.P., is dated as of September 29, 2011.

3.	Covia Holdings Corporation’s (f/k/a Unimin Corporation) $4,000,000 guarantee of Unimin Canada Limited’s 2,000,000 Canadian dollar overdraft facility with Bank of Montreal dated June 6, 2003.

SCHEDULE 6.11

TO CREDIT AND GUARANTY AGREEMENT

Certain Transactions with Affiliates

None.

EXHIBIT A-1 TO

CREDIT AND GUARANTY AGREEMENT

BORROWING NOTICE

Reference is made to that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

Pursuant to Section 2.01, 2.02 and 2.03 of the Credit Agreement, as applicable, the Borrower desires that Lenders make the following Loans to the Borrower in accordance with the applicable terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”):

Initial Term Loans

• Base Rate Loans:	$[ , , ]

• Eurodollar Rate Loans, with an initial Interest Period of [one] [two] [three] [six][1] month(s):	$[ , , ]

Revolving Loans

• Base Rate Loans:	$[ , , ]

• Eurodollar Rate Loans, with an initial Interest Period of [one] [two] [three] [six][1] month(s):	$[ , , ]

Swing Line Loans	$[ , , ]

[1]	If available to all of the Lenders, twelve months, or any shorter period.

[The Loans requested above shall be funded to those accounts instructed by the Borrower in the funds flow memorandum as of the Closing Date attached hereto.]1

[The Loans requested above shall be funded to the following account:

Bank:

ABA #:

Account #:

Account Name:

Reference:]2

The Borrower hereby certifies that:

(i) as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects[; provided, further, that for purposes of the initial extensions of credit on the Closing Date and in the case of any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, the representations and warranties for purposes of Section 3.02(a)(ii) of the Credit Agreement shall be limited to the Specified Representations and the applicable Specified Merger Agreement Representations (or, with respect to any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, the equivalent representations under the applicable definitive document with respect to such Limited Conditionality Transaction)];3 and

(ii) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default [(provided that both immediately before and immediately after the effectiveness of any Incremental Facility (or, in the case of any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, at the option of the Borrower if agreed by the lenders providing such Incremental Facility, at the time of an LCA Election or at the time of the consummation of the relevant Acquisition or Investment) no Default or Event of Default exists or would exist after giving effect to such Incremental Facility (or, in the case of any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, if agreed by the lenders providing such Incremental Facility, no Event of Default under Section 8.01(a), (f) or (g) of the Credit Agreement exists or would exist after giving effect to such Incremental Facility)].4

Date: [mm/dd/yy]	COVIA HOLDINGS CORPORATION

By:
Name:
Title:

[1]	Bracketed language to be included solely in connection with the initial extensions of credit on the Closing Date.
[2]	Bracketed language to be included in connection with extension of credit after the initial extension of credit on the Closing Date.
[3]	Bracketed language to be included solely in connection with the initial extensions of credit on the Closing Date and any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction.
[4]	Applicable only to extensions of credit after the initial extension of credit on the Closing Date. Bracketed language to be included solely in connection with an extension of credit under an Incremental Facility.

EXHIBIT A-1-2

EXHIBIT A-2 TO

CREDIT AND GUARANTY AGREEMENT

CONVERSION/CONTINUATION NOTICE

Reference is made to that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

Pursuant to Section 2.09 of the Credit Agreement, the Borrower desires to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of [mm/dd/yy]:

1. Initial Term Loans:

$ [ , , ]	Eurodollar Rate Loans, with an initial Interest Period of [one] [two] [three] [six] 1 month(s):

$ [ , , ]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [one] [two] [three] [six ] 1 month(s)

$ [ , , ]	Eurodollar Rate Loans to be converted to Base Rate Loans

[1]	If available to all of the Lenders, twelve months, or any shorter period.

2. Revolving Loans:

$ [ , , ]	Eurodollar Rate Loans, with an initial Interest Period of [one] [two] [three] [six] 1 month(s):

$ [ , , ]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of [one] [two] [three] [six ] 1 month(s)

$ [ , , ]	Eurodollar Rate Loans to be converted to Base Rate Loans

[1]	If available to all of the Lenders, twelve months, or any shorter period.

The Borrower hereby certifies that as of the date hereof, no Event of Default or Default has occurred and is continuing.

Date: [mm/dd/yy]	COVIA HOLDINGS CORPORATION,
as Borrower

By:
Name:
Title:

EXHIBIT A-2-1

EXHIBIT A-3 TO

CREDIT AND GUARANTY AGREEMENT

ISSUANCE NOTICE

Reference is made to that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

Pursuant to Section 2.04 of the Credit Agreement, the Borrower desires a Letter of Credit to be issued in accordance with the terms and conditions of the Credit Agreement on [mm/dd/yy] (the “Credit Date”) in an aggregate face amount of $[        ,        ,        ].

Attached hereto for each such Letter of Credit are the following:

(a) the stated amount of such Letter of Credit;

(b) the name and address of the beneficiary;

(c) the expiration date; and

(d) either (i) the verbatim text of such proposed Letter of Credit, or (ii) a description of the proposed terms and conditions of such Letter of Credit, including a precise description of any documents to be presented by the beneficiary which, if presented by the beneficiary prior to the expiration date of such Letter of Credit, would require the Issuing Lender to make payment under such Letter of Credit.

The Borrower hereby certifies that:

(i) as of such Credit Date, the representations and warranties contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of that Credit Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct in all respects; [provided, further, that for purposes of the initial extensions of credit on the Closing Date, the representations and warranties for purposes of Section 3.02(a)(ii) of the Credit Agreement shall be limited to the Specified Representations and the applicable Specified Merger Agreement Representations];1 and

(ii) as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute a Default or an Event of Default.2

Date: [mm/dd/yy]	COVIA HOLDINGS CORPORATION

By:
Name:
Title:

[1]	Bracketed language to be included solely in connection with the initial extensions of credit on the Closing Date.
[2]	Applicable only to extensions of credit after the initial extension of credit on the Closing Date.

EXHIBIT A-3-1

EXHIBIT B-1 TO

CREDIT AND GUARANTY AGREEMENT

INITIAL TERM LOAN NOTE

$[1][ , , ]
[ ] [ ], 201[ ]	New York, New York

FOR VALUE RECEIVED, Covia Holdings Corporation (formerly known as Unimin Corporation), a Delaware corporation (the “Borrower”), promises to pay [NAME OF LENDER] (together with its permitted registered assigns, “Payee”) the principal amount of [    ] DOLLARS ($[    ,    ,    ])1 in the installments referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

The Borrower shall make scheduled principal payments on this Note as set forth in Section 2.12 of the Credit Agreement.

This Note is one of the “Initial Term Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Initial Term Loan evidenced hereby was made and is to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Term Loan Register, the Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

[1]	Lender’s Initial Term Loan Commitment

EXHIBIT B-1-1

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement and subject to the limitations therein, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive, to the extent permitted by applicable law, diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-1-2

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

COVIA HOLDINGS CORPORATION

By:
Name:
Title:

EXHIBIT B-1-3

TRANSACTIONS ON

INITIAL TERM LOAN NOTE

Date	Principal Amount of Loan Made	Amount of Principal/Interest Paid	Outstanding Principal Balance	Notation Made By

EXHIBIT B-1-4

EXHIBIT B-2 TO

CREDIT AND GUARANTY AGREEMENT

REVOLVING LOAN NOTE

$[1][        ,        ,        ]

[    ], 2018 New York, New York

FOR VALUE RECEIVED, Covia Holdings Corporation (formerly known as Unimin Corporation), a Delaware corporation (the “Borrower”), promises to pay [NAME OF LENDER] (together with its permitted registered assigns, “Payee”), on or before the Revolving Commitment Termination Date, the lesser of (a) [    ]1 DOLLARS ($[1] [        ,        ,        ]) and (b) the unpaid principal amount of all advances made by Payee to the Borrower as Revolving Loans under the Credit Agreement referred to below.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the interest rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

This Note is one of the “Revolving Loan Notes” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were or will be made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of the Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Revolving Commitment Register, the Borrower, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of the Borrower hereunder with respect to payments of principal of or interest on this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

[1]	Lender’s Revolving Credit Commitment

EXHIBIT B-2-1

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement and subject to the limitations therein, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

EXHIBIT B-2-2

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

COVIA HOLDINGS CORPORATION

By:
Name:
Title:

EXHIBIT B-2-3

TRANSACTIONS ON

REVOLVING LOAN NOTE

Date	Principal Amount of Loan Made	Amount of Principal/Interest Paid	Outstanding Principal Balance	Notation Made By

EXHIBIT B-2-4

EXHIBIT B-3TO

CREDIT AND GUARANTY AGREEMENT

SWING LINE NOTE

$[1][    ,    ,    ]

[    ], 2018 New York, New York

FOR VALUE RECEIVED, Covia Holdings Corporation (formerly known as Unimin Corporation), a Delaware corporation (the “Borrower”), promises to pay to Barclays Bank PLC, as Swing Line Lender (“Payee”), on or before the earlier of (x) [ ] and (y) the Revolving Commitment Termination Date, the lesser of (a) [    ]1 DOLLARS $[    ,    ,    ]) and (b) the unpaid principal amount of all advances made by Payee to the Borrower as Swing Line Loans under the Credit Agreement.

The Borrower also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the interest rates and at the times which shall be determined in accordance with the provisions of that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

This Note is the “Swing Line Note” issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE BORROWER AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

Upon the occurrence and during the continuance of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.

No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of the Borrower, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

The Borrower promises to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement and subject to the limitations therein, incurred in the collection and enforcement of this Note. The Borrower and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive, to the extent permitted by applicable law, diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

[Remainder of page intentionally left blank]

[1]	Swing Line Sublimit

EXHIBIT B-3-1

IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

COVIA HOLDINGS CORPORATION

By:
Name:
Title:

EXHIBIT B-3-2

TRANSACTIONS ON

SWING LINE NOTE

Date	Principal Amount of Loan Made	Amount of Principal/Interest Paid	Outstanding Principal Balance	Notation Made By

EXHIBIT B-3-3

EXHIBIT C

COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS OF THE DATE HEREOF (ON BEHALF OF THE BORROWER (AS DEFINED BELOW) AND NOT IN AN INDIVIDUAL CAPACITY) AS FOLLOWS:

1. I am the [        ]1 of Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”).

2. I have reviewed the terms of that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements attached hereto as Annex A.

3. To the best of my knowledge no Default or Event of Default has occurred and is continuing on the date of this Certificate, except as set forth on Annex C attached hereto, if any, to this Certificate, describing in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower and/or the applicable Loan Party has taken, is taking, or proposes to take with respect to each such condition or event.

4. No change in GAAP or in the application thereof has occurred since the date of the consolidated balance sheet of the Borrower most recently theretofore delivered under Section 5.01(a) or Section 5.01(b) of the Credit Agreement (or, prior to the first such delivery, referred to in Section 4.07 of the Credit Agreement) that has had, or would reasonably be expected to have, a material effect on the calculation of the Leverage Ratio, except as set forth on Annex D attached hereto, if any, to this Certificate, describing the nature of such change and the effect thereof on such calculation.

The foregoing certifications, together with the computations set forth in the Annex B attached hereto and the financial statements attached hereto as Annex A, are made and delivered on [mm/dd/yy] pursuant to Section 5.01(d) of the Credit Agreement.

COVIA HOLDINGS CORPORATION

By:
Name:
Title:

[1]	To be signed by an “Authorized Officer” of the Borrower.

EXHIBIT C-1

ANNEX A TO

COMPLIANCE CERTIFICATE

FINANCIAL STATEMENTS FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

EXHIBIT C-2

ANNEX B TO

COMPLIANCE CERTIFICATE

FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Consolidated EBITDA[2]: (i) - (ii) - (iii) =			$[ , , ]

(i)	for such period:

	(a)	Consolidated Net Income:	$[ , , ]

	(b)	consolidated interest expense:	$[ , , ]

	(c)	provisions for taxes based on income, profits or capital:	$[ , , ]

	(d)	total depreciation and depletion expense:	$[ , , ]

	(e)	total amortization expense:	$[ , , ]

	(f)	costs, fees and expenses incurred in connection with the Transactions and any related transactions:	$[ , , ]

	(g)	all extraordinary losses and unusual or non-recurring charges and expenses and restructuring costs:	$[ , , ]

	(h)	transaction costs, fees, losses and expenses (including rationalization, legal, tax and structuring fees, costs and expenses) incurred in connection with the incurrence of indebtedness, disposition of assets, the making of Permitted Acquisitions or other Investments or transactions permitted hereunder (in each case whether or not consummated, including any such attempted transactions which are not consummated), including any equity offering, Restricted Junior Payment, dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or incurrences, repurchases, repayments, refinancings, amendments, waivers or modifications of Indebtedness (including any amortization or write-off of debt issuance or deferred financings costs, premiums and prepayment penalties or similar transactions) or any amendment, waiver or other modification of the Loans or other Indebtedness, including (x) such fees, expenses or charges (including rating agency fees and costs) related to the Loans and the transactions contemplated hereby and thereby, (y) letter of credit fees and (z) commissions, discounts, yield and other fees and charges:	$[ , , ]

	(i)	without duplication of any expenses or charges included in any other subclause of this clause (i), the amount of “run rate” cost savings, operating expense reductions and synergies related to the Transactions or any other Specified Transaction, any restructuring, cost saving initiative or other initiative projected by the Borrower in good faith to be realized as a result of actions that have been taken or initiated or are expected to be taken (in the good faith determination of the Borrower), including any cost savings, expenses and charges (including restructuring and integration charges) in connection with, or incurred by or on behalf of, any Joint Venture of the Borrower or any of the Subsidiaries (whether accounted for on the financial statements of any such Joint Venture or the Borrower) (i) with respect to the Transactions, on or prior to the date that is 24 months after the Closing Date (including actions initiated prior to the Closing Date) and (ii) with respect to any other Specified Transaction, any restructuring, cost saving initiative or other initiative whether initiated before, on or after the Closing Date, within 24 months after such Specified Transaction, restructuring, cost saving initiative or other initiative (which cost savings shall be added to Consolidated EBITDA until fully realized and calculated on a Pro Forma Basis as though such cost savings had been realized on the first day of the relevant period), net	$[ , , ]

[2]	For the avoidance of doubt, the Consolidated EBITDA for the Borrower and its Subsidiaries (including the Target) for the fiscal quarters ended June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018, was $118,675,000, $144,197,000, $130,044,000, and $151,705,000, respectively.

EXHIBIT C-3

of the amount of actual benefits realized from such actions; provided that such amount shall not be greater than 20% of Consolidated EBITDA for any applicable period; provided further that (A) such cost savings are reasonably identifiable and factually supportable and (B) the share of any such cost savings, expenses and charges with respect to a Joint Venture that are to be allocated to the Borrower or any of the Subsidiaries shall not exceed the total amount thereof for any such Joint Venture multiplied by the percentage of income of such venture expected to be included in Consolidated EBITDA for the relevant Test Period:

(j)	other non-Cash charges reducing Consolidated Net Income for such period including (i) any write offs or write downs, (ii) losses on sales, disposals or abandonment of, or any impairment charges or asset write off related to, intangible assets, long-lived assets and investments in debt and equity securities, (iii) all losses from investments recorded using the equity method (other than to the extent funded with cash), (iv) non-cash asset impairment or goodwill write downs and (v) other non-cash charges, non- cash expenses or non-cash losses reducing Consolidated Net Income for such period (provided that if any such non-cash charges, expenses or losses represent an accrual or reserve for potential cash items in any future period, (A) the Borrower may determine not to add back such non-cash charge, loss or expense in the current period or (B) to the extent the Borrower does decide to add back such non-cash charge, loss, or expense, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period):	$[ , , ]

(k)	Public Company Costs:	$[ , , ]

(l)	charges, losses, lost profits, expenses (including litigation expenses, fee and charges) or write offs to the extent indemnified or insured by a third party, including expenses or losses covered by indemnification provisions or by any insurance provider in connection with the Transactions, a Permitted Acquisition or any other acquisition or Investment, disposition or any casualty or similar event, in each case, to the extent that coverage has not been denied and so long as such amounts are actually reimbursed in cash within one year after the related amount is first added to Consolidated EBITDA pursuant to this clause (k) (and if not so reimbursed within one year, such amount shall be deducted from Consolidated EBITDA during the next measurement period):	$[ , , ]

(m)	any net pension or other post-employment benefit costs representing amortization of unrecognized prior service costs, actuarial losses, including amortization of such amounts arising in prior periods, amortization of the unrecognized net obligation (and loss or cost) existing at the date of initial application of FASB Accounting Standards Codification 715, and any other items of a similar nature:	$[ , , ]

(n)	cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or net income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clauses (ii) through (iv) below for any previous period and not added back:	$[ , , ]

(o)	stock option, restricted or performance stock unit and other equity-based compensation expenses, to the extent the same was deducted (and not added back) in calculating Consolidated Net Income:	$[ , , ]

(p)	the amount of any expense, loss or deduction associated with any subsidiary of such Person attributable to non-controlling interests or minority interests of third parties:	$[ , , ]

(q)	non-recurring transaction costs, fees and expenses in connection with equity issuances by Borrower:	$[ , , ]

(r)	reasonable costs and expenses directly incurred during such period in connection with (a) the opening of any new sand processing or mining facilities or facilities relating to transportation or logistics or (b) any substantial expansions of existing sand processing or mining facilities or facilities relating to transportation or logistics with a capital cost in excess of $5,000,000:	$[ , , ]

EXHIBIT C-4

(ii)	other non-Cash gains increasing Consolidated Net Income[3]:	$[ , , ]

(iii)	all extraordinary gains and non-recurring gains increasing Consolidated Net Income for such period) 4:	$[ , , ]

2. Consolidated Current Assets:

total assets of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents:	$[ , , ]

3. Consolidated Current Liabilities:

total liabilities of a Person and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt:

$[ , , ]

4. Consolidated Excess Cash Flow[5]: (i) - (ii) =

(i)	(a) Consolidated Net Income:	$[ , , ]

(b)   to the extent reducing Consolidated Net Income, the sum, without duplication, of amounts for non-Cash charges reducing Consolidated Net Income, including for depreciation and amortization and depletion (excluding any such non-Cash charge to the extent that it represents an accrual or reserve for potential Cash charge in any future period or amortization of a prepaid Cash charge that was paid in a prior period):

$[ , , ]

	(c) Consolidated Working Capital Adjustment:	$[ , , ]

(ii)	less: (a) + (b) + (c) + (d) + (e) + (f) + (g) =	$[ , , ]

[3]	Excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period.
[4]	Provided that, (I) there shall be included in determining Consolidated EBITDA for any period, without duplication, the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Subsidiary during such period (other than any Unrestricted Subsidiary) whether such acquisition occurred before or after the Closing Date to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) (each such Person, property, business or asset acquired, including pursuant to the Transactions or pursuant to a transaction consummated prior to the Closing Date, and not subsequently so disposed of, an “Acquired Entity or Business”), and the Acquired EBITDA of any Unrestricted Subsidiary that is converted into a Subsidiary during such period (each, a “Converted Restricted Subsidiary”), in each case based on the Acquired EBITDA of such Pro Forma Entity for such period (including the portion thereof occurring prior to such acquisition or conversion) determined on a historical Pro Forma Basis, and (II) there shall be (A) excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset (other than any Unrestricted Subsidiary) sold, transferred or otherwise disposed of, closed or classified as discontinued operations by the Borrower or any Subsidiary during such period (but if such operations are classified as discontinued due to the fact that they are subject to an agreement to dispose of such operations, only when and to the extent such operations are actually disposed of) (each such Person, property, business or asset so sold, transferred or otherwise disposed of, closed or classified, a “Sold Entity or Business”), and the Disposed EBITDA of any Subsidiary that is converted into an Unrestricted Subsidiary during such period (each, a “Converted Unrestricted Subsidiary”), in each case based on the Disposed EBITDA of such Sold Entity or Business or Converted Unrestricted Subsidiary for such period (including the portion thereof occurring prior to such sale, transfer, disposition, closure, classification or conversion) determined on a historical Pro Forma Basis and (B) included in determining Consolidated EBITDA for any period in which a Sold Entity or Business is disposed, an adjustment equal to the Pro Forma Disposal Adjustment with respect to such Sold Entity or Business (including the portion thereof occurring prior to such disposal) as specified in the Pro Forma Disposal Adjustment certificate delivered to the Administrative Agent (for further delivery to the Lenders).
[5]	Calculation of Consolidated Excess Cash Flow (and calculation of related definitions) to be delivered commencing with Fiscal Year ending December 31, 2019.

EXHIBIT C-5

the amounts for such period paid in cash from operating cash flow (for the avoidance of doubt, not from the proceeds of indebtedness) of:

	(a)	scheduled repayments of Indebtedness for borrowed money (excluding repayments of Revolving Loans or Swing Line Loans except to the extent the Revolving Commitments are permanently reduced in connection with such repayments) and scheduled repayments of obligations under Capital Leases (excluding any interest expense portion thereof):	$[ , , ]

	(b)	Capital Expenditures, including Capital Expenditures which are contracted to be made during the next Fiscal Year so long as (1) such amounts are contractually committed by December 31 of the applicable Fiscal Year for which Consolidated Excess Cash Flow is being calculated (the “ECF Calculation Year”) to be utilized during the Fiscal Year immediately following such ECF Calculation Year and (2) any amounts not utilized during the Fiscal Year immediately following such ECF Calculation Year shall be included in the calculation of Consolidated Excess Cash Flow for the Fiscal Year immediately following such ECF Calculation Year	$[ , , ]

	(c)	other non-Cash gains increasing Consolidated Net Income for such period (excluding any such non-Cash gain to the extent it represents the reversal of an accrual or reserve for potential Cash gain in any prior period):	$[ , , ]

	(d)	the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower or any of its Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness:	$[ , , ]

	(e)	the aggregate amount of Restricted Junior Payments made in cash by Borrower or any of its Subsidiaries during such period pursuant to clause (d) of Section 6.04 of the Credit Agreement:	$[ , , ]

	(f)	the aggregate amount of Investments or other acquisitions made in cash by Borrower or any of its Subsidiaries during such period pursuant to clauses (h), (i), (j), (o), (p), (q), (u) and (bb) of Section 6.06 (other than any intercompany Investments):	$[ , , ]

	(g)	fees and out-of-pocket expenses paid to directors of the Borrower and its Subsidiaries.	$[ , , ]

5. Consolidated Net Income[6]: (i) - (ii) =			$[ , , ]

(i)	the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:		$[ , , ]

(ii)	(a) the income (or loss) of any Person (other than a Subsidiary of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period:		$[ , , ]

	(b)	income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary:	$[ , , ]

	(c)	after-tax non-Cash gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan:	$[ , , ]

[6]	The amount of any cash dividends paid by any Unrestricted Subsidiary and received by the Borrower or the Subsidiaries during any such period shall be included, without duplication and subject to clause (ii) of this calculation, in the calculation of Consolidated Net Income for such period

EXHIBIT C-6

6. Consolidated Total Debt:

the aggregate stated balance sheet amount of all Indebtedness of the Borrower and its Subsidiaries (or, if higher, the par value or stated face amount of all such Indebtedness (other than zero coupon Indebtedness)) consisting of debt for borrowed money, Capital Leases and debt evidenced by bonds, notes or similar instruments determined on a consolidated basis in accordance with GAAP:

$[ , , ]

7. Consolidated Working Capital: (i) - (ii) =		$[ , , ]

(i)	Consolidated Current Assets:	$[ , , ]

(ii)	Consolidated Current Liabilities:	$[ , , ]

8. Consolidated Working Capital Adjustment: (i) - (ii) =		$[ , , ]

(i)	Consolidated Working Capital as of the beginning of such period:	$[ , , ]

(ii)	Consolidated Working Capital as of the end of such period:	$[ , , ]

9. Leverage Ratio: ((i)-(ii))/(iii) =

(i)	Consolidated Total Debt:	$[ , , ]

(ii)	Unrestricted Cash:[7]	$[ , , ]

(ii)	Consolidated EBITDA for the four-Fiscal Quarter period then ended:	$[ , , ]

	Actual:	. :1.00

	Required:	. :1.00

[7]	In an aggregate amount not to exceed $150,000,000.

EXHIBIT C-7

ANNEX C TO

COMPLIANCE CERTIFICATE

EXHIBIT C-8

ANNEX D TO

COMPLIANCE CERTIFICATE

EXHIBIT C-9

EXHIBIT D-1 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit and Guaranty Agreement, dated as of [            ], 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC and BNP Paribas Securities Corp. as Joint Lead Arrangers and Joint Bookrunners, HSBC Bank USA, National Association, KBC Bank N.V. and PNC Bank, National Association as Co-Syndication Agents, KeyBank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents, Citizens Bank, N.A. as Managing Agent and Barclays Bank PLC as administrative agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT D-1

EXHIBIT D-2 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit and Guaranty Agreement, dated as of [            ], 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC and BNP Paribas Securities Corp. as Joint Lead Arrangers and Joint Bookrunners, HSBC Bank USA, National Association, KBC Bank N.V. and PNC Bank, National Association as Co-Syndication Agents, KeyBank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents, Citizens Bank, N.A. as Managing Agent and Barclays Bank PLC as administrative agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:

Name:
Title:

Date:             , 20[    ]

EXHIBIT D-2

EXHIBIT D-3 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit and Guaranty Agreement, dated as of [    ], 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC and BNP Paribas Securities Corp. as Joint Lead Arrangers and Joint Bookrunners, HSBC Bank USA, National Association, KBC Bank N.V. and PNC Bank, National Association as Co-Syndication Agents, KeyBank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents, Citizens Bank, N.A. as Managing Agent and Barclays Bank PLC as administrative agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT D-3

EXHIBIT D-4 TO

CREDIT AND GUARANTY AGREEMENT

[FORM OF]

U.S. TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Credit and Guaranty Agreement, dated as of [    ], 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC and BNP Paribas Securities Corp. as Joint Lead Arrangers and Joint Bookrunners, HSBC Bank USA, National Association, KBC Bank N.V. and PNC Bank, National Association as Co-Syndication Agents, KeyBank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents, Citizens Bank, N.A. as Managing Agent and Barclays Bank PLC as administrative agent and Collateral Agent.

Pursuant to the provisions of Section 2.20 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its direct or indirect partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

EXHIBIT D-4

EXHIBIT E TO

CREDIT AND GUARANTY AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations of the Assignor under the respective facilities identified below (including, to the extent included in any such facilities, any letters of credit and swingline loans) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund1]

3.	Borrower:	Covia Holdings Corporation (formerly known as Unimin Corporation)

4.	Administrative Agent:	Barclays Bank PLC, as the administrative agent under the Credit Agreement

5.	Credit Agreement:	Credit and Guaranty Agreement dated as of June 1, 2018, among Covia Holdings Corporation (formerly known as Unimin Corporation, certain Subsidiaries of Covia Holdings Corporation, as Guarantors, the Lenders parties thereto from time to time, Barclays Bank PLC, as Administrative Agent and the other agents parties thereto.

6.	Assigned Interest:

[1]	Select as applicable

EXHIBIT E-1

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]

Initial Term Loan	$	$		%

Revolving Commitment	$	$		%

Effective Date:         , 20     3

7.	Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

[2]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[3]	TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE TERM LOAN REGISTER AND/OR REVOLVING COMMITMENT REGISTER, AS APPLICABLE.

EXHIBIT E-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and][4] Accepted:

BARCLAYS BANK PLC, as Administrative Agent

By:

Title:

[Consented to and][5] Accepted:

BARCLAYS BANK PLC, as Revolving Administrative Agent

By:

Title:

[Consented to:][6]

COVIA HOLDINGS CORPORATION, as Borrower

By:

Title:

[4]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[5]	To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
[6]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

EXHIBIT E-3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements and conditions specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, and upon becoming a Lender as of the Effective Date, it is not a Defaulting Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received and/or had the opportunity to review a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, (vii) if it is a Non-U.S. Lender, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (viii) this Assignment constitutes a legal, valid and binding obligation of the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. All payments with respect to the Assigned Interests shall be made on the Effective Date as follows:

With respect to Assigned Interests for Loans, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

EXHIBIT E-4

3.    General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment and the rights and obligations of the parties under this Assignment shall be governed by, and construed and interpreted in accordance with, the law of the State of New York without regard to principles of conflicts of laws that would result in the application of any law other than the law of the State of New York.

[Remainder of page intentionally left blank]

EXHIBIT E-5

EXHIBIT F TO

CREDIT AND GUARANTY AGREEMENT

JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [             , 20 ] (this “Agreement”), by and among [NEW LENDERS] (each a “Lender” and collectively the “Lenders”), Covia Holdings Corporation (formerly known as Unimin Corporation) (in such capacity, the “Borrower”) and Barclays Bank PLC (“Barclays”), as Administrative Agent (together with its successors and permitted assigns, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is hereby made to that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, the Borrower may request an increase to the existing Revolving Commitments and/or the establishment of Term Loan Commitments, with such increase or establishment becoming effective by the Borrower entering into one or more Joinder Agreements with the Incremental Term Loan Lender(s) and/or Incremental Revolving Loan Lender(s), as applicable, and the Administrative Agent.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Each Lender party hereto hereby agrees to commit to provide its respective Commitment as set forth on Schedule A annexed hereto, on the terms and subject to the conditions set forth herein and in the Credit Agreement.

Each Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Administrative Agent, Collateral Agent and Syndication Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Administrative Agent, Collateral Agent and Syndication Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

Each Lender hereby agrees to make its Commitment on the following terms and conditions and in accordance with the terms and provisions of the Credit Agreement. 1

1. In accordance with Section 2.24 of the Credit Agreement, the Borrower has requested an [increase in the existing Revolving Commitments in the amount of $[                 ]] [Incremental Term Loan in the amount of $[                ] to be made to the Borrower] on [                 ], 20[    ] (the “Increased Amount Date”).

[1]	Insert completed items 1-7 as applicable, with respect to Incremental Term Loans with such modifications as may be agreed to by the parties hereto to the extent consistent with Section 2.24 of the Credit Agreement.

EXHIBIT F-1

a.	Interest rate option:	☐	a.	Base Rate Loan(s)
		☐	b.	Eurodollar Rate Loans with an initial Interest Period of month(s)

2.	Incremental Term Loan:

a.	The Incremental Term Loan made on the Increased Amount Date shall be designated Series [ ].

b.	The Incremental Term Loan Maturity Date for the Series [ ] Incremental Term Loan shall be [ ].

3.	Applicable Margin.

i.	Base Rate Loans: The Applicable Margin for each Series [ ] Incremental Term Loan that is a Base Rate Loan shall mean, as of any date of determination, [ ]% per annum.

ii.	Eurodollar Rate Loans: The Applicable Margin for each Series [ ] Incremental Term Loan that is a Eurodollar Rate Loan shall mean, as of any date of determination, [ ]% per annum.

4.	Principal Payments. The Borrower shall make principal payments on the Series [ ] Incremental Term Loans in accordance with Section 2.12 of the Credit Agreement in installments on the dates and in the amounts set forth below:

(A) Payment Date	(B) Scheduled Repayment of Series [ ] Incremental Term Loans
$
$
$
$
$
$
$
$
$

(A) Payment Date	(B) Scheduled Repayment of Series [ ] Incremental Term Loans
$
$
$
$
$
TOTAL	$

EXHIBIT F-2

5.	Voluntary and Mandatory Prepayments. Scheduled installments of principal of the [Series [ ]] incremental Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the [Series [ ]] Incremental Term Loans in accordance with Sections 2.13, 2.14 and 2.15 of the Credit Agreement; provided further, that the [Series [ ]] Incremental Term Loans and all other amounts under the Credit Agreement with respect to the [Series [ ]] Incremental Term Loans shall be paid in full no later than the Incremental Term Loan Maturity Date.

6.	Prepayment Fees. The Borrower agrees to pay to each [Incremental Term Loan Lender] the following prepayment fees: [ ].

[Insert other additional prepayment provisions with respect to Incremental Term Loans]

7.	Other Fees. The Borrower agrees to pay each [Incremental Term Loan Lender] [Incremental Revolving Lender] its Pro Rata Share of an aggregate fee equal to [ , ] on [ , ].

8.	[Incremental Lenders. Each [Incremental Term Loan Lender] [Incremental Revolving Loan Lender] acknowledges and agrees that upon its execution of this Agreement [and the making of [Incremental Term Loans] Series Incremental Term Loans] that such [Incremental Term Loan Lender] [Incremental Revolving Loan Lender] shall become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Credit Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder.][2]

9.	Credit Agreement Governs. Except as set forth in this Agreement, the [Incremental Revolving Loans] [Series [ ] Incremental Term Loans] shall otherwise be subject to the terms and provisions of the Credit Agreement and the other Loan Documents.

10.	Borrower’s Certifications. By its execution of this Agreement, the undersigned officer, to the best of his or her knowledge, and the Borrower hereby certify that:

i.	The representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof to the same extent as though made on and as of the date hereof, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct in all material respects on and as of such earlier date; provided, that to the extent any such representation or warranty is already qualified by materiality or Material Adverse Effect, such representation or warranty is true and correct in all respects; provided, further, that in the case of any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, the representations and warranties for purposes of this Section 10(i) shall be limited to the Specified Representations and equivalent representations under the applicable definitive document with respect to such Limited Conditionality Transaction to the Specified Merger Agreement Representations;

[2]	Insert bracketed language if the lending institution is not already a Lender.

EXHIBIT F-3

ii.	No Default or Event of Default exists on such Increased Amount Date before or after giving effect to the Proposed Borrowing contemplated hereby;[3] and

iii.	As of the date hereof, the undersigned officer of the Borrower hereby certifies that the conditions to lending specified in Section 3.02(a)(ii) of the Credit Agreement have been or will be, as the case may be, satisfied (or waived in accordance with the Credit Agreement);

iv.	The Borrower has performed in all material respects all agreements and satisfied all conditions which the Credit Agreement provides shall be performed or satisfied by it on or before the date hereof; and

v.	The Borrower is in pro forma compliance with each of the covenants set forth in Section 6.07 of the Credit Agreement as of the last day of the most recently ended Fiscal Quarter after giving effect to such [Incremental Revolving Commitments] [Incremental Term Loan Commitments], the calculations of which are set forth in reasonable detail on Annex A attached hereto.

12.	Borrower Covenants. By its execution of this Agreement, the Borrower hereby covenants that:

i.	The Borrower shall make (or cause to be made) any payments required pursuant to Section 2.18(c) of the Credit Agreement in connection with the [Incremental Revolving Loan Commitments] [Incremental Term Loan Commitments];[4]

ii.	The Borrower shall deliver or cause to be delivered the following legal opinions and documents: [ ], together with all other legal opinions and other documents reasonably requested by Administrative Agent in connection with this Agreement; and

13.	Eligible Assignee. By its execution of this Agreement, each [Incremental Term Loan Lender] [Incremental Revolving Loan Lender] represents and warrants that it is an Eligible Assignee.

14.	Notice. For purposes of the Credit Agreement, the initial notice address of each [Incremental Term Loan Lender] [Incremental Revolving Loan Lender] shall be as set forth below its signature below, which may be changed in accordance with Section 10.01 of the Credit Agreement.

15.	Non-U.S. Lenders. For each [Incremental Revolving Loan Lender] [Incremental Term Loan Lender] that is a Non-U.S. Lender, has delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such [Incremental Revolving Loan Lender] [Incremental Term Loan Lender] may be required to deliver to the Administrative Agent pursuant to subsection 2.20(c) of the Credit Agreement.

16.	Recordation of the New Loans. Upon execution and delivery hereof, the Administrative Agent will record the [Series [ ] Incremental Term Loans] [Incremental Revolving Loans] made by [Incremental Term Loan Lenders] [Incremental Revolving Loan Lenders] in the [Term Loan] [Revolving Commitment] Register.

17.	Amendment, Modification and Waiver. This Agreement may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

[3]	In the case of any extension of credit under any Incremental Facility in connection with any Limited Conditionality Transaction, at the option of the Borrower if agreed by the lenders providing such Incremental Facility, may be determined at the time of an LCA Election or at the time of the consummation of the relevant Acquisition or Investment and may be limited to no Event of Default under Section 8.01(a), (f) or (g).
[4]	Select this provision in the circumstance where the Lender is a Incremental Revolving Loan Lender.

EXHIBIT F-4

18.	Entire Agreement. This Agreement, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

19.	GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

20.	Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

21.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart thereof.

[Remainder of page intentionally left blank]

EXHIBIT F-5

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Joinder Agreement as of [                 ,         ].

[NAME OF LENDER]

By:

Name:
Title:

Notice Address:

Attention:
Telephone:
Facsimile:

COVIA HOLDINGS CORPORATION, as Borrower

By:

Name:
Title:

EXHIBIT F-6

Consented to by:

BARCLAYS BANK PLC,
as Administrative Agent

By:

Name:
Title:

EXHIBIT F-7

SCHEDULE A

TO JOINDER AGREEMENT

Name of Lender	Type of Commitment	Amount
[ ]	[Incremental Term Loan Commitment]
	[Incremental Revolving Commitment]	$
Total: $

EXHIBIT F-8

EXHIBIT G-1 TO

CREDIT AND GUARANTY AGREEMENT

CLOSING DATE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFIES AS OF THE DATE HEREOF AS FOLLOWS:

1. I am the [            ] of Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”).

2. We have reviewed the terms of Section 3 of the Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among the Borrower, certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents, and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.

3. Based upon our review and examination described in paragraph 2 above, we certify, on behalf of the Borrower, that as of the date hereof each of the conditions precedent described in Section 3.01 and Section 3.02 of the Credit Agreement have been satisfied (or waived in accordance with the Credit Agreement), except that no opinion is expressed as to the Administrative Agent’s or Required Lenders’ satisfaction with any document, instrument or other matter1.

The foregoing certifications are made and delivered, in the undersigned’s capacity as [            ] of the Borrower and not in his/her individual capacity, as of [    ], 2018.

COVIA HOLDINGS CORPORATION

Name:
Title:

[1]	Note to Simpson: subclauses (i) and (iii) deleted as duplicative of subclause (ii).

EXHIBIT G-1-1

EXHIBIT G-2 TO

CREDIT AND GUARANTY AGREEMENT

Form of Solvency Certificate

Date:             , 2018

To the Administrative Agent and each of the Lenders party to the Credit Agreement referred to below:

I, the undersigned, the Chief Financial Officer of Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Company”), in that capacity only and not in my individual capacity (and without personal liability), do hereby certify as of the date hereof, and based upon facts and circumstances as they exist as of the date hereof (and disclaiming any responsibility for changes in such facts and circumstances after the date hereof), that:

1. This certificate is furnished to the Administrative Agent and the Lenders pursuant to Section 3.01(i) of the Credit Agreement, dated as of June 1, 2018 (as the same may be amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), by and among the Company, certain Subsidiaries of the Company, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

2. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

3. For purposes of this certificate, the terms below shall have the following definitions:

(a) “Fair Value”

The amount at which the assets (both tangible and intangible), in their entirety, of the Company and its Subsidiaries taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

(b) “Present Fair Salable Value”

The amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of the Company and its Subsidiaries taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated.

(c) “Liabilities”

The recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of the Company and its Subsidiaries taken as a whole, as of the date hereof after giving effect to the consummation of the Transactions, determined in accordance with GAAP consistently applied.

EXHIBIT G-2-1

(d) “Will be able to pay their Liabilities as they mature”

For the period from the date hereof through the Stated Maturity Date, the Company and its Subsidiaries on a consolidated basis taken as a whole will have sufficient assets and cash flow to pay their Liabilities as those liabilities mature or (in the case of contingent Liabilities) otherwise become payable, in light of business conducted or anticipated to be conducted by the Company and its Subsidiaries as reflected in the projected financial statements and in light of the anticipated credit capacity.

(e) “Do not have Unreasonably Small Capital”

The Company and its Subsidiaries on a consolidated basis taken as a whole after consummation of the Transactions is a going concern and has sufficient capital to reasonably ensure that it will continue to be a going concern for the period from the date hereof through the Stated Maturity Date. I understand that “unreasonably small capital” depends upon the nature of the particular business or businesses conducted or to be conducted, and I have reached my conclusion based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by the Company and its subsidiaries on a consolidated basis as reflected in the projected financial statements and in light of the anticipated credit capacity.

4. Based on and subject to the foregoing, I hereby certify on behalf of the Company that after giving effect to the consummation of the Transactions, it is my opinion that (i) the Fair Value of the assets of the Company and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities, (ii) the Present Fair Salable Value of the assets of the Company and its Subsidiaries on a consolidated basis taken as a whole exceeds their Liabilities; (iii) the Company and its Subsidiaries on a consolidated basis taken as a whole do not have Unreasonably Small Capital; and (iv) the Company and its Subsidiaries taken as a whole will be able to pay their Liabilities as they mature.

5. In reaching the conclusions set forth in this Certificate, the undersigned has made such investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by the Company and the Subsidiaries after consummation of the transactions contemplated by the Credit Agreement.

IN WITNESS WHEREOF, the Company has caused this certificate to be executed on its behalf by the Chief Financial Officer as of the date first written above.

COVIA HOLDINGS CORPORATION

By:
Name:
Title:	Chief Financial Officer

EXHIBIT G-2

EXHIBIT H TO

CREDIT AND GUARANTY AGREEMENT

COUNTERPART AGREEMENT

This COUNTERPART AGREEMENT, dated [mm/dd/yy] (this “Counterpart Agreement”) is delivered pursuant to that certain Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

Section 1. Pursuant to Section 5.09 of the Credit Agreement, the undersigned hereby:

(a) agrees that this Counterpart Agreement may be attached to the Credit Agreement and that by the execution and delivery hereof, the undersigned becomes a Guarantor under the Credit Agreement and agrees to be bound by all of the terms thereof;

(b) represents and warrants that each of the representations and warranties applicable to the undersigned set forth in the Credit Agreement and each other Loan Document is true and correct in all material respects (without duplication of any materiality qualifier contained in such representation and warranty) on and as of the date hereof, except to the extent that any such representation and warranty relates solely to any earlier date, in which case such representation and warranty is true and correct in all material respects as of such earlier date;

(c) represents and warrants that no Default or Event of Default has occurred and is continuing as of the date hereof, or would result from the transactions contemplated hereby on the date hereof;

(d) agrees to irrevocably and unconditionally guaranty the due and punctual payment in full of all Obligations of the Borrower when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)) and in accordance with Article VII of the Credit Agreement; and

(e) the undersigned hereby (i) agrees that this Counterpart Agreement may be attached to the Pledge and Security Agreement, (ii) agrees that the undersigned will comply with all the terms and conditions of the Pledge and Security Agreement as if it were an original signatory thereto, (iii) grants to Collateral Agent a security interest in all of the undersigned’s right, title and interest in and to all “Collateral” (as such term is defined in the Pledge and Security Agreement) of the undersigned, subject to the terms of Section 2 of the Pledge and Security Agreement, in each case whether now or hereafter existing or in which the undersigned now has or hereafter acquires an interest and wherever the same may be located and (iv) delivers to Collateral Agent supplements to all schedules attached to the Pledge and Security Agreement. All such Collateral shall be deemed to be part of the “Collateral” and hereafter subject to each of the terms and conditions of the Pledge and Security Agreement.

Section 2. The undersigned agrees from time to time, upon request of Administrative Agent, to take such additional actions and to execute and deliver such additional documents and instruments as Administrative Agent may request to effect the transactions contemplated by, and to carry out the intent of, this Counterpart Agreement. Neither this Counterpart Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Counterpart Agreement) against whom enforcement of such change, waiver, discharge or termination is sought. Any notice or other communication herein required or permitted to be given shall be given pursuant to Section 10.01 of the Credit Agreement, and for all purposes thereof, the notice address of the undersigned shall be the address as set forth on the signature page hereof. In case any provision in or obligation under this Counterpart Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

EXHIBIT H-1

THIS COUNTERPART AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

EXHIBIT H-2

IN WITNESS WHEREOF, the undersigned has caused this Counterpart Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

[NAME OF SUBSIDIARY]

By:

Name:
Title:

Address for Notices:

Attention:
Telecopier

with a copy to:

Attention:
Telecopier

ACKNOWLEDGED AND ACCEPTED, as of the date above first written:

BARCLAYS BANK PLC,
as Administrative Agent and Collateral Agent

By:
Name:
Title:

EXHIBIT H-3

Exhibit I

Pledge and Security Agreement

[Attached]

EXHIBIT I-1

EXECUTION VERSION

Dated as of June 1, 2018

EACH OF THE GRANTORS PARTY HERETO

and

BARCLAYS BANK PLC,

as Collateral Agent

PLEDGE AND SECURITY AGREEMENT

- i -

	7.1	Access; Right of Inspection	20

	7.2	Further Assurances	20

	7.3	Additional Grantors	21

8.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT		21

	8.1	Power of Attorney	21

	8.2	No Duty on the Part of Collateral Agent or Secured Parties	22

	8.3	Appointment Pursuant to Credit Agreement	22

9.	REMEDIES		23

	9.1	Generally	23

	9.2	Application of Proceeds	24

	9.3	Investment Related Property	25

	9.4	Grant of Intellectual Property License	25

	9.5	Intellectual Property	26

	9.6	Cash Proceeds	27

10.	COLLATERAL AGENT		27

11.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS		28

12.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM		28

13.	MISCELLANEOUS		29

SCHEDULE 5.1 — GENERAL INFORMATION

SCHEDULE 5.2 — COLLATERAL IDENTIFICATION

SCHEDULE 5.4 — FINANCING STATEMENTS

EXHIBIT A — PLEDGE SUPPLEMENT

EXHIBIT B — TRADEMARK SECURITY AGREEMENT

EXHIBIT C — PATENT SECURITY AGREEMENT

EXHIBIT D — COPYRIGHT SECURITY AGREEMENT

- ii -

This PLEDGE AND SECURITY AGREEMENT, dated as of June 1, 2018 (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), between Covia Holdings Corporation, a Delaware corporation (the “Borrower”) and each of the subsidiaries of the Borrower party hereto from time to time, whether as an original signatory hereto or as an Additional Grantor (as herein defined) (each, a “Grantor”), and Barclays Bank PLC as collateral agent for the Secured Parties (as herein defined) (in such capacity as collateral agent, together with its successors and permitted assigns, the “Collateral Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit and Guaranty Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, certain subsidiaries of the Borrower, as guarantors, the lenders party thereto from time to time (the “Lenders”), Barclays Bank PLC and BNP Paribas Securities Corp. as Joint Lead Arrangers and Joint Bookrunners, ABN AMRO Bank N.V., HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association as Co-Syndication Agents (the “Co-Syndication Agents”), Keybank National Association and Wells Fargo Bank, N.A. as Co-Documentation Agents, Citizens Bank, N.A. as Managing Agent and Barclays Bank PLC as Administrative Agent and Collateral Agent; and

WHEREAS, subject to the terms and conditions of the Credit Agreement, certain Grantors may enter into one or more Hedge Agreements with one or more Lender Counterparties;

WHEREAS, in consideration of the extensions of credit and other accommodations of Secured Parties as set forth in the Credit Agreement and the Hedge Agreements, respectively, each Grantor has agreed to secure such Grantor’s Obligations (as defined in the Credit Agreement) as set forth herein; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, each Grantor and the Collateral Agent agree as follows:

1.	DEFINITIONS; GRANT OF SECURITY

1.1	General Definitions

In this Agreement, the following terms shall have the following meanings:

“Additional Grantors” shall have the meaning assigned in Section 7.3.

“Agreement” shall have the meaning set forth in the preamble.

“Borrower” shall have the meaning set forth in the preamble.

“Cash Proceeds” shall have the meaning assigned in Section 9.6.

“Collateral” shall have the meaning assigned in Section 2.1.

“Collateral Account” shall mean any account established by the Collateral Agent.

“Collateral Agent” shall have the meaning set forth in the preamble.

“Collateral Records” shall mean books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

“Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

“Control” shall mean: (i) ) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (ii) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (iii) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC and (iv) ) with respect to any “transferable record”(as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

“Copyright Licenses” shall mean, with respect to any Grantor, any and all agreements, licenses and covenants providing for the granting of any right in or to any Copyright or otherwise providing for a covenant not to sue for infringement or other violation of any Copyright (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Copyright Licenses” (as such schedule may be amended or supplemented from time to time).

“Copyrights” shall mean all copyrights (whether or not the underlying works of authorship have been published), including but not limited to copyrights in software and all rights in and to databases, all designs (including but not limited to industrial designs, Protected Designs within the meaning of 17 U.S.C. 1301 et. Seq. and Community designs), and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, as well as all moral rights, reversionary interests, and termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Copyrights” (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Credit Agreement” shall have the meaning set forth in the recitals.

“Excluded Accounts” means (a) payroll and other employee wage and benefit accounts, (b) tax accounts, including sales tax accounts, (c) escrow, fiduciary or trust accounts and (d) the funds or other property held in or maintained in any such account identified in clauses (a) through (c).

“Excluded Asset” shall mean any asset of any Grantor excluded from the Collateral and from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

“Excluded Equity Interest” shall mean (i) margin stock, (ii) Equity Interests of any Person that is not a Wholly Owned Subsidiary of the Grantors, (iii) any Equity Interests to the extent the pledge thereof would be prohibited by (x) applicable law, rule or regulation or (y) contractual obligation (only to the extent such restriction is binding on such Equity Interests on the Closing Date or on the date of the acquisition of such Equity Interests and, in each case, such restriction was not entered into in contemplation of this Agreement) (in each case with respect to this clause (iii), excluding any prohibition or restriction that is ineffective under the UCC), (iv) more than 65.0% of the voting Equity Interests and 100% of the non-voting Equity Interests of any Excluded Subsidiary and (v) Equity Interests of Patriot Proppants Arkansas LLC, for so long as Patriot Proppants Arkansas LLC is an Immaterial Subsidiary.

“Excluded Receivable” shall have the meaning set forth in Section 2.2.

“Grantors” shall have the meaning set forth in the preamble.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether the Collateral Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Intellectual Property” shall mean, the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under the United States, multinational or foreign laws or otherwise, including without limitation, Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, Trade Secrets, and Trade Secret Licenses, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all Proceeds therefrom, including without limitation license fees, royalties, income, payments, claims, damages and proceeds of suit, now or hereafter due and/or payable with respect thereto.

“Intellectual Property Security Agreement” shall mean each intellectual property security agreement executed and delivered by the applicable Grantors, substantially in the form set forth in Exhibit B, Exhibit C and Exhibit D, as applicable.

“Investment Accounts” shall mean the Collateral Account, Securities Accounts, Commodity Accounts and Deposit Accounts.

“Investment Related Property” shall mean: (i) all “investment property” (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

“Lenders” shall have the meaning set forth in the recitals.

“Material Intellectual Property” shall mean any Intellectual Property included in the Collateral that is material to the business of any Grantor.

“Patent Licenses” shall mean, with respect to any Grantor, all agreements, licenses and covenants providing for the granting of any right in or to any Patent or otherwise providing for a covenant not to sue for infringement or other violation of any Patent (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Patent Licenses” (as such schedule may be amended or supplemented from time to time).

“Patents” shall mean, with respect to any Grantor, all patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, without limitation: (i) each patent and patent application required to be listed in Schedule 5.2(II) under the heading “Patents” (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all patentable inventions and improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Pledge Supplement” shall mean any supplement to this Agreement in substantially the form of Exhibit A.

“Pledged Debt” shall mean, with respect to any Grantor, all indebtedness for borrowed money owed to such Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2(I) under the heading “Pledged Debt” (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

“Pledged Equity Interests” shall mean all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust and all management rights relating to any entity whose equity interests are included as Pledged Equity Interests, in each case to the extent not constituting an Excluded Asset.

“Pledged LLC Interests” shall mean all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2(I) under the heading “Pledged LLC Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests and all rights as a member of the related limited liability company.

“Pledged Partnership Interests” shall mean all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2(I) under the heading “Pledged Partnership Interests” (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests and all rights as a partner of the related partnership.

“Pledged Stock” shall mean, with respect to any Grantor, all shares of capital stock owned by such Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2(I) under the heading “Pledged Stock” (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of such Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

“Receivables” shall mean, with respect to any Grantor, all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of such Grantor’s rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

“Receivables Records” shall mean, with respect to any Grantor, (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of such Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

“Secured Obligations” shall have the meaning assigned in Section 3.1.

“Secured Parties” shall mean the Agents, Lenders and the Lender Counterparties and shall include, without limitation, all former Agents, Lenders and Lender Counterparties to the extent that any Obligations owing to such Persons were incurred while such Persons were Agents, Lenders or Lender Counterparties and such Obligations have not been Paid in Full.

“Securities” shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

“Trademark Licenses” shall mean, with respect to any Grantor, any and all agreements, licenses and covenants providing for the granting of any right in or to any Trademark or otherwise providing for a covenant not to sue for infringement dilution or other violation of any Trademark or permitting co-existence with respect to a Trademark (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trademark Licenses” (as such schedule may be amended or supplemented from time to time).

“Trademarks” shall mean all trademarks, trade names, trade dress, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, whether or not registered, and with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2(II) under the heading “Trademarks”(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“Trade Secret Licenses” shall mean, with respect to any Grantor, any and all agreements providing for the granting of any right in or to Trade Secrets (whether such Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2(II) under the heading “Trade Secret Licenses” (as such schedule may be amended or supplemented from time to time).

“Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how whether or not the foregoing has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to the foregoing, and with respect to any and all of the foregoing: (i) the right to sue or otherwise recover for any past, present and future misappropriation or other violation thereof, (ii) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto; and (iii) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“United States” shall mean the United States of America.

1.2	Definitions; Interpretation

(a)	In this Agreement, the following capitalized terms shall have the meaning given to them in the UCC (and, if defined in more than one Article of the UCC, shall have the meaning given in Article 9 thereof): Account, Account Debtor, As-Extracted Collateral, Bank, Certificated Security, Chattel Paper, Consignee, Consignment, Consignor, Commercial Tort Claims, Commodity Account, Commodity Contract, Commodity Intermediary, Deposit Account, Document, Entitlement Order, Equipment, Electronic Chattel Paper, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivable, Instrument, Inventory, Letter of Credit Right, Manufactured Home, Money, Payment Intangible, Proceeds, Record, Securities Account, Securities Intermediary, Security Certificate, Security Entitlement, Supporting Obligations, Tangible Chattel Paper and Uncertificated Security.

(b)

All other capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement. The incorporation by reference of terms defined in the Credit Agreement shall survive any termination of the Credit Agreement until this Agreement is terminated as provided in Section 11 hereof. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section,

Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word “include” or “including”, when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. If any conflict or inconsistency exists between this Agreement and the Credit Agreement, the Credit Agreement shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

2.	GRANT OF SECURITY

2.1	Grant of Security

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now or hereafter existing or in which any Grantor now has or hereafter acquires an interest and wherever the same may be located (all of which, subject to the limitations set forth in Section 2.2, being hereinafter collectively referred to as the “Collateral”):

(a)	Accounts;

(b)	Chattel Paper;

(c)	Documents;

(d)	General Intangibles;

(e)	Goods (including, without limitation, Inventory and Equipment);

(f)	Instruments;

(g)	Insurance;

(h)	Intellectual Property;

(i)	Investment Related Property (including, without limitation, Deposit Accounts);

(j)	Letter of Credit Rights;

(k)	Money;

(l)	Receivables and Receivable Records;

(m)	As-Extracted Collateral;

(n)	Commercial Tort Claims now or hereafter described on Schedule 5.2

(o)	to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(p)	to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2	Certain Limited Exclusions

Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license or other agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money security interest or similar arrangement or create a right of termination in favor of any other party thereto (other than the Borrower or any other Grantor) after giving effect to the applicable anti-assignment provisions of the UCC, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition; (b) Excluded Equity Interests; (c) any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law; (d) all leasehold interests; (e) all motor vehicles and other assets subject to certificates of title (but only to the extent that a security interest therein cannot be perfected by the filing of a UCC financing statement); (f) any specifically identified assets with respect to which the Administrative Agent and the Borrower reasonably agree that the costs of obtaining such a security interest or perfection thereof are excessive in view of the benefits to be obtained by the Lenders of the security to be afforded thereby; (g) any assets to the extent a security interest in such assets would result in material adverse tax consequences; (h) pledges and security interests prohibited or restricted by applicable laws, including any requirement to obtain consent of any governmental authority or third party unless such consent has been obtained (excluding any prohibition or restriction that is ineffective under the UCC); (i) Receivables and any related assets securing a Permitted Receivables Financing (an “Excluded Receivable”); (j) As-Extracted Collateral from a wellhead or minehead to the extent such wellhead or minehead is valued at less than $1,500,000 individually and (k) Excluded Accounts and the funds or other property held in or maintained in any Excluded Accounts.

3.	SECURITY FOR OBLIGATIONS; GRANTORS REMAIN LIABLE.

3.1	Security for Obligations

This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a) (and any successor provision thereof)), of all Obligations (the “Secured Obligations”).

3.2	Continuing Liability Under Collateral

Notwithstanding anything herein to the contrary, (i) each Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Collateral Agent or any other Secured Party, (ii) each Grantor shall remain liable under each of the agreements included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and neither the Collateral Agent nor any Secured Party shall have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Collateral Agent nor any Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, including, without limitation, any agreements relating to Pledged Partnership Interests or Pledged LLC Interests, and (iii) the exercise by the Collateral Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

4.	CERTAIN PERFECTION REQUIREMENTS

4.1	Filing Requirements

With respect to As-Extracted Collateral included in the Collateral, each Grantor shall file within 90 days of the Closing Date (or such longer period as the Administrative Agent may determine in its reasonable discretion), UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the As-Extracted Collateral with the appropriate filing offices of each jurisdiction for the purposes of perfecting the Collateral Agent’s security interest in such As-Extracted Collateral.

4.2	Delivery Requirements

(a)

With respect to any Certificated Securities included in the Collateral, each Grantor shall deliver to the Collateral Agent the Security Certificates evidencing such Certificated Securities duly indorsed by an effective endorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Collateral Agent or in blank. In addition, each Grantor shall cause any certificates evidencing any Pledged Equity Interests, including, without limitation, any Pledged Partnership Interests or Pledged LLC Interests, to be similarly delivered to the Collateral Agent regardless of whether such Pledged Equity Interests constitute Certificated Securities.

(b)	With respect to any Instruments or Tangible Chattel Paper included in the Collateral, each Grantor shall deliver to the Collateral Agent all such Instruments or Tangible Chattel Paper to the Collateral Agent duly indorsed in blank; provided, however, that such delivery requirement shall not apply to any Instruments or Tangible Chattel Paper having a face amount of less than $1,500,000 individually and $3,000,000 in the aggregate.

4.3	Control Requirements

With respect to any Uncertificated Security included in the Collateral, the applicable Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Collateral Agent as the registered owner thereof on the books and records of the issuer or (ii) execute an agreement in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which such issuer agrees to comply with the Collateral Agent’s instructions with respect to such Uncertificated Security without further consent by such Grantor; provided that, the Collateral Agent agrees with the Grantors that it shall not give any such instructions unless an Event of Default has occurred and is continuing.

4.4	Intellectual Property Recording Requirements

(a)	In the case of any Collateral consisting of issued U.S. Patents and applications therefor, each applicable Grantor shall execute and deliver to the Collateral Agent a Patent Security Agreement in substantially the form of Exhibit C hereto (or a supplement thereto) covering all such Patents in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent hereunder.

(b)	In the case of any Collateral consisting of registered U.S. Trademarks and applications therefor, each applicable Grantor shall execute and deliver to the Collateral Agent a Trademark Security Agreement in substantially the form of Exhibit B hereto (or a supplement thereto) covering all such Trademarks in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Collateral Agent hereunder.

(c)	In the case of any Collateral consisting of registered U.S. Copyrights each applicable Grantor shall, each applicable Grantor shall execute and deliver to the Collateral Agent a Copyright Security Agreement in substantially the form of Exhibit D hereto (or a supplement thereto) covering all such Copyrights and Copyright Licenses in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Collateral Agent hereunder.

4.5	Timing and Notice

Subject to the limitations set forth in the Credit Agreement: (x) with respect to any Collateral in existence on the Closing Date, each Grantor shall comply with the requirements of Section 4 on the date hereof, (y) with respect to any Collateral hereafter owned or acquired, such Grantor shall comply with such requirements as promptly as possible, but in any event, within thirty (30) days (or such longer period of time agreed by the Collateral Agent in its discretion) of such Grantor acquiring rights therein, provided that any supplement agreement required to be executed and delivered pursuant to Section 4.4 above shall be delivered to the Collateral Agent with respect to Collateral consisting of material U.S. Patents and applications therefor, material U.S. Trademarks and applications therefor, and material U.S. Copyrights, within 10 business days of the end of each calendar quarter, and (z) with respect to the accession of an Additional Grantor, such Grantor will comply with the requirements set forth in Section 5.09 of the Credit Agreement. Each Grantor shall promptly inform the Collateral Agent of its acquisition of any Collateral for which any action is required by Section 4 hereof (including, for the avoidance of doubt, the filing of any applications for, or the issuance or registration of, any U.S. Patents, U.S. Copyrights or U.S. Trademarks).

5.	REPRESENTATIONS AND WARRANTIES

Each Grantor hereby represents and warrants, on the Closing Date and on each Credit Date (and, in the case of any information relating to an Additional Grantor, on the date such Additional Grantor becomes a party hereto and each Credit Date thereafter), that:

5.1	Grantor Information & Status

(a)	Schedule 5.1(A) & (B) (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of such Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor and (5) its organizational identification number, if any;

(b)	except as provided on Schedule 5.1(C), it has not changed its name, jurisdiction of organization or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the five (5) years prior to the Closing Date; and

(c)	except as set forth in Schedule 5.1(D), no Grantor is a “transmitting utility” (as defined in Section 9-102(a)(81) of the UCC.

5.2	Collateral Identification, Special Collateral

(a)

as of the Closing Date and as of each date specified in the last sentence of this clause (a), Schedule 5.2 (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of such Grantor’s: (1) Pledged Equity Interests, (2) Pledged Debt, (3) Commodity Contracts and Commodity Accounts, (4) United States registrations and issuances of and applications for Patents, Trademarks, and Copyrights owned by each Grantor, (5) Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property, (6) Commercial Tort Claims other than any Commercial Tort Claims having a value of less than $1,500,000 individually and $3,000,000 in the aggregate, (7) Letter of Credit Rights for letters of credit other than any Letters of Credit Rights worth less than $1,500,000 individually and $3,000,000 in the aggregate and (8) As-Extracted Collateral, other than any As-Extracted Collateral from a wellhead or minehead to the extent such wellhead or minehead is valued at less than $1,500,000 individually. Each Grantor shall supplement such schedules from time to time in accordance with Section 5.13 of the Credit Agreement and at the time any Additional Grantor becomes a party hereto in accordance with Section 5.09 of the Credit Agreement.

(b)	none of the Collateral constitutes, or is the Proceeds of, (1) Farm Products, (2) Manufactured Homes, (3) Health-Care-Insurance Receivables; (4) timber to be cut, and (5) aircraft, aircraft engines, satellites or ships; and (c) all information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

5.3	Ownership of Collateral and Absence of Other Liens

(a)	it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, developed or created (including by way of lease or license), will continue to own or have such rights in each item of the Collateral (except as otherwise permitted by the Credit Agreement), in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than any Permitted Liens; and

(b)	other than any financing statements filed in favor of the Collateral Agent, it has not filed or consented to the filing of any financing statement or other analogous document under the UCC covering the Collateral except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Collateral Agent for filing and (y) financing statements filed in connection with Permitted Liens.

5.4	Status of Security Interest

(a)	upon (i) the filing of such UCC financing statements naming each Grantor as “debtor” and the Collateral Agent as “secured party” and describing the Collateral with the appropriate filing offices of each jurisdiction set forth opposite such Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time) and (ii) except as otherwise provided in Section 7.2(b) of this Agreement, the taking of possession or Control by the Collateral Agent of the Collateral, the Collateral Agent, for the ratable benefit of the Secured

Parties, will have a perfected First Priority security interest in respect of all Collateral, to the extent such security interest can be perfected under the UCC by such filings, possession or Control. Such security interests are and shall be prior to any other Lien on any of the Collateral, subject to Permitted Liens;

(b)	with respect to all Collateral consisting of United States issued and applied for Patents, United States Trademark registrations and applications therefor and United States registered Copyrights in the name of any Grantor as of the date hereof, fully executed Intellectual Property Security Agreements, containing a description of all such Collateral have been delivered to the Collateral Agent for recordation with the United States Patent and Trademark Office or for recordation with the United States Copyright Office, as applicable, pursuant to 35 U.S.C. § 261 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable. To the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon the recordation of such security agreements with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, and the filing of proper UCC financing statements with the appropriate filing offices of each jurisdiction set forth opposite the applicable Grantor’s name on Schedule 5.4 hereof (as such schedule may be amended or supplemented from time to time), the Collateral Agent, for the ratable benefit of the Secured Parties, will have perfected first priority security interests in respect of all Collateral consisting of United States Patents, United States Trademarks and United States Copyrights registered in the name of any Grantors as of the date hereof, subject in the case of priority only, to Permitted Liens; and

(c)	no material authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Collateral Agent hereunder or (ii) the exercise by Collateral Agent of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings, recordings and agreements contemplated by clauses (a) and (b) above, (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities and (C) such actions as may be required by applicable foreign laws affecting the pledge of the Pledged Equity Interests of Foreign Subsidiaries (which, for avoidance of doubt, shall be subject to the limitations set forth in this Agreement and the Credit Agreement); and (d) each Grantor is in compliance with its obligations under Section 4 hereof.

5.5	Pledged Equity Interests, Investment Related Property

(a)	it is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests other than (x) Liens created by this Agreement and (y) inchoate tax liens; and

(b)	the Pledged LLC Interests and Pledged Partnership Interests on which liens are granted hereunder do not represent interests (i) that by their terms provide that they are securities governed by Article 8 of the UCC of an applicable jurisdiction or (ii) that are dealt in or traded on securities exchanges or markets.

5.6	Intellectual Property

(a)	such Grantor has taken commercially reasonable steps to protect the confidentiality of its Trade Secrets in accordance in all material respects with industry standards;

(b)	no settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by such Grantor or bind such Grantor in a manner that could materially adversely affect such Grantor’s rights to own, license or use any Material Intellectual Property.

6.	COVENANTS AND AGREEMENTS

Each Grantor hereby covenants and agrees that:

6.1	Grantor Information & Status

(a)	Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Credit Agreement, it shall not change such Grantor’s name (e.g. by merger, consolidation, change in corporate form or otherwise), type of organization or jurisdiction of organization or establish any trade names unless it shall have (a) notified the Collateral Agent in writing at least ten (10) days (or such shorter period of time agreed by the Collateral Agent in its discretion) prior to any such change or establishment, identifying such new proposed name, type of organization, jurisdiction of organization or trade name and providing such other information in connection therewith as the Collateral Agent may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Collateral Agent’s security interest in the Collateral granted or intended to be granted and agreed to hereby.

6.2	Collateral Identification; Special Collateral

(a)	In the event that it hereafter acquires any Collateral of a type described in Section 5.2(b) hereof, it shall promptly notify the Collateral Agent thereof in writing and take such actions and execute such documents and make such filings all at the Grantors’ expense as the Collateral Agent may reasonably request in order to ensure that the Collateral Agent has a valid, perfected, first priority security interest in such Collateral, subject in the case of priority only, to any Permitted Liens; and

(b)	In the event that it hereafter acquires or has any Commercial Tort Claim in excess of $1,500,000 individually or $3,000,000 in the aggregate it shall deliver to the Collateral Agent a completed Pledge Supplement together with all Supplements to Schedules thereto, identifying such new Commercial Tort Claims.

6.3	Ownership of Collateral and Absence of Other Liens

(a)	Except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and such Grantor shall defend the Collateral against all Persons at any time claiming any interest therein (other than Permitted Liens); and

(b)	upon such Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Collateral Agent in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any portion thereof, the ability of any Grantor or the Collateral Agent to dispose of the Collateral or any portion thereof, or the rights and remedies of the Collateral Agent in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof; and

(c)	it shall not sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Credit Agreement.

6.4	[Intentionally Omitted]

6.5	Receivables

(a)	Following and during the continuation of an Event of Default, such Grantor shall not (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

(b)

the Collateral Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default to notify, or require any Grantor to notify, any Account Debtor of the Collateral Agent’s security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Collateral Agent may: (i) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Collateral Agent; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Collateral Agent notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence (which, for the avoidance of doubt, shall only take place following the occurrence and during the continuation of an Event of Default), any payments of Receivables received by such Grantor shall be forthwith (and in any event within two (2) Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Collateral Agent hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon; and

(c)	for the avoidance of doubt, the limitations set forth in this Section 6.5 shall not apply to any Excluded Receivables.

6.6	Pledged Equity Interests, Investment Related Property

(a)	Each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Equity Interests to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable law; provided, however, that any non-cash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Equity Interests or received in exchange for Pledged Equity Interests or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Equity Interests, and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Secured Parties and shall be forthwith delivered to the Collateral Agent (or its non-fiduciary agent or designee) in the same form as so received (with any necessary endorsement or instrument of assignment);

(b)

(i)

so long as no Event of Default shall have occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Credit Agreement, each Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement; provided, no Grantor shall exercise or refrain from exercising any such right if it would violate or result in breach of any covenant contained in, or be inconsistent with, any of the terms of this Agreement, the Credit Agreement or any other Loan Document, or, which would have the effect of materially compromising the value of such Investment Related Property or the Collateral or any material part thereof or the position or interests of the Collateral Agent or any other Secured Party therein in any material respect; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor’s consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor’s consent to or approval of any action otherwise permitted under this Agreement and the Credit Agreement, shall be deemed inconsistent with the terms of this Agreement or the Credit Agreement within the meaning of this Section 6.6(b)(i); and

(ii)	upon the occurrence and during the continuation of an Event of Default:

(A)	all rights of each Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(B)	in order to permit the Collateral Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Collateral Agent all proxies, dividend payment orders and other instruments as the Collateral Agent may from time to time reasonably request and (2) each Grantor acknowledges that the Collateral Agent may utilize the power of attorney set forth in Section 8.1.

(c)	except as expressly permitted by the Credit Agreement, without the prior written consent of the Collateral Agent (which such consent shall not be unreasonably withheld or denied), it shall not vote to enable or take any other action to cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided, however, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (c), such Grantor shall promptly notify the Collateral Agent in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Collateral Agent’s Control thereof; and

(d) the Collateral Agent agrees to notify each applicable Grantor promptly after the exercise of its rights pursuant to clause (b)(ii) above; provided that failure to give such notice shall not affect the validity of any such actions.

6.7	Intellectual Property

(a)	it shall not do any act or omit to do any act whereby any of the Material Intellectual Property or the security interest granted therein may lapse, or become abandoned, canceled, dedicated to the public, forfeited, unenforceable or otherwise impaired, or which would adversely affect the validity, grant, or enforceability of in each case except as such Grantor determines is appropriate in its commercially reasonable judgment;

(b)	it shall notify the Collateral Agent as promptly as reasonably practicable upon becoming aware of any item of Material Intellectual Property that has become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development regarding such Grantor’s ownership, registration or use or the validity or enforceability of such item of Intellectual Property (including the institution of, or any adverse development with respect to, any action or proceeding in the United States Patent and Trademark Office, or the United States Copyright Office, or any foreign counterpart of the foregoing), or (iv) the subject of any reversion or termination rights;

(c)	it shall take all actions that are appropriate as determined by its reasonable judgment, including in any proceeding before the United States Patent and Trademark Office, or the United States Copyright Office, or any foreign counterpart of the foregoing, to pursue any application and maintain any registration or issuance of each Trademark, Patent, and Copyright owned by or exclusively licensed to any Grantor and constituting Material Intellectual Property;

(d)	in the event that any Material Intellectual Property owned by or exclusively licensed to any Grantor is infringed, misappropriated, diluted or otherwise violated by a third party, such Grantor shall, as promptly as reasonably practicable, take actions as appropriate in its reasonable judgment to stop such infringement, misappropriation, dilution or other violation and protect its rights in such Material Intellectual Property;

(e)	it shall take all actions as appropriate in its reasonable judgment to protect the secrecy of any material Trade Secrets, including, without limitation, entering into confidentiality agreements with employees and consultants and restricting access to secret information and documents;

7.	ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES; ADDITIONAL GRANTORS

7.1	Access; Right of Inspection. Subject to the provisions and limitations set forth in Section 5.06 of the Credit Agreement, the Collateral Agent shall have access during normal business hours to all the books, correspondence and records of each Grantor, and the Collateral Agent and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and each Grantor agrees to render to the Collateral Agent, at the Collateral Agent’s cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Collateral Agent and its representatives shall also have the right to enter any premises of each Grantor and inspect any property of each Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

7.2	Further Assurances

(a)	Each Grantor hereby authorizes the Collateral Agent to file a Record or Records, including, without limitation, financing or continuation statements, Intellectual Property Security Agreements and amendments and supplements to any of the foregoing, in any jurisdictions in the United States and with any filing offices as the Collateral Agent may determine are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including, without limitation, describing such property as “all assets, whether now owned or hereafter acquired, developed or created” or words of similar effect.

(b)	Notwithstanding anything herein or in any Loan Document to the contrary, no Grantor shall be required to (v) grant the Collateral Agent perfection through control agreements or similar arrangements with respect to any Deposit Accounts or Securities Accounts, (w) perfect any letter of credit rights or commercial tort claims (except to the extent perfected through the filing of a UCC financing statement), (x) obtain any landlord waivers, estoppels or collateral access letters or other similar agreements with respect to leasehold interests, (y) take any actions (other than the filing of a UCC financing statement) to perfect the Collateral Agent’s security interest in any railroad rolling stock or (z) take any actions under laws outside of the United States or any state thereof or the District of Columbia to grant, perfect or provide for the enforcement of any security interest (including any Intellectual Property registered in any non-U.S. jurisdiction) (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any jurisdiction other than the United States or any state thereof or the District of Columbia, or any requirement to make any filings in any foreign jurisdiction including with respect to foreign Intellectual Property).

Notwithstanding anything herein (including this Section 7.1), no Grantor makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary, or as to the rights and remedies of the Collateral Agent or any Secured Party with respect thereto, under foreign law.

7.3	Additional Grantors

Pursuant to and in accordance with Section 5.09 of the Credit Agreement, any Person that desires to become a Grantor hereunder, or is required to grant security in the Collateral after the date hereof, shall become a party to this Agreement as a Grantor (each, an “Additional Grantor”), by executing a Pledge Supplement.    Upon delivery of any such Pledge Supplement to the Collateral Agent, notice of which is hereby waived by Grantors, each Additional Grantor shall be a Grantor and shall be as fully a party hereto as if Additional Grantor were an original signatory hereto. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Collateral Agent not to cause any Subsidiary of Borrower to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

8.	COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT

8.1	Power of Attorney

Each Grantor hereby irrevocably appoints the Collateral Agent (such appointment being coupled with an interest) as such Grantor’s attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Collateral Agent or otherwise, from time to time as an Event of Default has occurred and is continuing in the Collateral Agent’s discretion to take any action and to execute any instrument that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, in each case in accordance with applicable law, including, without limitation, the following:

(a)	to obtain and adjust insurance required to be maintained by such Grantor or paid to the Collateral Agent pursuant to the Credit Agreement;

(b)	to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c)	to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d)	to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Collateral Agent with respect to any of the Collateral;

(e)	to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in any Intellectual Property in the name of such Grantor as debtor;

(f)	to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole discretion, any such payments made by the Collateral Agent to become obligations of such Grantor to the Collateral Agent, due and payable immediately without demand; and

(g)	generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and to do, at the Collateral Agent’s option and such Grantor’s expense, at any time or from time to time, all acts and things that the Collateral Agent deems reasonably necessary to protect, preserve or realize upon the Collateral and the Collateral Agent’s security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

This power of attorney is coupled with an interest and shall be irrevocable until this Agreement is terminated.

8.2	No Duty on the Part of Collateral Agent or Secured Parties

The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Collateral Agent or any other Secured Party to exercise any such powers. The Collateral Agent and the other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

8.3	Appointment Pursuant to Credit Agreement

The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The rights, duties, privileges, immunities and indemnities of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement.

9.	REMEDIES

9.1	Generally

(a)	If any Event of Default shall have occurred and be continuing, the Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Collateral Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i)	require any Grantor to, and each Grantor hereby agrees that it shall at its expense and promptly upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place to be designated by the Collateral Agent that is reasonably convenient to both parties;

(ii)	enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii)	prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Collateral Agent deems appropriate; and

(iv)	without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable.

(b)

The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Collateral Agent, as collateral agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Collateral Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that it would not be commercially unreasonable for the Collateral Agent to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. To the maximum extent permitted by applicable law, each Grantor hereby waives any claims against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantors shall be liable for the deficiency and the fees of any attorneys employed by the Collateral Agent to collect such deficiency. Each Grantor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to the Collateral Agent, that the Collateral Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way limit the rights of the Collateral Agent hereunder.

(c)	The Collateral Agent may sell the Collateral without giving any warranties as to the Collateral. The Collateral Agent may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d)	The Collateral Agent shall have no obligation to marshal any of the Collateral.

9.2	Application of Proceeds

Except as expressly provided elsewhere in this Agreement, all proceeds received by the Collateral Agent, while an Event of Default exists and all or any portion of the Loans have been accelerated under the Credit Agreement, in respect of any sale of, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Collateral Agent against, the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to the Collateral Agent and the Administrative Agent and their respective agents and counsel, and all other expenses, liabilities and advances made or incurred by the Collateral Agent and the Administrative Agent in connection therewith, and all amounts for which the Collateral Agent and the Administrative Agent are entitled to indemnification hereunder (in their respective capacities as Collateral Agent and the Administrative Agent and not as a Lender) and all advances made by the Collateral Agent or the Administrative Agent for the account of the applicable Grantor, and to the payment of all costs and expenses paid or incurred by the Collateral Agent or the Administrative Agent in connection with the exercise of any right or remedy hereunder or under the Credit Agreement, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Lenders and the Lender Counterparties; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of the applicable Grantor or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

9.3	Investment Related Property

Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Collateral Agent determines to exercise its right to sell any or all of the Investment Related Property, upon written request, each Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Collateral Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.4	Grant of Intellectual Property License

For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable only during an Event of Default and without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks, to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired, developed or created by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof and shall terminate upon Payment in Full of the Obligations.

9.5	Intellectual Property

(a)	Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i)	the Collateral Agent shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Collateral Agent or otherwise, in the Collateral Agent’s sole discretion, to enforce any Intellectual Property rights of such Grantor, in which event such Grantor shall, at the request of the Collateral Agent, do any and all lawful acts and execute any and all documents required by the Collateral Agent in aid of such enforcement, and such Grantor shall promptly, upon demand, reimburse and indemnify the Collateral Agent as provided in Section 12 hereof in connection with the exercise of its rights under this Section 9.5, and, to the extent that the Collateral Agent shall elect not to bring suit to enforce any Intellectual Property rights as provided in this Section 9.5, each Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement, misappropriation, dilution or other violation of any of such Grantor’s rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing, misappropriating, diluting or otherwise violating as shall be necessary to prevent such infringement, misappropriation, dilution or other violation;

(ii)	upon written demand from the Collateral Agent, each Grantor shall grant, assign, convey or otherwise transfer to the Collateral Agent or such Collateral Agent’s designee all of such Grantor’s right, title and interest in and to any Intellectual Property and shall execute and deliver to the Collateral Agent such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii)	each Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Collateral Agent (or any other Secured Party) receives cash proceeds in respect of the sale of, or other realization upon, any such Intellectual Property; and

(iv)

the Collateral Agent shall have the right to notify, or require each Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of any Intellectual Property of such Grantor, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Collateral Agent, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done.

(b)	If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to the Collateral Agent of any rights, title and interests in and to any Intellectual Property of such Grantor shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Collateral Agent shall promptly execute and deliver to such Grantor, at such Grantor’s sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Collateral Agent as aforesaid, subject to any disposition thereof that may have been made by the Collateral Agent; provided, after giving effect to such reassignment, the Collateral Agent’s security interest granted pursuant hereto, as well as all other rights and remedies of the Collateral Agent granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Collateral Agent and the Secured Parties.

9.6	Cash Proceeds

If any Event of Default shall have occurred and be continuing, in addition to the rights of the Collateral Agent specified in Section 6.5 with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, “Cash Proceeds”) shall be held by such Grantor in trust for the Collateral Agent, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Collateral Agent, if required) and held by the Collateral Agent in a Collateral Account. Any Cash Proceeds received by the Collateral Agent (whether from a Grantor or otherwise) may, in the sole discretion of the Collateral Agent, (A) be held by the Collateral Agent for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (B) then or at any time thereafter may be applied by the Collateral Agent against the Secured Obligations then due and owing.

10.	COLLATERAL AGENT

The Collateral Agent has been appointed to act as Collateral Agent hereunder by Lenders and, by their acceptance of the benefits hereof, the other Secured Parties. The Collateral Agent shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement. In furtherance of the foregoing provisions of this Section, each Secured Party, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral hereunder, it being understood and agreed by such Secured Party that all rights and remedies hereunder may be exercised solely by the Collateral Agent for the benefit of Secured Parties in accordance with the terms of this Section.

11.	CONTINUING SECURITY INTEREST; TRANSFER OF LOANS

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the Payment in Full of all Secured Obligations, be binding upon each Grantor, its successors and assigns, and inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the Payment in Full of all Secured Obligations, the security interest granted hereby shall automatically terminate hereunder without delivery of any instrument or performance of any act by any party and all rights to the Collateral shall revert to the Grantors. Upon any such termination the Collateral Agent shall, at the Grantors’ expense, execute and deliver to the Grantors or otherwise authorize the filing of such documents as the Grantors shall reasonably request, including financing statement amendments to evidence such termination and shall deliver to the applicable Grantor any Collateral of such Grantor held by the Collateral Agent hereunder. Upon the occurrence of any of the other circumstances set forth in Section 9.08(d) of the Credit Agreement, the Liens granted herein on the property that is the subject of such circumstance shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Collateral Agent shall, at the applicable Grantor’s expense, execute and deliver or otherwise authorize the filing of such documents as such Grantor shall reasonably request, in form and substance reasonably satisfactory to the Collateral Agent, including financing statement amendments to evidence such release and shall deliver to the applicable Grantor any Collateral of such Grantor held by the Collateral Agent hereunder, to the extent applicable.

12.	STANDARD OF CARE; COLLATERAL AGENT MAY PERFORM

The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property and in compliance with applicable laws. Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein after the applicable cure period with respect thereto, the Collateral Agent may itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by each Grantor under Section 10.02 of the Credit Agreement.

13.	MISCELLANEOUS

Any notice required or permitted to be given under this Agreement shall be given in accordance with Section 10.01 of the Credit Agreement. No failure or delay on the part of the Collateral Agent in the exercise of any power, right or privilege hereunder or under any other Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement and the other Loan Documents are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.    This Agreement shall be binding upon and inure to the benefit of the Collateral Agent and the Grantors and their respective successors and permitted assigns. No Grantor shall, without the prior written consent of the Collateral Agent given in accordance with the Credit Agreement, assign any right, duty or obligation hereunder. This Agreement and the other Loan Documents embody the entire agreement and understanding between the Grantors and the Collateral Agent and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

THE PROVISIONS OF THE CREDIT AGREEMENT UNDER THE HEADINGS “CONSENT TO JURISDICTION” AND “WAIVER OF JURY TRIAL” ARE INCORPORATED HEREIN BY THIS REFERENCE AND SUCH INCORPORATION SHALL SURVIVE ANY TERMINATION OF THE CREDIT AGREEMENT.

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IN WITNESS WHEREOF, each Grantor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

UNIMIN CORPORATION,
as Grantor

By:
Name:
Title:

[NAME OF OTHER GRANTORS], as Grantor

By:
Name:
Title:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Full Legal Name	Trade Name or Fictitious Business Name

(C)	Changes in Name, Jurisdiction of Organization and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)	“Transmitting Utility” Grantors:

SCHEDULE 5.1-1

SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I. INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Percentage of
				Stock			Outstanding
	Stock	Class of	Certificated	Certificate	Par	No. of	Stock of the
Grantor	Issuer	Stock	(Y/N)	No.	Value	Pledged Stock	Stock Issuer

Pledged LLC Interests:

Percentage of
Outstanding
	Limited				LLC Interests of
	Liability	Certificated	Certificate No.	No. of Pledged	the Limited
Grantor	Company	(Y/N)	(if any)	Units	Liability Company

Pledged Partnership Interests:

Type of
		Partnership			Percentage of
		Interests (e.g.,			Outstanding
		general or	Certificated	Certificate No.	Partnership Interests
Grantor	Partnership	limited)	(Y/N)	(if any)	of the Partnership

Trust Interests or other Equity Interests not listed above:

Percentage of
Outstanding
Trust Interests
		Class of Trust	Certificated	Certificate No.	of the
Grantor	Trust	Interests	(Y/N)	(if any)	Trust

Pledged Debt:

		Original	Outstanding
		Principal	Principal
Grantor	Issuer	Amount	Balance	Issue Date	Maturity Date

Commodity Contracts and Commodity Accounts:

Name of Commodity
Grantor	Intermediary	Account Number	Account Name

SCHEDULE 5.2-1

II. INTELLECTUAL PROPERTY

(A)	Copyrights

			Registration Number	Registration Date
Grantor	Jurisdiction	Title of Work	(if any)	(if any)

(B)	Copyright Licenses

Registration Number
	Description of	(if any) of
Grantor	Copyright License	underlying Copyright	Name of Licensor

(C)	Patents

			Patent Number/	Issue Date/(Filing
Grantor	Jurisdiction	Title of Patent	(Application Number)	Date)

(D)	Patent Licenses

Patent Number of
	Description of Patent	underlying
Grantor	License	Patent	Name of Licensor

(E)	Trademarks

			Registration Number/	Registration
Grantor	Jurisdiction	Trademark	(Serial Number)	Date/(Filing Date)

(F)	Trademark Licenses

Registration Number
	Description of	of underlying
Grantor	Trademark License	Trademark	Name of Licensor

(G)	Trade Secret Licenses

SCHEDULE 5.2-2

III. COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

SCHEDULE 5.2-3

SCHEDULE 5.4 TO

PLEDGE AND SECURITY AGREEMENT

FINANCING STATEMENTS:

Grantor	Filing Jurisdiction(s)

SCHEDULE 5.4-1

EXHIBIT A

TO PLEDGE AND SECURITY AGREEMENT

PLEDGE SUPPLEMENT

This PLEDGE SUPPLEMENT, dated [mm/dd/yy], is delivered by [NAME OF GRANTOR] a [NAME OF STATE OF INCORPORATION] [corporation] (the “Grantor”) pursuant to the Pledge and Security Agreement, dated as of [                    ], 2018 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among Unimin Corporation, the other Grantors named therein, and Barclays Bank PLC, as the Collateral Agent. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

Grantor hereby confirms the grant to the Collateral Agent set forth in the Security Agreement of, and does hereby grant to the Collateral Agent, a security interest in all of Grantor’s right, title and interest in, to and under all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located. Grantor represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information required to be provided pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

THIS PLEDGE SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED PURSUANT TO THE SECURITY AGREEMENT).

IN WITNESS WHEREOF, Grantor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

[NAME OF GRANTOR]

By:

Name:
Title:

EXHIBIT A-1

SUPPLEMENT TO SCHEDULE 5.1

TO PLEDGE AND SECURITY AGREEMENT

Additional Information:

GENERAL INFORMATION

(A)	Full Legal Name, Type of Organization, Jurisdiction of Organization and Organizational Identification Number of each Grantor:

Full Legal Name	Type of Organization	Jurisdiction of Organization	Organization I.D.#

(B)	Other Names (including any Trade Name or Fictitious Business Name) under which each Grantor currently conducts business:

Trade Name or Fictitious
Full Legal Name	Business Name

(C)	Changes in Name, Jurisdiction of Organization and Corporate Structure within past five (5) years:

Grantor	Date of Change	Description of Change

(D)	“Transmitting Utility” Grantors:

SUPPLEMENT TO SCHEDULE 5.2

TO PLEDGE AND SECURITY AGREEMENT

COLLATERAL IDENTIFICATION

I.	INVESTMENT RELATED PROPERTY

(A)	Pledged Stock:

Percentage of
				Stock			Outstanding
	Stock	Class of	Certificated	Certificate	Par	No. of	Stock of the
Grantor	Issuer	Stock	(Y/N)	No.	Value	Pledged Stock	Stock Issuer

Pledged LLC Interests:

Percentage of
Outstanding
	Limited				LLC Interests of
	Liability	Certificated	Certificate No.	No. of Pledged	the Limited
Grantor	Company	(Y/N)	(if any)	Units	Liability Company

Pledged Partnership Interests:

		Type of			Percentage of
		Partnership			Outstanding
		Interests (e.g.,			Partnership
		general or	Certificated	Certificate No.	Interests of the
Grantor	Partnership	limited)	(Y/N)	(if any)	Partnership

Pledged Trust Interests:

[Percentage of
Outstanding
Partnership
		[Class of Trust	[Certificated	[Certificate No.	Interests of the
Grantor	[Trust]	Interests]	(Y/N)]	(if any)]	Partnership]

Pledged Debt:

		Original	Outstanding
		Principal	Principal
Grantor	Issuer	Amount	Balance	Issue Date	Maturity Date

Commodities Accounts:

Name of Commodities
Grantor	Intermediary	Account Number	Account Name

(B)

Description of
Grantor	Date of Acquisition	Acquisition

II.	INTELLECTUAL PROPERTY

(A)	Copyrights

			Registration Number	Registration Date
Grantor	Jurisdiction	Title of Work	(if any)	(if any)

(B)	Copyright Licenses

Registration Number
	Description of	(if any) of
Grantor	Copyright License	underlying Copyright	Name of Licensor

(C)	Patents

Patent Number/
			(Application	Issue Date/(Filing
Grantor	Jurisdiction	Title of Patent	Number)	Date)

(D)	Patent Licenses

Patent Number of
	Description of Patent	underlying
Grantor	License	Patent	Name of Licensor

(E)	Trademarks

			Registration Number/	Registration
Grantor	Jurisdiction	Trademark	(Serial Number)	Date/(Filing Date)

(F)	Trademark Licenses

Registration Number
	Description of	of underlying
Grantor	Trademark License	Trademark	Name of Licensor

(G)	Trade Secret Licenses

III.	COMMERCIAL TORT CLAIMS

Grantor	Commercial Tort Claims

IV. LETTER OF CREDIT RIGHTS

Grantor	Description of Letters of Credit

SUPPLEMENT TO SCHEDULE 5.4 TO

PLEDGE AND SECURITY AGREEMENT

Financing Statements:

Grantor	Filing Jurisdiction(s)

EXHIBIT B

TO PLEDGE AND SECURITY AGREEMENT

FORM OF TRADEMARK SECURITY AGREEMENT

This TRADEMARK SECURITY AGREEMENT, dated as of [            ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Barclays Bank PLC, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Grantors are party to the Pledge and Security Agreement dated as of [            ], 2018 (the “Pledge and Security Agreement”) between each of the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Trademark Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral

SECTION 2.1 Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s rights, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Trademark Collateral”): the trademarks, trade dress, service marks, certification marks, and collective marks listed in Schedule A attached hereto, and with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by any of the foregoing, (iv) the right to sue or otherwise recover for any past, present and future infringement, dilution or other violation of any of the foregoing or for any injury to the related goodwill, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 2.2 Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Trademark Collateral include or the security interest granted under this Section attach to any “intent-to-use” application for registration of a Trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a

EXHIBIT B-1

“Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law.

SECTION 4. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 5. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

SECTION 6. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT B-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT B-3

Accepted and Agreed:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

EXHIBIT B-4

SCHEDULE A

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND APPLICATIONS

Mark	Serial No.	Filing Date	Registration No.	Registration Date

EXHIBIT B-5

EXHIBIT C

TO PLEDGE AND SECURITY AGREEMENT

FORM OF PATENT SECURITY AGREEMENT

This PATENT SECURITY AGREEMENT, dated as of [            ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Barclays Bank PLC as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Grantors are party to the Pledge and Security Agreement dated as of [            ], 2018 (the “Pledge and Security Agreement”) between the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Patent Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION. 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Patent Collateral”): (i) each patent and patent application listed in Schedule A attached hereto, (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all improvements thereto, (iv) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (v) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages, and proceeds of suit now or hereafter due and/or payable with respect thereto, and (vi) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Pledge and Security

EXHIBIT C-1

Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 5. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

SECTION 6. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT C-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT C-3

Accepted and Agreed:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

EXHIBIT C-4

SCHEDULE A

to

PATENT SECURITY AGREEMENT

PATENTS AND PATENT APPLICATIONS

Title	Application No.	Filing Date	Patent No.	Issue Date

EXHIBIT C-5

EXHIBIT D

TO PLEDGE AND SECURITY AGREEMENT

FORM OF COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT, dated as of [            ], 20[    ] (as it may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), is made by the entities identified as grantors on the signature pages hereto (collectively, the “Grantors”) in favor of Barclays Bank PLC, as collateral agent (in such capacity, together with its successors and permitted assigns, the “Collateral Agent”) for the Secured Parties.

WHEREAS, the Grantors are party to a Pledge and Security Agreement dated as of [            ], 2018 (the “Pledge and Security Agreement”) between the Grantors and the other grantors party thereto and the Collateral Agent pursuant to which the Grantors granted a security interest to the Collateral Agent in the Copyright Collateral (as defined below) and are required to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Grantors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms

Unless otherwise defined herein, terms defined in the Pledge and Security Agreement and used herein have the meaning given to them in the Pledge and Security Agreement.

SECTION 2. Grant of Security Interest

Each Grantor hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in and continuing lien on all of such Grantor’s right, title and interest in, to and under the following, in each case whether now owned or existing or hereafter acquired, developed, created or arising and wherever located (collectively, the “Copyright Collateral”):

The copyrights and Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act) listed in Schedule A attached hereto, as well as all moral rights, reversionary interests, and termination rights therein, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor, (ii) all extensions and renewals thereof, (iii) the right to sue or otherwise recover for any past, present and future infringement or other violation thereof, (iv) all Proceeds of the foregoing, including, without limitation, license fees, royalties, income, payments, claims, damages and proceeds of suit now or hereafter due and/or payable with respect thereto, and (v) all other rights of any kind accruing thereunder or pertaining thereto throughout the world.

EXHIBIT D-1

SECTION 3. Security Agreement

The security interest granted pursuant to this Agreement is granted in conjunction with the security interest granted to the Collateral Agent for the Secured Parties pursuant to the Pledge and Security Agreement, and the Grantors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the security interest in the Copyright Collateral made and granted hereby are more fully set forth in the Pledge and Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Agreement is deemed to conflict with the Pledge and Security Agreement, the provisions of the Pledge and Security Agreement shall control.

SECTION 4. Termination

Upon the Payment in Full of the Obligations in accordance with Section 9.08(d) of the Credit Agreement and termination of the Pledge and Security Agreement, the Collateral Agent shall execute, acknowledge and deliver to the Grantors a written instrument in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Copyright Collateral under this Agreement.

SECTION 5. Governing Law

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF LAW RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST GRANTED HEREBY).

SECTION 6. Counterparts

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

[Remainder of page intentionally left blank]

EXHIBIT D-2

IN WITNESS WHEREOF, each Grantor has caused this Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF GRANTOR]

By:
Name:
Title:

EXHIBIT D-3

Accepted and Agreed:

BARCLAYS BANK PLC, as Collateral Agent

By:
Name:
Title:

EXHIBIT D-4

SCHEDULE A

to

COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND APPLICATIONS

Title	Application No.	Filing Date	Registration No.	Registration Date

EXCLUSIVE COPYRIGHT LICENSES

Description of Copyright License	Name of Licensor	Registration Number of underlying Copyright

EXHIBIT D-5

EXHIBIT J TO

CREDIT AND GUARANTY AGREEMENT

INTERCOMPANY NOTE

Note Number: 1	Dated: [ ], 20[ ]

FOR VALUE RECEIVED, the Borrower and certain Subsidiaries of the Borrower (collectively, the “Group Members” and each, a “Group Member”) which are party to this intercompany note (the “Promissory Note”) promises to pay to the order of such other Group Member as makes loans to such Group Member (each Group Member which borrows money pursuant to this Promissory Note is referred to herein as a “Payor” and each Group Member which makes loans and advances pursuant to this Promissory Note is referred to herein as a “Payee”), on demand, in lawful money of the United States of America, in immediately available funds and at the appropriate office of the Payee, the aggregate unpaid principal amount of all loans and advances heretofore and hereafter made by such Payee to such Payor and any other indebtedness now or hereafter owing by such Payor to such Payee as shown either on Schedule A attached hereto (and any continuation thereof) or in the books and records of such Payee. The failure to show any such Indebtedness or any error in showing such Indebtedness shall not affect the obligations of any Payor hereunder. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Credit and Guaranty Agreement, dated as of June 1, 2018 (as it may be amended, supplemented or otherwise modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among Covia Holdings Corporation (formerly known as Unimin Corporation) (the “Borrower”), certain Subsidiaries of the Borrower, as Guarantors, the Lenders party thereto from time to time, Barclays Bank PLC, as Administrative Agent and Collateral Agent, ABN AMRO Capital USA LLC, HSBC Bank USA, National Association, KBC Bank, N.V. and PNC Bank, National Association, as Co-Syndication Agents, and Keybank National Association and Wells Fargo Bank, N.A., as Co-Documentation Agents.

The unpaid principal amount hereof from time to time outstanding shall bear interest at a rate equal to the rate as may be agreed upon in writing from time to time by the relevant Payor and Payee. Interest shall be due and payable as may be agreed upon in writing from time to time by the relevant Payor and Payee. Upon demand for payment of any principal amount hereof, accrued but unpaid interest on such principal amount shall also be due and payable. Interest shall be paid in lawful money of the United States of America and in immediately available funds. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 365 days.

Each Payor and any endorser of this Promissory Note hereby waives presentment, demand, protest and notice of any kind (other than the written notice of Default or Event of Default under the Credit Agreement expressly described in the second succeeding paragraph below). No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Promissory Note has been pledged by each Payee that is a Borrower or a Guarantor to the Collateral Agent, for the benefit of the Secured Parties, as security for such Payee’s Obligations, if any, under the Credit Agreement, the Pledge and Security Agreement and the other Loan Documents to which such Payee is a party and subject to the terms of the Pledge and Security Agreement. Each Payor acknowledges and agrees that the Collateral Agent may exercise all the rights of the Payees under this Promissory Note and will not be subject to any abatement, reduction, recoupment, defense, setoff or counterclaim available to such Payor.

Each Payee agrees that any and all claims of such Payee against any Payor or any endorser of this Promissory Note, or against any of their respective properties, shall be subordinate and subject in right of payment to the Obligations of such Payor that is a Borrower or a Guarantor until all of the Obligations have been performed and Paid in Full. Notwithstanding any right of any Payee to ask, demand, sue for, take or receive any payment from any Payor, all rights, Liens and security interests of such Payee, whether now or hereafter arising and howsoever existing, in any assets of any Payor that is a Borrower or a Guarantor (whether constituting part of the security or collateral given to the Collateral Agent or any other Secured Party to secure payment of all or any part of the Obligations or otherwise) shall be and hereby are subordinated to the rights of the Collateral Agent or any Secured Party in such assets. Except as expressly permitted by the Credit Agreement, the Payees shall have no right to possession of any such asset or to foreclose upon, or exercise any other remedy in respect of, any such asset, whether by judicial action or otherwise, unless and until all of the Obligations shall have been Paid in Full. If written notice has been received by any Payor

EXHIBIT J-1

from the Administrative Agent that any Default or Event of Default under the Credit Agreement is then in existence or would result therefrom, no Payor may, directly or indirectly, make any payment in respect of any indebtedness arising under this Promissory Note or acquire any indebtedness arising under this Promissory Note for cash or property until all of the Obligations have been performed and Paid in Full. Each Payee hereby agrees that, so long as any such Default or Event of Default under the Credit Agreement for which such written notice has been given exists, it will not ask, demand, sue for, or otherwise take, accept or receive, any amounts owing in respect of this Promissory Note.

Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any such promissory note or other instrument, this Promissory Note (i) replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on or before the date hereof by any Group Member to any other Group Member, and (ii) shall not be deemed replaced, superseded or in any way modified by any promissory note or other instrument entered into on or after the date hereof which purports to create or evidence any loan or advance by any Group Member to any other Group Member.

THIS PROMISSORY NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

From time to time after the date hereof, additional Subsidiaries of the Group Members may become parties hereto by executing a counterpart signature page to this Promissory Note (each additional Subsidiary, an “Additional Payor”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Payor shall be a Payor and shall be as fully a party hereto as if such Additional Payor were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor hereunder. This Promissory Note shall be fully effective as to any Payor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor hereunder.

Each Payee is hereby authorized to record all loans and advances made by such Payee to any Payor (all of which shall be evidenced by this Promissory Note) and all repayments or prepayments thereof, on its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

This Promissory Note may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[Remainder of page intentionally left blank]

EXHIBIT J-2

IN WITNESS WHEREOF, each Payor has caused this Promissory Note to be executed and delivered by its proper and duly authorized officer as of the date set forth above.

COVIA HOLDINGS CORPORATION

By:

Name:
Title:

FAIRMOUNT SANTROL INC.

By:

Name:
Title:

FAIRMOUNT MINERALS, LLC

By:

Name:
Title:

FAIRMOUNT LOGISTICS LLC

By:

Name:
Title:

CONSTRUCTION AGGREGATES
CORPORATION OF MICHIGAN, INC.

By:

Name:
Title:

CHEYENNE SAND CORP.

By:

Name:
Title:

EXHIBIT J-3

BLACK LAB LLC

By:

Name:
Title:

BEST SAND OF PENNSYLVANIA, INC.

By:

Name:
Title:

BEST SAND CORPORATION

By:

Name:
Title:

ALPHA RESINS, LLC

By:

Name:
Title:

SHAKOPEE SAND LLC

By:

Name:
Title:

SELF-SUSPENDING PROPPANT LLC

By:

Name:
Title:

MINERAL VISIONS INC.

By:

Name:
Title:

EXHIBIT J-4

FMSA INC.

By:

Name:
Title:

FML TERMINAL LOGISTICS, LLC

By:

Name:
Title:

FML SAND, LLC

By:

Name:
Title:

FML RESIN, LLC

By:

Name:
Title:

FML ALABAMA RESIN, INC.

By:

Name:
Title:

FAIRMOUNT WATER SOLUTIONS, LLC

By:

Name:
Title:

EXHIBIT J-5

WISCONSIN SPECIALTY SANDS, INC.

By:

Name:
Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C.

By:

Name:
Title:

WEXFORD SAND CO.

By:

Name:
Title:

WEDRON SILICA COMPANY

By:

Name:
Title:

TECHNISAND, INC.

By:

Name:
Title:

STANDARD SAND CORPORATION

By:

Name:
Title:

SPECIALTY SANDS, INC.

By:

Name:
Title:

EXHIBIT J-6

WINCHESTER AND WESTERN RAILROAD COMPANY

By:

Name:
Title:

UNISIL CORPORATION

By:

Name:
Title:

UNIMIN WISCONSIN EQUIPMENT CORPORATION

By:

Name:
Title:

UNIMIN SPECIALTY MINERALS INC.

By:

Name:
Title:

UNIMIN PATRIOT HOLDINGS LLC

By:

Name:
Title:

UNIMIN LIME LLC

By:

Name:
Title:

UNIMIN FINANCE COMPANY L.L.C.

By:

Name:
Title:

EXHIBIT J-7

TINACO FELDSPAR COMPANY LLC

By:

Name:
Title:

POLYMORPHOUS MINERAL INVESTMENT CORPORATION

By:

Name:
Title:

PATRIOT PROPPANTS ARKANSAS LLC

By:

Name:
Title:

BLUE EARTH PROPERTIES LLC

By:

Name:
Title:

AQUILA MINERAL COMPANY

By:

Name:
Title:

DEWEY RESOURCES, LLC

By:

Name:
Title:

EXHIBIT J-8

WEST TEXAS HOUSING LLC

By:

Name:
Title:

BISON MERGER SUB I, LLC

By:

Name:
Title:

EXHIBIT J-9

SCHEDULE A

TRANSACTIONS ON INTERCOMPANY NOTE

Date	Name of Payor	Name of Payee	Amount of Advance	Amount of Principal/ Interest Paid	Outstanding Principal Balance from Payor to Payee	Notation Made By

EXHIBIT J-10

ENDORSEMENT

FOR VALUE RECEIVED, each of the undersigned does hereby sell, assign and transfer to [                     ] all of its right, title and interest in and to the Intercompany Note, dated [             ], 20[     ] (as amended, supplemented, replaced or otherwise modified from time to time, the “Promissory Note”), made by Covia Holdings Corporation (formerly known as Unimin Corporation) (the “ Borrower”), and each other Subsidiary of the Borrower or any other Person that becomes a party thereto, and payable to the undersigned and hereby irrevocably constitutes and appoints to transfer the Promissory Note on the books kept for registration thereof with full power of substitution in the premises. This endorsement is intended to be attached to the Promissory Note and, when so attached, shall constitute an endorsement thereof.

Dated:

[Remainder of page intentionally left blank]

EXHIBIT J-11

COVIA HOLDINGS CORPORATION

By:

Name:
Title:

FAIRMOUNT SANTROL INC.

By:

Name:
Title:

FAIRMOUNT MINERALS, LLC

By:

Name:
Title:

FAIRMOUNT LOGISTICS LLC

By:

Name:
Title:

CONSTRUCTION AGGREGATES CORPORATION OF MICHIGAN, INC.

By:

Name:
Title:

CHEYENNE SAND CORP.

By:

Name:
Title:

EXHIBIT J-12

BLACK LAB LLC

By:

Name:
Title:

BEST SAND OF PENNSYLVANIA, INC.

By:

Name:
Title:

BEST SAND CORPORATION

By:

Name:
Title:

ALPHA RESINS, LLC

By:

Name:
Title:

SHAKOPEE SAND LLC

By:

Name:
Title:

SELF-SUSPENDING PROPPANT LLC

By:

Name:
Title:

MINERAL VISIONS INC.

By:

Name:
Title:

EXHIBIT J-13

FMSA INC.

By:

Name:
Title:

FML TERMINAL LOGISTICS, LLC

By:

Name:
Title:

FML SAND, LLC

By:

Name:
Title:

FML RESIN, LLC

By:

Name:
Title:

FML ALABAMA RESIN, INC.

By:

Name:
Title:

FAIRMOUNT WATER SOLUTIONS, LLC

By:

Name:
Title:

EXHIBIT J-14

WISCONSIN SPECIALTY SANDS, INC.

By:

Name:
Title:

WISCONSIN INDUSTRIAL SAND COMPANY, L.L.C.

By:

Name:
Title:

WEXFORD SAND CO.

By:

Name:
Title:

WEDRON SILICA COMPANY

By:

Name:
Title:

TECHNISAND, INC.

By:

Name:
Title:

STANDARD SAND CORPORATION

By:

Name:
Title:

SPECIALTY SANDS, INC.

By:

Name:
Title:

EXHIBIT J-15

WINCHESTER AND WESTERN RAILROAD COMPANY

By:

Name:
Title:

UNISIL CORPORATION

By:

Name:
Title:

UNIMIN WISCONSIN EQUIPMENT CORPORATION

By:

Name:
Title:

UNIMIN SPECIALTY MINERALS INC.

By:

Name:
Title:

UNIMIN PATRIOT HOLDINGS LLC

By:

Name:
Title:

UNIMIN LIME LLC

By:

Name:
Title:

UNIMIN FINANCE COMPANY L.L.C.

By:

Name:
Title:

EXHIBIT J-16

TINACO FELDSPAR COMPANY LLC

By:

Name:
Title:

POLYMORPHOUS MINERAL INVESTMENT CORPORATION

By:

Name:
Title:

PATRIOT PROPPANTS ARKANSAS LLC

By:

Name:
Title:

BLUE EARTH PROPERTIES LLC

By:

Name:
Title:

AQUILA MINERAL COMPANY

By:

Name:
Title:

DEWEY RESOURCES, LLC

By:

Name:
Title:

EXHIBIT J-17

WEST TEXAS HOUSING LLC

By:

Name:
Title:

BISON MERGER SUB I, LLC

By:

Name:
Title:

EXHIBIT J-18